Prospectus supplement dated December 20, 1999 (to prospectus dated September 23,
                                     1999)

                                  $216,089,000

                           RASC SERIES 1999-RS5 TRUST
                                     ISSUER

                    RESIDENTIAL ASSET SECURITIES CORPORATION
                                   DEPOSITOR

                        RESIDENTIAL FUNDING CORPORATION
                                MASTER SERVICER

        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 1999-RS5

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-11 IN THIS PROSPECTUS SUPPLEMENT.

CLASS A CERTIFICATES

     The trust will consist primarily of two groups of one- to four-family first mortgage loans. The trust will issue eight classes of certificates. Only four of these classes of certificates, the Class A Certificates, are offered by this prospectus supplement.

CREDIT ENHANCEMENT

     To the extent provided in this prospectus supplement, credit enhancement will be provided to the Class A Certificates by:

      the excess cash flow on the mortgage loans;

      overcollateralization represented by the excess of the balance of the mortgage loans over the balance of the Class A Certificates;

      cross-collateralization; and

      a certificate guaranty insurance policy issued by Ambac Assurance Corporation.

                                  [Ambac Logo]

UNDERWRITING

     Prudential Securities Incorporated will offer to the public the Class A-I, Class A-II-2 and Class A-II-3 Certificates at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-I, Class A-II-2 and Class A-II-3 Certificates to Prudential Securities Incorporated will be approximately 99.70% of the aggregate principal balances of such underwritten certificates, plus accrued interest, before deducting expenses.

     Residential Funding Securities Corporation, an affiliate of the depositor, will offer to the public the Class A-II-1 Certificates on a best efforts basis, from time to time, directly through dealers. The termination of Residential Funding Securities Corporation's offering will be either December 23, 2000 or the date on which all the Class A-II-1 Certificates have been sold, whichever is earlier. Proceeds from such offering will not be placed in escrow, trust or similar arrangement. The proceeds to the depositor from any sale of the Class A-II-1 Certificates will be equal to the purchase price paid by the purchaser, net of any expenses payable by the depositor and any compensation payable to Residential Funding Securities Corporation and any dealer.

     See 'Method of Distribution' in this prospectus supplement.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PRUDENTIAL SECURITIES                 RESIDENTIAL FUNDING SECURITIES CORPORATION

 IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND
                          THE ACCOMPANYING PROSPECTUS

We provide information to you about the certificates in two separate documents that provide progressively more detail:

      the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and

      this prospectus supplement, which describes the specific terms of your series of certificates.

IF THE DESCRIPTION OF YOUR CERTIFICATES IN THIS PROSPECTUS SUPPLEMENT DIFFERS FROM THE RELATED DESCRIPTION IN THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

The depositor's principal offices are located at 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437 and its phone number is (612) 832-7000.

                               TABLE OF CONTENTS

                                 PAGE
                                 ----
Summary.........................  S-4
Risk Factors.................... S-11
      Risk of Loss.............. S-11
      Limited Obligations....... S-15
      Liquidity Risks........... S-15
      Special Yield and
         Prepayment
         Considerations......... S-16
Introduction.................... S-20
Description of the Mortgage
   Pool......................... S-20
      General................... S-20
      Mortgage Loans with Unpaid
         Amounts at Maturity.... S-21
      Missing Loan
         Documentation.......... S-21
      Balloon Mortgage Loans.... S-21
      Negative Amortization
         Loans.................. S-22
      Convertible Loans......... S-23
      Mortgage Pool
         Characteristics........ S-23
      Group I Loans............. S-24
      Group II Loans............ S-29
      Standard Hazard Insurance
         and Primary Mortgage
         Insurance.............. S-37
      Product Types............. S-37
      Residential Funding
         Corporation............ S-39
      Servicing................. S-39
      Special Servicing......... S-39
      Additional Information.... S-40
Description of the
   Certificates................. S-40
      General................... S-40

                                 PAGE
                                 ----
      Book-Entry Registration of
         the Class A
         Certificates........... S-41
      Glossary of Terms......... S-42
      Multiple Loan Group
         Structure.............. S-46
      Interest Distributions.... S-46
      Determination of One-Month
         LIBOR.................. S-47
      Principal Distributions on
         the Class A
         Certificates........... S-48
      Overcollateralization
         Provisions............. S-48
      Basis Risk Reserve Fund... S-50
      Description of the
         Policy................. S-50
      Allocation of Losses;
         Subordination.......... S-50
      Advances.................. S-52
Year 2000 Considerations........ S-53
      General................... S-53
      Overview of the Year 2000
         Issue.................. S-53
      Overview of Residential
         Funding's Y2K
         Project................ S-53
      Y2K Project Status........ S-54
      Risks Related to Y2K...... S-55
The Insurer..................... S-55
Certain Yield and Prepayment
   Considerations............... S-58
      General................... S-58
      Class A-II-3
         Certificates........... S-60

                                 PAGE
                                 ----
      Scheduled Final
         Distribution Date...... S-60
      Weighted Average Life..... S-60
Pooling and Servicing
   Agreement.................... S-64
      General................... S-64
      The Master Servicer....... S-64
      Servicing and Other
         Compensation and
         Payment of Expenses.... S-66
      Foreclosure Restrictions
         on the Mortgage
         Loans.................. S-66
      Voting Rights............. S-67
      Termination............... S-67

                                 PAGE
                                 ----
Material Federal Income Tax
   Considerations............... S-68
Method of Distribution.......... S-70
Legal Opinions.................. S-71
Experts......................... S-71
Ratings......................... S-71
Legal Investment................ S-72
ERISA Considerations............ S-72
Annex I Global Clearance,
   Settlement and Tax
   Documentation Procedures.....  I-1

                                    SUMMARY

     The following summary is a very general overview of the offered certificates and does not contain all of the information that you should consider in making your investment decision. To understand the terms of the offered certificates, you should read carefully this entire document and the accompanying prospectus.

Issuer....................................  RASC Series 1999-RS5 Trust.
Title of securities.......................  Mortgage Asset-Backed Pass-Through
                                            Certificates, Series 1999-RS5.
Depositor.................................  Residential Asset Securities Corporation, an
                                            affiliate of Residential Funding Corporation.
Master servicer...........................  Residential Funding Corporation.
Trustee...................................  Bank One, National Association.
Insurer...................................  Ambac Assurance Corporation.
Mortgage pool.............................  2,395 fixed and adjustable-rate mortgage loans with an aggregate principal balance of
                                            approximately $221,171,094 as of the cut-off
                                            date, secured by first liens on one- to
                                            four-family residential properties.
Cut-off date..............................  December 1, 1999.
Closing date..............................  On or about December 23, 1999.
Distribution dates........................  The 25th of each month or, if the 25th is not a business day, on the next business day,
                                            beginning on January 25, 2000.

Scheduled final distribution date.........  A-I     November 25, 2030
                                            A-II-1  June 25, 2033
                                            A-II-2  June 25, 2033
                                            A-II-3  June 25, 2033

                                            The actual final distribution date could be
                                            substantially earlier.

Form of certificates......................  Book-entry.
                                            See 'Description of the
                                            Certificates -- Book-Entry Registration' in
                                            this prospectus supplement.
Minimum denominations.....................  $25,000.

                              OFFERED CERTIFICATES

----------------------------------------------------------------------------------
                               INITIAL        INITIAL
               PASS-THROUGH   PRINCIPAL       RATING
CLASS              RATE        BALANCE      (S&P/FITCH)        DESIGNATIONS
----------------------------------------------------------------------------------
CLASS A CERTIFICATES:
----------------------------------------------------------------------------------
     A-I          7.510%     $ 63,793,000     AAA/AAA        Senior/Fixed Rate
----------------------------------------------------------------------------------
   A-II-1       Adjustable   $ 50,000,000     AAA/AAA     Senior/Adjustable Rate
----------------------------------------------------------------------------------
   A-II-2       Adjustable   $ 77,296,000     AAA/AAA     Senior/Adjustable Rate
----------------------------------------------------------------------------------
   A-II-3         7.005%     $ 25,000,000     AAA/AAA    Senior/Lockout/Fixed Rate
----------------------------------------------------------------------------------
Total Class A Certificates   $216,089,000
----------------------------------------------------------------------------------
                             NON-OFFERED CERTIFICATES
----------------------------------------------------------------------------------
    SB-I           N/A       $  1,973,951       N/A             Subordinate
----------------------------------------------------------------------------------
    SB-II          N/A       $  3,108,143       N/A             Subordinate
----------------------------------------------------------------------------------
     R-I           N/A       $          0       N/A              Residual
----------------------------------------------------------------------------------
    R-II           N/A       $          0       N/A              Residual
----------------------------------------------------------------------------------
TOTAL CLASS SB AND
   CLASS R CERTIFICATES      $  5,082,094
----------------------------------------------------------------------------------
Total offered and
   non-offered certificates  $221,171,094
----------------------------------------------------------------------------------

OTHER INFORMATION

  The pass-through rate on the Class A-I Certificates will equal the lesser of 7.510% and the weighted average of the net mortgage rates on the group I mortgage loans. The pass-through rate on the Class A-II-3 Certificates will equal the lesser of 7.005% and the weighted average of the net mortgage rates on the group II mortgage loans. See 'Description of the Certificates -- Interest Distributions.'

  After the first possible optional termination date, as described in 'The Pooling and Servicing Agreement -- Termination' in this prospectus supplement, the pass-through rate on the Class A-I Certificates will equal the lesser of 8.260% and the weighted average of the net mortgage rates on the group I mortgage loans and the pass-through rate on the Class A-II-3 Certificates will equal the lesser of 7.505% and the weighted average of the net mortgage rates on the group II mortgage loans.

  The pass-through rate on each of the Class A-II-1 and Class A-II-2 Certificates will adjust from time to time based on the following formula: one-month LIBOR plus the applicable spread. The applicable spread on the Class A-II-1 Certificates is 0.32% and the applicable spread on the Class A-II-2 Certificates is 0.35%. The applicable spreads on the Class A-II-1 and Class A-II-2 Certificates will double after the first possible optional termination date as described in this prospectus supplement under 'Pooling and Servicing Agreement -- Termination.'

  The pass-through rates on the Class A-II-1 and Class A-II-2 Certificates will be capped at a rate equal to the weighted average of the net mortgage rates on the group II mortgage loans. See 'Description of the Certificates -- Interest Distributions.'

  The information presented for non-offered certificates is provided solely to assist your understanding of the offered certificates.

THE TRUST

The depositor will establish a trust to issue the Series 1999-RS5 Certificates pursuant to a pooling and servicing agreement dated as of the cut-off date among the depositor, the master servicer and the trustee. On the closing date, the depositor will deposit the pool of mortgage loans described in this prospectus supplement into the trust. Each certificate will represent an ownership interest in the trust.

The trust will also include credit enhancement for the Class A Certificates in the form of a certificate guaranty insurance policy provided by Ambac Assurance Corporation.

THE MORTGAGE POOL

The mortgage loans to be deposited in the trust will be divided into two loan groups. Loan group I consists of fixed rate mortgage loans and loan group II consists of adjustable rate mortgage loans. The mortgage loans have the following characteristics as of the cut-off date:

         LOAN                                WEIGHTED
       GROUP I                 RANGE          AVERAGE
       -------                 -----         --------
 Principal balance      $10,160 to $803,127  $127,455*
 Mortgage rates           6.13% to 16.89%     9.3912%
 Original terms to
   stated maturity
   (months)                 120 to 360          324
 Remaining terms to
   stated maturity
   (months)                  37 to 359          304
 * Indicates average principal balances.

         LOAN                                WEIGHTED
       GROUP II                RANGE          AVERAGE
       -------                 -----         --------
 Principal balance          $13,570 to
                            $1,490,823       $82,706*
 Mortgage rates           3.75% to 15.49%     8.8511%
 Original terms to
   stated maturity
   (months)                 137 to 480          357
 Remaining terms to
   stated maturity
   (months)                  33 to 390          335
 * Indicates average principal balances

The interest rate on each mortgage loan in loan group II will adjust on each adjustment date to equal the sum of the related index and the related note margin on the mortgage, subject to a maximum and minimum interest rate and a periodic rate cap, as described in this prospectus supplement.

All of the mortgage loans were acquired under Residential Funding Corporation's portfolio transaction program. Substantially all of these mortgage loans have one or more of the following characteristics:

      they do not comply with Residential Funding Corporation's standard programs;

      they have missing loan documentation;

      they are seasoned loans;

      they were not originated in accordance with any standard secondary market underwriting guidelines; and/or the related mortgagors have delinquency histories or low credit scores.

See 'Risk Factors -- Risk of Loss' in this prospectus supplement.

For additional information regarding the mortgage pool, see 'Description of the Mortgage Pool' in this prospectus supplement.

DISTRIBUTIONS ON THE CLASS A CERTIFICATES

Amount available for monthly distribution. On each monthly distribution date, the trustee will make distributions to investors. The Class A-I Certificates will relate to loan group I and the Class A-II-1, Class A-II-2 and Class A-II-3 Certificates will relate to loan group II. The amount available for distribution will be calculated on a loan group basis and will include:

      collections of monthly payments on the related mortgage loans, including prepayments and other unscheduled collections plus advances for delinquent payments on the mortgage loans in the related loan group minus the fees and expenses of the subservicers and the master servicer for the applicable loan group, including reimbursement for advances minus the premium paid to the insurer for the certificate guaranty insurance policy.

See 'Description of the Certificates -- Glossary of Terms -- Available Distribution Amount' in this prospectus supplement.

Priority of distributions. Distributions on the Certificates will be made from the available amount from each loan group as follows:

      distribution of interest to the related Class A Certificates;

      distributions of principal to the related Class A Certificates entitled to principal;

      distributions of principal to the related and unrelated Class A Certificates for specified losses on the mortgage loans;

      reimbursement to the insurer for payments made by the insurer to the related and unrelated Class A Certificates;

      payments of additional principal to related and unrelated Class A Certificates from the excess interest on the mortgage loans, if any, to reach the required level of overcollateralization;

      distributions of interest for specified interest shortfalls on the related and unrelated Class A Certificates; and

      distribution of remaining funds to the Class SB and Class R Certificates.

Interest distributions. The amount of interest owed to each class of Class A Certificates on each distribution date will equal:

      the pass-through rate for that class of certificates multiplied by the principal balance of that class of certificates as of the day immediately prior to the related distribution date multiplied by

      1/12, in the case of the fixed rate certificates or the actual number of days in the interest accrual period divided by 360, in the case of the adjustable rate certificates minus the share of some types of interest shortfalls allocated to that class.

See 'Description of the Certificates -- Interest Distributions' in this prospectus supplement.

Allocations of principal. Principal distributions on the certificates made from principal payments on the mortgage loans in the corresponding loan group will be allocated among the various classes of Class A Certificates as described in this prospectus supplement. Not all outstanding Class A Certificates will receive principal on each distribution date.

In addition, the Class A Certificates will receive a distribution of principal, to the extent of any net monthly excess cash flow available to cover losses and then to increase the amount of overcollateralization for the related loan group until the required amount of over-collateralization for that loan group is reached. The Class A Certificates also may receive a distribution of principal to cover losses from the net monthly excess cashflows for the other loan group. In addition, the Class A Certificates will receive a distribution of principal from the certificate guaranty insurance policy to cover losses on the mortgage loans allocated to the Class A Certificates.

See 'Description of the Certificates -- Principal Distributions on the Class A Certificates' in this prospectus supplement.

CREDIT ENHANCEMENT

ALLOCATION OF LOSSES. Losses on the mortgage loans will be covered by excess cash flow, overcollateralization, cross-collateralization and the certificate guaranty insurance policy as follows:

      First, losses will be covered by a distribution from any net monthly excess cash flow for a loan group to the related Class A Certificates;

      Second, losses will be covered by a distribution from any remaining net monthly excess cashflow for a loan group to the other Class A Certificates;

      Third, losses will result in a decrease in the level of overcollateralization for the related loan group, until the level of overcollateralization is reduced to zero;

      Fourth, losses will result in a decrease in the level of overcollateralization for the other loan group, until the level of overcollateralization is reduced to zero; and

      Fifth, losses will be allocated to the related Class A Certificates, in reduction of the certificate principal balance thereof, provided that so long as no default by the insurer has occurred and is continuing, any loss allocated to the Class A Certificates will be covered by the certificate guaranty insurance policy.

Not all losses will be allocated in the priority described in the preceding paragraph. Losses due to natural disasters such as floods and earthquakes or due to fraud by or bankruptcy of a mortgagor will be allocated only up to specified amounts. Losses of these types in excess of the specified amount for a loan group and losses due to other extraordinary events for a loan group will be allocated to the related Class A Certificates. Any of these losses will be covered by the certificate guaranty insurance policy.

See 'Description of the Certificates -- Allocation of Losses; Subordination' in this prospectus supplement.

THE CERTIFICATE GUARANTY INSURANCE POLICY

Ambac Assurance Corporation will issue a certificate guaranty insurance policy as a means of providing additional credit enhancement to the Class A Certificates. Under the policy, the insurer will pay an amount that will cover any shortfalls in amounts available to pay the interest distribution amount for the Class A Certificates on any distribution date, the principal portion of any losses on the mortgage loans allocated to the Class A Certificates and the certificate principal balance of the Class A Certificates to the extent unpaid on the final distribution date. The policy will not provide coverage for certain interest shortfalls.

See 'Description of the Certificates -- Description of the Policy' and 'The Insurer' in this prospectus supplement.

ADVANCES

For any month, if the master servicer does not receive the full scheduled payment on a mortgage loan, the master servicer will advance its own funds to cover the amount of the scheduled payment that was not made. However, the master servicer will make an advance only if it determines that the advance will be recoverable from future payments or collections on that mortgage loan.

See 'Description of the Certificates -- Advances' in this prospectus supplement.

OPTIONAL TERMINATION

On any distribution date on which the aggregate outstanding principal balance of the mortgage loans as of the related determination date is less than 10% of their aggregate principal balance as of the cut-off date, the master servicer or the depositor will have the option to:

      purchase from the trust all remaining mortgage loans and thereby cause an early retirement of the certificates; or

      purchase all the certificates.

Under either type of optional repurchase, holders of the outstanding certificates will receive the outstanding principal balance of the certificates in full with accrued interest. However, no purchase of the mortgage loans or certificates will be permitted if it would result in a draw under the policy unless the insurer consents to the termination.

See 'Pooling and Servicing Agreement -- Termination' in this prospectus supplement and 'The Pooling and Servicing Agreement -- Termination; Retirement of Certificates' in the prospectus.

RATINGS

When issued, the Class A Certificates will receive ratings which are not lower than those set forth on page S-5 of this prospectus supplement. The ratings on the Class A Certificates address the likelihood that holders of the Class A Certificates will receive all distributions on the underlying mortgage loans to which they are entitled. A security rating is not a recommendation to buy, sell or hold a security and is subject to change or withdrawal at any time by the assigning rating agency. In addition, the ratings do not address the rate of principal prepayments on the mortgage loans or the likelihood of reimbursement for interest shortfalls not covered by the certificate guaranty insurance policy.

See 'Ratings' in this prospectus supplement.

LEGAL INVESTMENT

The Class A Certificates will not be 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984. You should consult your legal advisors in determining whether and to what extent the Class A Certificates constitute legal investments for you.

See 'Legal Investment' in this prospectus supplement for important information concerning possible restrictions on ownership of the Class A Certificates by regulated institutions.

TAX STATUS

Two separate REMIC elections will be made with respect to the trust for federal income tax purposes. Upon the issuance of the Class A Certificates, Orrick, Herrington & Sutcliffe LLP, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, REMIC I and REMIC II will each qualify as a REMIC under Sections 860A through 860G of the Code.

The assets of REMIC I will consist of the mortgage loans, any mortgaged properties relating to REO mortgage loans, such assets as from time to time are deposited in the custodial account or the certificate account, any hazard or other insurance and any proceeds of such policies, but will not include any proceeds of the certificate guaranty insurance policy.

For federal income tax purposes, (a) the Class R-I Certificates will be the sole class of 'residual interests' in REMIC I and (b) the separate non-certificated regular interests in REMIC I will be the 'regular interests' in REMIC I and will constitute the assets of REMIC II. Each class of Class A Certificates and Class SB Certificates will generally represent ownership of 'regular interests' in REMIC II and will generally be treated as representing ownership of debt instruments of REMIC II, and the Class R-II Certificates will constitute the sole class of 'residual interests' in REMIC II.

For further information regarding the federal income tax consequences of investing in the Class A Certificates, see 'Material Federal Income Tax Consequences' in this prospectus supplement and in the prospectus.

ERISA CONSIDERATIONS

The Class A Certificates may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts, subject to important considerations.

See 'ERISA Considerations' in this prospectus supplement and in the accompanying prospectus.

                                  RISK FACTORS

     The Class A Certificates are not suitable investments for all investors. In particular, you should not purchase any class of Class A Certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.

     The Class A Certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

     You should carefully consider, among other things, the following factors in connection with the purchase of the Class A Certificates:

RISK OF LOSS

MANY OF THE MORTGAGE LOANS   The mortgage loans were evaluated pursuant to a variety of programs as
HAVE UNDERWRITING            described in this prospectus supplement. See 'Description of the Mortgage
EXCEPTIONS AND OTHER         Pool -- Product Types -- The Portfolio Transaction Program' in this
ATTRIBUTES THAT MAY          prospectus supplement.
INCREASE RISK OF LOSS ON
THE MORTGAGE LOANS.
                             The mortgage loans are ineligible for inclusion in a securitization conducted by the depositor, or any one of its affiliates, using the standard selection criteria for the securitizations. These mortgage loans include loans that:

                              did not comply with the underwriting standards for the program under which they were originated, typically, because the loan-to-value ratio exceeded permitted levels or due to the lack of a primary mortgage insurance policy as required;

                              have deficiencies in legal documentation;

                              have non-standard payment features, such as balloon payments, or they are convertible from an adjustable rate to a fixed rate;

                              are seasoned loans, which may not conform to Residential Funding
                              Corporation's current underwriting criteria or documentation requirements;

                              have borrowers with delinquency histories that do not comply with the standard requirements for securitizations conducted by Residential
                              Funding Corporation, or any one of its affiliates;

                              are currently 30 to 89 days delinquent;

                              were originated to be held in portfolio by various originators and not pursuant to any particular secondary mortgage market program; as a result many of the mortgage loans have exceptions such as high loan-to-value ratios or no primary mortgage insurance policy;

                              have borrowers with low credit scores as described in this prospectus supplement; or

                              have other factors and characteristics that cause the loan to be ineligible for inclusion in another securitization conducted by
                              Residential Funding Corporation, or any one of its affiliates, other than on an exception basis.

                             The foregoing characteristics of the mortgage loans may adversely affect the performance of the mortgage pool and the value of the Class A
                             Certificates as compared to other mortgage pools and other series of mortgage pass-through certificates issued by the depositor and its affiliates.

                             Investors should note that 29.0% and 26.9% of the mortgage loans in loan group I and loan group II, respectively, were made to borrowers that had credit scores of less than 600.

                             The mortgage loans with higher loan-to-value ratios may also present a greater risk of loss. 20.9% and 12.6% of the mortgage loans in loan group
                             I and loan group II, respectively, are mortgage loans with loan-to-value ratios at origination in excess of 80% and are not insured by a primary mortgage insurance policy.

                             See 'Description of the Mortgage Pool -- Mortgage Pool Characteristics'
                             and ' -- Product Types' in this prospectus supplement.

THE MORTGAGE POOL IS NOT     The mortgage pool consists of a wide variety of mortgage loans, including
HOMOGENEOUS. AS A RESULT,    a wide variety of underwriting standards, credit quality, mortgage loan
IT MAY BE DIFFICULT TO       types, payment terms, seasoning and originators. In addition, the
VALUE THE MORTGAGE POOL.     adjustable rate mortgage loans have a wide range of interest rates, indices, initial adjustment dates and periodic adjustment dates. As a result, the loss and delinquency experience of the mortgage loans may differ substantially from the experience of more homogeneous pools, and may be difficult to project. In addition, prepayments on the mortgage loans may vary substantially over the life of the transaction, and may be difficult to project. Investors in the Class A Certificates are strongly encouraged to review the 'Description of the Mortgage Pool' section of this prospectus supplement.

THE DELINQUENCIES ON THE     Some of the mortgage loans included in the trust are either currently
MORTGAGE LOANS ARE HIGH,     delinquent or have been delinquent in the past. As of the cut-off date,
WHICH MAY INCREASE THE RISK  approximately 6.8% and 2.1% of the mortgage loans in loan group I and
OF LOSS ON THE MORTGAGE      loan group II, respectively, are 30 to 59 days delinquent in payment of
LOANS.                       principal and interest and approximately 1.1% and 0.3% of the mortgage loans in loan group I and loan group II,
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                             respectively, are 60 to 89 days delinquent in payment of principal and interest. Mortgage loans with a history of delinquencies are more likely to experience delinquencies in the future, even if these mortgage loans are current as of the cut-off date.

                             See 'Description of the Mortgage Pool -- Mortgage Pool Characteristics'
                             and ' -- Product Types' in this prospectus supplement.

MANY OF THE MORTGAGE LOAN    Approximately 0.8% and 0.3% of the mortgage loan files in loan group I
FILES ARE INCOMPLETE, WHICH  and loan group II, respectively, are incomplete and, in particular, do
MAY INCREASE THE RISK OF     not contain all of the related original mortgage notes (or a lost note
LOSS ON THE MORTGAGE LOANS.  affidavit with a copy of the related mortgage note), or modifications to the original mortgage notes. Failure to obtain missing documentation with respect to a mortgage loan could cause delays in the ability of the master servicer to foreclose upon and liquidate the related mortgaged property.

                             In addition, such failure could prevent the master servicer from releasing in a timely manner the related mortgage lien on the mortgaged property in the event of a prepayment in full of the related mortgage loan. Failure to release the related mortgage lien on the mortgaged property may subject the master servicer, and perhaps the trust, to liability to the related mortgagor in an action for damages and administrative sanctions.

                             See 'Description of the Mortgage Pool -- Missing Loan Documentation' in
                             this prospectus supplement.

THE RETURN ON THE OFFERED    One risk associated with investing in mortgage-backed securities is
CERTIFICATES MAY BE          created by any concentration of the related properties in one or more
PARTICULARLY SENSITIVE TO    geographic regions. Approximately 26.5% of the mortgage loans in loan
CHANGES IN REAL ESTATE       group I are located in California. Approximately 57.0% of the mortgage
MARKETS IN SPECIFIC          loans in loan group II are located in Ohio. If the regional economy or
REGIONS.                     housing market weakens in Ohio or California, or in any other region having a significant concentration of properties underlying the mortgage loans, the mortgage loans in that region may experience high rates of loss and delinquency, resulting in losses to Class A certificateholders.
                             A region's economic condition and housing market may be adversely affected by a variety of events, including natural disasters such as earthquakes, hurricanes, floods and eruptions, and civil disturbances such as riots.
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THE INABILITY TO FORECLOSE   Certain mortgage loans in the mortgage pool that are 60 to 89 days
ON CERTAIN MORTGAGE LOANS    delinquent as of the cut-off date will have certain restrictions placed
MAY LEAD TO INCREASED        on their foreclosure in the pooling and servicing agreement, although
LOSSES WITH RESPECT TO       these restrictions will be lifted with respect to a mortgage loan if such
THESE MORTGAGE LOANS.        mortgage loan becomes current for three consecutive monthly payments.

                             In the event that one of such loans goes into foreclosure, if acquiring title to such loan would cause the concentration of such loans in either loan group that are currently owned by the trust after foreclosure to exceed 0.75% of the current principal balance of the mortgage loans in such loan group, the master servicer would not be permitted to acquire title to such mortgage loan on behalf of the trust. Instead, the master servicer would have to dispose of such mortgage loan for cash in the foreclosure sale.

                             In such event, the master servicer would be permitted to acquire the mortgaged property, for its own account and not on behalf of the trust, at the foreclosure sale for an amount not less than the greater of: (1)
                             the highest amount bid by any other person at the foreclosure sale, or
                             (2) the estimated fair value of the mortgaged property, as determined by the master servicer in good faith. As a result, losses on such mortgage loans may be greater than if the master servicer was permitted to obtain title on behalf of the trust.

                             See 'Pooling and Servicing Agreement -- Foreclosure Restrictions on the
                             Mortgage Loans' in this prospectus supplement.

CERTAIN MORTGAGE LOANS ARE   Approximately 1.7% of the mortgage loans in loan group II provide that
CONVERTIBLE TO A FIXED       the mortgagors may, during a specified period of time, convert the
RATE.                        adjustable interest rate of such mortgage loans to a fixed interest rate.
                             As a result of the mortgagor's exercise of the conversion option, the mortgage loans in loan group II will include fixed rate mortgage loans.
                             The inclusion of fixed rated loans may affect the pass-through rate on the Class A-II Certificates or the amount of excess interest available to cover losses. Except to the limited extent described in this prospectus supplement, neither the master servicer nor any other party is obligated to purchase a converted mortgage loan from the trust.

                             See 'Description of the Mortgage Pool -- Convertible Mortgage Loans' in
                             this prospectus supplement.

SOME OF THE MORTGAGE LOANS   As of the cut-off date, approximately 16.3% of the mortgage loans in loan
PROVIDE FOR LARGE PAYMENTS   group I are not fully amortizing over their terms to maturity and, thus,
AT MATURITY.                 will require
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                             substantial principal payments, sometimes called a balloon amount, at their stated maturity. Mortgage loans which require payment of a balloon amount involve a greater degree of risk because the ability of a mortgagor to pay a balloon amount typically will depend upon the mortgagor's ability either to timely refinance the loan or to sell the related mortgaged property. See 'Description of the Mortgage
                             Pool -- Balloon Loans' in this prospectus supplement.

                             In addition, some mortgage loans, which are not balloon loans, will not be fully amortized at maturity if the mortgagor does not prepay such loan. It is unclear whether the mortgagor will be legally obligated to pay such amount. See 'Description of the Mortgage Pool -- Mortgage Loans
                             With Unpaid Amounts at Maturity' in this prospectus supplement.

THE RETURN ON YOUR           The only credit enhancement for the Class A Certificates will be:
CERTIFICATES WILL BE
REDUCED IF LOSSES EXCEED      the net monthly excess cash flow on the mortgage loans;
THE CREDIT ENHANCEMENT
AVAILABLE TO YOUR             overcollateralization represented by the excess of the balance of the
CERTIFICATES                  mortgage loans in a loan group over the balance of the related Class A
                              Certificates;

                              cross-collateralization of the two loan groups; and

                              a certificate guaranty insurance policy issued by Ambac Assurance
                              Corporation;

                              in each case to the extent described in this prospectus supplement.

LIMITED OBLIGATIONS

PAYMENTS FROM THE ASSETS OF  The Class A Certificates represent interests only in the Series 1999-RS5
THE TRUST ARE THE ONLY       Trust. The Class A Certificates do not represent an interest in or
SOURCE OF PAYMENTS ON THE    obligation of the depositor, the master servicer or any of their
CLASS A CERTIFICATES.        affiliates. If proceeds from the assets of the Series 1999-RS5 Trust are not sufficient to make all payments provided for under the pooling and servicing agreement, investors will have no recourse to the depositor, the master servicer or any of their affiliates.

LIQUIDITY RISKS

AN INVESTOR MAY HAVE TO      A secondary market for the Class A Certificates may not develop. Even if
HOLD ITS CLASS A             a secondary market does develop, it may not continue or it may be
CERTIFICATES TO THEIR        illiquid. Neither the underwriters nor any other person will have any
MATURITY BECAUSE OF          obligation to make a secondary market in your certificates. Illiquidity
DIFFICULTY IN RESELLING THE  means you may not be able to find a buyer to buy your securities readily
CLASS A CERTIFICATES.        or at prices that will enable you to
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                             realize a desired yield. Illiquidity can have a severe adverse effect on the market value of your certificates.
                             Any class of Class A Certificates may experience illiquidity, although generally illiquidity is more likely for classes that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

SPECIAL YIELD AND PREPAYMENT CONSIDERATIONS

THE YIELD ON YOUR            The yield to maturity on the Class A Certificates will depend on a
CERTIFICATES WILL VARY       variety of factors, including:
DEPENDING ON THE RATE OF
PREPAYMENTS.                  the rate and timing of principal payments on the mortgage loans in the
PREPAYMENTS.                  related loan group, including prepayments, defaults and liquidations, and repurchases due to breaches of representations or warranties;

                              the pass-through rate for the related Class A Certificates;

                              interest shortfalls due to mortgagor prepayments, to the extent not otherwise covered as described in this prospectus supplement; and

                              the purchase price for the related Class A Certificates.

                             The rate of prepayments is one of the most important and least predictable of these factors.

                             In general, if you purchase a certificate at a price higher than its outstanding certificate principal balance and principal distributions on your certificate occur faster than assumed at the time of purchase, your yield will be lower than you anticipated. Conversely, if you purchase a certificate at a price lower than its outstanding certificate principal balance and principal distributions on that class occur more slowly than you assumed at the time of purchase, your yield will be lower than you anticipated.

THE RATE OF PREPAYMENTS ON   Because mortgagors can typically prepay their mortgage loans at any time,
THE MORTGAGE LOANS WILL      the rate and timing of principal distributions on the Class A
VARY DEPENDING ON FUTURE     Certificates are highly uncertain. Typically, when market interest rates
MARKET CONDITIONS AND OTHER  increase, borrowers are less likely to prepay their mortgage loans. This
FACTORS.                     could result in a slower return of principal to you at a time when you might have been able to reinvest your funds at a higher rate of interest than the applicable pass-through rate on your class of Class A
                             Certificates. On the other hand, when market interest rates decrease, borrowers are generally more likely to prepay their mortgage loans. This could result in a faster return of principal to you at
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                             a time when you might not be able to reinvest such funds at an interest rate as high as the applicable pass-through rate on your class of Class A
                             Certificates.

                             Refinancing programs, which may involve soliciting all or some of the mortgagors to refinance their mortgage loans, may increase the rate of prepayments on the mortgage loans. These refinancing programs may be offered by the master servicer, any subservicer or their affiliates, and may include streamlined documentation programs as well as programs under which a mortgage loan is modified to reduce the interest rate.

                             See 'Certain Yield and Prepayment Considerations' in this prospectus supplement and 'Maturity and Prepayment Considerations' in the
                             prospectus.

THE YIELD ON YOUR            Each class of Class A Certificates has different yield considerations and
CERTIFICATES WILL BE         different sensitivities to the rate and timing of principal
AFFECTED BY THE SPECIFIC     distributions. The following is a general discussion of the yield
CASHFLOW ATTRIBUTES OF THAT  considerations and prepayment sensitivities of each class.
CLASS, AS DISCUSSED BELOW.

CLASS A-I CERTIFICATES.      The pass-through rate on the Class A-I Certificates will be the lesser of
                             7.510% and the weighted average of the net mortgage rates on the mortgage loans in loan group I. Therefore, the prepayment of the mortgage loans in loan group I with higher mortgage rates may result in a lower pass-through rate on the Class A-I Certificates. In the event the
                             Class A-I Certificates are paid at the weighted average of the net mortgage rates on the mortgage loans in loan group I, the difference between that rate and their fixed rate will not be paid on future distribution dates.

CLASS A-II-1 AND             The pass-through rates on the Class A-II-1 and Class A-II-2 Certificates
CLASS A-II-2 CERTIFICATES.   will vary with one-month LIBOR. Therefore, the yields to investors on those classes of certificates will be sensitive to fluctuations in the level of one-month LIBOR. You should consider whether this volatility is suitable to your investment needs.

                             The Class A-II-1 or Class A-II-2 Certificates may not always receive interest at a per annum rate equal to one-month LIBOR plus the applicable spread. If the weighted average of the net mortgage rates on the mortgage loans in loan group II is less than one-month LIBOR plus the applicable spread, the pass-through rate on the Class A-II-1 or Class A-II-2
                             Certificates will be reduced to a per annum rate equal to the weighted average of the net mortgage rates on the mortgage loans in loan group II.
                             Thus, the yield to investors in the Class A-II-1 or Class A-II-2
                             Certificates may be adversely affected by the application of the weighted average net mortgage rate on
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                             the mortgage loans in loan group II. The prepayment of the mortgage loans in the loan group II with higher net mortgage rates may result in a lower pass-through rate on the Class A-II-1 or Class A-II-2 Certificates. If on any distribution date the application of the weighted average of the net mortgage rates on the mortgage loans in loan group II results in an interest payment lower than one-month LIBOR plus the applicable spread on the Class A-II-1 or Class A-II-2 Certificates during the related interest accrual period, the value of the Class A-II-1 or Class A-II-2
                             Certificates, as applicable, may be temporarily or permanently reduced.

                             In a rising interest rate environment, the Class A-II-1 or Class A-II-2
                             Certificates may receive interest at the weighted average of the net mortgage rates on the mortgage loans in loan group II for a protracted period of time. In addition, in that situation, there would be less net monthly excess cash flow to cover losses and to create
                             overcollateralization.

CLASS A-II-3 CERTIFICATES.   The Class A-II-3 Certificates are not expected to receive any distributions of principal until the distribution date occurring in June
                             2001. From the distribution date occurring in June 2001 through the distribution date occurring in December 2002, the Class A-II-3
                             Certificates are expected to receive a portion of principal payments that is larger than its pro rata share of principal payments on loan group II. After the distribution date in December 2002, the Class A-II-3
                             Certificates are expected to receive all principal collected in respect of loan group II until the certificate principal balance thereof has been reduced to zero, subject to specified amounts.

                             In addition, the pass-through rate on the Class A-II-3 Certificates will be the lesser of 7.005% and the weighted average of the net mortgage rates on the mortgage loans in loan group II. Therefore, the prepayment of the mortgage loans in loan group II with higher mortgage rates may result in a lower pass-through rate on the Class A-II-3 Certificates. In the event the Class A-II-3 Certificates are paid at the weighted average of the net mortgage rates on the mortgage loans in loan group II, the difference between that rate and their fixed rate will not be paid on future distribution dates.

                             See 'Description of the Certificates' and 'Certain Yield and Prepayment
                             Considerations' in this prospectus supplement.
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BASIS RISK SHORTFALLS MAY    If the pass-through rate on the Class A-II-1 or Class A-II-2 Certificates
BE PAID ON THE               is equal to a per annum rate equal to the weighted average of the net
CLASS A-II-1 AND             mortgage rates on the mortgage loans in loan group II, the difference
CLASS A-II-2 CERTIFICATES,   between the rate of one-month LIBOR plus the applicable spread, but in no
BUT WILL NOT BE PAID ON THE  event greater than the weighted average of the maximum net mortgage rates
CLASS A-I OR CLASS A-II-3    on the mortgage loans in loan group II, and the weighted average net
CERTIFICATES.                mortgage rate of the mortgage loans in loan group II will create a shortfall that will carry forward with interest thereon. However, that shortfall will not be covered by the certificate guaranty insurance policy and will only be payable from the net monthly excess cash flow.
                             Any basis risk shortfalls outstanding at the time of the optional termination of the related loan group will not be paid.

                             If the pass-through rate on the Class A-I or Class A-II-3 Certificates is limited to the weighted average of the net mortgage rates on the mortgage loans in loan group I or loan group II, as applicable, no additional amounts will be due or distributable on that distribution date or on any future distribution date.
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                                  INTRODUCTION

     The depositor will establish a trust with respect to Series 1999-RS5 on the closing date, pursuant to a pooling and servicing agreement among the depositor, the master servicer and the trustee, dated as of the cut-off date. On the closing date, the depositor will deposit into the trust two groups of mortgage loans that, in the aggregate, will constitute a mortgage pool, and are secured by one-to-four-family residential properties with terms to maturity of not more than 30 years, except with respect to one Group II Loan with an original term to maturity of not greater than 40 years.

     Some capitalized terms used in this prospectus supplement have the meanings given below under 'Description of the Certificates -- Glossary of Terms' or in the prospectus under 'Glossary.'

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The mortgage pool will consist of 2,395 mortgage loans with an aggregate principal balance outstanding as of the cut-off date, after deducting payments of principal due in the month of the cut-off date, of $221,171,094. The mortgage loans are secured by first liens on fee simple interests in one- to four-family residential real properties. In each case, the property securing the mortgage loan is referred to as the mortgaged property. Approximately 2.5% of the mortgage loans have a due date other than the first day of each month. The mortgage pool will consist of two groups of mortgage loans designated as the Group I Loans and Group II Loans. Loan Group II will consist of two sub-groups of mortgage loans designated as Sub-Group II-1 and Sub-Group II-2, and each a Sub-Group. The Group I Loans will consist of fixed-rate mortgage loans with original terms to maturity of not more than 30 years or, in the case of approximately 19.4% of the Group I Loans including balloon mortgage loans, not more than 15 years. The Group II Loans will consist of adjustable-rate mortgage loans with original terms to maturity of not more than 30 years, except with respect to one mortgage loan with an original term to maturity of not more than 40 years.

     With respect to mortgage loans that have been modified, references in this prospectus supplement to the date of origination shall be deemed to be the date of the most recent modification. Unless otherwise indicated, all percentages of the mortgage loans described in this prospectus supplement are approximate percentages by aggregate principal balance as of the cut-off date, after deducting payments of principal due in the month of the cut-off date.

     The depositor and Residential Funding will make certain limited representations and warranties regarding the mortgage loans as of the date of issuance of the certificates. The depositor and Residential Funding will be required to repurchase or substitute for any mortgage loan as to which a breach of its representations and warranties with respect to that mortgage loan occurs if the breach materially and adversely affects the interests of the certificateholders or the insurer in the mortgage loan and that mortgage loan is not otherwise repurchased by the related mortgage collateral seller. The depositor, as assignee of Residential Funding, will also assign to the trustee for the benefit of the certificateholders and the insurer certain of its rights, title and interest in any agreement relating to the transfer and assignment of the mortgage loans to the depositor by Residential Funding, including certain limited representations and warranties made by the mortgage collateral sellers.
Insofar as any such agreement relates to the representations and warranties made by the related mortgage collateral seller in respect of a mortgage loan and any remedies provided thereunder for any breach of those representations and warranties, that right, title and interest may be enforced by the master servicer on behalf of the trustee, the insurer and the certificateholders.
However, neither the depositor nor Residential Funding will be required to repurchase or substitute for any mortgage loan in the event of a breach of its representations and warranties with respect to that mortgage loan if the substance of the breach also constitutes fraud in the origination of the affected mortgage loan.

     GROUP I LOANS. The Group I Loans consist of 516 fixed-rate mortgage loans with an aggregate principal balance as of the cut-off date, after deducting payments of principal due in the month of the cut-off date, of approximately
$65,766,951. The Group I Loans had individual principal balances at origination of at least $12,000 but not more than $875,000, with an average principal balance at origination of approximately $129,864. The Group I Loans have a weighted average term to stated maturity of approximately 304 months as of the cut-off date. Approximately 0.4% of the Group I Loans at origination had a loan-to-value ratio in excess of 100%. As of the cut-off date all of the Group I Loans have loan-to-value ratios equal to or less than 100%

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based upon a broker's price opinion or a statistical evaluation of the related mortgaged property or through a reduction in the principal balance of the mortgage loan from payments by the mortgagor. Approximately 27.2% of the Group I
Loans were purchased from GreenPoint Mortgage Funding, Inc., an unaffiliated seller. No unaffiliated seller sold more than 5.5% of the Group I Loans to the depositor. Approximately 11.0% and 11.1% of the Group I Loans were purchased from HomeComings Financial Network, Inc. ('HomeComings') and GMAC Mortgage Corp.
('GMAC Mortgage'), respectively, both of which are affiliates of the depositor.

     GROUP II LOANS. The Group II Loans consist of 1,879 adjustable-rate mortgage loans with an aggregate principal balance as of the cut-off date, after deducting payments of principal due in the month of the cut-off date, of approximately $155,404,143. The Group II Loans had individual principal balances at origination of at least $13,650 but not more than $1,500,000, with an average principal balance at origination of approximately $85,070. The Group II Loans have a weighted average term to stated maturity of approximately 335 months as of the cut-off date. Approximately 0.2% of the Group II Loans at origination had a loan-to-value ratio in excess of 100%. As of the cut-off date all of the Group II Loans have loan-to-value ratios equal to or less than 100% based upon a broker's price opinion or a statistical evaluation of the related mortgaged property or through a reduction in the principal balance of the mortgage loan from payments by the mortgagor. Approximately 57.8% of the Group II Loans were purchased from Liberty Lending Services, Inc., ('Liberty Lending') an unaffiliated seller and are being or will be subserviced by Liberty Lending. No unaffiliated seller sold more than 9.5% of the Group II Loans to the depositor.
Approximately 3.2% and 0.2% of the Group II Loans were purchased from HomeComings and GMAC Mortgage, respectively, both of which are affiliates of the depositor.

MORTGAGE LOANS WITH UNPAID AMOUNTS AT MATURITY

     As to approximately 0.8% and 1.1% of the Group I Loans and Group II Loans, respectively, either or both of the following applies: (i) the scheduled payments on the related mortgage loans are not sufficient to fully amortize the related mortgage loans or (ii) the scheduled payments received thereon were applied in a manner that reduced the rate of principal amortization. As a result, assuming no prepayments, each such mortgage loan may have an unpaid principal amount on its scheduled maturity date of greater than one time but not more than five times the related monthly payment. It is not clear whether the related mortgagor will be legally obligated to pay such unpaid principal amount.
Residential Funding will not be required to repurchase any such mortgage loan unless the failure to fully amortize the mortgage loan results from a missing mortgage note or modification and the repurchase obligation discussed below under ' -- Missing Loan Documentation' applies. See 'Risk Factors -- Risk of
Loss' in this prospectus supplement.

MISSING LOAN DOCUMENTATION

     The mortgage loan files for approximately 0.8% and 0.3% of the Group I
Loans and Group II Loans, respectively, are missing the original executed mortgage notes (or a lost note affidavit with a copy of the related mortgage note) or modifications to the mortgage notes as a result of being lost, misfiled, misplaced or destroyed due to a clerical error. In addition, some of the mortgage loans are missing intervening assignments. In the event of foreclosure on any one of these mortgage loans, to the extent such missing documents materially adversely affects the master servicer's ability to foreclose on the related mortgage loan or to establish the full amount of principal and interest owing on the mortgage note, Residential Funding will be obligated to purchase such mortgage loan from the trust. See 'Risk
Factors -- Risk of Loss' in this prospectus supplement. In addition, certain of the convertible loan riders for the Group II loans are missing. In the event that a mortgagor requests to convert an adjustable interest rate to a fixed interest rate and such rider cannot be found, Residential Funding will be obligated to repurchase such convertible mortgage loan following the conversion thereof.

BALLOON MORTGAGE LOANS

     Approximately 16.3% of the Group I Loans require monthly payments of principal generally based on 30 year amortization schedules and have scheduled maturity dates of approximately 15 years from the due date of the first monthly payment, leaving a substantial portion of the original principal amount due and payable on the respective scheduled maturity date. These mortgage loans are called balloon mortgage loans and the payments due at maturity are called balloon amounts. The existence of a balloon amount generally will require the related mortgagor to refinance the balloon mortgage loan or to sell the mortgaged property on or prior to the scheduled

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maturity date. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, the financial condition of the mortgagor, tax laws and prevailing general economic conditions. None of the depositor, the master servicer or the trustee is obligated to refinance any balloon mortgage loan.
Subject to the terms thereof, the certificate guaranty insurance policy will provide coverage on any losses incurred upon liquidation of a balloon mortgage loan arising out of or in connection with the failure of a mortgagor to pay the balloon amount. See 'Risk Factors -- Risk of Loss' in this prospectus supplement.

NEGATIVE AMORTIZATION LOANS

     Approximately 6.0% of the Group II Loans have a negative amortization feature whereby interest payments on such mortgage loans may be deferred and may be added to the Stated Principal Balance thereof. The amount of the monthly payment on each negative amortization loan generally adjusts annually on its respective payment adjustment date (which will be less frequent than the related rate adjustment date) to an amount which would fully amortize the outstanding principal balance of the negative amortization loan over its remaining term, and pay interest at the mortgage rate as adjusted on the immediately preceding rate adjustment date. However, in the case of certain of the Group II Loans, increases or decreases in the monthly payment are limited to an amount specified in the related mortgage note above or below the monthly payment in effect prior to the related rate adjustment date (a 'Payment Cap'), to the extent that the related mortgagor has elected to have the monthly payment limited by the Payment
Cap. For those mortgage loans that have a Payment Cap, the amount of the Payment
Cap generally is 7.5% of the previous monthly payment. With respect to certain negatively amortizing mortgage loans, monthly payments are generally recast in order to fully amortize the unpaid principal balance within its stated remaining amortization term (such date, a 'Recast Date'), on the fifth anniversary of the first Due Date and each fifth anniversary thereafter without regard to the applicable Payment Cap or on any Due Date if the related principal balance exceeds a specified amount.

     Because with respect to certain of the negative amortization loans, the rate at which interest accrues changes more frequently than payment adjustments and because such adjustment of monthly payments on such mortgage loans may be subject to a Payment Cap, the amount of interest accruing on the remaining principal balance of such a mortgage loan at the applicable mortgage rate may exceed the amount of the monthly payment. The resulting excess is added to the unpaid principal balance of the related mortgage loan in the month during which any such event occurs as deferred interest, resulting in negative amortization of the mortgage loan. With respect to certain (but not all) of the negative amortization loans such negative amortization is limited, however, such that the principal balance of the mortgage loan cannot exceed a percentage specified in the applicable mortgage note of its original principal balance (such limitation, a 'Negative Amortization Cap'). If the calculated monthly payment would result in a negative amortization exceeding the limit specified in the related mortgage note, the mortgagor is required to pay as the monthly payment until the earliest of (i) the next rate adjustment date, (ii) if applicable, the date on which a monthly payment is recast to fully amortize the unpaid principal balance over the stated term of maturity (which is typically every five years) or (iii) the next Due Date on which the limit specified in the related mortgage note is exceeded, an amount that would fully amortize the remaining principal balance of the mortgage loan over its remaining amortization term on a level-debt service basis without regard to any limitations. As a result of such negative amortization, the final payment at the end of the term of the related mortgage loan may be larger than previous scheduled payments under such mortgage loan.
Approximately 0.1% of the Group II Loans have a Negative Amortization Cap of
110%, 0.04% have a Negative Amortization Cap of 115% and 5.9% have no specified
Negative Amortization Cap.

     The mortgage notes for the negative amortization loans provide that at least 30 days prior to any Payment Adjustment Date the related mortgagor must be notified of (i) the monthly payment that would be sufficient to fully amortize the then outstanding principal balance of the related negative amortization loan over its remaining term (the 'Full Payment') and (ii) the monthly payment that would be equal to the above amount subject to the Payment Cap (the 'Limited
Payment'). Upon timely notice, a mortgagor may elect to pay the Limited Payment, subject only to the related Negative Amortization Cap and the applicable provisions on the related Recast Date.

     On any rate adjustment date an increase in the mortgage rate on a negative amortization loan will result in a larger portion of each subsequent monthly payment being allocated to interest and a smaller portion being allocated to principal, and conversely, a decrease in the mortgage rate on a negative amortization loan will result

                                      S-22



in a larger portion of each subsequent monthly payment being allocated to principal and a smaller portion being allocated to interest. However, because mortgage rates on the negative amortization loans generally adjust on a monthly basis but monthly payments due on the negative amortization loans generally adjust annually, and because the application of Payment Caps may limit the amount by which the monthly payments may adjust, the amount of a monthly payment may be more or less than the amount necessary to fully amortize the principal balance of the negative amortization loan over its then remaining term at the applicable mortgage rate. Accordingly, negative amortization loans may be subject to reduced amortization (if the monthly payment due on a Due Date is sufficient to pay interest accrued during the related accrual period at the applicable mortgage rate but is not sufficient to reduce principal in accordance with a fully amortizing schedule); negative amortization (if interest accrued during the related accrual period at the applicable mortgage rate is greater than the entire monthly payment due on the related Due Date (such excess accrued interest, 'Deferred Interest')); or accelerated amortization (if the monthly payment due on a Due Date is greater than the amount necessary to pay interest accrued during the related accrual period at the applicable mortgage rate and to reduce principal in accordance with a fully amortizing schedule). In addition, subsequent to the final Recast Date and the final Payment Adjustment Date, the addition of any Deferred Interest to the principal balance of any negative amortization loan that is not offset by subsequent accelerated amortization will result in a final lump sum payment at maturity greater than, and potentially substantially greater than, the monthly payment due on the immediately preceding Due Date.

     The maximum increase in the principal balance of a negative amortization loan due to the addition of Deferred Interest to the principal balance of such negative amortization loan and the resulting loan-to-value ratio on such negative amortization loan will depend on the relationships between the Payment Cap, the Maximum Mortgage Rate, the Negative Amortization Cap and the related Index. For example, if the outstanding principal balance of a negative amortization loan having a loan-to-value ratio of 90% was to increase to an amount equal to the Negative Amortization Cap of 125%, the loan-to-value ratio (as based on the then outstanding principal balance) thereof would in no event exceed approximately 113%.

CONVERTIBLE LOANS

     Approximately 1.7% of the Group II Loans are Convertible Mortgage Loans. Upon conversion, the mortgage rate will be converted to a fixed interest rate determined in accordance with the formula set forth in the related mortgage note which formula is intended to result in a mortgage rate which is not less than the then current market interest rate, subject to applicable usury laws. After such conversion, the monthly payments of principal and interest will be adjusted to provide for full amortization over the remaining term to scheduled maturity. Except as described above under ' -- Missing Loan Documentation,' Residential Funding will not repurchase such convertible mortgage loan following the conversion thereof.

     Any converted mortgage loan will remain in Loan Group II as a fixed-rate mortgage loan and as a result the pass-through rate on a class of Class A-II Certificates may be limited by the Group II Net Funds Cap. See 'Description of the Certificates -- Interest Distributions' and 'Certain Yield and Prepayment Considerations' in this prospectus supplement.

MORTGAGE POOL CHARACTERISTICS

     As of the cut-off date, 6.8% and 2.1% of the Group I Loans and Group II Loans, respectively, are 30 to 59 days delinquent in payment of principal and interest and 1.1% and 0.3% of the Group I Loans and Group II Loans, respectively, are 60 to 89 days delinquent in payment of principal and interest. As of the cut-off date, no mortgage loan is 90 days or more delinquent in payment of principal and interest. For a discussion of the methodology used to categorize mortgage loans as delinquent, see 'Pooling and Servicing
Agreement -- The Master Servicer' in this prospectus supplement.

     Approximately 19.0% and 72.5% of the Group I Loans and Group II Loans, respectively, provide for payment of a prepayment charge. As to some of those mortgage loans, the prepayment charge provisions provide for payment of a prepayment charge for partial prepayments and full prepayments made within up to five years following the origination of such mortgage loan, in an amount equal to the lesser of (x) six months' advance interest on the amount of the prepayment that, when added to all other amounts prepaid during the twelve-month period immediately preceding the date of the prepayment, exceeds twenty percent of the original principal amount of the mortgage loan or (y) the maximum amount permitted by state law. As to the remainder of those mortgage loans, the prepayment charge provisions provide for payment of a prepayment charge for full prepayments made within two years of the origination of the mortgage loan, in an amount not to exceed one percent of the original principal amount of the mortgage loan. Prepayment charges received on the mortgage loans will not be available for distribution on the certificates and will be retained by the servicer as additional servicing compensation. See 'Certain Legal Aspects of the Mortgage Loans and Contracts -- Default Interest and Limitations on Prepayments' in the prospectus.

     None of the Group I Loans will be Buy-Down mortgage loans. Approximately 0.1% of the Group II Loans will be Buy-Down mortgage loans.

     None of the Group I Loans will be High Cost Loans. Approximately 0.03% of the Group II Loans will be High Cost Loans.

     Set forth below is a description of some additional characteristics of the Group I Loans and Group II Loans, as applicable, including tables showing the 'credit scores' for most of the mortgagors. See 'The Trusts -- Underwriting Policies' in the prospectus.

GROUP I LOANS

     None of the Group I Loans will have been originated prior to January 3, 1978 or will have a maturity date later than November 1, 2029. No Group I Loan will have a remaining term to stated maturity as of the cut-off date of less than 37 months. The weighted average remaining term to stated maturity of the Group I Loans as of the cut-off date will be approximately 304 months. The weighted average original term to stated maturity of the Group I Loans as of the cut-off date will be approximately 324 months.

     As of the cut-off date, 6.8% of the Group I Loans are 30 to 59 days delinquent in payment of principal and interest and 1.1% of the Group I Loans are 60 to 89 days delinquent in payment of principal and interest.

     The 'Net Mortgage Rate' on each Group I Loan will equal the mortgage rate thereon minus the sum of (x) the rate per annum at which the related master servicing and subservicing fees accrue thereon, which is collectively referred to as the servicing fee rate and (y) the rate at which the premium for the certificate guaranty insurance policy accrues, which is called the premium rate. The Net Mortgage Rate with respect to each Group I Loan as of the cut-off date will be set forth in the mortgage loan schedule attached to the pooling and servicing agreement. See 'Description of the Mortgage Pool -- Mortgage Pool Characteristics' in this prospectus supplement.

     GROUP I LOANS CHARACTERISTICS. The Group I Loans will have the following characteristics as of the cut-off date (after deducting payments of principal due in the month of December):

                                                              AGGREGATE FOR ALL
                                                                GROUP I LOANS
                                                                -------------
Number of Mortgage Loans....................................         516
Weighted Average of Net Mortgage Rates......................       8.7914%
Range of Net Mortgage Rates.................................   5.64% - 16.15%
Mortgage Rates:
     Weighted Average.......................................       9.3912%
     Range..................................................   6.13% - 16.89%

     Set forth below is a description of some additional characteristics of the Group I Loans as of the cut-off date except as otherwise indicated. All percentages of the Group I Loans are approximate percentages by aggregate principal balance of the Group I Loans as of the cut-off date except as otherwise indicated, after deducting payments of principal due in the month of the cut-off date. Unless otherwise specified, all principal balances of the Group I Loans are as of the cut-off date, after such deduction, and are rounded to the nearest dollar.

                 CREDIT SCORE DISTRIBUTION OF THE GROUP I LOANS

                                                      NUMBER OF                           PERCENT OF
CREDIT SCORE RANGE                                  MORTGAGE LOANS   PRINCIPAL BALANCE   GROUP I LOANS
------------------                                  --------------   -----------------   -------------
499 or Less.......................................        14            $   865,867           1.32%
500 - 519.........................................        30              2,340,292           3.56
520 - 539.........................................        39              3,119,621           4.74
540 - 559.........................................        31              2,198,538           3.34
560 - 579.........................................        37              4,534,455           6.89
580 - 599.........................................        51              6,008,177           9.14
600 - 619.........................................        43              4,221,760           6.42
620 - 639.........................................        42              5,408,827           8.22
640 - 659.........................................        43              7,389,606          11.24
660 - 679.........................................        49              5,938,038           9.03
680 - 699.........................................        34              5,138,544           7.81
700 - 719.........................................        33              5,831,401           8.87
720 - 739.........................................        19              3,569,152           5.43
740 - 759.........................................        13              3,102,521           4.72
760 or Greater....................................        11              1,666,128           2.53
                                                         ---            -----------         ------
Subtotal with Credit..............................       489             61,332,927          93.26
Not Available (1).................................        27              4,434,023           6.74
                                                         ---            -----------         ------
     Total Pool...................................       516            $65,766,951         100.00%
                                                         ---            -----------         ------
                                                         ---            -----------         ------

------------

(1) Mortgage loans indicated as having a credit score that is 'not available' include certain mortgage loans where the credit score was not provided by the related seller and mortgage loans where no credit history can be obtained for the related mortgagor.

         ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE GROUP I LOANS

                                                      NUMBER OF                           PERCENT OF
ORIGINAL MORTGAGE LOAN BALANCE                      MORTGAGE LOANS   PRINCIPAL BALANCE   GROUP I LOANS
------------------------------                      --------------   -----------------   -------------
$      0 - 100,000................................       281            $15,806,952          24.03%
 100,001 - 200,000................................       130             17,610,132          26.78
 200,001 - 300,000................................        58             14,268,773          21.70
 300,001 - 400,000................................        33             10,771,306          16.38
 400,001 - 500,000................................         9              4,063,210           6.18
 500,001 - 600,000................................         2              1,156,501           1.76
 600,001 - 700,000................................         2              1,286,949           1.96
 800,001 - 900,000................................         1                803,127           1.22
                                                         ---            -----------         ------
     Total........................................       516            $65,766,951         100.00%
                                                         ---            -----------         ------
                                                         ---            -----------         ------

     As of the cut-off date, the average unpaid principal balance of the Group I Loans will be approximately $127,455.

                    NET MORTGAGE RATES OF THE GROUP I LOANS

                                                      NUMBER OF                           PERCENT OF
NET MORTGAGE RATES (%)                              MORTGAGE LOANS   PRINCIPAL BALANCE   GROUP I LOANS
----------------------                              --------------   -----------------   -------------
 5.500 -  5.999...................................         4            $   553,146           0.84%
 6.000 -  6.499...................................        15              1,707,228           2.60
 6.500 -  6.999...................................        15              1,993,124           3.03
 7.000 -  7.499...................................        34              5,538,276           8.42
 7.500 -  7.999...................................        75              9,119,794          13.87
 8.000 -  8.499...................................        66             10,672,382          16.23
 8.500 -  8.999...................................        57             10,177,869          15.48
 9.000 -  9.499...................................        54              9,830,543          14.95
 9.500 -  9.999...................................        38              4,006,832           6.09
10.000 - 10.499...................................        32              3,400,299           5.17
10.500 - 10.999...................................        25              3,157,244           4.80
11.000 - 11.499...................................        28              1,596,373           2.43
11.500 - 11.999...................................        22              1,478,122           2.25
12.000 - 12.499...................................        21              1,043,673           1.59
12.500 - 12.999...................................        19              1,067,046           1.62
13.000 - 13.499...................................         6                269,233           0.41
13.500 - 13.999...................................         2                 79,792           0.12
14.000 - 14.499...................................         1                 48,714           0.07
15.000 - 15.499...................................         1                 14,937           0.02
16.000 - 16.499...................................         1                 12,325           0.02
                                                         ---            -----------         ------
     Total........................................       516            $65,766,951         100.00%
                                                         ---            -----------         ------
                                                         ---            -----------         ------

     As of the cut-off date, the weighted average Net Mortgage Rate of the Group I Loans will be approximately 8.7914% per annum.

                      MORTGAGE RATES OF THE GROUP I LOANS

                                                      NUMBER OF                           PERCENT OF
MORTGAGE RATES (%)                                  MORTGAGE LOANS   PRINCIPAL BALANCE   GROUP I LOANS
------------------                                  --------------   -----------------   -------------
 6.000 -  6.499...................................         3            $   450,228           0.68%
 6.500 -  6.999...................................         2                501,218           0.76
 7.000 -  7.499...................................        25              2,870,262           4.36
 7.500 -  7.999...................................        28              4,647,668           7.07
 8.000 -  8.499...................................        76              9,188,368          13.97
 8.500 -  8.999...................................        70             11,159,002          16.97
 9.000 -  9.499...................................        59             10,648,677          16.19
 9.500 -  9.999...................................        46              9,072,567          13.80
10.000 - 10.499...................................        28              3,239,203           4.93
10.500 - 10.999...................................        44              4,760,258           7.24
11.000 - 11.499...................................        22              2,146,790           3.26
11.500 - 11.999...................................        29              2,478,985           3.77
12.000 - 12.499...................................        19              1,316,946           2.00
12.500 - 12.999...................................        24              1,323,917           2.01
13.000 - 13.499...................................        20                995,028           1.51
13.500 - 13.999...................................        13                634,680           0.97
14.000 - 14.499...................................         3                177,387           0.27
14.500 - 14.999...................................         3                128,506           0.20
16.000 - 16.499...................................         1                 14,937           0.02
16.500 - 16.999...................................         1                 12,325           0.02
                                                         ---            -----------         ------
     Total........................................       516            $65,766,951         100.00%
                                                         ---            -----------         ------
                                                         ---            -----------         ------

     As of the cut-off date, the weighted average mortgage rate of the Group I Loans will be approximately 9.3912% per annum.

               ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP I LOANS

                                                      NUMBER OF                           PERCENT OF
ORIGINAL LOAN-TO-VALUE RATIO (%)                    MORTGAGE LOANS   PRINCIPAL BALANCE   GROUP I LOANS
--------------------------------                    --------------   -----------------   -------------
 0.01 -   50.00...................................        13            $ 1,152,984           1.75%
50.01 -   55.00...................................         4                454,292           0.69
55.01 -   60.00...................................        13                908,478           1.38
60.01 -   65.00...................................        19              2,131,320           3.24
65.01 -   70.00...................................        37              5,525,427           8.40
70.01 -   75.00...................................        68              8,670,322          13.18
75.01 -   80.00...................................       134             17,345,145          26.37
80.01 -   85.00...................................        51              5,191,853           7.89
85.01 -   90.00...................................       116             17,600,032          26.76
90.01 -   95.00...................................        45              5,315,285           8.08
95.01 -  100.00...................................        14              1,201,274           1.83
LTV > 100.00......................................         2                270,539           0.41
                                                         ---            -----------         ------
     Total........................................       516            $65,766,951         100.00%
                                                         ---            -----------         ------
                                                         ---            -----------         ------

     The weighted average loan-to-value ratio at origination of the Group I Loans will be approximately 80.76%.

     As of the cut-off date all of the Group I Loans have loan-to-value ratios equal to or less than 100% based upon a broker's price opinion or a statistical evaluation of the related mortgaged property or through a reduction in the principal balance of the related mortgage loan from payments by the mortgagor.

      GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE GROUP I LOANS

                                                      NUMBER OF                           PERCENT OF
STATE                                               MORTGAGE LOANS   PRINCIPAL BALANCE   GROUP I LOANS
-----                                               --------------   -----------------   -------------
California........................................        71            $17,435,542          26.51%
Florida...........................................        42              4,214,105           6.41
New York..........................................        21              3,410,231           5.19
Virginia..........................................        19              3,227,497           4.91
Georgia...........................................        28              2,991,982           4.55
Colorado..........................................        12              2,340,601           3.56
New Jersey........................................        15              2,130,895           3.24
Utah..............................................         9              2,014,706           3.06
Arizona...........................................        12              2,000,603           3.04
Illinois..........................................        22              1,989,323           3.02
Other (1).........................................       265             24,011,466          36.51
                                                         ---            -----------         ------
     Total........................................       516            $65,766,951         100.00%
                                                         ---            -----------         ------
                                                         ---            -----------         ------

------------

(1) Other includes states and the District of Columbia with under 3% concentrations individually.

     No more than 1.8% of the Group I Loans will be secured by mortgaged properties located in any one zip code area in California and no more than 1.2% of the Group I Loans will be secured by mortgaged properties located in any one zip code area outside California.

                   MORTGAGE LOAN PURPOSE OF THE GROUP I LOANS

                                                      NUMBER OF                           PERCENT OF
LOAN PURPOSE                                        MORTGAGE LOANS   PRINCIPAL BALANCE   GROUP I LOANS
------------                                        --------------   -----------------   -------------
Purchase..........................................       239            $30,749,937          46.76%
Rate/Term Refinance...............................        75             10,109,557          15.37
Equity Refinance..................................       202             24,907,457          37.87
                                                         ---            -----------         ------
     Total........................................       516            $65,766,951         100.00%
                                                         ---            -----------         ------
                                                         ---            -----------         ------

     The weighted average loan-to-value ratio at origination of rate and term refinance Group I Loans will be 80.73%. The weighted average loan-to-value ratio at origination of equity refinance Group I Loans will be 74.53%.

                      OCCUPANCY TYPES OF THE GROUP I LOANS

                                                      NUMBER OF                           PERCENT OF
OCCUPANCY                                           MORTGAGE LOANS   PRINCIPAL BALANCE   GROUP I LOANS
---------                                           --------------   -----------------   -------------
Primary Residence.................................       437            $58,524,432          88.99%
Second/Vacation...................................         4                680,473           1.03
Non Owner-occupied................................        75              6,562,045           9.98
                                                         ---            -----------         ------
     Total........................................       516            $65,766,951         100.00%
                                                         ---            -----------         ------
                                                         ---            -----------         ------

                 MORTGAGED PROPERTY TYPES OF THE GROUP I LOANS

                                                      NUMBER OF                           PERCENT OF
PROPERTY TYPE                                       MORTGAGE LOANS   PRINCIPAL BALANCE   GROUP I LOANS
-------------                                       --------------   -----------------   -------------
Single-family detached............................       365            $44,345,874          67.43%
Planned Unit Developments (detached)..............        38              8,852,800          13.46
Two- to four-family units.........................        55              6,680,397          10.16
Condo Low-Rise (less than 5 stories)..............        20              2,583,075           3.93
Condo High-Rise (9 stories or more)...............        10                840,389           1.28
Manufactured Home.................................        12                895,725           1.36
Townhouse.........................................        12              1,041,840           1.58
Planned Unit Developments (attached)..............         3                321,984           0.49
Leasehold.........................................         1                204,866           0.31
                                                         ---            -----------         ------
     Total........................................       516            $65,766,951         100.00%
                                                         ---            -----------         ------
                                                         ---            -----------         ------

GROUP II LOANS

     The mortgage rate on each Group II Loan will adjust on each rate adjustment date to equal the index plus the note margin, subject to the minimum mortgage rate, maximum mortgage rate and periodic rate cap for such Group II Loan as set forth in the related mortgage note. The mortgage rate on a Group II Loan may not exceed the maximum mortgage rate or be less than the minimum mortgage rate specified for that Group II Loan in the related mortgage note. The minimum mortgage rate for each Group II Loan will be equal to the note margin, except in the case of approximately 79.6% of the Group II Loans, which have a minimum mortgage rate greater than the note margin. The minimum mortgage rates on the Group II Loans will range from 1.25% to 14.49%, with a weighted average minimum mortgage rate as of the cut-off date of 7.7742%. The maximum mortgage rates on the Group II Loans will range from 9.75% to 21.22%, with a weighted average maximum mortgage rate as of the cut-off date of 14.6951%.

     For approximately 70.5% of the Group II Loans, the index will be the One-Year Treasury Index. The One-Year U.S. Treasury Index will be a per annum rate equal to the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year as reported by the Federal Reserve Board in Statistical Release No. H.15 (519) as most recently available as of the date forty-five days prior to the adjustment date, or 30 days with respect to 31 mortgage loans. Those average yields reflect the yields for the week prior to that week. With respect to the mortgage loans with an index based on the One-Year Treasury Index, approximately 99.6% adjust annually and 0.4% adjust semi-annually.

     For approximately 9.6% of the Group II Loans, the index will be the Eleventh District Cost of Funds Index. The Eleventh District Cost of Funds Index is the monthly weighted average cost of funds of the member institutions of the Federal Home Loan Bank of San Francisco, as computed from statistics tabulated and computed by the Federal Home Loan Bank of San Francisco. The Federal Home Loan Bank of San Francisco publishes the Cost of Funds Index in its monthly Information Bulletin and such bulletins may be obtained by writing the Federal Home Loan Bank's Office of Public Information, P.O. Box 7948, San Francisco, California 94120. With respect to the mortgage loans with an index based on the Eleventh District Cost of Funds Index, approximately 62.3% adjust monthly and approximately 37.7% adjust semi-annually.

     For approximately 19.8% of the Group II Loans, the index will be the Sixth-Month LIBOR Index. All of the mortgage loans with an index based on the Six-Month LIBOR Index adjust semi-annually. The Six-Month LIBOR Index will be a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available:

      as of the first business day of the month immediately preceding the month in which the adjustment date occurs;

      as of the date forty-five days, prior to the adjustment date;

      as of the date fifteen days prior to the adjustment date; or

      as of the 20th day of the month preceding the month in which the adjustment date occurs.

     The 'reference date' is the date as of which each of the One-Year Treasury Index, the Eleventh District Cost of Funds Index or the Six-Month LIBOR Index is determined.

     One-Year U.S. Treasury, the Cost of Funds Index and Six-Month LIBOR are each referred to in this prospectus supplement as an index. In the event that the related index specified in a mortgage note is no longer available, an index reasonably acceptable to the trustee that is based on comparable information will be selected by the master servicer.

     The initial mortgage rate in effect on a Group II Loan generally will be lower, and may be significantly lower, than the mortgage rate that would have been in effect based on the related index and note margin. Therefore, unless the related index declines after origination of a Group II Loan, the related mortgage rate will generally increase on the first adjustment date following origination of such Group II Loan subject to the periodic rate cap. The repayment of the Group II Loans will be dependent on the ability of the mortgagors to make larger monthly payments following adjustments of the mortgage rate. Group II Loans that have the same initial mortgage rate may not always bear interest at the same mortgage rate because such mortgage loans may have different adjustment dates, and the mortgage rates therefore may reflect different related index values, note margins, maximum mortgage rates and minimum mortgage rates. For some Group II Loans, the periodic cap does not apply on the first adjustment date, or the periodic cap could be a higher or lower rate than the periodic cap that applies on subsequent adjustment dates.

     The 'Net Mortgage Rate' on each Group II Loan will be adjusted on each adjustment date to equal the mortgage rate thereon minus the sum of (x) the rate per annum at which the related master servicing and subservicing fees accrue thereon, which is collectively referred to as the servicing fee rate and
(y) the rate at which the premium for the certificate guaranty insurance policy accrues, which is called the premium rate, subject to any periodic rate cap, but may not exceed the maximum mortgage rate minus the sum of the servicing fee rate and the premium rate or be less than the minimum mortgage rate minus the sum of the servicing fee rate and the premium rate for the applicable Group II Loan. The Net Mortgage Rate with respect to each Group II Loan as of the cut-off date will be set forth in the mortgage loan schedule attached to the pooling and servicing agreement. See 'Description of the Mortgage Pool -- Mortgage Pool Characteristics' in this prospectus supplement.

     GROUP II LOAN CHARACTERISTICS. The Group II Loans will have the following characteristics as of the cut-off date:

                                       SIX-MONTH          ONE-YEAR       ELEVENTH DISTRICT
                                      LIBOR INDEX      TREASURY INDEX      COST OF FUNDS     AGGREGATE FOR ALL
                                     MORTGAGE LOANS    MORTGAGE LOANS          INDEX         GROUP II LOANS(1)
                                     --------------    --------------          -----         -----------------
Number of Mortgage Loans..........               259              1556                 63                1879
Weighted average of Net Mortgage
  Rates...........................           9.7483%           7.9393%            6.4334%             8.1534%
Range of Net Mortgage Rates.......   6.75% to 14.75%   3.14% to 10.01%     6.01% to 7.35%     3.14% to 14.75%
Mortgage rates:
    Weighted average..............          10.4443%           8.6492%            7.0454%             8.8511%
    Range.........................   7.49% to 15.49%   3.75% to 10.75%     6.62% to 7.96%     3.75% to 15.49%
Note margins:
    Weighted average..............           6.7198%           3.9048%            2.5266%             4.3292%
    Range.........................   2.80% to 10.75%    2.25% to 5.50%     2.10% to 3.35%     1.25% to 10.75%
Minimum mortgage rates:
    Weighted average..............           9.7252%           7.7133%            4.2240%             7.7742%
    Range.........................   2.80% to 14.49%   2.25% to 10.75%     2.15% to 7.00%     1.25% to 14.49%
Minimum Net Mortgage Rates:
    Weighted average..............           9.0293%           7.0034%            3.6120%             7.0765%
    Range.........................   2.06% to 13.75%   1.51% to 10.01%     1.54% to 6.39%     0.64% to 13.75%
Maximum mortgage rates:
    Weighted average..............          16.5576%          14.3636%           13.2909%            14.6951%
    Range.........................  13.49% to 21.22%   9.75% to 16.75%   12.38% to 15.00%     9.75% to 21.22%
Maximum Net Mortgage Rates:
    Weighted average..............          15.8616%          13.6537%           12.6789%            13.9974%
    Range.........................  12.75% to 20.48%   8.75% to 16.01%   11.76% to 14.39%     8.75% to 20.48%
Periodic Caps:
    Weighted average..............           1.0908%           1.9647%            0.3772%             1.6381%
    Range.........................    1.00% to 2.00%    1.00% to 2.00%     0.00% to 1.00%      0.00% to 2.00%
Weighted average months to next
  adjustment date after
  December 1, 1999................                16                12                  2                  12

------------

(1) Includes one additional loan with an index at the prime rate.

                            ------------------------

     None of the Group II Loans will have been originated prior to August 21, 1987, or will have a maturity date later than June 1, 2032. No Group II Loan will have a remaining term to stated maturity as of the cut-off date of less than 33 months. The weighted average remaining term to stated maturity of the Group II Loans as of the cut-off date will be approximately 335 months. The weighted average original term to stated maturity of the Group II Loans as of the cut-off date will be approximately 357 months.

     As of the cut-off date 2.1% of the Group II Loans are 30 to 59 days delinquent in payment of principal and interest and 0.3% of the Group II Loans are 60 to 89 days delinquent in payment of principal and interest.

     Set forth below is a description of some additional characteristics of the Group II Loans as of the cut-off date, except as otherwise indicated. All percentages of the Group II Loans are approximate percentages by aggregate principal balance of the Group II Loans as of the cut-off date, except as otherwise indicated, after deducting payments of principal due in the month of the cut-off date. Unless otherwise specified, all principal balances of the Group II Loans are as of the cut-off date, after such deduction, and are rounded to the nearest dollar.

                CREDIT SCORE DISTRIBUTION OF THE GROUP II LOANS

                                                     NUMBER OF                            PERCENT OF
CREDIT SCORE RANGE                                 MORTGAGE LOANS   PRINCIPAL BALANCE   GROUP II LOANS
------------------                                 --------------   -----------------   --------------
499 or Less......................................         29          $  2,413,176            1.55%
500 - 519........................................         31             3,086,274            1.99
520 - 539........................................         57             5,551,506            3.57
540 - 559........................................        102             9,830,705            6.33
560 - 579........................................        113            10,642,344            6.85
580 - 599........................................        119            10,277,282            6.61
600 - 619........................................        177            17,705,323           11.39
620 - 639........................................        258            17,991,488           11.58
640 - 659........................................        240            15,787,964           10.16
660 - 679........................................        216            16,616,995           10.69
680 - 699........................................        158            12,692,354            8.17
700 - 719........................................        122            10,879,973            7.00
720 - 739........................................        109             7,294,665            4.69
740 - 759........................................         77             7,590,524            4.88
760 or Greater...................................         50             3,705,142            2.38
                                                       -----          ------------          ------
Subtotal with Credit.............................      1,858           152,065,714           97.85
Not Available (1)................................         21             3,338,429            2.15
                                                       -----          ------------          ------
     Total Pool..................................      1,879          $155,404,143          100.00%
                                                       -----          ------------          ------
                                                       -----          ------------          ------

------------

(1) Mortgage loans indicated as having a credit score that is 'not available' include certain mortgage loans where the credit score was not provided by the related seller and mortgage loans where no credit history can be obtained for the related mortgagor.

        ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE GROUP II LOANS

                                                     NUMBER OF                            PERCENT OF
ORIGINAL MORTGAGE LOAN BALANCE                     MORTGAGE LOANS   PRINCIPAL BALANCE   GROUP II LOANS
------------------------------                     --------------   -----------------   --------------
$        0 -  100,000............................      1,500          $ 83,166,280           53.52%
   100,001 -  200,000............................        262            33,821,227           21.76
   200,001 -  300,000............................         62            14,929,864            9.61
   300,001 -  400,000............................         27             8,203,348            5.28
   400,001 -  500,000............................         16             6,779,895            4.36
   500,001 -  600,000............................          4             2,104,077            1.35
   600,001 -  700,000............................          3             1,736,002            1.12
   700,001 -  800,000............................          3             1,884,625            1.21
 1,200,001 - 1,300,000...........................          1             1,288,000            0.83
 1,400,001 - 1,500,000...........................          1             1,490,823            0.96
                                                       -----          ------------          ------
     Total.......................................      1,879          $155,404,143          100.00%
                                                       -----          ------------          ------
                                                       -----          ------------          ------

     As of the cut-off date, the average unpaid principal balance of the Group II Loans will be approximately $82,706.

     ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE SUB-GROUP II-1 LOANS

                                                 NUMBER OF                               PERCENT OF
ORIGINAL MORTGAGE LOAN BALANCE                 MORTGAGE LOANS   PRINCIPAL BALANCE   SUB-GROUP II-1 LOANS
------------------------------                 --------------   -----------------   --------------------
$      0 -  50,000...........................        61            $ 2,261,119               3.73%
  50,001 - 100,000...........................       308             24,558,240              40.54
 100,001 - 150,000...........................       205             24,268,332              40.06
 150,001 - 200,000...........................        51              8,394,282              13.86
 200,001 - 240,000...........................         6              1,102,079               1.82
                                                    ---            -----------             ------
     Total...................................       631            $60,584,050             100.00%
                                                    ---            -----------             ------
                                                    ---            -----------             ------

     As of the cut-off date, the average unpaid principal balance of the Sub-Group II-1 loans will be approximately $96,013.

     ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE SUB-GROUP II-2 LOANS

                                                 NUMBER OF                               PERCENT OF
ORIGINAL MORTGAGE LOAN BALANCE                 MORTGAGE LOANS   PRINCIPAL BALANCE   SUB-GROUP II-2 LOANS
------------------------------                 --------------   -----------------   --------------------
$        0 -  100,000........................      1,131           $56,346,922              59.43%
   100,001 -  200,000........................          6             1,158,614               1.22
   200,001 -  300,000........................         56            13,827,785              14.58
   300,001 -  400,000........................         27             8,203,348               8.65
   400,001 -  500,000........................         16             6,779,895               7.15
   500,001 -  600,000........................          4             2,104,077               2.22
   600,001 -  700,000........................          3             1,736,002               1.83
   700,001 -  800,000........................          3             1,884,625               1.99
 1,200,001 - 1,300,000.......................          1             1,288,000               1.36
 1,400,001 - 1,500,000.......................          1             1,490,823               1.57
                                                   -----           -----------             ------
     Total...................................      1,248           $94,820,093             100.00%
                                                   -----           -----------             ------
                                                   -----           -----------             ------

     As of the cut-off date, the average unpaid principal balance of the Sub-Group II-2 loans will be approximately $75,978.

                    NET MORTGAGE RATES OF THE GROUP II LOANS

                                                     NUMBER OF                            PERCENT OF
NET MORTGAGE RATES (%)                             MORTGAGE LOANS   PRINCIPAL BALANCE   GROUP II LOANS
----------------------                             --------------   -----------------   --------------
 3.000 -  3.499..................................          1          $     86,032            0.06%
 5.000 -  5.499..................................         13             1,203,986            0.77
 5.500 -  5.999..................................         15             3,262,799            2.10
 6.000 -  6.499..................................         63            15,130,555            9.74
 6.500 -  6.999..................................         90            14,300,586            9.20
 7.000 -  7.499..................................        314            24,890,607           16.02
 7.500 -  7.999..................................         79             6,021,946            3.88
 8.000 -  8.499..................................        145            11,431,895            7.36
 8.500 -  8.999..................................        387            25,454,153           16.38
 9.000 -  9.499..................................        584            35,829,165           23.06
 9.500 -  9.999..................................         55             5,123,801            3.30
10.000 - 10.499..................................         56             5,550,296            3.57
10.500 - 10.999..................................         25             2,258,700            1.45
11.000 - 11.499..................................         27             2,886,934            1.86
11.500 - 11.999..................................          9               622,553            0.40
12.000 - 12.499..................................          7               763,538            0.49
12.500 - 12.999..................................          4               174,926            0.11
13.000 - 13.499..................................          2               264,875            0.17
13.500 - 13.999..................................          1                43,398            0.03
14.500 - 14.999..................................          2               103,402            0.07
                                                       -----          ------------          ------
     Total.......................................      1,879          $155,404,143          100.00%
                                                       -----          ------------          ------
                                                       -----          ------------          ------

     As of the cut-off date, the weighted average Net Mortgage Rate of the Group II Loans will be approximately 8.1534% per annum.

                      MORTGAGE RATES OF THE GROUP II LOANS

                                                    NUMBER OF                             PERCENT OF
MORTGAGE RATES (%)                                MORTGAGE LOANS   PRINCIPAL BALANCE    GROUP II LOANS
------------------                                --------------   -----------------    --------------
 3.500 -  3.999.................................          1          $     86,032             0.06%
 5.500 -  5.999.................................          3               215,665             0.14
 6.000 -  6.499.................................         21             2,463,624             1.59
 6.500 -  6.999.................................         48            12,075,541             7.77
 7.000 -  7.499.................................         69            15,540,867            10.00
 7.500 -  7.999.................................         64             7,524,114             4.84
 8.000 -  8.499.................................        301            22,330,567            14.37
 8.500 -  8.999.................................        151            11,355,687             7.31
 9.000 -  9.499.................................        426            26,947,996            17.34
 9.500 -  9.999.................................        595            37,809,145            24.33
10.000 - 10.499.................................         47             4,388,567             2.82
10.500 - 10.999.................................         59             5,964,569             3.84
11.000 - 11.499.................................         29             2,813,144             1.81
11.500 - 11.999.................................         28             2,398,599             1.54
12.000 - 12.499.................................         20             2,010,735             1.29
12.500 - 12.999.................................          3               313,663             0.20
13.000 - 13.499.................................          7               681,195             0.44
13.500 - 13.999.................................          3               324,063             0.21
14.000 - 14.499.................................          2                56,968             0.04
15.000 - 15.499.................................          2               103,402             0.07
                                                      -----          ------------           ------
     Total......................................      1,879          $155,404,143           100.00%
                                                      -----          ------------           ------
                                                      -----          ------------           ------

     As of the cut-off date, the weighted average mortgage rate of the Group II Loans will be approximately 8.8511% per annum.

     As of the cut-off date, the weighted average mortgage rate of the Sub-Group II-1 loans will be approximately 8.8289%.

     As of the cut-off date, the weighted average mortgage rate of the Sub-Group II-2 loans will be approximately 8.8653%.

              ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP II LOANS

                                                     NUMBER OF                            PERCENT OF
ORIGINAL LOAN-TO-VALUE RATIO (%)                   MORTGAGE LOANS   PRINCIPAL BALANCE   GROUP II LOANS
--------------------------------                   --------------   -----------------   --------------
 0.01 -  50.00...................................         10          $  2,382,052            1.53%
50.01 -  55.00...................................          6               442,108            0.28
55.01 -  60.00...................................         16             3,210,484            2.07
60.01 -  65.00...................................         34             4,569,308            2.94
65.01 -  70.00...................................         42             5,507,133            3.54
70.01 -  75.00...................................         63             9,820,087            6.32
75.01 -  80.00...................................      1,532           105,858,567           68.12
80.01 -  85.00...................................         48             6,792,175            4.37
85.01 -  90.00...................................         78            11,642,843            7.49
90.01 -  95.00...................................         15             1,651,241            1.06
95.01 - 100.00...................................         30             3,140,329            2.02
LTV >100.00......................................          5               387,816            0.25
                                                       -----          ------------          ------
     Total.......................................      1,879          $155,404,143          100.00%
                                                       -----          ------------          ------
                                                       -----          ------------          ------

     The weighted average loan-to-value ratio at origination of the Group II Loans will be approximately 78.94%.

     As of the cut-off date all of the Group II Loans have loan-to-value ratios equal to or less than 100% based upon a broker's price opinion or a statistical evaluation of the related mortgaged property or through a reduction in the principal balance of the related mortgage loan from payments by the mortgagor.

     GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE GROUP II LOANS

                                                     NUMBER OF                            PERCENT OF
STATE                                              MORTGAGE LOANS   PRINCIPAL BALANCE   GROUP II LOANS
-----                                              --------------   -----------------   --------------
Ohio.............................................      1,441          $ 88,599,248           57.01%
California.......................................        111            26,067,677           16.77
Florida..........................................         78             6,722,966            4.33
Georgia..........................................         40             5,532,885            3.56
Other (1)........................................        209            28,481,367           18.33
                                                       -----          ------------          ------
     Total.......................................      1,879          $155,404,143          100.00%
                                                       -----          ------------          ------
                                                       -----          ------------          ------

------------

(1) Other includes states and the District of Columbia with under 3% concentrations individually.

     No more than 1.7% of the Group II Loans will be secured by mortgaged properties located in any one zip code area in Ohio and no more than 1.0% of the Group II Loans will be secured by mortgaged properties located in any one zip code area outside Ohio.

                  MORTGAGE LOAN PURPOSE OF THE GROUP II LOANS

                                                     NUMBER OF                            PERCENT OF
LOAN PURPOSE                                       MORTGAGE LOANS   PRINCIPAL BALANCE   GROUP II LOANS
------------                                       --------------   -----------------   --------------
Purchase.........................................      1,733          $131,473,337           84.60%
Rate/Term Refinance..............................         41             7,758,464            4.99
Equity Refinance.................................        105            16,172,342           10.41
                                                       -----          ------------          ------
     Total.......................................      1,879          $155,404,143          100.00%
                                                       -----          ------------          ------
                                                       -----          ------------          ------

     The weighted average loan-to-value ratio at origination of rate and term refinance of Group II Loans will be 67.64%. The weighted average loan-to-value ratio at origination of equity refinance of Group II Loans will be 73.29%.

                     OCCUPANCY TYPES OF THE GROUP II LOANS

                                                     NUMBER OF                            PERCENT OF
OCCUPANCY                                          MORTGAGE LOANS   PRINCIPAL BALANCE   GROUP II LOANS
---------                                          --------------   -----------------   --------------
Primary Residence................................        957          $ 99,001,494           63.71%
Second/Vacation..................................          2               277,980            0.18
Non Owner-occupied...............................        920            56,124,669           36.12
                                                       -----          ------------          ------
     Total.......................................      1,879          $155,404,143          100.00%
                                                       -----          ------------          ------
                                                       -----          ------------          ------

                 MORTGAGED PROPERTY TYPES OF THE GROUP II LOANS

                                                     NUMBER OF                            PERCENT OF
PROPERTY TYPE                                      MORTGAGE LOANS   PRINCIPAL BALANCE   GROUP II LOANS
-------------                                      --------------   -----------------   --------------
Single-family detached...........................      1,092          $ 96,529,608           62.12%
Planned Unit Developments (detached).............         38             7,240,772            4.66
Two- to four-family units........................        649            42,703,916           27.48
Condo Low-Rise (less than 5 stories).............         21             1,696,922            1.09
Condo Mid-Rise (5 to 8 stories)..................          1               211,087            0.14
Condo High-Rise (9 stories or more)..............         39             2,933,774            1.89
Manufactured Home................................         15               971,305            0.63
Townhouse........................................         13               566,692            0.36
Planned Unit Developments (attached).............         10             1,262,066            0.81
Cooperative Units................................          1             1,288,000            0.83
                                                       -----          ------------          ------
     Total.......................................      1,879          $155,404,143          100.00%
                                                       -----          ------------          ------
                                                       -----          ------------          ------

           NEXT INTEREST RATE ADJUSTMENT DATES OF THE GROUP II LOANS

                                                    NUMBER OF                             PERCENT OF
NEXT INTEREST ADJUSTMENT DATE                     MORTGAGE LOANS   PRINCIPAL BALANCE    GROUP II LOANS
-----------------------------                     --------------   -----------------    --------------
January 2000....................................        131          $ 15,833,589            10.19%
February 2000...................................        101             7,773,370             5.00
March 2000......................................         79             6,953,049             4.47
April 2000......................................        126             8,527,456             5.49
May 2000........................................        174            11,782,003             7.58
June 2000.......................................        176            11,460,287             7.37
July 2000.......................................        256            17,307,986            11.14
August 2000.....................................        206            12,956,428             8.34
September 2000..................................        169            10,490,686             6.75
October 2000....................................         86             6,247,263             4.02
November 2000...................................         78             5,946,216             3.83
December 2000...................................         76             5,589,198             3.60
January 2001....................................         16             1,451,432             0.93
February 2001...................................          9               811,086             0.52
March 2001......................................          9             1,171,884             0.75
April 2001......................................         21             3,170,652             2.04
May 2001........................................         11             1,999,686             1.29
June 2001.......................................         16             2,215,344             1.43
July 2001.......................................         32             2,717,536             1.75
August 2001.....................................         28             3,049,924             1.96
September 2001..................................         12             1,225,364             0.79
October 2001....................................          5               616,315             0.40
November 2001...................................          1               159,880             0.10
December 2001...................................          2             1,829,464             1.18
January 2002....................................          1                51,786             0.03
February 2002...................................          1               445,929             0.29
March 2002......................................          1                47,472             0.03
April 2002......................................          2               570,425             0.37
May 2002........................................          4               663,699             0.43
June 2002.......................................          4               813,606             0.52
July 2002.......................................          5               457,113             0.29
August 2002.....................................          3               163,616             0.11
September 2002..................................          2               236,668             0.15
October 2002....................................          4               639,563             0.41
November 2002...................................          1               111,419             0.07
January 2003....................................          1               155,613             0.10
June 2003.......................................          1               332,804             0.21
September 2003..................................          1               318,162             0.20
October 2003....................................          1                82,669             0.05
January 2004....................................          2               388,799             0.25
April 2004......................................          1               417,021             0.27
June 2004.......................................          2               591,500             0.38
July 2004.......................................          4               650,176             0.42
August 2004.....................................          8             2,981,625             1.92
September 2004..................................          2               551,702             0.36
November 2005...................................          1             1,288,000             0.83
March 2006......................................          1               335,337             0.22
September 2006..................................          1               252,770             0.16
April 2008......................................          1               406,804             0.26
January 2009....................................          1               341,797             0.22
February 2009...................................          1               495,992             0.32
June 2009.......................................          1               294,359             0.19
July 2009.......................................          1                31,622             0.02
                                                      -----          ------------           ------
     Total......................................      1,879          $155,404,143           100.00%
                                                      -----          ------------           ------
                                                      -----          ------------           ------

     As of the cut-off date, the weighted average months to next interest rate adjustment date will be approximately 12.

                       NOTE MARGINS OF THE GROUP II LOANS

                                                    NUMBER OF                             PERCENT OF
NOTE MARGINS (%)                                  MORTGAGE LOANS   PRINCIPAL BALANCE    GROUP II LOANS
----------------                                  --------------   -----------------    --------------
 1.000 -  1.499.................................          1          $     57,225             0.04%
 2.000 -  2.499.................................         23             5,543,465             3.57
 2.500 -  2.999.................................        114            27,458,035            17.67
 3.000 -  3.499.................................         35             3,469,651             2.23
 3.500 -  3.999.................................         62             4,588,259             2.95
 4.000 -  4.499.................................        761            48,818,851            31.41
 4.500 -  4.999.................................        604            33,931,203            21.83
 5.000 -  5.499.................................         31             2,320,265             1.49
 5.500 -  5.999.................................         30             3,538,846             2.28
 6.000 -  6.499.................................         54             7,998,063             5.15
 6.500 -  6.999.................................         60             7,312,769             4.71
 7.000 -  7.499.................................         46             5,107,100             3.29
 7.500 -  7.999.................................         28             2,318,659             1.49
 8.000 -  8.499.................................         18             1,765,812             1.14
 8.500 -  8.999.................................          5               427,351             0.27
 9.000 -  9.499.................................          4               353,920             0.23
 9.500 -  9.999.................................          1                62,834             0.04
10.000 - 10.499.................................          1                40,568             0.03
10.500 - 10.999.................................          1               291,268             0.19
                                                      -----          ------------           ------
     Total......................................      1,879          $155,404,143           100.00%
                                                      -----          ------------           ------
                                                      -----          ------------           ------

     As of the cut-off date, the weighted average note margin of the Group II Loans will be approximately 4.3292% per annum.

                  MAXIMUM MORTGAGE RATES OF THE GROUP II LOANS

                                                    NUMBER OF                             PERCENT OF
MAXIMUM MORTGAGE RATES (%)                        MORTGAGE LOANS   PRINCIPAL BALANCE    GROUP II LOANS
--------------------------                        --------------   -----------------    --------------
 9.000 -  9.999.................................          3          $    758,336             0.49%
10.000 - 10.999.................................         30             3,027,908             1.95
11.000 - 11.999.................................          9             2,182,400             1.40
12.000 - 12.999.................................         55            15,632,287            10.06
13.000 - 13.999.................................        121            16,666,693            10.72
14.000 - 14.999.................................        547            40,530,402            26.08
15.000 - 15.999.................................        907            55,050,952            35.42
16.000 - 16.999.................................        107            12,673,770             8.16
17.000 - 17.999.................................         55             5,238,776             3.37
18.000 - 18.999.................................         30             2,193,201             1.41
19.000 - 19.999.................................         10               970,960             0.62
20.000 - 20.999.................................          4               464,886             0.30
21.000 - 21.999.................................          1                13,570             0.01
                                                      -----          ------------           ------
     Total......................................      1,879          $155,404,143           100.00%
                                                      -----          ------------           ------
                                                      -----          ------------           ------

     As of the cut-off date, the weighted average maximum mortgage rate of the Group II Loans will be approximately 14.6951% per annum.

STANDARD HAZARD INSURANCE AND PRIMARY MORTGAGE INSURANCE

     Each mortgage loan is required to be covered by a standard hazard insurance policy. See 'Servicing of Loans -- Maintenance of Insurance Policies and Other Servicing Procedures' in the prospectus. In addition, the depositor has represented that, to the best of the depositor's knowledge, each of the mortgage loans with loan-to-value ratios at origination in excess of 80% will be insured by a primary mortgage guaranty insurance policy (except for 20.9% and 12.6% of the Group I Loans and Group II Loans, respectively, which are mortgage loans with a loan-to-value ratio at origination in excess of 80% that are not insured by a primary mortgage guaranty insurance policy) covering the amount of such mortgage loan in excess of 75% (or, with respect to six of the Group I Loans representing approximately 1.4% of the Group I Loans, some other percentage) of the value of the related mortgaged property used in determining such loan-to-value ratio, unless and until the principal balance of the mortgage loan is reduced to a level that would produce a loan-to-value ratio equal to or less than 80%. Mortgage loans which are subject to negative amortization will only be covered by a primary mortgage guaranty insurance policy if such coverage was so required upon their origination, notwithstanding that subsequent negative amortization may cause such mortgage loan's loan-to-value ratio (based on the then-current balance) to subsequently exceed the limits which would have required such coverage upon their origination. Substantially all of such primary mortgage guaranty insurance policies were issued by General Electric Mortgage Insurance Corporation, Republic Mortgage Insurance Company, United Guaranty Residential Insurance Company and Mortgage Guaranty Insurance Corporation, each a 'primary insurer.' The depositor has represented that each primary insurer has a claims-paying ability currently acceptable to Standard & Poor's and Fitch; however, there is no assurance as to the actual ability of any primary insurer to pay claims. See 'Insurance Policies on Mortgage Loans or Contracts -- Standard Hazard Insurance on Mortgaged Properties' and ' -- Primary Mortgage Insurance Policies' in the prospectus.

PRODUCT TYPES

THE PORTFOLIO TRANSACTION PROGRAM

     All of the mortgage loans included in the trust were acquired and evaluated under Residential Funding's 'Portfolio Transaction' program. The Portfolio Transaction program targets loans with document deficiencies, program violations, unusual property types, seasoned loans, delinquent loans, loans originated for portfolio, and loans not eligible for Residential Funding's standard programs. The Portfolio Transaction loans are placed by Residential Funding into various categories. The mortgage loans fall into the categories of 'Portfolio Programs,' 'Program Violations,' 'Phoenix Program' and 'Seasoned Loans.'

     Portfolio Programs. Approximately 0.03% and 57.8% of the Group I Loans and Group II Loans, respectively, all of which were acquired by Residential Funding in bulk or flow sales, were originated for portfolio and not pursuant to any of Residential Funding's standard mortgage loan purchase programs or any other secondary market program. Typically, as is the case with the Group I Loans and Group II Loans, these loans were originated under programs offered by financial depository institutions that were designed to provide the financial institution with a competitive origination advantage. This was achieved by permitting loan terms and underwriting criteria that did not conform with typical secondary market standards, with the intention that these loans would be held in the originating institution's portfolio rather than sold in the secondary market. However, for various reasons including merger or acquisition or other financial considerations specific to the originating institution, that institution offered the loans for sale, and the loans were acquired by Residential Funding in the secondary market. The specific programs under which the mortgage loans included in the trust were purchased by Residential Funding are described in the two following paragraphs.

     Program Violations. Approximately 91.3% and 31.8% of the Group I Loans and Group II Loans, respectively, were originated for sale in the secondary market with the intention that the loans would meet the criteria and underwriting guidelines of a standard loan purchase programs of Residential Funding, Fannie Mae or Freddie Mac, or another secondary market participant. However, after origination it was determined that the loans did not meet the requirements of the intended program for any of a number of reasons, including the failure to reach required loan-to-value ratios, debt-to-income ratios or credit scores, or the mortgage file had document deficiencies.

     Phoenix Program. Approximately 0.7% and 0.4% of the Group I Loans and Group II loans, respectively, were originated in accordance with Residential Funding's Phoenix Program. This program was initiated as a loss mitigation tool designed to refinance delinquent mortgage loans. The program was set up to give a fresh start to borrowers who had the ability and willingness to continue to pay. The loans were originated by a variety of sellers who sold the loans servicing released to Residential Funding. All of these loans are currently serviced by HomeComings. Mortgage loans refinanced under the Phoenix program typically were originated prior to December 1997, were sold servicing released to Residential Funding, and may have been included in a previously securitized mortgage pool and then repurchased by Residential Funding following default. Many of the loans refinanced under the Phoenix program involved borrowers who had suffered substantial loss of equity in their homes due to the decline in real estate values in the late 1980s and early 1990s. The Group II Loans originated under the Phoenix program are adjustable rate loans based on the One-Year U.S. Treasury index. In many cases, amounts owing under the loan being refinanced were capitalized. The Phoenix program used an abbreviated origination process, under which a title search was obtained rather than a title insurance policy, an appraisal was not required and a primary insurance policy was not required. The loan-to-value ratio for any Phoenix loan in the trust is based on the value of the related mortgaged property at origination of the original loan; no new appraisal is required in connection with the new loan.

     Seasoned Loans. Approximately 8.0% and 10.0% of the Group I Loans and Group II Loans, respectively, are mortgage loans acquired by Residential Funding through the exercise of the right to repurchase the loans in a mortgage pool previously securitized by Residential Funding or any of its affiliates, or are other seasoned loans. They are typically not purchased through Residential Funding's standard loan purchase programs, because these programs require underwriting documentation that cannot be readily provided for seasoned loans. These loans are seasoned longer than thirteen months. Due to the length of time since origination, no assurance can be given as to whether such loans would conform with current underwriting criteria or documentation requirements.

     The following tables set forth the additional information with respect to the mortgage loans and product types described above:

                         GROUP I LOANS BY PRODUCT TYPES

                                                                           DELINQUENCY AS OF    ORIGINAL
                              NUMBER                  PERCENT              THE CUT-OFF DATE     WEIGHTED     WEIGHTED
                                OF                       OF                ----------------      AVERAGE      AVERAGE
                             GROUP I     PRINCIPAL    GROUP I               30-59     60-89     LOAN-TO-     SEASONING
PRODUCT TYPE                  LOANS       BALANCE      LOANS     CURRENT    DAYS       DAYS    VALUE RATIO   (MONTHS)
------------                  -----       -------      -----     -------    ----       ----    -----------   --------
Phoenix Program.............     1      $   447,542      0.68%     0.00%   100.00%     0.00%       86%           18
Portfolio Program...........     1           17,042      0.03    100.00      0.00      0.00        95           261
Program Violations..........   494       60,027,774     91.27     94.38      4.67      0.95        82            11
Seasoned Loans..............    20        5,274,593      8.02     74.20     22.84      2.97        66           107
                               ---      -----------    ------    ------    ------      ----        --           ---
Total or Weighted Average...   516      $65,766,951    100.00%    92.12%     6.77%     1.11%       81%           19
                               ---      -----------    ------    ------    ------      ----        --           ---
                               ---      -----------    ------    ------    ------      ----        --           ---

                        GROUP II LOANS BY PRODUCT TYPES

                                                                             DELINQUENCY AS OF    ORIGINAL
                             NUMBER                     PERCENT              THE CUT-OFF DATE     WEIGHTED     WEIGHTED
                               OF                         OF                 -----------------     AVERAGE      AVERAGE
                            GROUP II     PRINCIPAL     GROUP II               30-59     60-89     LOAN-TO-     SEASONING
PRODUCT TYPE                  LOANS       BALANCE        LOANS     CURRENT    DAYS       DAYS    VALUE RATIO   (MONTHS)
------------                  -----       -------        -----     -------    ----       ----    -----------   --------
Phoenix Program............       2     $    672,305       0.43%     0.00%   100.00%     0.00%       81%           54
Portfolio Program..........   1,469       89,782,410      57.77     99.51      0.49      0.00        80             8
Program Violations.........     341       49,439,521      31.81     95.36      3.58      1.06        79            12
Seasoned Loans.............      67       15,509,907       9.98     97.64      2.36      0.00        75           133
                              -----     ------------     ------    ------    ------      ----        --           ---
Total or Weighted
  Average..................   1,879     $155,404,143     100.00%    97.57%     2.09%     0.34%       79%           22
                              -----     ------------     ------    ------    ------      ----        --           ---
                              -----     ------------     ------    ------    ------      ----        --           ---

     Evaluation Standards for Portfolio Transaction Loans. Every Portfolio Transaction loan was evaluated by Residential Funding to determine whether the characteristics of the loan, the borrower and the collateral, taken as a whole, represent a prudent lending risk. The factors considered include:

      an evaluation of the financial capacity and eligibility of the seller and/or servicer of the loan,

      the representations and warranties made by the seller,

      the loan's payment terms and characteristics,

      the borrower's credit score,
      the value of the mortgaged property,

      the credit and legal documentation associated with the mortgage loan, and the seasoning of the mortgage loan.

     Residential Funding orders an updated credit score for each loan reviewed. The value of the mortgaged property is validated by review of the original appraisal, by obtaining a drive-by appraisal, by obtaining a statistical value, or by a broker's price opinion. Broker's price opinions are obtained if, among other reasons, the loan is delinquent or the principal balance of the loan exceeds $400,000.

     Many of the Portfolio Transaction loans include characteristics representing underwriting deficiencies as compared to other mortgage loans originated in compliance with standard origination programs for the secondary mortgage market. In addition, some of the mortgaged properties for these loans are not typically permitted in the secondary market, including mixed-use properties, incomplete properties, properties with deferred maintenance, and properties with excess acreage.

RESIDENTIAL FUNDING CORPORATION

     Residential Funding Corporation ('Residential Funding') will be responsible for master servicing the mortgage loans. Such responsibilities will include the receipt of funds from subservicers, the reconciliation of servicing activity with respect to the mortgage loans, investor reporting, remittances to the trustee to accommodate distributions to certificateholders, follow-up with subservicers with respect to mortgage loans that are delinquent or for which servicing decisions may need to be made, management and liquidation of mortgaged properties acquired by foreclosure or deed in lieu of foreclosure, notices and other responsibilities as detailed in the pooling and servicing agreement.

     Residential Funding and its affiliates are active purchasers of non-conforming mortgage loans and have sold a substantial amount of mortgage loans that do not present certain of the special risk factors presented by the mortgage loans as described in this prospectus supplement. Residential Funding serves as the master servicer for transactions backed by most of such mortgage loans. As a result of the program criteria and underwriting standards of the Group I Loans and Group II Loans, the Group I Loans and Group II Loans may experience rates of delinquency, foreclosure and loss that are higher than those experienced by other pools of mortgage loans for which Residential Funding acts as master servicer.

SERVICING

     Primary servicing will be provided with respect to approximately 56.3% and 32.0% of the Group I Loans and Group II Loans, respectively, by Cenlar Federal Savings Bank ('Cenlar'), a wholly owned subsidiary of Cenlar Capital Corp. Cenlar is subservicing such mortgage loans pursuant to a subservicing agreement with the master servicer. Cenlar is engaged primarily in the servicing industry and has been servicing mortgage loans since 1965. Cenlar's executive offices are located at 425 Phillips Boulevard, Ewing, New Jersey 08618.

     Primary servicing will be provided by Liberty Lending with respect to approximately 57.8% of the Group II Loans. Liberty Lending is subservicing such mortgage loans pursuant to a subservicing agreement with the master servicer. Liberty Lending's servicing operations are located at 2251 Rombach Avenue, Wilmington, Ohio 45177.

SPECIAL SERVICING

     Pursuant to the pooling and servicing agreement, Residential Funding will be responsible for performing, directly or through an affiliate, special servicing functions with respect to those mortgage loans that are currently being subserviced by Cenlar, GMAC Mortgage and HomeComings. Such mortgage loans comprise approximately 85.2% and 35.9% of the Group I Loans and Group II Loans, respectively. If and when a mortgage loan becomes 90 or more days delinquent, Residential Funding will start the process of transferring the servicing for such mortgage loan to Residential Funding's Asset Resolution Division ('ARD'), a division of HomeComings Financial Network, Inc., a wholly owned subsidiary of Residential Funding.

     ARD specializes in the servicing of sub-prime mortgage loans, the acquisition and management of sub-performing and non-performing mortgage loans and the real property securing such loans ('REO'). This division has been engaged to perform the primary servicing for the AlterNet Program and has acquired mortgage loan portfolios from the Resolution Trust Corporation and private investors. ARD's servicing operations are located at 9275 Sky Park Court, Third Floor, San Diego, California 92123.

     Residential Funding's Asset Resolution Division was awarded a 'Special Servicer' designation from Standard & Poor's and Fitch in March 1999.

ADDITIONAL INFORMATION

     The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage pool as constituted at the close of business on the cut-off date, after deducting payments of principal due in the month of December. Prior to the issuance of the Class A Certificates, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise, if the depositor or Residential Funding deems such removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the Class A Certificates. The depositor believes that the information set forth in this prospectus supplement will be substantially representative of the characteristics of the mortgage pool as it will be constituted at the time the Class A Certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans in the mortgage pool may vary.

     A Current Report on Form 8-K, together with the pooling and servicing agreement, will be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of the Class A Certificates. In the event mortgage loans are removed from or added to the mortgage pool as set forth in the preceding paragraph, such removal or addition will be noted in the Current Report on Form 8-K.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Series 1999-RS5 Mortgage Asset-Backed Pass-Through Certificates will consist of the following eight classes:

      Class A-I Certificates;

      Class A-II-1 Certificates, Class A-II-2 Certificates and Class A-II-3 Certificates;

      Class SB-I Certificates and Class SB-II Certificates; and

      Class R-I Certificates and Class R-II Certificates.

     The Class A-I Certificates, Class A-II-1 Certificates, Class A-II-2 Certificates and Class A-II-3 Certificates are referred to in this prospectus supplement collectively as the Class A Certificates. Only the Class A Certificates are offered by this prospectus supplement. See 'Glossary of Terms' in this prospectus supplement or 'Glossary' in the prospectus for the meanings of capitalized terms and acronyms not otherwise defined in this prospectus supplement.

     The certificates in the aggregate will evidence the entire beneficial ownership interest in the trust. The trust will consist of:

      the mortgage loans;

      the assets as from time to time are identified as deposited in respect of the mortgage loans in the custodial account and in the certificate account and belonging to the trust;

      property acquired by foreclosure of the mortgage loans or deed in lieu of foreclosure;

      any applicable primary insurance policies and standard hazard insurance policies;

      the certificate guaranty insurance policy; and

      all proceeds of the foregoing.

     The Class A Certificates will be issued, maintained and transferred on the book-entry records of DTC and its participants. The Class A Certificates will be issued in minimum denominations of $25,000 and integral multiples of $1 in excess thereof.

     The Class A Certificates will be represented by one or more certificates registered in the name of the nominee of DTC. The depositor has been informed by DTC that DTC's nominee will be Cede & Co. No beneficial owner will be entitled to receive a definitive certificate, except as set forth in the prospectus under 'Description of the Certificates -- Form of Certificates.' Investors in the Class A Certificates may elect to hold their Class A Certificates through DTC in the United States or Cedel or Euroclear in Europe. Cedel and

Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their depositaries, which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. Unless and until definitive certificates are issued for the Class A Certificates under the limited circumstances described in this prospectus supplement:

      all references to actions by certificateholders with respect to the Class A Certificates shall refer to actions taken by DTC upon instructions from its participants; and

      all references in this prospectus supplement to distributions, notices, reports and statements to certificateholders with respect to the Class A Certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Class A Certificates, for distribution to beneficial owners by DTC in accordance with DTC procedures.

     DTC has advised the depositor that management of DTC is aware that some computer applications, systems, and the like for processing data that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter 'Year 2000 problems.' DTC has informed its participants and other members of the financial community that it has developed and is implementing a program so that its systems, as the same relate to the timely payment of distributions, including principal and interest payments, to securityholders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     However, DTC's ability to perform properly its services is also dependent upon other parties, including, but not limited to, issuers and their agents, as well as DTC's direct and indirect participants and third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the industry that it is contacting, and will continue to contact, third party vendors from whom DTC acquires services to:

      impress upon them the importance of such services being year 2000 compliant; and

      determine the extent of their efforts for year 2000 remediation and, as appropriate, testing of their services.

     In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

     According to DTC, the foregoing information with respect to DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

BOOK-ENTRY REGISTRATION OF THE CLASS A CERTIFICATES

     General. Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Class A Certificates may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal of and interest on the Class A Certificates from the paying agent through DTC and participants. Accordingly, beneficial owners may experience delays in their receipt of payments. Unless and until definitive certificates are issued for the Class A Certificates, it is anticipated that the only registered certificateholder of the Class A Certificates will be Cede & Co., as nominee of DTC. Beneficial owners will not be recognized by the trustee or the master servicer as certificateholders, as such term is used in the pooling and servicing agreement, and beneficial owners will be permitted to receive information furnished to certificateholders and to exercise the rights of certificateholders only indirectly through DTC, its participants and indirect participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of Class A Certificates among participants and to receive and transmit distributions of principal of, and interest on, the Class A Certificates. Participants and indirect participants with which beneficial owners have accounts with respect to the Class A Certificates similarly are required to make book-entry transfers and receive and transmit distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates evidencing their interests in the Class A Certificates, DTC's rules provide a mechanism by which beneficial owners, through their participants and indirect participants, will receive distributions and will be able to transfer their interests in the Class A Certificates. Transfers between participants will occur in accordance with DTC's rules. Transfers between Cedel participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

     None of the depositor, the master servicer or the trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Class A Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Definitive Certificates. Definitive certificates will be issued to beneficial owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the prospectus under 'Description of the Certificates -- Form of Certificates.'

     Upon the occurrence of an event described in the prospectus in the third paragraph under 'Description of the Certificates -- Form of Certificates,' the trustee is required to notify, through DTC, participants who have ownership of Class A Certificates as indicated on the records of DTC of the availability of definitive certificates for their Class A Certificates. Upon surrender by DTC of the definitive certificates representing the Class A Certificates and upon receipt of instructions from DTC for re-registration, the trustee will reissue the Class A Certificates as definitive certificates issued in the respective principal amounts owned by individual beneficial owners, and thereafter the trustee and the master servicer will recognize the holders of the definitive certificates as certificateholders under the pooling and servicing agreement.

     For additional information regarding DTC, Cedel and Euroclear and the Class A Certificates, see 'Description of the Certificates -- Form of Certificates' in the prospectus.

GLOSSARY OF TERMS

     The following terms are given the meanings shown below to help describe the cash flows on the certificates:

     ACCRUED CERTIFICATE INTEREST -- For any Distribution Date and class of Class A Certificates, an amount equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of the certificates of that class immediately prior to that Distribution Date at the related pass-through rate less interest shortfalls from the related loan group, if any, allocated thereto for that Distribution Date, to the extent not covered with respect to the Class A Certificates by the subordination provided by the Class SB Certificates, including:

          (1) the interest portions of Realized Losses on the related loan group, including Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses, and Extraordinary Losses not allocated through subordination;

          (2) the interest portion of any advances for the related loan group that were made with respect to delinquencies that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses;

          (3) any interest shortfall allocated thereto, as described under 'Description of the Certificates -- Interest Distributions' in this prospectus supplement, as a result of Deferred Interest; and

          (4) any other interest shortfalls for the related loan group not covered by subordination, including interest shortfalls relating to the Soldiers' and Sailors' Civil Relief Act of 1940, or similar legislation or regulations, all allocated as described below.

     Any reductions will be allocated among the holders of all related classes of certificates in proportion to the respective amounts of Accrued Certificate Interest that would have been payable on that Distribution Date absent these reductions. Accrued Certificate Interest on each class of Class A Certificates will be distributed on a pro rata basis. Accrued Certificate Interest on the Fixed Rate Certificates is calculated on the basis of a 360-day year consisting of twelve 30-day months. Accrued Certificate Interest on the Adjustable Rate Certificates will be calculated on the basis of the actual number of days in the Interest Accrual Period and a 360-day year.

     ADJUSTABLE RATE CERTIFICATES -- The Class A-II-1 and Class A-II-2 Certificates.

     AVAILABLE DISTRIBUTION AMOUNT -- For any Distribution Date and each loan group, an amount equal to the sum of the following amounts, net of amounts reimbursable therefrom to the master servicer and any subservicer:

      the aggregate amount of scheduled payments on the related mortgage loans due during the related due period and received on or prior to the related determination date, after deduction of the related master servicing fees and any subservicing fees, which are collectively referred to as the servicing fees, and the premium payable on the certificate guaranty insurance policy;

      certain unscheduled payments, including mortgagor prepayments on the related mortgage loans, Insurance Proceeds, Liquidation Proceeds and proceeds from repurchases of and substitutions for the related mortgage loans occurring during the preceding calendar month; and

      all advances on the related mortgage loans made for that Distribution
      Date.

     In addition to the foregoing amounts, with respect to unscheduled collections, not including mortgagor prepayments, the master servicer may elect to treat those amounts as included in the Available Distribution Amount for a loan group for the Distribution Date in the month of receipt, but is not obligated to do so. As described in this prospectus supplement under ' -- Principal Distributions on the Class A Certificates,' any amount with respect to which that election is so made shall be treated as having been received on the last day of the preceding calendar month for the purposes of calculating the amount of principal and interest distributions to any class of certificates. With respect to any Distribution Date:

      the due period is the calendar month in which that Distribution Date occurs;

      the determination date is the 20th day of the month in which that Distribution Date occurs or, if that day is not a business day, the immediately succeeding business day; and

      the due date is the date on which a monthly payment for a mortgage loan is due.

     On any Distribution Date, the premium rate is equal to one-twelfth of the product of the percentage specified in the Insurance and Indemnity Agreement, dated as of December 23, 1999, among the insurer, the depositor, the trustee and the master servicer, and the aggregate Certificate Principal Balance of the related Class A Certificates immediately prior to that Distribution Date.

     CERTIFICATE PRINCIPAL BALANCE -- For any Class A Certificate as of any date of determination, an amount equal to the initial Certificate Principal Balance of that certificate, plus any Deferred Interest allocated thereto, as described under 'Description of the Certificates -- Interest Distributions' in this prospectus supplement, not paid as part of the Interest Distribution Amount on the related Distribution Date, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to that certificate, including amounts paid pursuant to the certificate guaranty insurance policy, and (b) any reductions in the Certificate Principal Balance of that certificate deemed to have occurred in connection with allocations of Realized Losses in the manner described in this prospectus supplement, other than any amounts that have been paid pursuant to the certificate guaranty insurance policy. The initial Certificate Principal Balance of each class of Class SB Certificates is equal to the excess, if any, of (a) the initial aggregate Stated Principal Balance of the mortgage loans in the related loan group over (b) the initial aggregate Certificate Principal Balance of the Class A-I Certificates or Class A-II Certificates, as applicable.

     CLASS A-II BASIS RISK SHORTFALL -- The excess of (x) Accrued Certificate Interest on the Class A-II-1 Certificates or Class A-II-2 Certificates, as applicable, calculated at a rate equal to One-Month LIBOR plus the applicable spread (not to exceed the Group II Max Rate), over (y) the Accrued Certificate Interest on the Class A-II-1 Certificates or Class A-II-2 Certificates, as applicable, calculated at the then-applicable pass-through rate.

     CLASS A-II-3 LOCKOUT DISTRIBUTION AMOUNT -- For any Distribution Date prior to the Distribution Date in January 2003, the product of (x) the Class A-II-3 Lockout Percentage for that Distribution Date and (y) the Class A-II-3 Pro Rata Distribution Amount for that Distribution Date. In no event shall the Class A-II-3 Lockout Distribution Amount for a Distribution Date exceed the Principal Distribution Amount for Loan Group II for that Distribution Date.

     CLASS A-II-3 LOCKOUT PERCENTAGE -- For each Distribution Date, the applicable percentage set forth below:

                                                               LOCKOUT
                     DISTRIBUTION DATES                       PERCENTAGE
                     ------------------                       ----------
January 2000 through and including May 2001.................       0%
June 2001 through and including December 2002...............     500%

     CLASS A-II-3 PRO RATA DISTRIBUTION AMOUNT -- For any Distribution Date, an amount equal to the product of (x) the ratio of (i) the Class A-II-3 Certificate Principal Balance immediately prior to that Distribution Date over (ii) the aggregate Certificate Principal Balance of the Class A-II Certificates immediately prior to that Distribution Date and (y) the aggregate Principal Distribution Amount attributable to the Group II Loans for such Distribution Date; provided, however, that the total principal collections allocable to the Class A-II-3 Certificates from Sub-Group II-1 shall not exceed $9,372,346.89 and from Sub-Group II-2 shall not exceed $15,627,653.11.

     CUMULATIVE INSURANCE PAYMENTS -- For either loan group, the aggregate of any payments made with respect to the related Class A Certificates by the insurer under the certificate guaranty insurance policy.

     DEFERRED INTEREST -- As defined under 'Description of the Mortgage Pool -- Negative Amortization Loans' in this prospectus supplement.

     DISTRIBUTION DATE -- The 25th day of each month, or if such day is not a business day, then the next succeeding business day, beginning in January 2000.

     ELIGIBLE MASTER SERVICING COMPENSATION -- For either loan group and any Distribution Date, an amount equal to the lesser of (a) one-twelfth of 0.125% of the Stated Principal Balance of the mortgage loans in that loan group immediately preceding that Distribution Date and (b) the sum of the master servicing fee payable to the master servicer in respect of its master servicing activities and reinvestment income received by the master servicer on amounts payable on that Distribution Date.

     EXCESS BANKRUPTCY LOSSES -- For either loan group, Bankruptcy Losses on the mortgage loans in that loan group in excess of the related Bankruptcy Amount.

     EXCESS CASH FLOW -- For either loan group on any Distribution Date, the excess of the related Available Distribution Amount over the sum of (a) the Interest Distribution Amount for the related classes of Class A Certificates and
(b) the related Principal Remittance Amount.

     EXCESS FRAUD LOSSES -- For either loan group, Fraud Losses on the mortgage loans in that loan group in excess of the applicable Fraud Loss Amount.

     EXCESS LOSSES -- Excess Bankruptcy Losses, Excess Fraud Losses, Excess Special Hazard Losses, and any other losses not covered by subordination, collectively.

     EXCESS OVERCOLLATERALIZATION AMOUNT -- For any Distribution Date and with respect to each loan group, the excess, if any, of (a) the Overcollateralization Amount for such loan group on that Distribution Date over (b) the Required Overcollateralization Amount for such loan group for that Distribution Date.

     EXCESS SPECIAL HAZARD LOSSES -- For either loan group, Special Hazard Losses on the mortgage loans in that loan group in excess of the applicable Special Hazard Amount.

     EXTRAORDINARY LOSSES -- Realized losses occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks.

     FINAL DISPOSITION -- A Final Disposition is deemed to have occurred upon a determination by the master servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the master servicer reasonably and in good faith expects to be finally recoverable with respect to a defaulted mortgage loan.

     FIXED RATE CERTIFICATES -- The Class A-I Certificates and Class A-II-3 Certificates.

     GROUP I NET FUNDS CAP -- A per annum rate equal to the weighted average of the Net Mortgage Rates on the Group I Loans (adjusted based on the number of days in the preceding Interest Accrual Period), determined as of the beginning of the related Due Period; provided, that for the purpose of determining the Group I Net Funds Cap, the Net Mortgage Rate for each Group I Loan will be recalculated based on a premium rate for the certificate guaranty insurance policy equal to the actual premium rate multiplied by a fraction equal to
(a) the aggregate Certificate Principal Balance of the Class A-I Certificates immediately prior to the related Distribution Date over (b) the aggregate Stated Principal Balance of the Group I Loans at the beginning of the related Due Period.

     GROUP II MAX RATE -- A per annum rate equal to the weighted average net lifetime caps on the Group II Loans.

     GROUP II NET FUNDS CAP -- A per annum rate equal to the weighted average of the Net Mortgage Rates on the Group II Loans (adjusted based on the number of days in the preceding Interest Accrual Period), determined as of the beginning of the related Due Period; provided, that for the purpose of determining the Group II Net Funds Cap, the Net Mortgage Rate for each Group II Loan will be recalculated based on a premium rate for the certificate guaranty insurance policy equal to the actual premium rate multiplied by a fraction equal to
(a) the
aggregate Certificate Principal Balance of the Class A-II Certificates immediately prior to the related Distribution Date over (b) the aggregate Stated Principal Balance of the Group II Loans at the beginning of the related Due Period.

     INTEREST ACCRUAL PERIOD -- For the Fixed Rate Certificates, the calendar month preceding the month in which the Distribution Date occurs. For the Adjustable Rate Certificates, (a) for the Distribution Date in January 2000, the period commencing on the closing date and ending on the day preceding the Distribution Date in January 2000, and (b) with respect to any Distribution Date after the Distribution Date in January 2000, the period commencing on the Distribution Date in the month immediately preceding the month in which the Distribution Date occurs and ending on the day preceding the Distribution Date.

     INTEREST DISTRIBUTION AMOUNT -- For either loan group on any Distribution Date, the aggregate amount of Accrued Certificate Interest to be distributed to the holders of the related classes of Class A Certificates for that Distribution Date minus any related Net Prepayment Interest Shortfalls.

     NET MORTGAGE RATE -- With respect to the Group I Loans, as described under 'Description of the Mortgage Pool -- Group I Loans' in this prospectus supplement and with respect to the Group II Loans, as described under 'Description of the Mortgage Pool -- Group II Loans' in this prospectus supplement.

     NET PREPAYMENT INTEREST SHORTFALL -- For either loan group on any Distribution Date, the aggregate amount of Prepayment Interest Shortfalls for that loan group that is not covered by:

      Eligible Master Servicing Compensation for that loan group;

      Eligible Master Servicing Compensation for the other loan group remaining after covering Prepayment Interest Shortfalls for that other loan group;

      Excess Cash Flow for that loan group available therefor as described under ' -- Overcollateralization Provisions' below; and

      Excess Cash Flow for the other loan group available therefor as described under ' -- Overcollateralization Provisions' below.

     OVERCOLLATERALIZATION AMOUNT -- For any Distribution Date and with respect to each loan group, the excess, if any, of (a) the aggregate Stated Principal Balances of the mortgage loans in such loan group before giving effect to distributions of principal to be made on such Distribution Date over (b) the aggregate Certificate Principal Balance of the Class A Certificates related to such loan group as of such date (before taking into account distributions of principal to be made on that Distribution Date).

     OVERCOLLATERALIZATION INCREASE AMOUNT -- For any Distribution Date and with respect to each loan group, an amount equal to the lesser of (i) Excess Cash Flow for such loan group for that Distribution Date available to make payments pursuant to clause fifth under ' -- Overcollateralization Provisions' and
(ii) the excess, if any, of (x) the Required Overcollateralization Amount for such loan group for that Distribution Date over (y) the Overcollateralization Amount for such loan group for such Distribution Date.

     OVERCOLLATERALIZATION REDUCTION AMOUNT -- For any Distribution Date and with respect to each loan group, the Excess Overcollateralization Amount for such loan group, or, after taking into account all other distributions to be made on such Distribution Date, the amount that would be an Excess Overcollateralization Amount but not more than the amount of principal that would otherwise be distributed to the holders of the Class A Certificates related to such loan group on such Distribution Date.

     PRINCIPAL DISTRIBUTION AMOUNT -- For either loan group on any Distribution Date, the lesser of: (a) the excess of (i) the Available Distribution Amount over (ii) the Interest Distribution Amount and (b) the amount described below (but not less than zero):

          (1) the related Principal Remittance Amount;

          (2) the principal portion of any Realized Losses, other than Excess Losses, incurred or deemed to have been incurred, on any mortgage loans in the calendar month preceding the Distribution Date to the extent covered by Excess Cash Flow for the Distribution Date; and

          (3) the amount of any Overcollateralization Increase Amount for that Distribution Date;

          (4) minus

          (5) the amount of any Overcollateralization Reduction Amount for that Distribution Date; and

          (6) any Deferred Interest paid out of principal collections as part of the Interest Distribution Amount for such Distribution Date.

     In no event will the Principal Distribution Amount on any Distribution Date be (x) less than zero or (y) greater than the outstanding Certificate Principal Balance of the Class A Certificates.

     PRINCIPAL REMITTANCE AMOUNT -- For either loan group on any Distribution Date, the sum of the following amounts relating to the mortgage loans in that loan group:

      the principal portion of all scheduled monthly payments on the mortgage loans received or advanced with respect to the related due period;

      the principal portion of all proceeds of the repurchase of mortgage loans or, in the case of a substitution, amounts representing a principal adjustment as required by the pooling and servicing agreement during the preceding calendar month; and

      the principal portion of all other unscheduled collections received on the mortgage loans during the preceding calendar month or deemed to be received during the preceding calendar month including, without limitation, full and partial principal prepayments made by the respective mortgagors, to the extent not distributed in the preceding month.

     REQUIRED OVERCOLLATERALIZATION AMOUNT -- The required level of the Overcollateralization Amount with respect to a Distribution Date and each loan group, which will be set forth in the pooling and servicing agreement.

MULTIPLE LOAN GROUP STRUCTURE

     The mortgage loans in the trust consist of the Group I Loans and Group II Loans, as described above under 'Description of the Mortgage Pool.' Distributions of interest and principal on the Class A-I Certificates and Class A-II Certificates will be based primarily on interest and principal received or advanced on the Group I Loans and Group II Loans, respectively. However, the Excess Cash Flow for a loan group will be available to pay amounts related to Realized Losses, Cumulative Insurance Payments, Prepayment Interest Shortfalls and Class A-II Basis Risk Shortfalls relating to the other loan group, in the manner and to the extent described in this prospectus supplement. Distributions of principal on the Class A-II-1 Certificates and the Class A-II-2 Certificates will derive primarily from payments of principal and Excess Cash Flow received with respect to the Group II Loans in Sub-Group II-1 and Sub-Group II-2, respectively. Distributions of principal on the Class A-II-3 Certificates will derive from both Sub-Group II-1 and Sub-Group II-2. See ' -- Interest Distributions,' ' -- Principal Distributions on the Class A Certificates' and ' -- Overcollateralization Provisions' in this prospectus supplement.

INTEREST DISTRIBUTIONS

     On each Distribution Date, holders of the Class A-I Certificates and Class A-II Certificates will be entitled to receive the Interest Distribution Amount for the related loan group. If an Interest Distribution Amount is reduced due to Net Prepayment Interest Shortfalls, those shortfalls will be allocated among the related classes of Class A Certificates based on their respective amounts of Accrued Certificate Interest. In addition, any Class A-II Basis Risk Shortfalls will be allocated among the Adjustable Rate Certificates based on their respective amounts of Class A-II Basis Risk Shortfalls. Any of these shortfalls so allocated will bear interest at the pass-through rate for the applicable class, as adjusted from time to time in the case of the Adjustable Rate Certificates, and will be payable on future Distribution Dates to the extent of Excess Cash Flow available for that purpose.

     The ratings assigned to the Class A Certificates do not address the likelihood of the receipt of any amounts in respect of any Net Prepayment Interest Shortfalls or Class A-II Basis Risk Shortfalls. The certificate guaranty insurance policy will not cover any of those shortfalls and those shortfalls may remain unpaid on the final Distribution Date. See 'Description of the Certificates -- Overcollateralization Provisions' and ' -- Description of the Policy' in this prospectus supplement.

     The pass-through rates on the Class A-I and the Class A-II-3 Certificates are fixed and are set forth on page S-5 of this prospectus supplement. The pass-through rate on the Class A-I Certificates will be equal to the lesser of 7.510% and the Group I Net Funds Cap. The pass-through rate on the Class A-I Certificates will increase by an additional 0.75%, subject to the Group I Net Funds Cap, if the master servicer or the depositor does not exercise its option to terminate Group I on the first Distribution Date that the option may be exercised. The pass-through rate on the Class A-II-3 Certificates will be equal to the lesser of 7.005% and the Group II Net Funds Cap. The pass-through rate on the Class A-II-3 Certificates will increase by an additional 0.50%, subject to the

Group II Net Funds Cap, if the master servicer or the depositor does not exercise its option to terminate the trust on the first Distribution Date that the option may be exercised.

     The pass-through rates on the Adjustable Rate Certificates with respect to each Distribution Date will be a per annum rate equal to the lesser of (x) One-Month LIBOR plus the applicable spread and (y) the Group II Net Funds Cap. The applicable spread for the Class A-II-1 and Class A-II-2 Certificates is 0.32% and 0.35%, respectively. The applicable spread for the Adjustable Rate Certificates will double if the master servicer or the depositor does not exercise its option to terminate Group II on the first Distribution Date that the option may be exercised.

     The pass-through rates on the Class A-II-1 Certificates and Class A-II-2 Certificates for the current and immediately preceding calendar month may be obtained by telephoning the trustee at (800) 524-9274.

     With respect to any Distribution Date, any Prepayment Interest Shortfalls on a loan group during the preceding calendar month will be offset:

          first, by the master servicer, but only to the extent the Prepayment Interest Shortfalls do not exceed Eligible Master Servicing Compensation derived from that loan group;

          second, by the master servicer, but only to the extent the Prepayment Interest Shortfalls do not exceed Eligible Master Servicing Compensation derived from the other loan group, and only to the extent remaining after covering any Prepayment Interest Shortfalls with respect to the other loan group; and

          third, by Excess Cash Flow available therefor on that Distribution Date from either loan group as described in this prospectus supplement.

     The Prepayment Interest Shortfall for any Distribution Date and each loan group is equal to the aggregate shortfall, if any, in collections of interest resulting from mortgagor prepayments on the mortgage loans in the related loan group during the preceding calendar month. These shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as those prepayments in part are applied to reduce the outstanding principal balance of the related mortgage loans as of the due date immediately preceding the date of prepayment. No assurance can be given that the amounts available to cover Prepayment Interest Shortfalls will be sufficient therefor. See 'Description of the Certificates-Overcollateralization Provisions' and 'Pooling and Servicing Agreement -- Servicing and Other Compensation and Payment of Expenses' in this prospectus supplement.

     To the extent that Deferred Interest causes a shortfall in interest on the Group II Loans that would otherwise cause a shortfall in the amount of interest payable to the Class A-II Certificateholders, such amount will be paid using principal collections on the Group II Loans through the priority of payment provisions described herein. To the extent that Accrued Certificate Interest on the Class A-II Certificates for any Distribution Date exceeds the related Available Distribution Amount for such Distribution Date, the lesser of such excess and the aggregate amount of Deferred Interest, if any, that is added to the principal balance of negatively amortizing loans in a Sub-Group on the Due Date occurring in the month in which such Distribution Date occurs will be added to the Certificate Principal Balance of the related Class A-II Certificates to the extent outstanding and thereafter, to the Class A-II-3 Certificates and subtracted from the amount of Accrued Certificate Interest otherwise payable on such class of certificates on such Distribution Date.

DETERMINATION OF ONE-MONTH LIBOR

     On the second LIBOR Business Day prior to the commencement of each Interest Accrual Period for the Adjustable Rate Certificate, One-Month LIBOR shall be established by the trustee and, as to any Interest Accrual Period, will equal the rate for one month United States dollar deposits that appears on the Telerate Screen Page 3750 as of 11:00 a.m., London time, on that day. Telerate Screen Page 3750 means the display designated as page 3750 on the Bridge Telerate Service, or any other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on that page, or any other page as may replace that page on that service, or if that service is no longer offered, any other service for displaying One-Month LIBOR or comparable rates as may be selected by the trustee after consultation with the master servicer and the insurer, the rate will be the reference bank rate.

     The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the trustee after consultation with the master servicer and the insurer, as of 11:00 a.m., London time, on the applicable date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the Certificate Principal Balances of the Adjustable Rate Certificates then outstanding. The trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on the applicable date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the trustee after consultation with the master servicer and the insurer, as of 11:00 a.m., New York City time, on the applicable date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the Certificate Principal Balances of the Adjustable Rate Certificates then outstanding. If no quotations can be obtained, the rate will be One-Month LIBOR for the prior Distribution Date. LIBOR Business Day means any day other than a Saturday, a Sunday or a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

     The establishment of One-Month LIBOR by the trustee and the trustee's subsequent calculation of the pass-through rates applicable to the Adjustable Rate Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

PRINCIPAL DISTRIBUTIONS ON THE CLASS A CERTIFICATES

     Holders of each of the Class A-I Certificates and Class A-II Certificates will be entitled to receive on each Distribution Date, to the extent of the portion of the related Available Distribution Amount remaining after the related Interest Distribution Amount is distributed, a distribution allocable to principal, determined separately for the Class A-I Certificates and Class A-II Certificates, equal to the applicable Principal Distribution Amount.

     The Principal Distribution Amount with respect to Loan Group I will be distributed on each Distribution Date to the Class A-I Certificates until the Certificate Principal Balance thereof has been reduced to zero.

     Prior to the Distribution Date in January, 2003, the Principal Distribution Amount with respect to Loan Group II will be distributed on each Distribution Date to the Class A-II-3 Certificates, until the Certificate Principal Balance of the Class A-II-3 Certificates has been reduced to zero, in an amount up to the Class A-II-3 Lockout Distribution Amount for that Distribution Date. Any remaining Principal Distribution Amount for such Distribution Date and the Principal Distribution Amount for any Distribution Date on or after which the Certificate Principal Balance of the Class A-II-3 Certificates has been reduced to zero will be distributed concurrently to the Class A-II-1 Certificates and Class A-II-2 Certificates on a pro rata basis in accordance with the percentage of the amounts described in clauses (b)(1) and (2) of the definition of Principal Distributions Amount derived from the related Sub-Group of Loan Group II, in each case until the Certificate Principal Balance of either class has been reduced to zero. The remaining Principal Distribution Amount and the Principal Distribution Amount for any subsequent Distribution Date shall be distributed to the remaining class of Adjustable Rate Certificates until the Certificate Principal Balance thereof has been reduced to zero. Any remaining Principal Distribution Amount for such Distribution Date and the Principal Distribution Amount for any subsequent Distribution Date will be distributed to the Class A-II-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero. On and after the Distribution Date in January 2003, the entire Principal Distribution Amount with respect to Loan Group II will be distributed to the Class A-II-3 Certificates until the Certificate Principal Balance of the Class A-II-3 Certificates has been reduced to zero and thereafter to the Class A-II Certificates in the manner set forth above; provided, however, that the total principal collections allocable to the Class A-II-3 Certificates from Sub-Group II-1 shall not exceed $9,372,346.89 and from Sub-Group II-2 shall not exceed $15,627,653.11.

     The Sub-Group of Group II Loans corresponding to the Class A-II-1 Certificates shall consist of the Group II Loans described in the table entitled Sub-Group II-1 Loans set forth in this prospectus supplement under 'Description of the Mortgage Pool -- Group II Loans.' The Sub-Group of Group II Loans corresponding to the Class A-II-2 Certificates shall consist of the Group II Loans described in the table entitled Sub-Group II-2 Loans set forth in this prospectus supplement under 'Description of the Mortgage Pool -- Group II Loans.'

     On each Distribution Date, the insurer shall be entitled to receive, from the Excess Cash Flow for each loan group, any cumulative insurance payments not previously reimbursed, together with interest thereon.

OVERCOLLATERALIZATION PROVISIONS

     The pooling and servicing agreement requires that, on each Distribution Date, Excess Cash Flow on each loan group, if any, be applied on such Distribution Date as an accelerated payment of principal on the related

Class A Certificates, but only in the manner and to the extent hereafter described. The Excess Cash Flow for a loan group for any Distribution Date will derive primarily from the amount by which the interest accrued or advanced on the mortgage loans in that loan group exceeds the sum of:

      interest at the related pass-through rates on the Certificate Principal Balances of the related classes of Class A Certificates;

      the premium payable on the certificate guaranty insurance policy related to that loan group; and

      accrued servicing fees in respect of that loan group.

     On each Distribution Date, the Excess Cash Flow for each loan group will be applied in the following order of priority:

          first, to pay to the holders of the related Class A Certificates the principal portion of Realized Losses, other than a portion of Excess Losses and Extraordinary Losses, incurred on the mortgage loans in that loan group for the preceding calendar month;

          second, to pay to the holders of the other Class A Certificates the principal portion of any Realized Losses, other than a portion of Excess Losses and Extraordinary Losses, on the mortgage loans in the other loan group for the preceding calendar month to the extent not covered by the Excess Cash Flow for that other loan group;

          third, to reimburse the insurer for any Cumulative Insurance Payments relating to that loan group;

          fourth, to reimburse the insurer for any Cumulative Insurance Payments relating to the other loan group, to the extent not covered by the Excess Cash Flow for that other loan group;

          fifth, (a) in the case of Loan Group I, to pay any Overcollateralization Increase Amount to the related Class A Certificates and (b) in the case of Loan Group II, on the first Distribution Date, first to fund the initial deposit to the Class A-II Basis Risk Reserve Fund and then to pay any Overcollateralization Increase Amount to the related
     Class A Certificates on a pro rata basis in accordance with the percentage of the amounts described in clauses (b)(1) and (2) of the definition of Principal Distribution Amount derived from the related Sub-Group of Loan Group II;

          sixth, to pay the holders of the related Class A Certificates the amount of any Prepayment Interest Shortfalls allocated thereto, to the extent not covered by Eligible Master Servicing Compensation on that Distribution Date;

          seventh, to pay to the holders of the other Class A Certificates the amount of any Prepayment Interest Shortfalls allocated thereto, to the extent not covered by Eligible Master Servicing Compensation and Excess Cash Flow for the other loan group on that Distribution Date;

          eighth, to pay the holders of the related Class A Certificates any Prepayment Interest Shortfalls remaining unpaid from prior Distribution Dates together with interest thereon;

          ninth, to pay the other Class A Certificates any Prepayment Interest Shortfalls remaining unpaid from prior Distribution Dates together with interest thereon, to the extent not covered by the Excess Cash Flow for the other loan group;

          tenth, to pay to the Class A-II Basis Risk Reserve Fund for distribution to the holders of the Class A-II Certificates the amount of any Class A-II Basis Risk Shortfalls remaining unpaid with respect to previous Distribution Dates, together with interest thereon; and

          eleventh, to pay to the holders of the Class SB Certificates and Class R Certificates any balance remaining, in accordance with the terms of the pooling and servicing agreement.

     The application of Excess Cash Flow to the payment of principal on the Class A Certificates has the effect of accelerating the amortization of the Class A Certificates relative to the amortization of the mortgage loans.

     The pooling and servicing agreement requires that the Excess Cash Flow, to the extent available therefor as described above, will be applied as an accelerated payment of principal on the Class A Certificates to the extent that the Required Overcollateralization Amount exceeds the Overcollateralization Amount as of such Distribution Date. In the event that the Required Overcollateralization Amount is permitted to decrease or 'step down' on a Distribution Date in the future, a portion of the principal that would otherwise be distributed to the holders of the Class A Certificates on such Distribution Date shall not be distributed to the holders of the Class A Certificates on such Distribution Date. This has the effect of decelerating the amortization of the Class A Certificates relative to the amortization of the mortgage loans, and of reducing the Overcollateralization Amount.

     The Overcollateralization Reduction Amount for any Distribution Date shall also be included in the Excess Cash Flow and distributed as set forth above.

BASIS RISK RESERVE FUND

     The pooling and servicing agreement establishes the Class A-II Basis Risk Reserve Fund, which is held in trust by the trustee on behalf of the holders of the Adjustable Rate Certificates. The Class A-II Basis Risk Reserve Fund will not be an asset of any 'real estate mortgage investment conduit' comprising the trust. Holders of the Adjustable Rate Certificates will be entitled to receive payments from the Class A-II Basis Risk Reserve Fund, pro rata, based on the Class A-II Basis Risk Shortfall applicable to the related class. The amount required to be deposited in the Class A-II Basis Risk Reserve Fund on any Distribution Date will equal the aggregate Class A-II Basis Risk Shortfall, as applicable, for that Distribution Date, or, if no related Class A-II Basis Risk Shortfall is payable on that Distribution Date, an amount such that when added to other amounts already on deposit in the Class A-II Basis Risk Reserve Fund, the aggregate amount on deposit therein is equal to $10,000. Any investment earnings on amounts on deposit in the Class A-II Basis Risk Reserve Fund will be paid to and for the benefit of the holders of the Class SB Certificates and will not be available to pay any Class A-II Basis Risk Shortfall. The initial deposit to the Class A-II Basis Risk Reserve Fund is $10,000.

DESCRIPTION OF THE POLICY

     On the closing date, the insurer will issue the certificate guaranty insurance policy in favor of the trustee on behalf of the certificateholders. The certificate guaranty insurance policy will unconditionally and irrevocably guarantee specified payments on the certificates. On each payment date, a draw will be made on the certificate guaranty insurance policy equal to the sum of:

      any shortfall in amounts available in the Certificate Account to pay interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of the related Class A Certificates at the applicable pass-through rate, net of any interest shortfalls relating to the Soldiers' and Sailors' Civil Relief Act of 1940, net of Deferred Interest and net of any Prepayment Interest Shortfalls and Class A-II Basis Risk Shortfalls, as applicable, allocated to the related Class A Certificates, the principal portion of any Realized Loss allocated to the related Class A Certificates, and the Certificate Principal Balance of the related Class A Certificates to the extent unpaid on the final Distribution Date or earlier termination of the trust pursuant to the terms of the pooling and servicing agreement.

ALLOCATION OF LOSSES; SUBORDINATION

     Subject to the terms of the certificate guaranty insurance policy, the policy will cover all Realized Losses allocated to the Class A Certificates. Notwithstanding the foregoing, if payments are not made as required under the certificate guaranty insurance policy, Realized Losses will be allocable to the related Class A Certificates based on the following priorities.

     The subordination provided to the Class A Certificates by the Class SB Certificates will cover Realized Losses on the mortgage loans that are interest shortfalls, Defaulted Mortgage Losses, Fraud Losses, Bankruptcy Losses and Special Hazard Losses, subject to the limitations set forth below and in the pooling and servicing agreement. Any Realized Losses that are not Excess Losses or Extraordinary Losses for a loan group will be allocated in the following order of priority:

          first, to the Excess Cash Flow for that loan group for the related Distribution Date;

          second, to the Excess Cash Flow for the other loan group, to the extent remaining after covering Realized Losses on the mortgage loans in that other loan group for the related Distribution Date;

          third, to the Class SB Certificates up to an amount equal to the excess, if any, of (x) the then aggregate Stated Principal Balance of the mortgage loans over (y) the then aggregate Certificate Principal Balance of the Class A Certificates; provided that the allocation of Realized Losses to Excess Cash Flow and the Class SB Certificates as described in clauses first and second above, and this clause third, is subject to the limitations set forth in the pooling and servicing agreement; and

          fourth, among the Class A Certificates related to the loan group that incurred the Realized Loss, allocated among the applicable classes of Class A Certificates on a pro rata basis in accordance with their respective outstanding Certificate Principal Balances prior to giving effect to distributions to be made on that Distribution Date. The interest portion of any Realized Loss will be allocated on any Distribution Date among the related Class A Certificates on a pro rata basis in accordance with the amount of Accrued Certificate Interest payable from the related loan group for that Distribution Date.

     Any allocation of a Realized Loss, other than a debt service reduction, to a Certificate will be made by reducing:

      the Certificate Principal Balance thereof, in the case of the principal portion of a Realized Loss, in each case until the Certificate Principal Balance of the applicable class has been reduced to zero, and the Accrued Certificate Interest thereon, in the case of the interest portion of a Realized Loss, by the amount so allocated as of the Distribution Date occurring in the month following the calendar month in which the applicable Realized Loss was incurred.

     In addition, any allocation of a Realized Loss may be made by operation of the payment priority to the Class A Certificates set forth under ' -- Principal Distributions on the Class A Certificates.'

     As used in this prospectus supplement, debt service reduction means a reduction in the amount of the monthly payment due to bankruptcy proceedings, but does not include any permanent forgiveness of principal. As used in this prospectus supplement, Special Hazard Losses has the same meaning set forth in the prospectus, except that Special Hazard Losses will not include Extraordinary Losses, and Special Hazard Losses will not exceed the lesser of the cost of repair or replacement of the related mortgaged properties.

     As described in the prospectus, under some circumstances the master servicer may make a servicing modification to permit the modification of a defaulted mortgage loan to reduce the applicable mortgage rate or to reduce the outstanding principal amount thereof. Any principal reduction shall constitute a Realized Loss at the time of the reduction, and the amount by which each monthly payment is reduced by any mortgage rate reduction shall constitute a Realized Loss in the month in which each reduced monthly payment is due. Servicing modification reductions shall be allocated when incurred in the same manner as other Realized Losses. Any Advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made. For all other purposes under the pooling and servicing agreement, the mortgage rate, maximum Net Mortgage Rate and Net Mortgage Rate as to any mortgage loan will not be reduced by any servicing modification.

     Any Excess Losses or Extraordinary Losses with respect to each loan group will be allocated to the related Class A Certificates on a pro rata basis and in an aggregate amount equal to the percentage of the loss equal to the then aggregate Certificate Principal Balance of the related Class A Certificates divided by the then aggregate Stated Principal Balance of the mortgage loans in the related loan group, in each case subject to the limitations set forth in the pooling and servicing agreement, and the remainder of the Realized Losses will be allocated to the Class SB Certificates.

     An allocation of a Realized Loss on a 'pro rata basis' among two or more classes of certificates means an allocation to each class of certificates on the basis of its then outstanding Certificate Principal Balance prior to giving effect to distributions to be made on the applicable Distribution Date, in the case of an allocation of the principal portion of a Realized Loss, or based on the Accrued Certificate Interest thereon, in the case of an allocation of the interest portion of a Realized Loss.

     With respect to any defaulted mortgage loan that is finally liquidated, through foreclosure sale, disposition of the related mortgaged property if acquired on behalf of the certificateholders by deed in lieu of foreclosure, or otherwise, the amount of loss realized, if any, will equal the portion of the Stated Principal Balance remaining, if any, plus interest thereon through the date of liquidation, after application of all amounts recovered, net of amounts reimbursable to the master servicer or the sub-servicer for Advances and expenses, including attorneys' fees, towards interest and principal owing on the mortgage loan.

     In order to maximize the likelihood of distribution in full of amounts of interest and principal to be distributed to holders of the Class A Certificates on each applicable Distribution Date, holders of Class A Certificates have a right to distributions of the related Available Distribution Amount that is prior to the rights of the holders of the Class SB and Class R Certificates. In addition, the overcollateralization, together with the limited availability of the Excess Cash Flow from one loan group to cover the principal portion of current Realized Losses on the mortgage loans in the other loan group will also increase the likelihood of distribution of full amounts of interest and principal to the Class A Certificates on each Distribution Date.

     The Special Hazard Amount initially will be $1,606,254 for Loan Group I and $2,981,647 for Loan Group II. As of any date of determination following the cut-off date and with respect to either loan group, the Special Hazard Amount shall equal the respective initial Special Hazard Amount, in each case less the sum of (A) any amounts allocated through subordination in respect of Special Hazard Losses with respect to that loan group and (B) the related adjustment amount. The adjustment amount for each loan group will be equal to an amount calculated pursuant to the terms of the pooling and servicing agreement.

     The Fraud Loss Amount initially will be $1,973,009 for Loan Group I and $4,662,124 for Loan Group II. As of any date of determination after the cut-off date and with respect to either loan group, the related Fraud Amount shall equal:

          (X) prior to the first anniversary of the cut-off date an amount equal to 3.00% of the aggregate principal balance of all of the mortgage loans in the related loan group as of the cut-off date minus the aggregate amounts allocated through subordination with respect to Fraud Losses with respect to such loan group up to such date of determination;

          (Y) from the first to the second anniversary of the cut-off date, an amount equal to

             (1) the lesser of (a) the Fraud Amount for that loan group as of the most recent anniversary of the cut-off date and (b) 2.00% of the aggregate principal balance of all of the mortgage loans in the related loan group as of the most recent anniversary of the cut-off date minus

             (2) the aggregate amount allocated through subordination with respect to Fraud Losses with respect to that loan group since the most recent anniversary of the cut-off date up to such date of determination; and

          (Z) from the second to the fifth anniversary of the cut-off date, an amount equal to

             (1) the lesser of (a) the Fraud Amount for that loan group as of the most recent anniversary of the cut-off date and (b) 1.00% of the aggregate principal balance of all of the mortgage loans in the related loan group as of the most recent anniversary of the cut-off date minus

             (2) the aggregate amount allocated through subordination with respect to Fraud Losses with respect to that loan group since the most recent anniversary of the cut-off date up to the date of determination.

     On and after the fifth anniversary of the cut-off date each Fraud Amount shall be zero and Fraud Losses shall not be allocated through subordination.

     The initial Bankruptcy Amount will be $100,000 for Loan Group I and $107,642 for Loan Group II. As of any date of determination and with respect to either loan group, the related Bankruptcy Amount shall equal the respective initial Bankruptcy Amount, in each case less the sum of any amounts allocated through subordination for Bankruptcy Losses with respect to the related loan group up to such date of determination.

     Notwithstanding the foregoing, the provisions relating to subordination will not be applicable in connection with a Bankruptcy Loss so long as the master servicer has notified the trustee in writing that the master servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related mortgage loan and either (A) the related mortgage loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related mortgage loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of that mortgage loan are being advanced on a current basis by the master servicer or a sub-servicer.

     Each Special Hazard Amount, Fraud Amount and Bankruptcy Amount is subject to further reduction as described in the prospectus under 'Subordination.'

ADVANCES

     Prior to each Distribution Date, the master servicer is required to make Advances, out of its own funds, advances made by a sub-servicer, or funds held in the Custodial Account for future distribution or withdrawal, with respect to any payments of principal and interest, net of the related Servicing Fees, that were due on the mortgage loans in any loan group during the related due period and not received as of the business day next preceding the related determination date.

     These Advances are required to be made only to the extent they are deemed by the master servicer to be recoverable from related late collections, Insurance Proceeds, or Liquidation Proceeds. The purpose of making Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The master servicer will not be required to make any Advances with respect to reductions in the amount of the monthly payments on the mortgage loans due to debt service reductions or the application of the Soldiers' and Sailors' Civil Relief Act of 1940 or similar legislation or regulations. Any failure by the master servicer to make an Advance as required under the pooling and servicing agreement will constitute an event of default thereunder, in which case the trustee, as successor master servicer, will be obligated to make the Advance, in accordance with the terms of the pooling and servicing agreement.

     All Advances will be reimbursable to the master servicer on a first priority basis from either late collections, Insurance Proceeds or Liquidation Proceeds from the mortgage loan as to which the unreimbursed Advance was made. In addition, any Advances previously made which are deemed by the master servicer to be nonrecoverable from related late collections, Insurance Proceeds and Liquidation Proceeds may be reimbursed to the master servicer out of any funds in the custodial account prior to distributions on the Class A Certificates.

                            YEAR 2000 CONSIDERATIONS

GENERAL

     The following information has been supplied by Residential Funding for inclusion in this prospectus supplement. No representation is made by the depositor or its affiliates as to the accuracy or completeness of such information.

OVERVIEW OF THE YEAR 2000 ISSUE

     The Y2K issue is the term used to describe the potential failure of information technology components on or after January 1, 2000 because existing computer programs, applications and microprocessors frequently use only two digits to identify a year. Since the Year 2000 is also a leap year, there could be additional business disruptions as a result of the inability of many computer systems to recognize February 29, 2000.

     The failure to correct or replace computer programs, applications and microprocessors with Y2K-ready alternatives may adversely impact the operations of Residential Funding on or after January 1, 2000. The responsibilities of Residential Funding as the master servicer include collecting payments from the subservicers relating to the mortgage loans, calculating the Available Distribution Amount for each Distribution Date, remitting such amount to the trustee prior to each Distribution Date, calculating the amount of principal and interest payments to be made to the certificateholders on each Distribution Date, and preparing the monthly statement to be sent to certificateholders on each Distribution Date.

OVERVIEW OF RESIDENTIAL FUNDING'S Y2K PROJECT

     In January 1997, Residential Funding commenced activities to determine the impact of Y2K on its critical computer systems. In April 1998, Residential Funding established a formal Y2K project team (the 'Y2K Project Team') to address Y2K issues. The Y2K Project Team remains in place and continues to work on solving problems related to the Year 2000. In addition, the Y2K Project Team coordinates its efforts with the Y2K programs established by General Motors Acceptance Corporation and General Motors Corporation.

     Members of the Y2K Project Team, together with relevant personnel from Residential Funding's business units have developed and implemented a six-phase management strategy (as discussed below), which has been, and will be, applied to information technology and non-information technology components ('Components') throughout the organization. Residential Funding's Components primarily consist of the following:

      hardware, including mainframe computers, desktop computers and network devices;

      facilities equipment, including elevators, telephone systems, heating systems and security systems;

      software applications, including vendor purchased applications, in-house developed applications and end-user developed applications;

      business partner communication links, which primarily provide data transmissions to and from business partners; and

      business partners data systems, which primarily process data for Residential Funding.

     The six phases by which the Y2K Project Team has sought, and will seek, to achieve Y2K readiness throughout Residential Funding are as follows:

           PHASE                                   OBJECTIVE
           -----                                   ---------
Phase I -- Awareness           To promote Y2K awareness throughout Residential
                               Funding. Emphasis has been placed on ensuring
                               that Components recently purchased (or to be
                               purchased) by business units are Y2K-ready prior
                               to the implementation of such Components.

Phase II -- Inventory          To (i) create an inventory of all Components and
                               (ii) assess the Y2K risks associated with such
                               Components.

Phase III -- Assessment        To (i) determine which Components are not
                               Y2K-ready and (ii) decide whether such Components
                               should be replaced, retired or repaired.

Phase IV -- Renovation         To execute Component replacement, retirement or
                               repair to ensure Y2K readiness.

Phase V -- Validation          To test Components that have been repaired to
                               ensure Y2K readiness and validate 'mission
                               critical' Components that were assessed as
                               Y2K-ready in Phase III.

Phase VI -- Implementation     To deploy repaired and validated Components.

     In order to execute the six-phase plan, a combination of internal resources and external contractors has been, and will be, employed by the Y2K Project Team.

Y2K PROJECT STATUS

     The Y2K project team has completed the six phases for its internal 'mission critical' components. Additionally, the Y2K project team has completed the renovation and validation of any non-mission critical components that the Y2K project team and related business units determined to be necessary. If Residential Funding introduces or replaces, prior to January 1, 2000, any 'mission critical' components, the Y2K project team will ensure that the components conform to the requirements of the above six-phase plan.

     The potential impact on Residential Funding of problems related to Y2K, however, will not depend solely on the corrective measures undertaken by the Y2K project team. The manner in which Y2K issues are addressed by business partners, governmental agencies and other entities that provide data to, or receive data from, Residential Funding, or whose financial condition or operational capability is important to Residential Funding and its ability to act as master servicer, will have a significant impact upon Residential Funding. These entities include, among others, subservicers, the trustee, the custodian and some depositary institutions, as well as their respective suppliers and vendors. Accordingly, Residential Funding has communicated, and will continue to communicate, with some of these parties to assess their Y2K readiness and evaluate any potential impact on Residential Funding.

     Due to the various dates by which Residential Funding's business partners anticipate being Y2K ready, it is expected that the Y2K project team will continue to spend significant time assessing Y2K business partner issues throughout 1999. Any business partner, including any subservicer, the trustee and the custodian, that:

      has not provided Residential Funding appropriate documentation supporting its Y2K efforts has not responded in a timely manner to Residential Funding's inquiries regarding their Y2K efforts or did not expect to be Y2K-ready until after June 30, 1999

has been, and will be, placed in an 'at risk' category. Currently, only a very limited number of subservicers have been placed in the 'at-risk' category. Residential Funding will carefully monitor the efforts and progress of its 'at risk' business partners, and if additional steps are necessary, Residential Funding will reassess the risk and act accordingly.

     During 1998, Residential Funding also commenced a formal business continuity plan that is designed to address potential Y2K problems and other possible disruptions. Residential Funding's business continuity plan has the following four phases:

                  PHASE                                     OBJECTIVE
                  -----                                     ---------
Phase I -- Business Impact Assessment         To assess the impact upon Residential
                                              Funding business units if 'mission
                                              critical' components were suddenly
                                              not available or significantly
                                              impaired as a result of a natural
                                              disaster or other type of disruption,
                                              including as a result of Y2K.
Phase II -- Strategic Development             To develop broad, strategic plans
                                              regarding the manner in which
                                              Residential Funding will operate in
                                              the aftermath of a natural disaster
                                              or other type of disruption,
                                              including as a result of Y2K.
Phase III -- Business Continuity Planning     To develop detailed procedures on how
                                              Residential Funding and individual
                                              business units will continue to
                                              operate in the aftermath of a natural
                                              disaster or other type of disruption,
                                              including as a result of Y2K.
Phase IV -- Validation                        To test the plans developed in Phases
                                              II and III above.
Phase V -- Validation                         To test Components that have been
                                              repaired to ensure Y2K readiness and
                                              validate 'mission critical'
                                              Components that were assessed as
                                              Y2K-ready in Phase III.
Phase VI -- Implementation                    To deploy repaired and validated
                                              Components.

     As of March 31, 1999, Residential Funding had substantially completed Phases I, II and III of its business continuity plan. As of June 30, 1999, Residential Funding had substantially completed Phase IV of the plan.

RISKS RELATED TO Y2K

     Although Residential Funding's remediation efforts are directed at eliminating its Y2K exposure, there can be no assurance that these efforts will fully mitigate the effect of all Y2K problems. If Residential Funding fails to identify or correct any material Y2K problem, including any problems related to its mission critical Master Servicing applications, there could be significant disruptions in its normal business operations. Such disruptions could have a material adverse effect on Residential Funding's ability to (i) collect (and monitor any subservicer's collection of) payments on the mortgage loans, (ii) distribute such collections to the trustee and (iii) provide reports to certificateholders as set forth in this prospectus supplement. Furthermore, if any subservicer, the trustee or any other business partner or any of their respective vendors or third party service providers are not Y2K-ready, the ability to (a) service the mortgage loans (in the case of any subservicer or any of their respective vendors or third party service providers) and (b) make distributions to certificateholders (in the case of the trustee or any of its vendors or third party service providers), may be materially and adversely affected.

     This section entitled 'Year 2000 Considerations' contains 'forward-looking statements' within the meaning of Section 27A of the Securities Act. All statements in this section that are not statements of historical fact are forward-looking statements. Forward-looking statements made in this Y2K discussion are subject to certain risks and uncertainties. Important factors that could cause results to differ materially from such forward-looking statements include, among other things, the ability of Residential Funding to successfully identify Components that may pose Y2K problems, the nature and amount of programming required to fix the affected Components, the costs of labor and consultants related to such efforts, the continued availability of resources (both personnel and technology) and the ability of business partners that interface with Residential Funding to successfully address their Y2K issues.

                                  THE INSURER

     The following information has been supplied by Ambac Assurance Corporation for inclusion in this prospectus supplement. No representation is made by the depositor, the master servicer, the underwriters or any of their affiliates as to the accuracy or completeness of such information.

     The insurer is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in 50 states, the District of

Columbia, the Commonwealth of Puerto Rico and the Territory of Guam. The insurer primarily insures newly issued municipal and structured finance obligations. The insurer is a wholly owned subsidiary of Ambac Financial Group, Inc. (formerly, AMBAC, Inc.) a 100% publicly held company. Standard & Poor's and Fitch have each assigned a triple-A financial strength rating to the insurer.

     The consolidated financial statements of the insurer and subsidiaries as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998, prepared in accordance with generally accepted accounting principles, included in the Current Report on Form 10-K of Ambac Financial Group, Inc. (which was filed with the Commission on March 30, 1999; Commission File Number 1-10777) and the unaudited consolidated financial statements of the insurer and subsidiaries as of September 30, 1999 and for the periods ending September 30, 1999 and September 30, 1998 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended September 30, 1999 (which was filed with the Commission on November 12,
1999), are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated in this prospectus supplement by reference shall be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement by reference in this prospectus supplement also modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

     All financial statements of the insurer and subsidiaries included in documents filed by Ambac Financial Group, Inc. with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Class A Certificates shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing such documents.

     The following table sets forth the insurer's capitalization as of December 31, 1996, December 31, 1997, December 31, 1998 and September 30, 1999,
respectively, in conformity with generally accepted accounting principles.

                          AMBAC ASSURANCE CORPORATION
                       CONSOLIDATED CAPITALIZATION TABLE

                                                                  DECEMBER 31,          SEPTEMBER
                                                            ------------------------       30,
                                                             1996     1997     1998       1999
                                                             ----     ----     ----       ----
                                                                                       (UNAUDITED)
                                                                    (DOLLARS IN MILLIONS)
Unearned premiums.........................................  $  995   $1,184   $1,303     $1,376
Other liabilities.........................................     258      562      548        465
                                                            ------   ------   ------     ------
Total liabilities.........................................   1,254    1,746    1,851      1,841
                                                            ------   ------   ------     ------
Stockholder's equity:(1)
     Common Stock.........................................      82       82       82         82
     Additional paid-in capital...........................     515      521      541        643
     Accumulated other comprehensive income (loss)........      66      118      138        (23)
     Retained earnings....................................     992    1,180    1,405      1,600
                                                            ------   ------   ------     ------
Total stockholders' equity................................   1,655    1,901    2,166      2,302
                                                            ------   ------   ------     ------
Total liabilities and stockholders' equity................  $2,909   $3,647   $4,017     $4,143
                                                            ------   ------   ------     ------
                                                            ------   ------   ------     ------

------------

(1) Components of stockholders' equity have been restated for all periods presented to reflect 'Accumulated other comprehensive income' in accordance with the Statement of Financial Accounting Standards No. 130 'Reporting Comprehensive Income' adopted by the insurer effective January 1, 1998. As this new standard only requires additional information on the financial statements, it does not affect the insurer's financial position or results of operations.

                            ------------------------

     For additional financial information concerning the insurer, see the audited financial statements of the insurer incorporated by reference in this prospectus supplement. Copies of the financial statements of the insurer incorporated in this prospectus supplement by reference and copies of the insurer's annual statement for the year ended December 31, 1998 prepared in accordance with statutory accounting standards are available, without charge, from the insurer. The address of the insurer's administrative offices and its telephone number are One State Street Plaza, 19th Floor, New York, New York 10004 and (212) 668-0340.

     The insurer makes no representation regarding the Class A Certificates or the advisability of investing in the Class A Certificates and makes no representation regarding, nor has it participated in the preparation of, this prospectus supplement other than the information supplied by the insurer and presented under the headings 'The Insurer' and 'Description of the Certificates -- Description of the Policy' and in the financial statements incorporated in this prospectus supplement by reference.

                  CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

     The yields to maturity and the aggregate amount of distributions on the Class A Certificates will be affected by the rate and timing of principal payments on the mortgage loans and the amount and timing of mortgagor defaults resulting in Realized Losses. Such yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the mortgage loans. The rate of principal payments on such mortgage loans will in turn be affected by the amortization schedules of the mortgage loans, the rate and timing of principal prepayments thereon by the mortgagors, liquidations of defaulted mortgage loans, and purchases of mortgage loans due to certain breaches of representations and warranties. The timing of changes in the rate of prepayments, liquidations and purchases of the mortgage loans may, and the timing of Realized Losses on the mortgage loans will, significantly affect the yield to an investor in the Class A Certificates, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Since the rate and timing of principal payments on the mortgage loans will depend on future events and on a variety of factors (as described in this prospectus supplement), no assurance can be given as to such rate or the timing of principal payments on the Class A Certificates.

     The rate and timing of principal payments on and the weighted average lives of the Class A-I Certificates and Class A-II Certificates will be affected primarily by the rate and timing of principal payments (including prepayments, defaults, liquidations and purchases) on the mortgage loans in the related loan group.

     Investors in the Class A-I Certificates should be aware that the prepayment of the mortgage loans in Loan Group I with higher Net Mortgage Rates may result in a lower Group I Net Funds Cap and thus limit the pass through rates on the Class A-I Certificates.

     Investors in the Class A-II Certificates should be aware that the prepayment of the mortgage loans in Loan Group II with higher Net Mortgage Rates may result in a lower Group II Net Funds Cap and thus limit the pass through rates on the Class A-II Certificates.

     The interest rates on the Group II Loans adjust monthly, semi-annually and annually based upon the related Index, whereas the pass-through rates on the Adjustable Rate Certificates adjusts monthly based upon One-Month LIBOR plus an applicable spread as described under 'Description of the Certificates -- Determination of One-Month LIBOR' in this prospectus supplement, subject to the Group II Net Funds Cap. Consequently, the interest that becomes due on the Group II Loans during the related Due Period may not equal the amount of interest that would accrue at One-Month LIBOR plus the applicable spreads on the Adjustable Rate Certificates during the related Interest Accrual Period. In particular, because the pass-through rates on the Adjustable Rate Certificates will adjust monthly, while the interest rates of the Group II Loans will adjust monthly, semi-annually and annually based on the related Index, subject to any applicable initial periodic rate cap, periodic rate cap, maximum mortgage rate or minimum mortgage rate, in a rising interest rate environment, the sum of One-Month LIBOR plus the applicable spread may be greater than the Group II Net Funds Cap as of the first day of the calendar month in which the Interest Accrual Period begins, possibly resulting in Class A-II Basis Risk Shortfalls to holders of the Adjustable Rate Certificates. Any Class A-II Basis Risk Shortfalls are payable only to the extent of amounts on deposit in the Class A-II Basis Risk Reserve Fund and may remain unpaid on the final Distribution Date. In addition, each of the Indices and One-Month LIBOR may respond to different economic and market factors, and there is not necessarily a correlation between any of the Indices and One-Month LIBOR. Thus, it is possible, for example, that One-Month LIBOR may rise during periods in which the Indices are stable or are falling or that, even if One-Month LIBOR and the Indices rise during the same period, One-Month LIBOR may rise more rapidly than the Indices, potentially resulting in the Group II Net Funds Cap being lower than One-Month LIBOR plus the applicable spread during the related Interest Accrual Period, resulting in Class A-II Basis Risk Shortfalls.

     The mortgage loans generally may be prepaid by the mortgagors at any time in full or in part, however, a substantial portion of the mortgage loans have a prepayment fee or penalty. The Group I Loans generally contain due-on-sale clauses. The terms of the pooling and servicing agreement generally require the master servicer or any subservicer, as the case may be, to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying mortgaged property and to the extent permitted by applicable law, except that any enforcement action that would impair or threaten to impair any recovery under any related insurance policy will not be required or permitted. The Group II Loans generally are assumable under certain circumstances if, in the sole judgment of the master servicer or subservicer, the prospective purchaser of a mortgaged property is creditworthy and the security for such mortgage loan is not impaired by the assumption. Prepayments, liquidations and purchases of the mortgage loans will result in distributions to holders of the Class A Certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Factors affecting prepayment, including defaults and liquidations, of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if prevailing mortgage rates fell significantly below the mortgage rates on the mortgage loans, the rate of prepayments, including refinancings, would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the mortgage rates on the mortgage loans, the rate of prepayments on the mortgage loans would be expected to decrease.

     The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on mortgage loans which are refinance or limited documentation mortgage loans, mortgage loans with missing documentation, mortgage loans with negative amortization, and on mortgage loans with high loan-to-value ratios may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See 'Risk Factors -- Risk of Loss,' ' -- Special Yield and Prepayment Considerations' and 'Description of the Mortgage Pool' in this prospectus supplement.

     A subservicer may allow the refinancing of a mortgage loan by accepting prepayments thereon and permitting a new loan secured by a mortgage on the same property. In the event of such a refinancing, the new loan would not be included in the trust and, therefore, such refinancing would have the same effect as a prepayment in full of the related mortgage loan. A subservicer or the master servicer will, from time to time, implement programs designed to encourage refinancing. Such programs may include, without limitation, modifications of existing loans, targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, subservicers or the master servicer may encourage the refinancing of mortgage loans, including defaulted mortgage loans, that would permit creditworthy borrowers to assume the outstanding indebtedness of such mortgage loans.

     The amount of interest otherwise payable to holders of the Class A Certificates will be reduced by any interest shortfalls on the mortgage loans to the extent not covered by subordination or by the master servicer in each case as described in this prospectus supplement, including Prepayment Interest Shortfalls and Class A-II Basis Risk Shortfalls. Such shortfalls will not be offset by a reduction in the servicing fees payable to the master servicer or otherwise, except as described in this prospectus supplement with respect to certain Prepayment Interest Shortfalls. See 'Description of the
Certificates -- Interest Distributions' in this prospectus supplement for a discussion of certain possible shortfalls in the collection of interest.

     In addition, the yield to maturity on the Class A Certificates will depend on, among other things, the price paid by the holders of the Class A Certificates and the related pass-through rate. The extent to which the yield to maturity of a Class A Certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if a Class A Certificate is purchased at a premium and principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase. Conversely, if a Class A Certificate is purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase.

     The yield to investors on the Adjustable Rate Certificates will be sensitive to fluctuations in the level of One-Month LIBOR and may be adversely affected by the application of the Group II Net Funds Cap. The prepayment of the mortgage loans with higher mortgage rates may result in a lower Group II Net Funds Cap.

     To the extent the pass-through rate on a class of Adjustable Rate Certificates is equal to the Group II Net Funds Cap, the difference between (a) the rate equal to the lesser of (i) One-Month LIBOR plus the applicable spread and (ii) the Group II Max Rate and (b) the Group II Net Funds Cap will create a shortfall that will carry forward with interest thereon. Such shortfall will not by payable by the certificate guaranty insurance policy. Such shortfalls may remain unpaid on the final Distribution Date, including the optional termination date.

CLASS A-II-3 CERTIFICATES

     Investors in the Class A-II-3 Certificates should be aware that because the Class A-II-3 Certificates will not receive any payments of principal prior to the Distribution Date occurring in June 2001 with respect to the mortgage loans in Loan Group II, unless the Certificate Principal Balances of the Adjustable Rate Certificates, have been reduced to zero, the weighted average life of the Class A-II-3 Certificates will be longer than would otherwise be the case, and the effect on the market value of the Class A-II-3 Certificates of changes in market interest rates or market yields for similar securities may be greater than for Adjustable Rate Certificates. Investors in the Class A-II-3 Certificates should also be aware that from the Distribution Date occurring in June 2001 through the Distribution Date in December 2002, the Class A-II-3 Certificates will receive a disproportionately large portion of principal payments, subject to specified amounts, and on or after the Distribution Date occurring in January 2003, if the Certificate Principal Balance of the Class A-II-3 Certificates has not been reduced to zero, the Class A-II-3 Certificates will receive all principal payments, subject to specified amounts, including mortgagor prepayments, on the Group II Loans. This will result in a weighted average life for the Class A-II-3 Certificates which is shorter than it would otherwise be.

SCHEDULED FINAL DISTRIBUTION DATE

     The scheduled final Distribution Dates with respect to the Class A Certificates are set forth on page S-4. The scheduled final Distribution Dates were set to equal the thirteenth Distribution Date immediately following the latest scheduled maturity date for any mortgage loan in the related loan group. The actual final Distribution Date for each class of Class A Certificates could occur significantly earlier than its scheduled final Distribution Date because:

      prepayments are likely to occur which will be applied to the payment of principal on that Class A Certificates; and

      the master servicer or the depositor may purchase from the trust all remaining mortgage loans and other assets in the related loan group;

and could be later depending on the default and recovery experience on the mortgage loans. No event of default, change in the priorities for distribution among the various classes or other provisions under the pooling and servicing agreement will arise or become applicable solely by reason of the failure to retire the entire Certificate Principal Balance of any class of certificates on or before its scheduled final Distribution Date.

WEIGHTED AVERAGE LIFE

     Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in reduction of principal of that security, assuming no losses. The weighted average life of the Class A Certificates will be influenced by, among other things, the rate at which principal of the mortgage loans in the applicable loan group is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

     The prepayment model used in this prospectus supplement for the Group I Loans -- the Group I Prepayment Assumption -- assumes that the outstanding principal balance of a pool of mortgage loans prepays at a constant annual rate of 18% CPR. The prepayment model used in this prospectus supplement for the Group II Loans -- the Group II Prepayment Assumption -- assumes that the outstanding principal balance of a pool of mortgage loans prepays at a constant annual rate of 26% CPR. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate. To assume a 18% or 26% CPR, as applicable, or any other CPR percentage is to assume that the stated percentage of the outstanding principal balance of the pool is prepaid over the course of a year. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Group I Loans and Group II Loans. No representation is made that the Group I Loans or Group II Loans will prepay at that or any other rate.

     The tables set forth below have been prepared on the basis of the structuring assumptions as described below regarding the weighted average characteristics of the mortgage loans that are expected to be included in the trust as described under 'Description of the Mortgage Pool' in this prospectus supplement and the performance thereof. The table assumes, among other things, that:

      as of the date of issuance of the Class A Certificates, the mortgage loans have the following characteristics:

                                  LOAN GROUP I

                                                                                REMAINING
                                    AGGREGATE        GROSS                       TERM TO     ORIGINAL TERM
                                    PRINCIPAL      MORTGAGE    SERVICING FEE    MATURITY      TO MATURITY
POOL                                 BALANCE         RATES         RATE        (MONTHS)(1)     (MONTHS)
----                                 -------         -----         ----        -----------     --------
1...............................  $10,723,051.87    10.3370%      0.4640%          169            180
2...............................   55,043,898.72     9.2070       0.4030           330            352

------------

(1) All Balloon Loans in Loan Group I are assumed to have a remaining amortization term of 338 months.

                                 LOAN GROUP II
                                 SUB-GROUP II-1

                                                                                                          MONTHS
                                                                 REMAINING    ORIGINAL     MONTHS TO      BETWEEN
                         AGGREGATE        GROSS                   TERM TO      TERM TO       FIRST        PAYMENT
                         PRINCIPAL      MORTGAGE    SERVICING     MATURITY    MATURITY    ADJUSTMENT    ADJUSTMENT     GROSS
POOL                      BALANCE         RATE       FEE RATE     (MONTHS)    (MONTHS)       DATE          DATES      MARGIN
----                      -------         ----       --------     --------    --------       ----          -----      ------
1....................  $38,834,430.78     8.4030%     0.5350%       350          360           6            12        3.9220%
2....................    4,021,129.77     9.2000      0.5460        346          360          11            12        4.1460
3....................    1,615,607.08     7.3260      0.3210        338          346          43            12        2.6760
4....................    2,730,601.95     7.3670      0.4250        226          352           2             2        2.8390
5....................    7,534,115.83    10.5550      0.5100        344          360          11             6        6.4820
6....................    5,848,165.08    10.2730      0.5010        354          360          22             6        6.8370

                                                      MONTHS
                                                      BETWEEN
                       MAXIMUM    MINIMUM              RATE
                       MORTGAGE   MORTGAGE          ADJUSTMENT    PERIODIC
POOL                     RATE       RATE     INDEX     DATES      RATE CAP
----                     ----       ----     -----     -----      --------
1....................  14.1530%    7.8080%    TY1       12         1.9190%
2....................  14.6290     8.5190     TY1       12         2.0000
3....................  12.8930     2.6760     TY1       12         1.9250
4....................  13.6530     4.1840     COF        2         1.5300
5....................  16.4290     9.3810     LM6        6         1.0400
6....................  16.5720     9.8670     LM6        6         1.0690

                                 LOAN GROUP II
                                 SUB-GROUP II-2

                                                                                                          MONTHS
                                                                 REMAINING    ORIGINAL     MONTHS TO      BETWEEN
                         AGGREGATE        GROSS                   TERM TO      TERM TO       FIRST        PAYMENT
                         PRINCIPAL      MORTGAGE    SERVICING     MATURITY    MATURITY    ADJUSTMENT    ADJUSTMENT     GROSS
POOL                      BALANCE         RATE       FEE RATE     (MONTHS)    (MONTHS)       DATE          DATES      MARGIN
----                      -------         ----       --------     --------    --------       ----          -----      ------
1....................  $44,884,046.09     9.1770%     0.5470%       350          361           6            12        4.1960%
2....................   10,813,013.70     8.7140      0.5340        340          360          14            12        3.7320
3....................    9,432,871.23     7.0670      0.3720        314          323          65            12        2.7560
4....................   12,212,581.66     6.9740      0.4250        223          358           2             3        2.4570
5....................   10,979,903.00    10.3960      0.5110        346          360          12             6        6.5120
6....................    6,497,676.95    10.5420      0.5090        355          360          22             6        7.1930

                                                      MONTHS
                                                      BETWEEN
                       MAXIMUM    MINIMUM              RATE
                       MORTGAGE   MORTGAGE          ADJUSTMENT    PERIODIC
POOL                     RATE       RATE     INDEX     DATES      RATE CAP
----                     ----       ----     -----     -----      --------
1....................  15.0400%    8.8850%    TY1       12         1.9860%
2....................  14.1850     6.8350     TY1       12         2.0000
3....................  12.3580     2.7550     TY1       12         2.0000
4....................  13.2100     4.1650     COF        3         1.4480
5....................  16.5300     9.5510     LM6        6         1.1480
6....................  16.7140    10.1780     LM6        6         1.0780

      the One-Year Treasury Index will be 5.5600%, the Eleventh District Cost of Funds Index will be 4.6080% and the Six-Month LIBOR Index will be 6.0425%;

      the value of One-Month LIBOR will be 6.1500% per annum for the Adjustable Rate Certificates;

      the scheduled monthly payment for each mortgage loan has been based on its outstanding balance, interest rate and remaining term to maturity, such that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity;

      none of the unaffiliated sellers, the master servicer or the depositor will repurchase any mortgage loan, as described under 'The
      Trusts -- Representations with Respect to Mortgage Collateral' and 'Description of the Certificates -- Assignment of Mortgage Loans' in the prospectus, and neither the master servicer nor the depositor exercises any option to purchase the mortgage loans and thereby cause a termination of the trust, except as otherwise noted in the table set forth below;

      all delinquencies of payments due on or prior to the cut-off date are brought current, and thereafter there are no delinquencies or Realized Losses on the mortgage loans, and principal payments on the mortgage loans will be timely received together with prepayments, if any, at the respective constant percentages of CPR, set forth in the table;

      there is no Prepayment Interest Shortfall or any other interest shortfall in any month;

      payments on the certificates will be received on the 25th day of each month, commencing in January 2000;

      payments on the mortgage loans earn no reinvestment return;

      there are no additional ongoing trust expenses payable out of the trust other than the premium for the certificate guaranty insurance policy;

      there are no simple interest loans in the trust;

      no convertible mortgage loan becomes a converted mortgage loan; and

      the certificates will be purchased on December 23, 1999.

     The actual characteristics and performance of the mortgage loans will differ from the assumptions used in constructing the table set forth below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the mortgage loans will prepay at a constant percentage of the applicable prepayment assumption until maturity or that all of the mortgage loans will prepay at the same rate of prepayment. Moreover, the diverse remaining terms to stated maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the table at the various constant percentages of the applicable prepayment assumption specified, even if the weighted average remaining term to stated maturity and weighted average mortgage rate of the mortgage loans are as assumed. Any difference between these assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment experience, will affect the percentages of initial Certificate Principal Balances outstanding over time and the weighted average lives of the classes of Class A Certificates.

     Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average life of each class of Class A Certificates, and sets forth the percentages of the initial Certificate Principal Balance of each class of Class A Certificates that would be outstanding after each of the Distribution Dates shown at various CPR percentages. The weighted average lives of the Class A Certificates are based on the assumption that the mortgage loans in the related loan group will prepay at a constant CPR until that loan group and the related Class A Certificates first become subject to optional termination by the master servicer or the depositor.

    PERCENT OF THE INITIAL CERTIFICATE BALANCE OUTSTANDING AT THE RESPECTIVE
                               PERCENTAGES OF CPR

                                CLASS A-I                     CLASS A-II-1
                       ----------------------------   ----------------------------
GROUP I PREPAYMENT      0%    10%   18%   25%   35%    0%    18%   18%   18%   18%
---------------------  ----   ---   ---   ---   ---   ----   ---   ---   ---   ---
GROUP II PREPAYMENT     0%    10%   18%   25%   35%    0%    18%   18%   18%   18%
---------------------  ----   ---   ---   ---   ---   ----   ---   ---   ---   ---

Initial Percentage...   100   100   100   100   100    100   100   100   100   100
December 2000........    98   87    79    72    62      98   73    66    49    37
December 2001........    96   77    63    52    38      97   64    54    35    22
December 2002........    95   68    50    38    25      97   55    44    24    14
December 2003........    94   60    41    28    16      97   45    34    15     7
December 2004........    93   53    33    21    10      97   36    25     9     4
December 2005........    92   46    27    16     7      97   29    18     5     2
December 2006........    90   41    21    11     4      97   23    14     3     1
December 2007........    89   36    17     8     2      97   18    10     2     0
December 2008........    87   32    14     6     1      97   14     7     1     0
December 2009........    85   28    11     5     1      97   11     5     *     0
December 2010........    83   25     9     3     *      97    9     4     0     0
December 2011........    81   22     7     2     0      97    7     3     0     0
December 2012........    78   19     6     1     0      95    6     2     0     0
December 2013........    75   17     4     1     0      92    4     2     0     0
December 2014........    59   12     3     *     0      89    3     1     0     0
December 2015........    56   10     2     *     0      85    3     *     0     0
December 2016........    53    9     1     0     0      81    2     0     0     0
December 2017........    50    7     1     0     0      77    2     0     0     0
December 2018........    46    6     1     0     0      72    1     0     0     0
December 2019........    42    5     *     0     0      68    *     0     0     0
December 2020........    38    4     *     0     0      62    0     0     0     0
December 2021........    34    3     0     0     0      57    0     0     0     0
December 2022........    29    2     0     0     0      51    0     0     0     0
December 2023........    23    2     0     0     0      45    0     0     0     0
December 2024........    17    1     0     0     0      37    0     0     0     0
December 2025........    11    *     0     0     0      29    0     0     0     0
December 2026........     4    0     0     0     0      20    0     0     0     0
December 2027........     0    0     0     0     0      11    0     0     0     0
December 2028........     0    0     0     0     0       *    0     0     0     0
December 2029........     0    0     0     0     0       0    0     0     0     0
Weighted Average Life
  to Maturity
  (years)**..........  17.5   7.3   4.4   3.2   2.2   21.9   4.6   3.4   1.9   1.3
Weighted Average Life
  to Call (years)**..  17.5   6.0   3.8   2.9   2.1   21.8   4.2   3.2   1.9   1.3


                               CLASS A-II-2                  CLASS A-II-3
                       ----------------------------   ----------------------------
GROUP I PREPAYMENT      0%    18%   18%   18%   18%   0%    18%   18%   18%   18%
---------------------  ----   ---   ---   ---   ---   ---   ---   ---   ---   ---
GROUP II PREPAYMENT     0%    20%   26%   40%   50%   0%    20%   26%   40%   50%
---------------------  ----   ---   ---   ---   ---   ---   ---   ---   ---   ---
Initial Percentage...   100   100   100   100   100   100   100   100   100   100
December 2000........    97   73    66    49    36    100   100   100   100   100
December 2001........    96   63    54    34    21     97   49    39    25     23
December 2002........    96   54    43    23    13     92   13     7     2      1
December 2003........    96   44    32    14     6     85    0     0     0      0
December 2004........    96   35    24     8     3     78    0     0     0      0
December 2005........    96   27    17     4     1     70    0     0     0      0
December 2006........    96   22    12     2     0     61    0     0     0      0
December 2007........    96   17     9     1     0     51    0     0     0      0
December 2008........    96   13     6     0     0     41    0     0     0      0
December 2009........    96   10     4     0     0     29    0     0     0      0
December 2010........    96    8     3     0     0     16    0     0     0      0
December 2011........    96    6     2     0     0      5    0     0     0      0
December 2012........    93    4     1     0     0      0    0     0     0      0
December 2013........    90    3     *     0     0      0    0     0     0      0
December 2014........    86    2     0     0     0      0    0     0     0      0
December 2015........    82    1     0     0     0      0    0     0     0      0
December 2016........    77    1     0     0     0      0    0     0     0      0
December 2017........    72    *     0     0     0      0    0     0     0      0
December 2018........    67    0     0     0     0      0    0     0     0      0
December 2019........    63    0     0     0     0      0    0     0     0      0
December 2020........    58    0     0     0     0      0    0     0     0      0
December 2021........    53    0     0     0     0      0    0     0     0      0
December 2022........    47    0     0     0     0      0    0     0     0      0
December 2023........    41    0     0     0     0      0    0     0     0      0
December 2024........    34    0     0     0     0      0    0     0     0      0
December 2025........    26    0     0     0     0      0    0     0     0      0
December 2026........    19    0     0     0     0      0    0     0     0      0
December 2027........    10    0     0     0     0      0    0     0     0      0
December 2028........     2    0     0     0     0      0    0     0     0      0
December 2029........     0    0     0     0     0      0    0     0     0      0
Weighted Average Life
  to Maturity
  (years)**..........  21.3   4.4   3.2   1.8   1.3   7.8   2.2   2.0   1.9   1.9
Weighted Average Life
  to Call (years)**..  21.1   4.1   3.1   1.8   1.3   7.8   2.2   2.0   1.9   1.9

------------

 * Indicates a number that is greater than zero but less than 0.5%

** The weighted average life of a certificate is determined by (1) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

                        POOLING AND SERVICING AGREEMENT

GENERAL

     The certificates will be issued pursuant to the pooling and servicing agreement dated as of December 1, 1999, among the depositor, the master servicer, and Bank One, National Association, as trustee. Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms and conditions of the pooling and servicing agreement and the Class A Certificates. The trustee, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of certificates with the same rights as it would have if it were not trustee. The trustee will appoint Norwest Bank Minnesota, National Association to serve as custodian in connection with the certificates. The Class A Certificates will be transferable and exchangeable at the corporate trust office of the trustee, which will serve as certificate registrar and paying agent. The depositor will provide a prospective or actual certificateholder, without charge, on written request, a copy, without exhibits, of the pooling and servicing agreement. Requests should be addressed to the President, Residential Asset Securities Corporation, 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437. In addition to the circumstances described in the prospectus, the depositor may terminate the trustee for cause under some circumstances. See 'The Pooling and Servicing Agreement -- The Trustee' in the prospectus.

THE MASTER SERVICER

     Residential Funding, an indirect wholly owned subsidiary of GMAC Mortgage and an affiliate of the depositor, will act as master servicer for the certificates under the pooling and servicing agreement. For a general description of Residential Funding and its activities, see 'Residential Funding Corporation' in the prospectus and 'The Mortgage Pool -- Residential Funding Corporation' in this prospectus supplement.

     The following table sets forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding's AlterNet Mortgage Program at the time of purchase by Residential Funding and were being master serviced by Residential Funding on December 31, 1997, December 31, 1998 and September 30, 1999. Due to substantial differences between the types of loans included in the Mortgage Pool and the AlterNet Program loans, there can be no assurance that the information set forth below will be representative of the delinquency and loss experience of the Mortgage Loans, and in particular the Portfolio Transaction loans.

     As used in this prospectus supplement, a mortgage loan is categorized as '30 to 59 days' or '30 or more days' delinquent when a payment due on any due date remains unpaid as of the close of business on the next following monthly due date. However, since the determination as to whether a mortgage loan falls into this category is made as of the close of business on the last business day of each month, a loan with a payment due on August 1 that remained unpaid as of the close of business on August 31 would still be considered current as of August 31. If that payment remained unpaid as of the close of business on September 30, the mortgage loan would be considered to be 30 to 59 days delinquent. Delinquency information presented in this prospectus supplement as of the cut-off date is determined and prepared as of the close of business on the last business day immediately prior to the cut-off date.

              ALTERNET MORTGAGE PROGRAM DELINQUENCY EXPERIENCE(1)

                                 AT DECEMBER 31, 1997     AT DECEMBER 31, 1998    AT SEPTEMBER 30, 1999
                                ----------------------   ----------------------   ----------------------
                                 BY NO.     BY DOLLAR     BY NO.     BY DOLLAR     BY NO.     BY DOLLAR
                                   OF         AMOUNT        OF         AMOUNT        OF         AMOUNT
                                  LOANS      OF LOANS      LOANS      OF LOANS      LOANS      OF LOANS
                                  -----      --------      -----      --------      -----      --------
                                  (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN
                                      THOUSANDS)               THOUSANDS)               THOUSANDS)
Total Loan Portfolio..........   20,758     $2,201,668    57,562     $5,370,940    88,441     $8,045,968
Period of Delinquency
     31 to 59 days............      397         41,416     1,442        135,153     2,085        177,154
     60 to 89 days............      106          9,836       621         60,031       946         81,463
     90 days or more(2).......       70          6,325       990         83,139     1,723        130,216
Foreclosures Pending..........      720         83,363     1,062        110,238     1,937        185,468
                                 ------     ----------    ------     ----------    ------     ----------
Total Delinquent Loans........    1,293     $  140,940     4,115     $  388,561     6,691     $  574,300
                                 ------     ----------    ------     ----------    ------     ----------
                                 ------     ----------    ------     ----------    ------     ----------
Percent of Loan Portfolio.....     6.23%          6.40%    7.149%         7.235%    7.565%         7.138%

------------

(1) The table relates only to the mortgage loans referred to above.

     The following table sets forth information concerning foreclosed mortgage loans and loan loss experience of Residential Funding as of December 31, 1997, December 31, 1998 and September 30, 1999, with respect to the mortgage loans referred to above. For purposes of the following table, Average Portfolio Balance for the period indicated is based on end of month balances divided by the number of months in the period indicated, the Foreclosed Loans Ratio is equal to the aggregate principal balance of Foreclosed Loans divided by the Total Loan Portfolio at the end of the indicated period, and the Gross Loss Ratios and Net Loss Ratios are computed by dividing the Gross Loss or Net Loss respectively during the period indicated by the Average Portfolio Balance during that period.

              ALTERNET MORTGAGE PROGRAM FORECLOSURE EXPERIENCE(1)

                                                                                         AT OR FOR
                                                 AT OR FOR           AT OR FOR         THE NINE MONTH
                                              THE YEAR ENDED      THE YEAR ENDED       PERIOD ENDING
                                             DECEMBER 31, 1997   DECEMBER 31, 1998   SEPTEMBER 30, 1999
                                             -----------------   -----------------   ------------------
                                                           (DOLLAR AMOUNTS IN THOUSANDS)
Total Loan Portfolio.......................     $2,201,668          $5,370,940           $8,045,968
Average Portfolio Balance..................     $1,893,046          $3,358,709           $6,679,070
Foreclosed Loans(2)........................     $   17,532          $   28,417           $   58,804
Liquidated Foreclosed Loans(3).............     $   23,567          $   42,653           $   36,087
Foreclosed Loans Ratio.....................          0.796%              0.529%               0.731%
Gross Loss(4)..............................     $    5,371          $   10,388           $    9,102
Gross Loss Ratio...........................          0.284%              0.309%               0.136%
Covered Loss(5)............................     $    3,648          $    8,717           $    7,580
Net Loss(6)................................     $    1,723          $    1,670           $    1,521
Net Loss Ratio.............................          0.091%              0.050%               0.023%
Excess Recovery(7).........................     $      121          $      137           $       60

------------

(1) The table relates only to the mortgage loans referred to above.

(2) For purposes of these tables, Foreclosed Loans includes the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Residential Funding, by investors or by an insurer following foreclosure or delivery of a deed in lieu of foreclosure and which had not been liquidated by the end of the period indicated.

(3) Liquidated Foreclosed Loans is the sum of the principal balances of the foreclosed loans liquidated during the period indicated.
                                              (footnotes continued on next page)

(footnotes continued from previous page)

(4) Gross Loss is the sum of gross losses less net gains (Excess Recoveries) on all Mortgage Loans liquidated during the period indicated. Gross Loss for any Mortgage Loan is equal to the difference between (a) the principal balance plus accrued interest plus all liquidation expenses related to such Mortgage Loan and (b) all amounts received in connection with the liquidation of the related Mortgaged Property, excluding amounts received from mortgage pool or special hazard insurance or other forms of credit enhancement, as described in footnote (4) below. Net gains from the liquidation of mortgage loans are identified in footnote (6) below.

(5) Covered Loss, for the period indicated, is equal to the aggregate of all proceeds received in connection with liquidated Mortgage Loans from mortgage pool insurance, special hazard insurance (but not including primary mortgage insurance, hazard insurance or other insurance available for specific mortgaged properties) or other insurance as well as all proceeds received from or losses borne by other credit enhancement, including subordinate certificates.

(6) Net Loss is determined by subtracting Covered Loss from Gross Loss. As is the case in footnote (3) above, Net Loss indicated here may reflect Excess Recovery (see footnote (6) below). Net Loss includes losses on mortgage loan pools which do not have the benefit of credit enhancement.

(7) Excess Recovery is calculated only with respect to defaulted Mortgage Loans as to which the liquidation of the related Mortgaged Property resulted in recoveries in excess of the principal balance plus accrued interest thereon plus all liquidation expenses related to such Mortgage Loan. Excess recoveries are not applied to reinstate any credit enhancement, and generally are not allocated to holders of Certificates.

                            ------------------------

     There can be no assurance that the delinquency and foreclosure experience set forth above will be representative of the results that may be experienced with respect to the Mortgage Loans.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The servicing fee for each mortgage loan is payable out of the interest payments on such mortgage loan. The servicing fee rate in respect of each mortgage loan will be at least 0.175% per annum of the outstanding principal balance of such mortgage loan. The servicing fee consists of (a) servicing compensation payable to the master servicer in respect of its master servicing activities, and (b) subservicing and other related compensation payable to the related primary servicer or subservicer, as applicable, including such compensation paid to the master servicer as the direct servicer of a mortgage loan for which there is no primary servicer or subservicer. The primary compensation to be paid to the master servicer in respect of its master servicing activities will be 0.05% per annum of the outstanding principal balance of each mortgage loan. The primary servicer or subservicer, as applicable, is entitled to servicing compensation in a minimum amount ranging from 0.125% to 2.125% per annum of the outstanding principal balance of each mortgage loan serviced by it. As of the cut-off date, the weighted average of the servicing fee rates for the mortgage loans is approximately 0.4128% and 0.5107% per annum for the Group I Loans and Group II Loans, respectively. The master servicer is obligated to pay certain ongoing expenses associated with the trust and incurred by the master servicer in connection with its responsibilities under the Pooling and Servicing Agreement. See 'Description of the Certificates -- Spread' and ' -- Withdrawals from the Custodial Account' in the prospectus for information regarding other possible compensation to the master servicer and the primary servicer or subservicer, as applicable, and for information regarding expenses payable by the master servicer.

FORECLOSURE RESTRICTIONS ON THE MORTGAGE LOANS

     Mortgage loans in the mortgage pool that are 60 to 89 days delinquent as of the cut-off date, will have certain restrictions placed on their foreclosure in the pooling and servicing agreement. These mortgage loans constitute 1.1% and 0.3% of the Group I Loans and Group II Loans, respectively. These restrictions will be lifted with respect to a delinquent mortgage loan if the mortgage loan becomes current for three consecutive monthly payments. In the event that one of these loans goes into foreclosure, if acquiring title to the property underlying the loan would cause the adjusted basis, for federal income tax purposes, of these mortgaged properties in either loan group that are currently owned by the trust after foreclosure, along with any other assets owned by the related REMIC other than 'qualified mortgages' and 'permitted investments' within the meaning of Section 860G of the Internal Revenue Code, to exceed 0.75% of the adjusted basis of the assets in the loan group, the master servicer would not be permitted to acquire title to the mortgage loan on behalf of the related REMIC. Instead, the master servicer would have to dispose of the mortgage loan for cash in the foreclosure sale. In addition, if the master servicer determines that following a distribution on any Distribution Date the adjusted basis of such mortgaged properties in foreclosure, along with any other assets owned by the related REMIC, other than 'qualified mortgages' and 'permitted investments' within the meaning of Section 860G of the Internal Revenue Code, exceed 1.0% of the adjusted basis of the assets of such loan group immediately after the distribution, then prior to such Distribution Date, the master servicer would be required to dispose of enough of such mortgaged properties in foreclosure, for cash, so that the adjusted basis of such mortgaged properties in foreclosure, along with any other assets owned by the related REMIC, other than 'qualified mortgages' and 'permitted investments' within the meaning of Section 860G of the Internal Revenue Code, will be less than 1.0% of the adjusted basis of the assets of such loan group. In either event, the master servicer would be permitted to acquire, for its own account and not on behalf of the trust, the mortgaged property at the foreclosure sale for an amount not less than the greater of: (i) the highest amount bid by any other person at the foreclosure sale, or (ii) the estimated fair value of the mortgaged property, as determined by the master servicer in good faith. As a result, losses on the mortgage loans may be greater than if the master servicer was permitted to obtain title on behalf of the trust.

VOTING RIGHTS

     Some actions specified in the prospectus that may be taken by holders of certificates evidencing a specified percentage of all undivided interests in the trust may be taken by holders of certificates entitled in the aggregate to that percentage of the voting rights. 97% of all voting rights will be allocated among all holders of the Class A Certificates in proportion to their then outstanding Certificate Principal Balances, 1% and 1%, respectively, of all voting rights will be allocated among the holders of the Class SB-I Certificates and Class SB-II Certificates, and 1% of all voting rights will be allocated among holders of the Class R-I and Class R-II Certificates, in each case in proportion to the percentage interests evidenced by their respective certificates. So long as there does not exist a failure by the insurer to make a required payment under the certificate guaranty insurance policy, the insurer shall have the right to exercise all rights of the holders of the Class A Certificates under the pooling and servicing agreement without any consent of those holders, and those holders may exercise such rights only with the prior written consent of the insurer except as provided in the pooling and servicing agreement.

     In addition, so long as there does not exist a failure by the insurer to make a required payment under the certificate guaranty insurance policy, in the event losses on the mortgage loans exceed the percentages and levels set forth in the pooling and servicing agreement, the insurer may remove the master servicer. Such right of removal shall not inure to the benefit of the trustee, the depositor or the certificateholders. See 'The Pooling and Servicing Agreement -- Rights Upon Event of Default' in the prospectus for a discussion of the removal of the master servicer.

TERMINATION

     The circumstances under which the obligations created by the pooling and servicing agreement will terminate in respect of the Class A Certificates are described in 'The Pooling and Servicing Agreement -- Termination; Retirement of Certificates' in the prospectus. The master servicer or the depositor will have the option on any Distribution Date on which the aggregate Stated Principal Balance of the mortgage loans as of the related determination date is less than 10% of the initial aggregate Stated Principal Balance of the mortgage loans, to purchase all remaining mortgage loans, and other assets in the trust related thereto except for the certificate guaranty insurance policy, thereby effecting early retirement of the Certificates; or

      to purchase in whole, but not in part, the Certificates;

provided, however, in each case, that no such early termination of the trust will be permitted if it would result in a draw under the certificate guaranty insurance policy unless the insurer consents to the termination. Any purchase of the mortgage loans and other assets of the trust related thereto shall be made at a price equal to the sum of

      100% of the unpaid principal balance of each mortgage loan, as applicable, or, if less than the unpaid principal balance, the fair market value of the related underlying mortgaged properties with respect to the mortgage loans, as applicable, as to which title to such underlying mortgaged properties has been acquired, in either case net of any unreimbursed Advance attributable to principal, as of the date of repurchase, accrued interest thereon at the Net Mortgage Rate plus the premium rate to, but not including, the first day of the month in which the repurchase price is distributed,

      any amounts due to the insurer pursuant to the insurance agreement, and any unpaid Prepayment Interest Shortfalls together with interest thereon.

     Distributions on the Class A Certificates in respect of any optional termination will be paid, first, to each class of Class A Certificates on a pro rata basis based on its outstanding Certificate Principal Balance and second, except as set forth in the pooling and servicing agreement, to the Class SB and Class R Certificates. The proceeds of that distribution may not be sufficient to distribute the full amount to the Class A Certificates if the purchase price is based in part on the fair market value of any underlying mortgaged property in the related loan group and the fair market value is less than 100% of the unpaid principal balance of the related mortgage loan; provided, however, with respect to the Class A Certificates, if that amount is covered by the certificate guaranty insurance policy, that amount will be paid under the certificate guaranty insurance policy.

     Any purchase of the Certificates as discussed above, will be made at a price equal to 100% of the Certificate Principal Balance thereof plus the sum of interest accrued thereon at the applicable pass-through rate, including any unpaid Prepayment Interest Shortfalls and any previously accrued and unpaid interest. Upon the purchase of the Certificates, or at any time thereafter, at the option of the master servicer or the depositor, the mortgage loans may be sold, thereby effecting a retirement of the Certificates and the termination of the trust, or the Certificates so purchased may be held or resold by the master servicer or the depositor. Upon presentation and surrender of the Certificates, in connection with a purchase thereof, the holders of the Certificates will receive an amount equal to the Certificate Principal Balance of the applicable class plus interest accrued thereon at the related pass-through rate plus any previously accrued and unpaid interest.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

     Two separate REMIC elections will be made with respect to the trust for federal income tax purposes (the REMICs formed thereby being referred to as 'REMIC I' and 'REMIC II', respectively). Upon the issuance of the Class A Certificates, Orrick, Herrington & Sutcliffe LLP, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, REMIC I and REMIC II will each qualify as a REMIC under Sections 860A through 860G of the Code.

     The assets of REMIC I will consist of the mortgage loans, any mortgaged properties relating to an REO Mortgage Loan, such assets as from time to time are deposited in the Custodial Account or the Certificate Account and mortgaged properties relating to REO Mortgage Loans, any hazard or other insurance policies and any proceeds of such policies, but will not include any proceeds of the Policy.

     For federal income tax purposes, (a) the Class R-I Certificates will be the sole class of 'residual interests' in REMIC I and (b) the separate non-certificated regular interests in REMIC I will be the 'regular interests' in REMIC I and will constitute the assets of REMIC II. Each class of Class A Certificates and Class SB Certificates will represent ownership of 'regular interests' in REMIC II and will generally be treated as representing ownership of debt instruments of REMIC II and the Class R-II Certificates will constitute the sole class of 'residual interests' in REMIC II.

     For federal income tax reporting purposes, the Class A Certificates will not be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the mortgage loans will prepay at a rate equal to 18% CPR (with respect to the Group I Loans) and 26% CPR (with respect to the Group II Loans).

No representation is made that the mortgage loans will prepay at that rate or at any other rate. See 'Material Federal Income Tax
Consequences -- REMICs -- Taxation of Owners of REMIC Regular
Certificates -- Original Issue Discount' in the prospectus.

     The Internal Revenue Service (the 'IRS') has issued regulations (the 'OID Regulations') under sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Class A Certificates should be aware that Section 1272(a)(6) of the Code and the OID Regulations do not adequately address certain issues relevant to, or applicable to, prepayable securities bearing a variable rate of interest such as the Adjustable Rate Certificates. In the absence of other authority, the master servicer intends to be guided by certain principles of the OID Regulations applicable to variable rate debt instruments in determining whether such certificates should be treated as issued with original issue discount and in adapting the provisions of Section 1272(a)(6) of the Code to such certificates for the purpose of preparing reports furnished to certificateholders and the IRS. Because of the uncertainties concerning the application of
Section 1272(a)(6) of the Code to such certificates and because the rules relating to debt instruments having a variable rate of interest are limited in their application in ways that could preclude their application to such certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Adjustable Rate Certificates should be governed by some other method not yet set forth in regulations or should be treated as having been issued with original issue discount. Prospective purchasers of the Adjustable Rate Certificates are advised to consult their tax advisors concerning the tax treatment of such certificates.

     The master servicer believes that, if the Adjustable Rate Certificates were determined to have been issued with original issue discount, a reasonable application of the principles of the OID Regulations to the Adjustable Rate Certificates generally would be to report all income with respect to such certificates as original issue discount for each period, computing such original issue discount (i) by assuming that the value of the applicable index will remain constant for purposes of determining the original yield to maturity of each such class of certificates and projecting future distributions on such certificates, thereby treating such certificates as fixed rate instruments to which the original issue discount computation rules described in the prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period. See 'Material Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount' in the prospectus.

     In certain circumstances the OID Regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, the holder of a Class A Certificate may be able to select a method for recognizing original issue discount that differs from that used by the master servicer in preparing reports to the certificateholders and the IRS.

     Certain classes of the Class A Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of certificates will be treated as holding a certificate with amortizable bond premium will depend on such certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such certificateholder. Holders of such classes of certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See 'Certain Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Regular Certificates' and ' -- REMICs -- Premium' in the prospectus.

     The Class A Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and 'real estate assets' under Section 856(c)(4)(A) of the Code generally in the same proportion that the assets of the trust would be so treated. In addition, interest on the Class A Certificates will be treated as 'interest on obligations secured by mortgages on real property' under Section 856(c)(3)(B) of the Code generally to the extent that such Class A Certificates are treated as 'real estate assets' under Section 856(c)(4)(A) of the Code. Moreover, the Class A Certificates will be 'qualified mortgages' within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for a regular or residual interest therein. However, prospective investors in Class A Certificates that will be generally treated as assets described in Section 860G(a)(3) of the Code should note that, notwithstanding such treatment, any repurchase of such a certificate pursuant to the right of the master servicer or the depositor to repurchase such Class A Certificates may adversely affect any REMIC that holds such Class A Certificates if such repurchase is made under circumstances giving rise to a Prohibited Transaction Tax. See 'The Pooling and Servicing Agreement --

Termination; Retirement of Certificates' in this prospectus supplement and 'Material Federal Income Tax Consequences -- REMICs -- Characterization of Investments in REMIC Certificates' in the prospectus.

     For further information regarding federal income tax consequences of investing in the Class A Certificates, see 'Material Federal Income Tax Consequences -- REMICs' in the prospectus.

                             METHOD OF DISTRIBUTION

     In accordance with the terms and conditions of an underwriting agreement, dated December 20, 1999, Prudential Securities Incorporated has agreed to purchase, and the depositor has agreed to sell each of the Class A-I Certificates, Class A-II-2 Certificates and Class A-II-3 Certificates. It is expected that delivery of the Class A-I Certificates, Class A-II-2 Certificates and Class A-II-3 Certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC.

     In accordance with the terms and conditions of another underwriting agreement, dated December 20, 1999, Residential Funding Securities Corporation has agreed to offer the Class A-II-1 Certificates on a best efforts basis and the depositor has agreed to sell to Residential Funding Securities Corporation the Class A-II-1 Certificates when and if sold by Residential Funding Securities Corporation. It is expected that delivery of the Class A-II-1 Certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC. The termination date of the offering of the Class A-II-1 Certificates is the earlier to occur of December 23, 2000 or the date on which all of the Class A-II-1 Certificates have been sold. Proceeds of the Class A-II-1 Certificates will not be placed in escrow, trust or similar arrangement. Residential Funding Securities Corporation is an affiliate of the depositor.

     The underwriting agreements provide that the obligations of the underwriters to pay for and accept delivery of the certificates is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor's registration statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Securities and Exchange Commission.

     The distribution of the Class A-I Certificates, Class A-II-2 Certificates and Class A-II-3 Certificates by Prudential Securities Incorporated may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the Class A-I Certificates, the Class A-II-2 Certificates and the Class A-II-3 Certificates, before deducting expenses payable by the depositor, will be approximately 99.70% of the aggregate Certificate Principal Balance thereof plus accrued interest thereon from the cut-off date. The proceeds to the depositor from the sale of any Class A-II-1 Certificates will be equal to the purchase price paid by the purchaser thereof, net of any expenses payable by the depositor and any compensation payable to Residential Funding Securities Corporation and any dealer. The underwriters may effect such transactions by selling the certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the sale of the Class A Certificates, the related underwriter may be deemed to have received compensation from the depositor in the form of underwriting compensation. The related underwriter and any dealers that participate with that underwriter in the distribution of the Class A Certificates may be deemed to be underwriters and any profit on the resale of the Class A Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

     Each underwriting agreement provides that the depositor will indemnify the related underwriter, and that under limited circumstances the related underwriter will indemnify the depositor, against certain civil liabilities under the Securities Act of 1933, or contribute to payments required to be made in respect thereof.

     There is currently no secondary market for the Class A Certificates. Prudential Securities Incorporated intends to make a secondary market for each of the Class A-I Certificates, Class A-II-2 Certificates and Class A-II-3 Certificates, but are not obligated to do so. None of the depositor, Residential Funding Securities Corporation or Prudential Securities Incorporated intend to create a secondary market in the Class A-II-1 Certificates. There can be no assurance that a secondary market for any class of Class A Certificates will develop or, if it does develop, that it will continue.

     The primary source of information available to investors concerning the Class A Certificates will be the monthly statements discussed in the prospectus under 'Description of the Certificates -- Reports to Certificateholders,' which will include information as to the outstanding principal balance of the Class A

Certificates. There can be no assurance that any additional information regarding the Class A Certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the Class A Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Class A Certificates may adversely affect the liquidity of the Class A Certificates, even if a secondary market for the Class A Certificates becomes available.

                                 LEGAL OPINIONS

     Certain legal matters relating to the Certificates will be passed upon for Prudential Securities Incorporated by Brown & Wood LLP, New York, New York and for the depositor, the master servicer and Residential Funding Securities Corporation by Orrick, Herrington & Sutcliffe LLP, New York, New York.

                                    EXPERTS

     The consolidated financial statements of Ambac Assurance Corporation and subsidiaries, as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998 are incorporated by reference in this prospectus supplement and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference in this prospectus supplement, and upon the authority of said firm as experts in accounting and auditing.

                                    RATINGS

     It is a condition of the issuance of the Class A Certificates that they be rated 'AAA' by Standard & Poor's Ratings Service, ('Standard & Poor's') a division of The McGraw-Hill Companies, Inc. and 'AAA' by Fitch IBCA, Inc. ('Fitch').

     Standard & Poor's ratings on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of payments required under the pooling and servicing agreement. Standard & Poor's ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the certificates. Standard & Poor's rating on the Class A Certificates is based on financial strength of the insurer. Standard & Poor's rating on the Class A Certificates does not, however, constitute a statement regarding frequency of prepayments on the mortgages. See 'Certain Yield and Prepayment Considerations' in this prospectus supplement. In addition, the ratings do not address the likelihood of the receipt of any amounts in respect of Prepayment Interest Shortfalls.

     The rating assigned by Fitch to the Class A Certificates is based on the financial strength of the Insurer. Ratings by Fitch address the structural, legal and issuer-related aspects associated with the certificates, including the nature and quality of the underlying mortgage loans. Such ratings do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. In addition, the ratings do not address the likelihood of the receipt of any amounts in respect of Prepayment Interest Shortfalls.

     The ratings on the Class A-II-1 Certificates and the Class A-II-2 Certificates also do not address the likelihood of the receipt of any amounts in respect of Class A-II Basis Risk Shortfalls.

     The depositor has not requested a rating on the Class A Certificates by any rating agency other than Standard & Poor's and Fitch. However, there can be no assurance as to whether any other rating agency will rate the Class A Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Class A Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Class A Certificates by Standard & Poor's and Fitch.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Class A Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the Class A Certificates.

                                LEGAL INVESTMENT

     The Class A Certificates will not constitute 'mortgage related securities' for purposes of SMMEA.

     One or more classes of the Class A Certificates may be viewed as 'complex securities' under TB13a, which applies to thrift institutions regulated by the OTS.

     The depositor makes no representations as to the proper characterization of the Class A Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the Class A Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of the Class A Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent an investment in any class of the Class A Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

     See 'Legal Investment Matters' in the prospectus.

                              ERISA CONSIDERATIONS

     Any Plan, any insurance company, whether through its general or separate accounts, or any other person investing 'Plan Assets' of any Plan, as defined under 'ERISA Considerations -- ERISA Plan Asset Regulations' in the prospectus, should carefully review with its legal advisors whether the purchase or holding of the Class A Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code. The purchase or holding of the Class A Certificates by or on behalf of, or with 'Plan Assets' of, a Plan may qualify for exemptive relief under the Exemption, as described under 'ERISA Considerations -- Prohibited Transaction Exemption' in the prospectus. However, the Exemption contains a number of conditions which must be met for the Exemption to apply, including the requirement that any such Plan must be an 'accredited investor' as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     Insurance companies contemplating the investment of general account assets in the Class A Certificates should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA, as described under 'ERISA Considerations -- Insurance Company General Accounts' in the prospectus. The DOL issued proposed regulations under Section 401(c) on December 22, 1997, but the required final regulations have not been issued as of the date hereof.

     Any fiduciary or other investor of Plan Assets that proposes to acquire or hold the Class A Certificates on behalf of or with 'Plan Assets' of any Plan should consult with its counsel with respect to: (i) whether the specific and general conditions and the other requirements in the Exemption would be satisfied, or whether any other prohibited transaction exemption would apply, and (ii) the potential applicability of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and
Section 4975 of the Code to the proposed investment. See 'ERISA Considerations' in the prospectus.

     The sale of any of the Class A Certificates to a Plan is in no respect a representation by the depositor or the underwriters that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

                                                                         ANNEX I

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Residential Asset Securities Corporation, Mortgage Asset-Backed Pass-Through Certificates, Series 1999-RS5 (collectively, the 'Global Securities') will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors through Cedel and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Cedel and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their Relevant Depositary which in turn will hold such positions in their accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no 'lock-up' or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds. Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC, Seller and Cedel or Euroclear Participants. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

     Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their account one day later. As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds. Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for crediting Global Securities to the respective European Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Cedel or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases Cedel or Euroclear will instruct the respective Depositary, as appropriate, to credit the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate: Exemption for Non-U.S. Persons (Form W-8). Beneficial Holders of Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for Non-U.S. Persons with effectively connected income
(Form 4224). A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Holdership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by Certificate Holders or their agent. Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Holder of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year. The term 'U.S. Person' means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof (unless, in the case of a partnership, future Treasury regulations provide otherwise), (iii) an estate that is subject to U.S. federal income tax regardless of the source of its income, or (iv) a trust other than a 'foreign trust,' as defined in
Section 7701(a)(31) of the Code. The term 'Non-U.S. Person' means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

PROSPECTUS
MORTGAGE ASSET-BACKED AND MANUFACTURED HOUSING CONTRACT
PASS-THROUGH
CERTIFICATES
RESIDENTIAL ASSET SECURITIES CORPORATION
Depositor

The depositor may periodically form separate trusts to issue certificates in series, secured by assets of that trust.

OFFERED CERTIFICATES The certificates in a series will represent interests in a trust and will be paid only from the assets of that trust. Each series may include multiple classes of certificates with differing payment terms and priorities. Credit enhancement will be provided for all offered certificates.

MORTGAGE COLLATERAL Each trust will consist primarily of:

      mortgage loans or manufactured housing conditional sales contracts or installment loan agreements secured by first or junior liens on one- to four-family residential properties;

      mortgage securities and whole or partial participations in mortgage loans.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE CERTIFICATES OR
DETERMINED THAT
THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE
CONTRARY IS A
CRIMINAL OFFENSE.

                              September 23  , 1999

      IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
AND
                     THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     We provide information to you about the certificates in two separate documents that provide progressively more detail:

      this prospectus, which provides general information, some of which may not apply to your series of certificates; and

      the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

IF THE DESCRIPTION OF YOUR CERTIFICATES IN THE ACCOMPANYING
PROSPECTUS
SUPPLEMENT DIFFERS FROM THE RELATED DESCRIPTION IN THIS PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THAT PROSPECTUS SUPPLEMENT.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. See 'Additional Information', 'Reports to Certificateholders' and 'Incorporation of Certain Information by Reference' in this Prospectus. You can request information incorporated by reference from Residential Asset Securities Corporation by calling us at (612) 832-7000 or writing to us at 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

Some capitalized terms used in this prospectus are defined in the Glossary beginning on page 101.

------------------------

                               TABLE OF CONTENTS

                                         PAGE
                                         ----
Introduction...........................    4
The Trusts.............................    4
     General...........................    4
     The Mortgage Loans................    6
     Loan-to-Value Ratio...............    8
     Underwriting Policies.............   10
     The Contracts.....................   13
     The Agency Securities.............   14
     Mortgage Collateral Sellers.......   15
     Qualifications of Sellers.........   15
     Representations with Respect to
       Mortgage Collateral.............   16
     Repurchases of Mortgage
       Collateral......................   17
     Limited Right of Substitution.....   18
Description of the Certificates........   20
     General...........................   20
     Form of Certificates..............   20
     Assignment of Mortgage Loans......   22
     Assignment of the Contracts.......   23
     Review of Mortgage Loan or
       Contract Documents..............   24
     Assignment of Mortgage
       Securities......................   24
     Spread............................   24
     Payments on Mortgage Collateral...   25
     Withdrawals from the Custodial
       Account.........................   27
     Distributions.....................   28
     Example of Distributions..........   29
     Advances..........................   30
     Prepayment Interest Shortfalls....   31
     Funding Account...................   31
     Reports to Certificateholders.....   32





     Servicing and Administration of
       Mortgage Collateral.............   33
     Realization Upon Defaulted
       Mortgage Loans or Contracts.....   35
Subordination..........................   37
     General...........................   37
     Overcollateralization.............   38
Description of Credit Enhancement......   38
     General...........................   38
     Letters of Credit.................   39
     Mortgage Pool Insurance
       Policies........................   40
     Special Hazard Insurance
       Policies........................   41
     Bankruptcy Bonds..................   42
     Reserve Funds.....................   42
     Certificate Insurance Policies;
       Surety Bonds....................   43
     Maintenance of Credit
       Enhancement.....................   43
     Reduction or Substitution of
       Credit Enhancement..............   44
Other Financial Obligations Related to
  the Certificates.....................   44
     Swaps and Yield Supplement
       Agreements......................   44

                                         PAGE
                                         ----
     Purchase Obligations..............   45
Insurance Policies on Mortgage Loans or
  Contracts............................   46
     Primary Insurance Policies........   46
     Standard Hazard Insurance on
       Mortgaged Properties............   47
     Standard Hazard Insurance on
       Manufactured Homes..............   48
     FHA Mortgage Insurance............   49
     VA Mortgage Guaranty..............   49
The Depositor..........................   50
Residential Funding Corporation........   50





The Pooling and Servicing Agreement....   50
     Events of Default.................   52
     Rights Upon Event of Default......   53
     Amendment.........................   53
     Termination; Retirement of
       Certificates....................   54
     The Trustee.......................   55
Yield Considerations...................   55
Maturity and Prepayment
  Considerations.......................   59
Certain Legal Aspects of Mortgage Loans
  and Contracts........................   62
     The Mortgage Loans................   62
     The Contracts.....................   72
     Environmental Legislation.........   74
     Soldiers' and Sailors' Civil
       Relief Act of 1940..............   75
     Default Interest and Limitations
       on Prepayments..................   76
     Forfeitures in Drug and RICO
       Proceedings.....................   76
     Negative Amortization Loans.......   76
Material Federal Income Tax
  Consequences.........................   76
     General...........................   76
     REMICs............................   77
State and Other Tax Consequences.......   92
ERISA Considerations...................   92
     ERISA Plan Asset Regulations......   93
     Prohibited Transaction
       Exemption.......................   93
     Insurance Company General
       Accounts........................   96
     Representations from Investing
       Plans...........................   96
     Tax-Exempt Investors..............   97
     Consultation with Counsel.........   97
Legal Investment Matters...............   97
Use of Proceeds........................   98
Methods of Distribution................   98
Legal Matters..........................   99
Financial Information..................   99
Additional Information.................   99
Reports to Certificateholders..........  100
Incorporation of Certain Information by





  Reference............................  100
Glossary...............................  101

                                  INTRODUCTION

     The pass-through certificates offered may be sold from time to time in series. Each series of certificates will represent in the aggregate the entire beneficial ownership interest, excluding any interest retained by the depositor or any other entity specified in the related prospectus supplement, in a trust consisting primarily of a segregated pool of mortgage loans or manufactured housing conditional sales contracts and installment loan agreements, acquired by the depositor from one or more affiliated or unaffiliated institutions. Each series of certificates will be issued under a pooling and servicing agreement among the depositor, the trustee and master servicer or servicer as specified in the related prospectus supplement, or a trust agreement between the depositor and trustee as specified in the related prospectus supplement.

                                   THE TRUSTS

GENERAL

     The mortgage loans, contracts and other assets described in this prospectus under 'The Trusts -- The Mortgage Loans' and ' -- The Contracts' and in the related prospectus supplement will be held in a trust for the benefit of the holders of the related series of certificates as described in this section and in the related prospectus supplement. These assets will be evidenced by promissory notes, or mortgage notes, that are secured by mortgages, deeds of trust, manufactured housing conditional sales contracts and installment loan agreements, or other similar security instruments creating a first or junior lien on one- to four-family residential properties, or interests in the mortgage loans, which may include mortgage pass-through certificates, known as mortgage securities, evidencing interests in mortgage loans or contracts. Unless the context indicates otherwise, as used in this prospectus, contracts will consist of manufactured housing conditional sales contracts and installment loan agreements, and mortgage collateral will include mortgage loans and contracts.

     As specified in the related prospectus supplement, the mortgaged properties will consist primarily of owner-occupied attached or detached one-family dwelling units, two- to four-family dwelling units, condominiums, townhouses, row houses, individual units in planned-unit developments, modular pre-cut/panelized housing, Cooperatives and manufactured homes, and the fee, leasehold or other interests in the underlying real property. The mortgaged properties may be located in any of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico and may include vacation, second and non-owner-occupied homes. In addition, if specified in the related prospectus supplement, a mortgage pool may contain Mexico Mortgage Loans, which are secured by interests in trusts that own residential properties located in Mexico. The Mexico Mortgage Loans will not exceed ten percent (10%) by aggregate principal balance of the mortgage loans in any mortgage pool as of the cut-off date specified in the related prospectus supplement.

     The prospectus supplement with respect to a series will describe the specific manner in which certificates of that series issued under a particular pooling and servicing agreement or trust agreement will evidence specified beneficial ownership interests in a separate trust created under that pooling and servicing agreement or trust agreement. A trust will consist of, to the extent provided in the related pooling and servicing agreement or trust agreement:

      mortgage loans or contracts and the related mortgage documents or interests in them, including any mortgage securities, underlying a particular series of certificates as from time to time are subject to the pooling and servicing agreement or trust agreement, exclusive of, if specified in the related prospectus supplement, any interest retained by the depositor or any of its affiliates with respect to each Mortgage Loan;

      assets including all payments and collections derived from the mortgage loans, contracts or mortgage securities due after the related cut-off date, as from time to time are identified as deposited in the Custodial Account and in the related Certificate Account;

      property acquired by foreclosure of the mortgage loans or contracts or deed in lieu of foreclosure;

      hazard insurance policies and primary insurance policies, if any, and portions of the related proceeds; and

      any combination, as and to the extent specified in the related prospectus supplement, of a letter of credit, purchase obligation, mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, certificate insurance policy, surety bond or other type of credit enhancement as described under 'Description of Credit Enhancement.'

     The related prospectus supplement will describe the material terms and conditions of certificates of interest or participations in mortgage loans to the extent they are included in the related trust.

     Each mortgage loan or contract will be selected by the depositor for inclusion in a mortgage pool from among those purchased by the depositor, either directly or through its affiliates, including Residential Funding Corporation, from sellers who are affiliates of the depositor including HomeComings Financial Network, Inc. and GMAC Mortgage Corporation, or from savings banks, savings and loan associations, commercial banks, credit unions, insurance companies or similar institutions that are supervised and/or examined by a federal or state authority, lenders approved by the United States Department of Housing and Urban Development, known as HUD, mortgage bankers, investment banking firms, the Federal Deposit Insurance Corporation, known as the FDIC, and other mortgage loan originators or sellers not affiliated with the depositor, all as described in the related prospectus supplement. The mortgage collateral sellers may include state or local government housing finance agencies. If a mortgage pool is composed of mortgage loans or contracts acquired by the depositor directly from sellers other than Residential Funding Corporation, the related prospectus supplement will specify the extent of mortgage loans or contracts so acquired. The characteristics of the mortgage loans or contracts are as described in the related prospectus supplement. No more than five percent (5%) of the mortgage loans or contracts by aggregate principal balance as of the cut-off date will have characteristics that deviate from those characteristics described in the related prospectus supplement. Other mortgage loans or contracts available for purchase by the depositor may have characteristics which would make them eligible for inclusion in a mortgage pool but were not selected for inclusion in a mortgage pool at that time.

     The mortgage loans or contracts may also be delivered to the depositor in a Designated Seller Transaction. Those certificates may be sold in whole or in part to any seller identified in the related prospectus supplement in exchange for the related mortgage loans, or may be offered under any of the other methods described in this prospectus under 'Methods of Distributions.' The related prospectus supplement for a Designated Seller Transaction will include information, provided by the related seller, about the seller, the mortgage loans and the underwriting standards applicable to the mortgage loans. None of the depositor, Residential Funding Corporation, GMAC Mortgage Group, Inc. or any of their affiliates will make any representation or warranty with respect to the mortgage loans sold in a Designated Seller Transaction, or any representation as to the accuracy or completeness of the information provided by the seller.

     If specified in the related prospectus supplement, the trust underlying a series of certificates may include mortgage securities, including Agency
Securities. The mortgage securities may have been issued previously by the depositor or an affiliate thereof, a financial institution or other entity engaged in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing mortgage loans into trusts, and selling beneficial interests in such trusts. As specified in the related prospectus supplement, the mortgage securities will primarily be similar to certificates offered hereunder. The Agency Securities may have been guaranteed and/or issued by the Governmental National Mortgage Association, known as Ginnie Mae, or issued by the Federal Home Loan Mortgage Corporation, known as Freddie Mac, or the Federal National Mortgage Association, known as Fannie Mae. As to any series of certificates, the related prospectus supplement will include a description of the mortgage securities and any related credit enhancement, and the mortgage loans underlying those mortgage securities will be described together with any other mortgage loans included in the mortgage pool relating to that series. As to any series of certificates, as used in this prospectus a mortgage pool includes the related mortgage loans underlying any mortgage securities.

     Any mortgage securities underlying any certificate will (i) either (a) have been previously registered under the Securities Act, or (b) will be eligible for sale under Rule 144(k) under the Securities Act of 1933, as amended, and (ii) will be acquired in secondary market transactions from persons other than the issuer or its affiliates. Alternatively, if the mortgage securities were acquired from their issuer or its affiliates, or were issued by the depositor or any of its affiliates, then the mortgage securities will be registered under the Securities Act of 1933, as amended, at the same time as the certificates.

     For any series of certificates backed by mortgage securities, the entity that administers the mortgage securities may be referred to as the manager, if so specified in the related prospectus supplement. References in this prospectus to Advances to be made and other actions to be taken by the master servicer in connection with the mortgage loans may include Advances made and other actions taken under the terms of the mortgage securities. Each certificate will evidence an interest in only the related mortgage pool and corresponding trust, and not in any other mortgage pool or trust.

     The related prospectus supplement will provide material information concerning the types and characteristics of the mortgage loans and contracts included in the related trust as of the cut-off date. A Current Report on Form 8-K will be available upon request to holders of the related series of certificates and will be filed, together with the related pooling and servicing agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the certificates. If mortgage loans or contracts are added to or deleted from the trust after the date of the related prospectus supplement, that addition or deletion will be noted in the Form 8-K. Additions or deletions of this type, if any, will be made prior to the closing date.

THE MORTGAGE LOANS

     If so stated in the related prospectus supplement, all or a portion of the mortgage loans that underlie a series of certificates may have been purchased by the depositor under the AlterNet Mortgage Program. The depositor does not expect to purchase Mexico Mortgage Loans through the AlterNet Mortgage Program.

     The mortgage loans may include mortgage loans insured by the Federal Housing Administration, known as FHA, a division of HUD, mortgage loans partially guaranteed by the Veterans Administration, known as VA, and mortgage loans that are not insured or guaranteed by the FHA or VA. As described in the related prospectus supplement, the mortgage loans may be:

      GPM Loans;

      Buy-Down Mortgage Loans;

      adjustable rate mortgage loans, or ARM loans;

      fixed rate mortgage loans;

      simple interest mortgage loans;

      High Cost Loans;

      Cooperative Loans;

      Convertible Mortgage Loans;

      mortgage loans that have been modified;

      mortgage loans that provide for payment every other week during the term of the mortgage loan;

      mortgage loans that provide for the reduction of the interest rate based on the payment performance of the mortgage loans;

      mortgage loans that experience negative amortization; and

      Balloon Loans.

     The mortgage loans may be secured by mortgages or deeds of trust, deeds to secure debt or other similar security instruments creating a first or junior lien on or other interests in the related mortgaged properties. Cooperative Loans are evidenced by promissory notes secured by a first or junior lien on the shares issued by Cooperatives and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific units within a Cooperative. As used in this prospectus, unless the context indicates otherwise, mortgage loans includes Cooperative Loans; mortgaged properties includes shares in the related Cooperative and the related proprietary leases or occupancy agreements securing Cooperative Notes; mortgage notes includes Cooperative Notes; and mortgages includes security agreements with respect to Cooperative Notes.

     Each Mexico Mortgage Loan will be secured by the beneficial ownership interest in a separate trust, the sole asset of which is a residential property located in Mexico. The residential property may be a second home, vacation home or the primary residence of the mortgagor. The mortgagor of a Mexico Mortgage Loan may be a U.S. borrower or an international borrower.

     Because of the uncertainty and delays in foreclosing on real property interests in Mexico and because non-Mexican citizens are prohibited from owning real property located in certain areas of Mexico, the nature of the security interest and the manner in which the Mexico Mortgage Loans are secured differ from that of mortgage loans typically made in the United States. Record ownership and title to the Mexican property will be held in the name of a Mexican financial institution acting as Mexican trustee for a Mexican trust under the terms of a trust agreement. The trust agreement will be governed by Mexican law and will be filed (in Spanish) in the real property records in the jurisdiction in which the property is located. The original term of the Mexican trust will be 50 years and will be renewable at the option of the mortgagor. To secure the repayment of the Mexico Mortgage Loan, the lender is named as a beneficiary of the Mexican trust. The lender's beneficial interest in the Mexican trust grants to the lender the right to direct the Mexican trustee to transfer the mortgagor's beneficial interest in the Mexican trust or to terminate the Mexican trust and sell the Mexican property. The mortgagor's beneficial interest in the Mexican trust grants to the mortgagor the right to use, occupy and enjoy the Mexican property so long as it is not in default of its obligations in respect of the Mexico Mortgage Loan.

     As security for repayment of the Mexico Mortgage Loan, pursuant to the loan agreement, the mortgagor grants to the lender a security interest in the mortgagor's beneficial interest in the Mexican trust. If the mortgagor is domiciled in the United States, the mortgagor's beneficial interest in the Mexican trust should be considered under applicable state law to be an interest in personal property, not real property, and, accordingly, the lender will file financing statements in the appropriate state to perfect the lender's security interest. Because the lender's security interest in the mortgagor's beneficial interest in the Mexican trust is not, for purposes of foreclosing on such collateral, an interest in real property, the depositor either will rely on its remedies that are available in the United States under the applicable Uniform Commercial Code, or UCC, and under the trust agreement and foreclose on the collateral securing a Mexico Mortgage Loan under the UCC, or direct the Mexican trustee to conduct an auction to sell the mortgagor's beneficial interest or the Mexican property pursuant to the trust agreement. If a mortgagor is not a resident of the United States, the lender's security interest in the mortgagor's beneficial interest in the Mexican trust may be unperfected under the UCC. If the lender conducts its principal lending activities in the United States, the loan agreement will provide that rights and obligations of such a mortgagor and the lender under the loan agreement will be governed under applicable United States state law. See 'Certain Legal Aspects of Mortgage Loans and Contracts -- The Mortgage Loans.'

     In connection with the assignment of a Mexico Mortgage Loan into a trust created under a pooling and servicing agreement, the depositor will transfer to the trustee, on behalf of the certificateholders, all of its right, title and interest in the mortgage note, the lender's beneficial interest in the Mexican trust, the lender's security interest in the mortgagor's beneficial interest in the Mexican trust, and its interest in any policies of insurance on the Mexico Mortgage Loan or the Mexican property. The percentage of mortgage loans, if any, that are Mexico Mortgage Loans will be specified in the related prospectus supplement.

     The modifications made on mortgage loans may include conversions from an adjustable to a fixed mortgage rate (discussed below) or other changes in the related mortgage note. If a mortgage loan is a modified mortgage loan, references to origination typically shall be deemed to be references to the date of modification.

     The mortgaged properties may consist of detached individual dwellings, Cooperative dwellings, individual condominiums, townhouses, duplexes, row houses, modular pre-cut/panelized housing, individual units or two-to four-unit dwellings in planned unit developments, two- to four-family dwellings and other attached dwelling units. Each mortgaged property, other than a Cooperative dwelling or Mexican property, will be located on land owned in fee simple by the mortgagor or, if specified in the related prospectus supplement, land leased by the mortgagor. The ownership of the Mexican properties will be held by the Mexican trust. Attached dwellings may include structures where each mortgagor owns the land upon which the unit is built with the remaining adjacent land owned in common, or dwelling units subject to a proprietary lease or occupancy agreement in an apartment building owned by a Cooperative. The proprietary lease or occupancy agreement securing a Cooperative Loan is subordinate, in most cases, to any blanket mortgage on the related cooperative apartment building or on the underlying land. Additionally, in the case of a Cooperative Loan, the proprietary lease or occupancy agreement may be terminated and the cooperative shares may be cancelled by the Cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by the tenant-stockholder. See 'Certain Legal Aspects of Mortgage Loans and Contracts.'

     The mortgaged properties may be owner occupied or non-owner occupied and may include vacation homes, second homes and investment properties. The percentage of mortgage loans that are owner-occupied will be disclosed in the related prospectus supplement. The basis for any statement that a given percentage of the mortgage loans are secured by mortgage properties that are owner-occupied will be one or more of the following:

      the making of a representation by the mortgagor at origination of a mortgage loan that the mortgagor intends to use the mortgaged property as a primary residence for at least the first six months of occupancy, a representation by the originator of the mortgage loan, which may be based solely on the above clause, or the fact that the mailing address for the mortgagor is the same as the address of the mortgaged property; and

      any  representation  and  warranty  in the related  pooling and  servicing
      agreement   regarding   owner-occupancy   may  be  based  solely  on  that
      information.

Mortgage loans secured by investment properties, including two- to four-unit dwellings, may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgage loans.

LOAN-TO-VALUE RATIO

     In the case of mortgage loans made to finance the purchase of the mortgaged property, the Loan-to-Value Ratio, or LTV ratio, is the ratio, expressed as a percentage, of the principal amount of the mortgage loan at origination to the lesser of (1) the appraised value determined in an appraisal obtained at origination of the mortgage loan and (2) the sales price for the related mortgaged property.

     In the case of some mortgage loans made to refinance non-purchase mortgage loans or modified or converted mortgage loans, the LTV ratio at origination is defined in most cases as the ratio, expressed as a percentage, of the principal amount of the mortgage loan to either the appraised value determined in an appraisal obtained at the time of refinancing, modification or conversion or, if no appraisal has been obtained, to the lesser of (1) the appraised value of the related mortgaged property determined at origination of the loan to be refinanced, modified or converted and (2) the sale price of the related mortgaged property. In the case of some mortgage loans seasoned for over twelve months, the LTV ratio may be determined at the time of purchase from the related seller based on the ratio of the current loan amount to the current value of the mortgaged property. Appraised values may be determined by either:

      a statistical analysis

      a broker's price opinion, or

      an automated appraisal, drive by appraisal or other certification of value.

     Some of the mortgage loans which are subject to negative amortization will have LTV ratios that will increase after origination as a result of their negative amortization. In the case of some seasoned mortgage loans, the values used in calculating LTV ratios may no longer be accurate valuations of the mortgaged properties. Some mortgaged properties may be located in regions where property values have declined significantly since the time of origination.

     With respect to any junior mortgage loan, the combined LTV ratio, or CLTV ratio, usually will be the ratio, expressed as a percentage, of the sum of the cut-off date principal balance of the junior mortgage loan and the principal balance of any related mortgage loans that constitute liens senior or subordinate to the lien of the junior mortgage loan on the related mortgaged property, at the time of the origination of the junior mortgage loan, or, in some cases, at the time of an appraisal subsequent to origination, to the lesser of (1) the appraised value of the related mortgaged property determined in the appraisal used in the origination of the junior mortgage loan, or the value determined in an appraisal obtained subsequent to origination, and (2) in some cases, the sales price of the mortgaged property. With respect to each junior mortgage loan, the junior mortgage ratio in most cases will be the ratio, expressed as a percentage, of the cut-off date principal balance of the junior mortgage loan to the sum of the cut-off date principal balance of the junior mortgage loan and the principal balance of any mortgage loans senior or subordinate to the junior mortgage loan at the time of the origination of the junior mortgage loan.

     Some of the mortgage loans may be 'equity refinance' mortgage loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by the mortgagor or used for purposes unrelated to the mortgaged property. Alternatively, the mortgage loans may be 'rate and term refinance' mortgage loans, as to which substantially all of the proceeds, net of related costs incurred by the mortgagor, are used to refinance an existing mortgage loan or loans, which may include a junior lien, primarily in order to change the interest rate or other terms of the existing mortgage loan.

     The mortgage loans may be loans that have been consolidated and/or have had various terms changed, loans that have been converted from adjustable rate mortgage loans to fixed rate mortgage loans, or construction loans which have been converted to permanent mortgage loans. In addition, a mortgaged property may be subject to secondary financing at the time of origination of the mortgage loan or at any time thereafter.

     As described in the related prospectus supplement, ARM loans will provide for a fixed initial mortgage rate until the first date on which the mortgage rate is to be adjusted. After this date, the mortgage rate may adjust periodically, subject to any applicable limitations, based on changes in the relevant index, to a rate equal to the index plus the Gross Margin. The initial mortgage rate on an ARM loan may be lower than the sum of the then-applicable index and the Gross Margin for the ARM loan.

     ARM loans have features that provide different investment considerations than fixed-rate mortgage loans. Adjustable mortgage rates can cause payment increases that may exceed some mortgagors' capacity to cover such payments. An ARM loan may provide that its mortgage rate may not be adjusted to a rate above the applicable maximum mortgage rate or below the applicable minimum mortgage rate, if any, for the ARM loan. In addition, some of the ARM loans may provide for limitations on the maximum amount by which their mortgage rates may adjust for any single adjustment period. Some ARM loans provide for limitations on the amount of scheduled payments of principal and interest.

     Certain ARM loans may be subject to negative amortization from time to time prior to their maturity. Negative amortization may result from either the adjustment of the mortgage rate on a more frequent basis than the adjustment of the scheduled payment or the application of a cap on the size of the scheduled payment. In the first case, negative amortization results if an increase in the mortgage rate occurs prior to an adjustment of the scheduled payment on the related mortgage loan and such increase causes accrued monthly interest on the mortgage loan to exceed the scheduled payment. In the second case, negative amortization results if an increase in the mortgage rate causes accrued monthly interest on a mortgage loan to exceed the limit on the size of the scheduled payment on the mortgage loan. If the scheduled payment is not sufficient to pay the accrued monthly interest on a negative amortization ARM loan, the amount of accrued monthly interest that exceeds the scheduled payment on the mortgage loans is added to the principal balance of the ARM loan and is to be repaid from future scheduled payments.

     Negatively amortizing ARM loans do not provide for the extension of their original stated maturity to accommodate changes in their mortgage rate. Investors should be aware that a junior mortgage loan may be subordinate to a negatively amortizing senior mortgage loan. An increase in the principal balance of such senior mortgage loan may cause the sum of the outstanding principal balance of the senior mortgage loan and the outstanding principal balance of the junior mortgage loan to exceed the sum of such principal balances at the time of origination of the junior mortgage loan. The related prospectus supplement will specify whether the ARM loans underlying a series allow for negative amortization and the percentage of any junior mortgage loans that are subordinate to any related senior mortgage loan that allows for negative amortization.

     Upon any conversion of a Convertible Mortgage Loan, either the depositor will be obligated to repurchase or Residential Funding Corporation, the applicable subservicer or a third party will be obligated to purchase the converted mortgage loan. Alternatively, if specified in the related prospectus supplement, the depositor, Residential Funding Corporation or another party may agree to act as remarketing agent with respect to the converted mortgage loans and, in such capacity, to use its best efforts to arrange for the sale of converted mortgage loans under specified conditions. Upon the failure of any party so obligated to purchase any converted mortgage loan, the inability of any remarketing agent to arrange for the sale of the converted mortgage loan and the unwillingness of the remarketing agent to exercise any election to purchase the converted mortgage loan for its own account, the related mortgage pool will thereafter include both fixed rate and adjustable rate mortgage loans.

     In the case of Buy-Down Mortgage Loans, the monthly payments made by the mortgagor during the Buy-Down Period will be less than the scheduled monthly payments on the mortgage loan, the resulting difference to be made up from:

      Buy-Down Funds contributed by the seller of the mortgaged property or another source and placed in the Buy-Down Account;

      if the Buy-Down Funds are contributed on a present value basis, investment earnings on the Buy-Down Funds; or

      additional buydown funds to be contributed over time by the mortgagor's employer or another source.

     Some mortgage pools may include mortgage loans that are one or more months delinquent with regard to payment of principal or interest at the time of their deposit into a trust. The related prospectus supplement will set forth the percentage of mortgage loans that are so delinquent. Delinquent mortgage loans are more likely to result in losses than mortgage loans that have a current payment status.

     The depositor will cause the mortgage loans constituting each mortgage pool, or mortgage securities evidencing interests therein, to be assigned to the trustee named in the related prospectus supplement, for the benefit of the holders of all of the certificates of a series. The assignment of the mortgage loans to the trustee will be without recourse. See 'Description of the Certificates -- Assignment of Mortgage Loans.'

UNDERWRITING POLICIES

     The depositor expects that the originator of each of the mortgage loans will have applied, consistent with applicable federal and state laws and regulations, underwriting procedures intended to evaluate the borrower's credit standing and repayment ability and/or the value and adequacy of the related property as collateral. All or a portion of the mortgage loans constituting the mortgage pool for a series of certificates may have been acquired either directly or indirectly by the depositor through the AlterNet Mortgage Program from affiliated or unaffiliated sellers. The depositor expects that any FHA loans or VA loans will have been originated in compliance with the underwriting policies of the FHA or VA, respectively. The underwriting criteria applied by the originators of the mortgage loans included in a mortgage pool may vary significantly among mortgage collateral sellers. The related prospectus supplement will describe most aspects of the underwriting criteria, to the extent known by the depositor, that were applied by the originators of such mortgage loans. In most cases, the depositor will have less detailed information concerning the origination of seasoned mortgage loans than it will have concerning newly-originated mortgage loans.

  General Standards

     In most cases, under a traditional 'full documentation' program, each mortgagor will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor's financial condition, the mortgagor will have furnished information, which may be supplied solely in the application, with respect to its assets, liabilities, income, credit history and employment history, and furnished an authorization to apply for a credit report that summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties, only income derived from the mortgaged property may have been considered for underwriting purposes, rather than the income of the mortgagor from other sources. With respect to mortgaged property consisting of vacation or second homes, no income derived from the property will have been considered for underwriting purposes.

     As described in the related prospectus supplement, some mortgage loans may have been originated under 'limited documentation' or 'no documentation' programs that require less documentation and verification than do traditional 'full documentation' programs. Under a limited documentation or no documentation program, minimal investigation into the mortgagor's credit history and income profile is undertaken by the originator and the underwriting may be based primarily or entirely on an appraisal of the mortgaged property and the LTV ratio at origination.

     The adequacy of a mortgaged property as security for repayment of the related mortgage loan will typically have been determined by an appraisal. Appraisers may be either staff appraisers employed by the originator or independent appraisers selected in accordance with pre-established guidelines established by or acceptable to the originator. The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal will have considered a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or replacement cost analysis based on the current cost of constructing or purchasing a similar property. In certain instances, the LTV ratio or combined LTV ratio may have been based on the appraised value as indicated on a review appraisal conducted by the mortgage collateral seller or originator.

     The underwriting standards applied by an originator typically require that the underwriting officers be satisfied that the value of the property being financed, as indicated by an appraisal or other acceptable valuation method as described below, currently supports and is anticipated to support in the future the outstanding loan balance. In fact, some states where the mortgaged properties may be located have 'anti-deficiency' laws requiring, in general, that lenders providing credit on single family property look solely to the property for repayment in the event of foreclosure. See 'Certain Legal Aspects of Mortgage Loans and Contracts.' Any of these factors could change nationwide or merely could affect a locality or region in which all or some of the mortgaged properties are located. However, declining values of real estate, as experienced periodically in certain regions, or increases in the principal balances of some mortgage loans, such as GPM Loans and negative amortization ARM loans, could cause the principal balance of some or all of these mortgage loans to exceed the value of the mortgaged properties.

     Based on the data provided in the application and certain verifications, if required, and the appraisal or other valuation of the mortgaged property, a determination will have been made by the original lender that the mortgagor's monthly income would be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property. Examples of other expenses include property taxes, utility costs, standard hazard and primary mortgage insurance, maintenance fees and other levies assessed by a Cooperative, if applicable, and other fixed obligations other than housing expenses including, in the case of junior mortgage loans, payments required to be made on any senior mortgage. The originator's guidelines for mortgage loans will, in most cases, specify that scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance, including primary mortgage insurance, and all scheduled payments on obligations that extend beyond one year, including those mentioned above and other fixed obligations, would equal no more than specified percentages of the prospective mortgagor's gross income. The originator may also consider the amount of liquid assets available to the mortgagor after origination.

     The level of review by Residential Funding Corporation, if any, will vary depending on several factors. Residential Funding Corporation, on behalf of the depositor, typically will review a portion of the mortgage loans constituting the mortgage pool for a series of certificates for conformity with the applicable underwriting standards and to assess the likelihood of repayment of the mortgage loan from the various sources for such repayment, including the mortgagor, the mortgaged property, and primary mortgage insurance, if any. In reviewing seasoned mortgage loans, or mortgage loans that have been outstanding for more than 12 months, Residential Funding Corporation may also take into consideration the mortgagor's actual payment history in assessing a mortgagor's current ability to make payments on the mortgage loan. In addition, Residential Funding Corporation may conduct additional procedures to assess the current value of the mortgaged properties. Those procedures may consist of drive-by appraisals or real estate broker's price opinions. The depositor may also consider a specific area's housing value trends. These alternative valuation methods are not usually as reliable as the type of mortgagor financial information or appraisals that are typically obtained at origination. In its underwriting analysis, Residential Funding Corporation may also consider the applicable Credit Score of the related mortgagor used in connection with the origination of the mortgage loan, as determined based on a credit scoring model acceptable to the depositor.

     The depositor anticipates that mortgage loans, other than the Mexico Mortgage Loans and some Puerto Rico mortgage loans, included in mortgage pools for certain series of certificates will have been originated based on underwriting standards that are less restrictive than for other mortgage loan lending programs. In such cases, borrowers may have credit histories that contain delinquencies on mortgage and/or consumer debts. Some borrowers may have initiated bankruptcy proceedings within a few years of the time of origination of the related mortgage loan. In addition, some mortgage loans with LTV ratios over 80% will not be required to have the benefit of primary mortgage insurance. Likewise, mortgage loans included in a trust may have been originated in connection with a governmental program under which underwriting standards were significantly less stringent and designed to promote home ownership or the availability of affordable residential rental property notwithstanding higher risks of default and losses. As discussed above, in evaluating seasoned mortgage loans, the depositor may place greater weight on payment history or market and other economic trends and less weight on underwriting factors usually applied to newly originated mortgage loans.

     With respect to the depositor's underwriting standards, as well as any other underwriting standards that may be applicable to any mortgage loans, such underwriting standards typically include a set of specific criteria by which the underwriting evaluation is made. However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards. For example, a mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards. In the case of a Designated Seller Transaction, the applicable underwriting standards will be those of the seller or of the originator of the mortgage loans, and will be described in the related prospectus supplement.

     Credit Scores are obtained by some mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. In addition, Credit Scores may be obtained by Residential Funding Corporation after the origination of a mortgage loan if the seller does not provide to Residential Funding Corporation a Credit Score. Credit Scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies.

     The Credit Score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Credit Scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, in most cases, a Credit Score does not take into consideration the differences between mortgage loans and consumer loans, or the specific characteristics of the related mortgage loan, including the LTV ratio, the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any mortgagor's Credit Score would not be lower if obtained as of the date of the related prospectus supplement.

     Once  all  applicable  employment,   credit  and  property  information  is
received, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet the borrower's monthly obligations on the proposed mortgage loan and other expenses related to the home, including property taxes and hazard insurance, and other financial obligations and monthly living expenses. The depositor will underwrite ARM loans, Buy-Down Mortgage
Loans, graduated payment mortgage loans and any other mortgage loans on the basis of the borrower's ability to make monthly payments as determined by reference to the mortgage rates in effect at origination or the reduced initial monthly payments, as the case may be, and on the basis of an assumption that the borrowers will likely be able to pay the higher monthly payments that may result from later increases in the mortgage rates or from later increases in the monthly payments, as the case may be, at the time of the increase even though the borrowers may not be able to make the higher payments at the time of origination. The mortgage rate in effect from the origination date of an ARM loan or other types of loans to the first adjustment date are likely to be lower, and may be significantly lower, than the sum of the then applicable index and Note Margin. Similarly, the amount of the monthly payment on Buy-Down Mortgage Loans and graduated payment mortgage loans will increase periodically. If the borrowers' incomes do not increase in an amount commensurate with the increases in monthly payments, the likelihood of default will increase. In addition, in the case of either ARM loans or graduated payment mortgage loans that are subject to negative amortization, due to the addition of deferred interest the principal balances of those mortgage loans are more likely to equal or exceed the value of the underlying mortgaged properties, thereby increasing the likelihood of defaults and losses. With respect to Balloon Loans, payment of the Balloon Amount will depend on the borrower's ability to obtain refinancing or to sell the mortgaged property prior to the maturity of the Balloon Loan, and there can be no assurance that refinancing will be available to the borrower or that a sale will be possible.

  The AlterNet Mortgage Program

     The underwriting standards with respect to AlterNet loans will in most cases conform to those published in Residential Funding Corporation's AlterNet Seller Guide, as modified from time to time. The AlterNet Seller Guide will set forth general underwriting standards relating to AlterNet loans made to borrowers having a range of imperfect credit histories, ranging from minor delinquencies to borrower bankruptcies. The underwriting standards set forth in the AlterNet Seller Guide are revised based on changing conditions in the residential mortgage market and the market for the depositor's mortgage pass-through certificates and may also be waived by Residential Funding
Corporation from time to time. The prospectus supplement for each series of certificates secured by AlterNet loans will set forth the general underwriting criteria applicable to such mortgage loans.

     A portion of AlterNet loans typically will be reviewed by Residential Funding Corporation or by a designated third party for compliance with applicable underwriting criteria. Some AlterNet loans will be purchased from AlterNet Program Sellers who will represent that AlterNet loans were originated pursuant to underwriting standards determined by a mortgage insurance company acceptable to Residential Funding Corporation. Residential Funding Corporation may accept a certification from an insurance company as to an AlterNet loan's insurability in a mortgage pool as of the date of certification as evidence of an AlterNet loan conforming to applicable underwriting standards. The certifications will likely have been issued before the purchase of the AlterNet loan by Residential Funding Corporation or the depositor. A portion of the mortgage loans will be purchased in negotiated transactions, which may be governed by master commitment agreements relating to ongoing purchases of mortgage loans by Residential Funding Corporation, from sellers who will represent that the mortgage loans have been originated in accordance with underwriting standards agreed to by Residential Funding Corporation. Residential Funding Corporation, on behalf of the depositor, will review only a limited portion of the mortgage loans in any delivery from the related seller for conformity with the applicable underwriting standards.

THE CONTRACTS

  General

     The trust for a series may include a contract pool evidencing interests in contracts originated by one or more manufactured housing dealers, or such other entity or entities described in the related prospectus supplement. The contracts may be conventional contracts or contracts insured by the FHA or partially guaranteed by the VA. Each contract will be secured by a manufactured home. The contracts will be fully amortizing or, if specified in the related prospectus supplement, Balloon Loans.

     The manufactured homes securing the contracts will consist of 'manufactured homes' within the meaning of 42 U.S.C. 'SS' 5402(6), which are treated as 'single family residences' for the purposes of the REMIC provisions of the Internal Revenue Code of 1986, or Internal Revenue Code. Accordingly, a manufactured home will be a structure built on a permanent chassis, which is transportable in one or more sections and customarily used at a fixed location, has a minimum of 400 square feet of living space and minimum width in excess of 8 1/2 feet, is designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein.

     Some contract pools may include contracts that are one or more months delinquent with regard to payment of principal or interest at the time of their deposit into a trust. The related prospectus supplement will set forth the percentage of contracts that are delinquent and whether such contracts have been so delinquent more than once during the preceding twelve months. Contract pools that contain delinquent contracts are more likely to sustain losses than are contract pools that contain contracts that have a current payment status.

  Underwriting Policies

     Conventional contracts will comply with the underwriting policies of the applicable originator or mortgage collateral seller, which will be described in the related prospectus supplement. With respect to FHA contracts and VA contracts, traditional underwriting guidelines used by the FHA and the VA, as the case may be, that were in effect at the time of origination of the related contract will generally have been applied. With respect to a contract made in connection with the mortgagor's purchase of a manufactured home, the appraised value is usually the sales price of the manufactured home or the amount determined by a professional appraiser. The appraiser must personally inspect the manufactured home and prepare a report that includes market data based on recent sales of comparable manufactured homes and, when deemed applicable, a replacement cost analysis based on the current cost of a similar manufactured home. The LTV ratio for a contract generally will be equal to the original principal amount of the contract divided by the lesser of the appraised value or the sales price for the manufactured home. However, unless otherwise specified in the related prospectus supplement, an appraisal of the manufactured home will not be required.

THE AGENCY SECURITIES

  Government National Mortgage Association

     Ginnie Mae is a wholly-owned corporate instrumentality of the United States within HUD. Section 306(g) of Title III of the National Housing Act of 1934, as amended, referred to herein as the Housing Act, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates representing interests in a pool of mortgages insured by the FHA, under the Housing Act or under Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or under Chapter 37 of Title 38, United States Code.

     Section 306(g) of the Housing Act provides that 'the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection.' In order to meet its obligations under any such guarantee, Ginnie Mae may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee. See 'Additional Information' for the availability of further information regarding Ginnie Mae and Ginnie Mae securities.

  Ginnie Mae Securities

     In most cases, each Ginnie Mae security relating to a series, which may be a Ginnie Mae I Certificate or a Ginnie Mae II Certificate as referred to by Ginnie Mae, will be a 'fully modified pass-through' mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae, except with respect to any stripped mortgage backed securities guaranteed by Ginnie Mae or any REMIC securities issued by Ginnie Mae. The characteristics of any Ginnie Mae securities included in the trust for a series of certificates will be set forth in the related prospectus supplement.

  Federal Home Loan Mortgage Corporation

     Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended, or the Freddie Mac Act. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. The principal activity of Freddie Mac currently consists of purchasing first-lien, conventional, residential mortgage loans or participation interests in such mortgage loans and reselling the mortgage loans so purchased in the form of guaranteed mortgage securities, primarily Freddie Mac securities. In 1981, Freddie Mac initiated its Home Mortgage Guaranty Program under which it purchases mortgage loans from sellers with Freddie Mac securities representing interests in the mortgage loans so purchased. All mortgage loans purchased by Freddie Mac must meet certain standards set forth in the Freddie Mac Act. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality and type as to meet generally the purchase standards imposed by private institutional mortgage investors. See 'Additional Information' for the availability of further information regarding Freddie Mac and Freddie Mac securities. Neither the United States nor any agency thereof is obligated to finance Freddie Mac's operations or to assist Freddie Mac in any other manner.

  Freddie Mac Securities

     In most cases, each Freddie Mac security relating to a series will represent an undivided interest in a pool of mortgage loans that typically consists of conventional loans, but may include FHA loans and VA loans, purchased by Freddie Mac, except with respect to any stripped mortgage backed securities issued by Freddie Mac. Each such pool will consist of mortgage loans, substantially all of which are secured by one- to four-family residential properties or, if specified in the related prospectus supplement, are secured by multi-family residential properties. The characteristics of any Freddie Mac Securities included in the trust for a series of certificates will be set forth in the related prospectus supplement.

  Federal National Mortgage Association

     Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (12 U.S.C. 'SS' 1716 et seq.). It is the nation's largest supplier of residential mortgage funds. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968. Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending. See 'Additional Information' for the availability of further information respecting Fannie Mae and Fannie Mae securities. Although the Secretary of the Treasury of the United States has authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner.

  Fannie Mae Securities

     In most cases, each Fannie Mae security relating to a series will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae, except with respect to any stripped mortgage backed securities issued by Fannie Mae. Mortgage loans underlying Fannie Mae securities will consist of fixed, variable or adjustable rate conventional mortgage loans or fixed-rate FHA loans or VA loans. Such mortgage loans may be secured by either one- to four-family or multi-family residential properties. The characteristics of any Fannie Mae securities included in the trust for a series of certificates will be set forth in the related prospectus supplement.

MORTGAGE COLLATERAL SELLERS

     The mortgage collateral to be included in a trust will be purchased by the depositor directly or indirectly, through Residential Funding Corporation or other affiliates, from mortgage collateral sellers that may be banks, savings and loan associations, mortgage bankers, investment banking firms, insurance companies, the FDIC, and other mortgage loan originators or sellers not affiliated with the depositor. The mortgage collateral sellers may include HomeComings Financial Network, Inc. and GMAC Mortgage Corporation and its affiliates, each of which is an affiliate of the depositor. Such purchases may occur by one or more of the following methods:

      one or more direct or indirect purchases from unaffiliated sellers, which may occur simultaneously with the issuance of the certificates or which may occur over an extended period of time;

      one or more direct or indirect purchases through the AlterNet Mortgage Program; or

      one or more purchases from affiliated sellers.

     Mortgage loans may be purchased pursuant to agreements relating to ongoing purchases of mortgage loans by Residential Funding Corporation. The prospectus supplement for a series of certificates will disclose the method or methods used to acquire the mortgage collateral for the series. The depositor may issue one or more classes of certificates to a mortgage collateral seller as consideration for the purchase of the mortgage collateral securing such series of certificates, if so described in the related prospectus supplement.

QUALIFICATIONS OF SELLERS

     Each AlterNet Program Seller is selected by Residential Funding Corporation on the basis of criteria set forth in the AlterNet Seller Guide. An AlterNet Program Seller may be an affiliate of the depositor and the depositor presently anticipates that GMAC Mortgage Corporation, HomeComings Financial Network, Inc. and Residential Money Centers, Inc., each an affiliate of the depositor, will be AlterNet Program Sellers. Each AlterNet Program Seller typically will have been a HUD-approved mortgagee or a financial institution supervised by a federal or state authority and will have demonstrated, in the judgment of the depositor, sufficient experience, which may be through a predecessor entity, in originating mortgage loans. If an AlterNet Program Seller becomes subject to the direct or indirect control of the FDIC or if an AlterNet Program Seller's net worth, financial performance or delinquency and foreclosure rates are adversely impacted, the institution may continue to be treated as an AlterNet Program Seller. Any event may adversely affect the ability of any such AlterNet Program Seller to repurchase mortgage collateral in the event of a breach of a representation or warranty which has not been cured. See ' -- Repurchases of Mortgage Collateral' below.

REPRESENTATIONS WITH RESPECT TO MORTGAGE COLLATERAL

     Mortgage collateral sellers will typically make certain limited representations and warranties with respect to the mortgage collateral that they sell. However, mortgage collateral purchased from certain unaffiliated sellers may be purchased with very limited or no representations and warranties. The depositor will assign to the trustee for the benefit of the related certificateholders all of its right, title and interest in each agreement pursuant to which it purchased any item of mortgage collateral from a mortgage collateral seller, to the extent the agreement relates to the representations and warranties made by a mortgage collateral seller in respect of an item of mortgage collateral and any remedies provided for any breach of such representations and warranties.

     All of the representations and warranties of a mortgage collateral seller in respect of an item of mortgage collateral will have been made as of the date on which the related mortgage collateral seller sold the mortgage collateral to the depositor or Residential Funding Corporation or one of their affiliates. The date as of which the representations and warranties were made typically will be a date prior to the date of issuance of the related series of certificates or, in the case of a Designated Seller Transaction, will be the date of closing of the related sale by the applicable seller. A substantial period of time may elapse between the date as of which the representations and warranties were made and the date of issuance of the related series of certificates. The mortgage collateral seller's repurchase obligation or, if specified in the related prospectus supplement, limited substitution option, will not arise if, after the sale of the related mortgage collateral, an event occurs that would have given rise to such an obligation had the event occurred prior to that period.

     Except in the case of a Designated Seller Transaction, with respect to any mortgage loan, including AlterNet loans, or contracts constituting a part of the trust, in most cases Residential Funding Corporation will represent and warrant that:

      as of the cut-off date, the information set forth in a listing of the related mortgage loan or contract was true and correct in all material respects;

      except in the case of Cooperative Loans, a policy of title insurance in the form and amount required by the AlterNet Seller Guide or an equivalent protection was effective or an attorney's certificate was received at origination, and each policy remained in full force and effect on the date of sale of the related mortgage loan or contract to the depositor;

      to the best of Residential Funding Corporation's knowledge, if required by applicable underwriting standards, the mortgage loan or contract is the subject of a primary insurance policy;

      Residential Funding Corporation had good title to the mortgage loan or contract and the mortgage loan or contract is not subject to offsets, defenses or counterclaims except as may be provided under the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or Relief Act, and except with respect to any buydown agreement for a Buy-Down Mortgage Loan;

      each mortgaged property is free of material damage and is in good repair;

      each mortgage loan complied in all material respects with all applicable local, state and federal laws at the time of origination; and

      there  is  no  delinquent   tax,  to  the  best  of  Residential   Funding
      Corporation's knowledge, or assessment lien against the related mortgaged property.

     In the event of a breach of a representation or warranty made by Residential Funding Corporation that materially adversely affects the interests of the certificateholders in the mortgage loan or contract, Residential Funding Corporation will be obligated to repurchase any mortgage loan or contract or substitute for the mortgage loan or contract as described below. In addition, except in the case of a Designated Seller Transaction, unless otherwise specified in the related prospectus supplement, Residential Funding Corporation will be obligated to repurchase or substitute for any mortgage loan as to which it is discovered that the related mortgage does not create a valid lien having at least the priority represented and warranted in the related pooling and servicing agreement on or, in the case of a contract or a Cooperative Loan, a perfected security interest in, the related mortgaged property, subject only to the following:

      liens of real property taxes and assessments not yet due and payable;

      covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such mortgage and certain other permissible title exceptions;

      liens of any senior mortgages, in the case of junior mortgage loans; and

      other encumbrances to which like properties are commonly subject which do not materially adversely affect the value, use, enjoyment or marketability of the mortgaged property.

     In addition, except in the case of a Designated Seller Transaction, unless otherwise specified in the related prospectus supplement, with respect to any mortgage loan or contract as to which the depositor delivers to the trustee or the custodian an affidavit certifying that the original mortgage note or contract has been lost or destroyed, if the mortgage loan or contract subsequently is in default and the enforcement thereof or of the related mortgage or contract is materially adversely affected by the absence of the original mortgage note or contract, Residential Funding Corporation will be obligated to repurchase or substitute for such mortgage loan or contract in the manner described below under ' -- Repurchases of Mortgage Collateral' and ' -- Limited Right of Substitution.'

     In most instances, Residential Funding Corporation will not be required to repurchase or substitute for any mortgage loan or contract if the circumstances giving rise to the requirement also constitute fraud in the origination of the related mortgage loan or contract. Furthermore, because the listing of the related mortgage collateral generally contains information with respect to the mortgage collateral as of the cut-off date, prepayments and, in certain limited circumstances, modifications to the interest rate and principal and interest payments may have been made with respect to one or more of the related items of mortgage collateral between the cut-off date and the closing date. Neither Residential Funding Corporation nor any seller will be required to repurchase or substitute for any item of mortgage collateral as a result of any such prepayment or modification.

REPURCHASES OF MORTGAGE COLLATERAL

     If a mortgage collateral seller or Residential Funding Corporation, as the case may be, cannot cure a breach of any representation or warranty made by it in respect of an item of mortgage collateral within 90 days after notice from the master servicer, the servicer, the Certificate Administrator or the trustee, and the breach materially and adversely affects the interests of the certificateholders in the item of mortgage collateral, the mortgage collateral seller or Residential Funding Corporation, as the case may be, will be obligated to purchase the item of mortgage collateral at a price set forth in the related pooling and servicing agreement or trust agreement. Likewise, as described under 'Description of the Certificates -- Review of Mortgage Loan or Contract Documents,' if the servicer or the mortgage collateral seller, as applicable, cannot cure certain documentary defects with respect to a mortgage loan or contract, the servicer or the mortgage collateral seller, as applicable, will be required to repurchase the item of mortgage collateral. Unless otherwise specified in the related prospectus supplement, the purchase price for any item of mortgage collateral will be equal to the principal balance thereof as of the date of purchase plus accrued and unpaid interest to the first day of the month following the month of repurchase, less the amount, expressed as a percentage per annum, payable in respect of servicing or administrative compensation and the Spread, if any. In certain limited cases, a substitution may be made in lieu of such repurchase obligation. See ' -- Limited Right of Substitution' below.

     The master servicer, the servicer or the Certificate Administrator, as applicable, will be required under the applicable pooling and servicing agreement or trust agreement to use its best reasonable efforts to enforce this repurchase obligation, or the substitution right described below, for the benefit of the trustee and the certificateholders, using practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities.

     The master servicer or servicer will be entitled to reimbursement for any costs and expenses incurred in pursuing any purchase or substitution obligation, including but not limited to any costs or expenses associated with litigation. In instances where a seller is unable, or disputes its obligation, to purchase affected mortgage loans, the master servicer or servicer, employing the standards described in the preceding paragraph, may negotiate and enter into one or more settlement agreements with that seller that could provide for, among other things, the purchase of only a portion of the affected mortgage loans or coverage of some loss amounts. Any such settlement could lead to losses on the mortgage loans which would be borne by the related credit enhancement, and to the extent not available, on the related certificates.

     Furthermore, the master servicer or servicer may pursue foreclosure or similar remedies concurrently with pursuing any remedy for a breach of a representation and warranty. However, the master servicer or servicer is not required to continue to pursue both remedies if it determines that one remedy is more likely to result in a greater recovery. In accordance with the above described practices, the master servicer or servicer will not be required to enforce any purchase obligation of a seller arising from any misrepresentation by the seller, if the master servicer or servicer determines in the reasonable exercise of its business judgment that the matters related to the misrepresentation did not directly cause or are not likely to directly cause a loss on the related mortgage loan. If the seller fails to repurchase and no breach of either the depositor's or Residential Funding Corporation's representations has occurred, the seller's purchase obligation will not become an obligation of the depositor or Residential Funding Corporation. In the case of a Designated Seller Transaction where the seller fails to repurchase a mortgage loan and neither the depositor, Residential Funding Corporation nor any other entity has assumed the representations and warranties, the repurchase obligation of the seller will not become an obligation of the depositor or Residential Funding Corporation. The foregoing obligations will constitute the sole remedies available to certificateholders or the trustee for a breach of any representation by a seller or by Residential Funding Corporation in its capacity as a seller of mortgage loans to the depositor, or for any other event giving rise to the obligations.

     Neither the depositor nor the master servicer or servicer will be obligated to purchase a mortgage loan if a seller defaults on its obligation to do so, and no assurance can be given that the sellers will carry out those obligations with respect to mortgage loans. This type of default by a seller is not a default by the depositor or by the master servicer or servicer. However, to the extent that a breach of the representations and warranties of a seller also constitutes a breach of a representation made by Residential Funding, or by the depositor or the master servicer or servicer, as described in this prospectus under 'Description of the Certificates -- Assignment of Mortgage Loans,' Residential Funding Corporation, the depositor or the master servicer or servicer may have a purchase or substitution obligation. Any mortgage loan not so purchased or substituted for shall remain in the related trust and any losses related thereto shall be allocated to the related credit enhancement, and to the extent not available, to the related certificates.

     Notwithstanding the foregoing, with respect to any seller that requests Residential Funding Corporation's consent to the transfer of subservicing rights relating to any mortgage loans to a successor servicer, Residential Funding Corporation may release that seller from liability under its representations and warranties described above, upon the assumption of the successor servicer of the seller's liability for the representations and warranties as of the date they were made. In that event, Residential Funding Corporation's rights under the instrument by which the successor servicer assumes the seller's liability will be assigned to the trustee, and the successor servicer shall be deemed to be the 'seller' for purposes of the foregoing provisions.

     The depositor and Residential Funding Corporation generally monitor which mortgage collateral sellers are under the control of the FDIC, or are insolvent, otherwise in receivership or conservatorship or financially distressed. Those mortgage collateral sellers may not be able or permitted to repurchase mortgage collateral for which there has been a breach of representation or warranty. Moreover, any mortgage collateral seller may make no representations or warranties with respect to mortgage collateral sold by it. The FDIC, either in its corporate capacity or as receiver for a depository institution, may also be a mortgage collateral seller, in which event neither the FDIC nor the related depository institution may make representations or warranties with respect to the mortgage collateral sold, or only limited representations or warranties may be made, for example, that the related legal documents are enforceable. The FDIC may have no obligation to repurchase any mortgage collateral for a breach of a representation or warranty.

LIMITED RIGHT OF SUBSTITUTION

     In the case of a mortgage loan or contract required to be repurchased from the trust the related mortgage collateral seller or Residential Funding Corporation, as applicable, may substitute a new mortgage loan or contract for the repurchased mortgage loan or contract that was removed from the trust, during the limited time period described below. Any such substitution must be effected within 120 days of the date of the issuance of the certificates with respect to a trust for which no REMIC election is to be made. With respect to a trust for which a REMIC election is to be made, except as otherwise provided in the related prospectus supplement, the substitution must be effected within two years of the date of the issuance of the certificates, and may not be made if the substitution would cause the trust to fail to qualify as a REMIC or result in a prohibited transaction tax under the Internal Revenue Code.

     In most cases, any qualified substitute mortgage loan or qualified substitute contract will, on the date of substitution:

      have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the repurchased mortgage loan or repurchased contract;

      have a mortgage rate and a Net Mortgage Rate not less than, and not more than one percentage point greater than, the mortgage rate and Net Mortgage Rate, respectively, of the repurchased mortgage loan or repurchased contract as of the date of substitution;

      have an LTV ratio at the time of substitution no higher than that of the repurchased mortgage loan or repurchased contract;

      have a remaining term to maturity not greater than, and not more than one year less than, that of the repurchased mortgage loan or repurchased contract;

      be secured by mortgaged property located in the United States, unless the repurchased mortgage loan was a Mexico Mortgage Loan or a Puerto Rico mortgage loan, in which case the qualified substitute mortgage loan may be a Mexico Mortgage Loan or a Puerto Rico mortgage loan, respectively; and

      comply with all of the representations and warranties set forth in the related pooling and servicing agreement as of the date of substitution.

     If the outstanding principal balance of a qualified substitute mortgage loan or qualified substitute contract is less than the outstanding principal balance of the related repurchased mortgage loan or repurchased contract, the amount of the shortfall shall be deposited into the Custodial Account in the month of substitution for distribution to the related certificateholders. The related pooling and servicing agreement may include additional requirements relating to ARM loans or other specific types of mortgage loans or contracts, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously. Unless otherwise specified in the related prospectus supplement, a mortgage collateral seller, including a seller in a Designated Seller Transaction, will have no option to substitute for a mortgage loan or contract that it is obligated to repurchase in connection with a breach of a representation and warranty.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates will be issued in series. Each series of certificates or, in some instances, two or more series of certificates, will be issued under a pooling and servicing agreement or, in the case of certificates backed by mortgage securities, a trust agreement, similar to one of the forms filed as an exhibit to the registration statement under the Securities Act of 1933, as amended, with respect to the certificates of which this prospectus is a part. Each pooling and servicing agreement or trust agreement will be filed with the Securities and Exchange Commission as an exhibit to a Form 8-K. The following summaries (together with additional summaries under 'The Pooling and Servicing Agreement' below) describe all material terms and provisions relating to the certificates common to each pooling and servicing agreement or trust agreement. All references to a 'pooling and servicing agreement' and any discussion of the provisions of any pooling and servicing agreement will also apply to trust agreements. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each trust and the related prospectus supplement.

     Each series of certificates may consist of any one or a combination of the following:

      a single class of certificates;

      two or more classes of senior certificates, of which one or more classes of certificates may be senior in right of payment to any other class or classes of certificates subordinated thereto, and as to which some classes of senior certificates may be senior to other classes of senior certificates, as described in the respective prospectus supplement;

      one or more classes of mezzanine certificates which are subordinate certificates but which are senior to other classes of subordinate certificates in respect of such distributions or losses;

      one or more classes of strip certificates which will be entitled to (a) principal distributions, with disproportionate, nominal or no interest distributions or (b) interest distributions, with disproportionate, nominal or no principal distributions;

      two or more classes of certificates which differ as to the timing, sequential order, rate, pass-through rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, including 'planned amortization classes' and 'targeted amortization classes,' or on the basis of collections from designated portions of the mortgage pool or contract pool, which series may include one or more classes of accrual certificates with respect to which some accrued interest will not be distributed but rather will be added to their principal balance on the distribution date, which is the 25th day, or, if the 25th day is not a business day, the next business day, of each month, commencing in the month following the month in which the related cut-off date occurs, or on such other dates as may be specified in the related prospectus supplement; or

      other types of classes of certificates, as described in the related prospectus supplement.

     Credit support for each series of certificates will be provided by a mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, letter of credit, purchase obligation, reserve fund, certificate insurance policy, surety bond or other credit enhancement as described under 'Description of Credit Enhancement,' or by the subordination of one or more classes of certificates as described under 'Subordination' or by any combination of the foregoing.

FORM OF CERTIFICATES

     As specified in the related prospectus supplement, the certificates of each series will be issued either as physical certificates or in book-entry form. If issued as physical certificates, the certificates will be in fully registered form only in the denominations specified in the related prospectus supplement, and will be transferable and exchangeable at the corporate trust office of the certificate registrar appointed under the related pooling and servicing agreement to register the certificates. No service charge will be made for any registration of exchange or transfer of certificates, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. The term certificateholder or holder refers to the entity whose name appears on the records of the certificate registrar or, if applicable, a transfer agent, as the registered holder of the certificate, except as otherwise indicated in the related prospectus supplement.

     If issued in book-entry form, the classes of a series of certificates will be initially issued through the book-entry facilities of The Depository Trust Company, or DTC, or CEDEL Bank, SA or the Euroclear System (in Europe) if they are participants of those systems, or indirectly through organizations which are participants in those systems, or through any other depository or facility as may be specified in the related prospectus supplement. As to any class of book-entry certificates so issued, the record holder of those certificates will be DTC's nominee. CEDEL Bank, SA and Euroclear System will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL Bank, SA's and Euroclear System's names on the books of their respective depositaries, which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its DTC participants, which include securities brokers and dealers, banks, trust companies and clearing corporations. DTC together with the CEDEL Bank, SA and Euroclear System participating organizations facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Other institutions that are not participants but indirect participants which clear through or maintain a custodial relationship with participants have indirect access to DTC's clearance system.

     Unless otherwise specified in the related prospectus supplement, no beneficial owner in an interest in any book-entry certificate will be entitled to receive a certificate representing that interest in registered, certificated form, unless either (i) DTC ceases to act as depository for that certificate and a successor depository is not obtained, or (ii) the depositor elects in its sole discretion to discontinue the registration of the certificates through DTC. Prior to any such event, beneficial owners will not be recognized by the trustee, the master servicer, the servicer or the Certificate Administrator as holders of the related certificates for purposes of the pooling and servicing agreement, and beneficial owners will be able to exercise their rights as owners of their certificates only indirectly through DTC, participants and indirect participants. Any beneficial owner that desires to purchase, sell or otherwise transfer any interest in book-entry certificates may do so only through DTC, either directly if the beneficial owner is a participant or indirectly through participants and, if applicable, indirect participants. Pursuant to the procedures of DTC, transfers of the beneficial ownership of any book-entry certificates will be required to be made in minimum denominations specified in the related prospectus supplement. The ability of a beneficial owner to pledge book-entry certificates to persons or entities that are not participants in the DTC system, or to otherwise act with respect to the certificates, may be limited because of the lack of physical certificates evidencing the certificates and because DTC may act only on behalf of participants.

     Because of time zone differences, the securities account of a CEDEL Bank, SA or Euroclear System participant as a result of a transaction with a DTC participant, other than a depositary holding on behalf of CEDEL Bank, SA or Euroclear System, will be credited during a subsequent securities settlement processing day, which must be a business day for CEDEL Bank, SA or Euroclear System, as the case may be, immediately following the DTC settlement date. Credits or any transactions in those securities settled during this processing will be reported to the relevant Euroclear System participant or CEDEL Bank, SA participants on that business day. Cash received in CEDEL Bank, SA or Euroclear System as a result of sales of securities by or through a CEDEL Bank, SA participant or Euroclear System participant to a DTC participant, other than the depositary for CEDEL Bank, SA or Euroclear System, will be received with value on the DTC settlement date, but will be available in the relevant CEDEL Bank, SA or Euroclear System cash account only as of the business day following settlement in DTC.

     Transfers between participants will occur in accordance with DTC rules. Transfers between CEDEL Bank, SA participants and Euroclear System participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Bank, SA participants or Euroclear System participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositaries; however, the cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Bank, SA participants and Euroclear System participants may not deliver instructions directly to the depositaries.

     CEDEL Bank, SA, as a professional depository, holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between CEDEL Bank, SA participants through electronic book-entry changes in accounts of CEDEL Bank, SA participants, thereby eliminating the need for physical movement of certificates. As a professional depository, CEDEL Bank, SA is subject to regulation by the Luxembourg Monetary Institute.

     Euroclear System was created to hold securities for participants of Euroclear System and to clear and settle transactions between Euroclear System participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear System operator is the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, under contract with the clearance cooperative, Euroclear System Clearance Systems S.C., a Belgian co-operative corporation. All operations are conducted by the Euroclear System operator, and all Euroclear System securities clearance accounts and Euroclear System cash accounts are accounts with the Euroclear System operator, not the clearance cooperative.

     The clearance cooperative establishes policy for Euroclear System on behalf of Euroclear System participants. The Euroclear System operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As a result, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission. Securities clearance accounts and cash accounts with the Euroclear System operator are governed by the terms and conditions Governing Use of Euroclear System and the related operating procedures of the Euroclear System and applicable Belgian law. The terms and conditions govern transfers of securities and cash within Euroclear System, withdrawals of securities and cash from Euroclear System, and receipts of payments with respect to securities in Euroclear System. All securities in Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

     Distributions on the book-entry certificates will be forwarded by the trustee to DTC, and DTC will be responsible for forwarding those payments to participants, each of which will be responsible for disbursing the payments to the beneficial owners it represents or, if applicable, to indirect participants. Accordingly, beneficial owners may experience delays in the receipt of payments in respect of their certificates. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of book-entry certificates under the pooling and servicing agreement only at the direction of one or more participants to whose account the book-entry certificates are credited and whose aggregate holdings represent no less than any minimum amount of percentage interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of certificateholders of any Class to the extent that participants authorize those actions. None of the master servicer, the servicer, the depositor, the Certificate Administrator, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the book-entry certificates, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

ASSIGNMENT OF MORTGAGE LOANS

     At the time of issuance of a series of certificates, the depositor will cause the mortgage loans or mortgage securities and any other assets being included in the related trust to be assigned to the trustee or its nominee, which may be the custodian, together with, if specified in the related prospectus supplement, all principal and interest received on or with respect to the mortgage loans or mortgage securities after the cut-off date, other than principal and interest due on or before the cut-off date and any Spread. The trustee will, concurrently with that assignment, deliver a series of certificates to the depositor in exchange for the mortgage loans or mortgage securities. Each mortgage loan or mortgage security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. Each schedule of mortgage loans will include, among other things, information as to the principal balance of each mortgage loan as of the cut-off date, as well as information respecting the mortgage rate, the currently scheduled monthly payment of principal and interest, the maturity of the mortgage note and the LTV ratio or CLTV ratio and junior mortgage ratio, as applicable, at origination or modification, without regard to any secondary financing.

     If so specified in the related prospectus supplement, and in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc. or, MERS, assignments of the mortgages for the mortgage loans in the related trust will be registered electronically through Mortgage Electronic Registration Systems, Inc., or MERS'r' System. With respect to mortgage loans registered through the MERS'r' System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those mortgage loans.

     In addition, the depositor will, as to each mortgage loan other than mortgage loans underlying any mortgage securities, deliver to the trustee, or to the custodian, a set of legal documents relating to each mortgage loan that are in possession of the depositor, including:

      the mortgage note and any modification or amendment thereto endorsed without recourse either in blank or to the order of the trustee or its nominee;

      the mortgage, except for any mortgage not returned from the public recording office, with evidence of recording indicated thereon or, in the case of a Cooperative Loan or Mexico Mortgage Loan, the respective security agreements and any applicable financing statements;

      an assignment in recordable form of the mortgage, or evidence that the mortgage is held for the trustee through the MERS'r' System or, with respect to a Cooperative Loan, an assignment of the respective security agreements, any applicable financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy agreements and, with respect to a Mexico Mortgage Loan, an assignment of the mortgagor's beneficial interest in the Mexican trust; and

      if applicable, any riders or modifications to the mortgage note and mortgage, together with any other documents at such times as described in the related pooling and servicing agreement.

     The assignments may be blanket assignments covering mortgages secured by mortgaged properties located in the same county, if permitted by law. If so provided in the related prospectus supplement, the depositor may not be required to deliver one or more of the related documents if any of the documents are missing from the files of the party from whom the mortgage loan was purchased.

     If, with respect to any mortgage loan, the depositor cannot deliver the mortgage or any assignment with evidence of recording thereon concurrently with the execution and delivery of the related pooling and servicing agreement because of a delay caused by the public recording office, the depositor will deliver or cause to be delivered to the trustee or the custodian a true and correct photocopy of the mortgage or assignment. The depositor will deliver or cause to be delivered to the trustee or the custodian such Mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office or from the related servicer or subservicer.

     With respect to any Puerto Rico mortgage loans, the mortgages with respect to those mortgage loans either a Direct Puerto Rico Mortgage or an Endorsable Puerto Rico Mortgage. Endorsable Puerto Rico Mortgages do not require an assignment to transfer the related lien. Rather, transfer of those mortgages follows an effective endorsement of the related mortgage note and, therefore, delivery of the assignment referred to in the third clause listed in the third preceding paragraph would be inapplicable. Direct Puerto Rico Mortgages, however, require an assignment to be recorded with respect to any transfer of the related lien and the assignment would be delivered to the trustee, or the custodian.

     Assignments of the mortgage loans to the trustee will be recorded in the appropriate public recording office, except for mortgages held under the MERS'r' System or in states where, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan, or except as otherwise specified in the related prospectus supplement.

ASSIGNMENT OF THE CONTRACTS

     The depositor will cause the contracts constituting the contract pool to be assigned to the trustee or its nominee, which may be the custodian, together with principal and interest due on or with respect to the

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


contracts after the cut-off date, but not including principal and interest due on or before the cut-off date or any Spread. Each contract will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement. The schedule will include, among other things, information as to the principal amount and the adjusted principal balance of each contract as of the close of business on the cut-off date, as well as information respecting the mortgage rate, the current scheduled monthly level payment of principal and interest and the maturity date of the contract.

     In addition, the depositor, the servicer or the master servicer, as to each contract, will deliver to the trustee, or to the custodian, the original contract and copies of documents and instruments related to each contract and the security interest in the manufactured home securing each contract. The depositor, the master servicer or the servicer will cause a financing statement to be executed by the depositor identifying the trustee as the secured party and identifying all contracts as collateral. However, unless otherwise specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trust and no recordings or filings will be made in the jurisdictions in which the manufactured homes are located. See 'Certain Legal Aspects of Mortgage Loans and Contracts -- The Contracts.'

REVIEW OF MORTGAGE LOAN OR CONTRACT DOCUMENTS

     The trustee or the custodian will hold documents in trust for the benefit of the certificateholders and, within 45 days after receipt thereof, will review such documents. If any such document is found to be defective in any material respect, the trustee or the custodian shall promptly notify the master servicer or the servicer, if any, and the depositor, and the master servicer or the servicer shall notify the mortgage collateral seller or subservicer. If the mortgage collateral seller or the subservicer, as the case may be, cannot cure the defect within 60 days, or within the period specified in the related prospectus supplement, after notice of the defect is given to the mortgage collateral seller or the subservicer, as applicable, the mortgage collateral seller or the subservicer will be obligated no later than 90 days after such notice, or within the period specified in the related prospectus supplement, to either repurchase the related mortgage loan or contract or any related property from the trustee or substitute a new mortgage loan or contract in accordance with the standards described in this prospectus under 'The Trust -- Repurchases of Mortgage Collateral.' Unless otherwise specified in the related prospectus supplement, the obligation of the mortgage collateral seller or subservicer to repurchase or substitute for a mortgage loan or contract constitutes the sole remedy available to the certificateholders or the trustee for a material defect in a constituent document. Any mortgage loan not so purchased or substituted shall remain in the related trust.

ASSIGNMENT OF MORTGAGE SECURITIES

     The depositor will transfer, convey and assign to the trustee or its nominee, which may be the custodian, all right, title and interest of the depositor in the mortgage securities and other property to be included in the trust for a series. The assignment will include all principal and interest due on or with respect to the mortgage securities after the cut-off date specified in the related prospectus supplement, except for any Spread. The depositor will cause the mortgage securities to be registered in the name of the trustee or its nominee, and the trustee will concurrently authenticate and deliver the certificates. Unless otherwise specified in the related prospectus supplement, the trustee will not be in possession of or be assignee of record of any underlying assets for a mortgage security. Each mortgage security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement, which will specify as to each mortgage security information regarding the original principal amount and outstanding principal balance of each mortgage security as of the cut-off date, as well as the annual pass-through rate or interest rate for each mortgage security conveyed to the trustee.

SPREAD

     The depositor, the servicer, the mortgage collateral seller, the master servicer or any of their affiliates, or any other entity specified in the related prospectus supplement may retain or be paid a portion of interest due with respect to the related mortgage collateral. The payment of any Spread will be disclosed in the related prospectus supplement. This payment may be in addition to any other payment, including a servicing fee, that the specified entity is otherwise entitled to receive with respect to the mortgage collateral. Any payment of this sort in respect of an item of mortgage collateral will represent a specified portion of the interest payable thereon and will not be part of the related trust. Any partial recovery of interest in respect of an item of mortgage collateral will be allocated between the owners of any Spread and the certificateholders entitled to payments of interest as provided in the applicable pooling and servicing agreement.

PAYMENTS ON MORTGAGE COLLATERAL

  Collection of Payments on Mortgage Loans and Contracts

     The servicer or the master servicer, as applicable, will deposit or will cause to be deposited into the Custodial Account payments and collections received by it subsequent to the cut-off date, other than payments due on or before the cut-off date, as specifically described in the related pooling and servicing agreement, which in most cases, except as otherwise provided, will include the following:

      all payments on account of principal of the mortgage loans or contracts comprising a trust;

      all payments on account of interest on the mortgage loans or contracts comprising that trust, net of the portion of each payment thereof retained by the servicer or subservicer, if any, as Spread, its servicing or other compensation;

      Liquidation Proceeds;

      all amounts, net of unreimbursed liquidation expenses and insured expenses incurred, and unreimbursed Servicing Advances made, by the related subservicer, received and retained, including Insurance Proceeds or proceeds from any alternative arrangements established in lieu of any such insurance and described in the applicable prospectus supplement, other than proceeds to be applied to the restoration of the related property or released to the mortgagor in accordance with the master servicer's or servicer's normal servicing procedures;

      any Buy-Down Funds and, if applicable, investment earnings thereon, required to be paid to certificateholders;

      all proceeds of any mortgage  loan or contract in the trust  purchased or,
      in  the  case  of  a  substitution,   amounts   representing  a  principal
      adjustment, by the master servicer, the depositor, Residential Funding

      Corporation, any subservicer or mortgage collateral seller or any other person under the terms of the pooling and servicing agreement;

      any amount required to be deposited by the master servicer in connection with losses realized on investments of funds held in the Custodial Account; and

      any amounts required to be transferred from the Certificate Account to the Custodial Account.

     See 'The Trusts -- Representations with Respect to Mortgage Collateral' and ' -- Repurchases of Mortgage Collateral.'

     In addition to the Custodial Account, the master servicer or servicer will establish and maintain the Certificate Account. Both the Custodial Account and the Certificate Account must be either:

      maintained with a depository institution whose debt obligations at the time of any deposit therein are rated by any rating agency that rated any certificates of the related series not less than a specified level comparable to the rating category of the certificates;

      an account or accounts the deposits in which are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall be otherwise maintained so that, as evidenced by an opinion of counsel, the certificateholders have a claim with respect to the funds in such accounts or a perfected first priority security interest in any collateral securing those funds that is superior to the claims of any other depositors or creditors of the depository institution with which the accounts are maintained;

      in the case of the Custodial Account, a trust account or accounts maintained in either the corporate trust department or the corporate asset services department of a financial institution which has debt obligations that meet specified rating criteria;

      in the case of the Certificate Account, a trust account or accounts maintained with the trustee; or

      any other Eligible Account.

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

     The collateral that is eligible to secure amounts in an Eligible Account is limited to some Permitted Investments. A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account, or funds therein may be invested in Permitted Investments as described in this prospectus under 'Description of the Certificates -- Payments on Mortgage Collateral.' The Custodial Account may contain funds relating to more than one series of certificates as well as payments received on other mortgage loans and assets serviced or master serviced by the master servicer that have been deposited into the Custodial Account.

     Unless otherwise described in the related prospectus supplement, not later than the business day preceding each distribution date, the master servicer or servicer, as applicable, will withdraw from the Custodial Account and deposit into the applicable Certificate Account, in immediately available funds, the amount to be distributed therefrom to certificateholders on that distribution date. The master servicer, the servicer or the trustee will also deposit or cause to be deposited into the Certificate Account:

      the amount of any Advances made by the master servicer or the servicer as described in this prospectus under ' -- Advances';

      any payments under any letter of credit, and any amounts required to be transferred to the Certificate Account from a reserve fund, as described under 'Description of Credit Enhancement' below;

      any amounts required to be paid by the master servicer or servicer out of its own funds due to the operation of a deductible clause in any blanket policy maintained by the master servicer or servicer to cover hazard losses on the mortgage loans as described under 'Insurance Policies on Mortgage Loans or Contracts' below;

      any distributions received on any mortgage securities included in the trust; and

      any other amounts as described in the related pooling and servicing agreement.

     The portion of any payment received by the master servicer or the servicer in respect of a mortgage loan that is allocable to Spread will typically be deposited into the Custodial Account, but will not be deposited in the Certificate Account for the related series of certificates and will be distributed as provided in the related pooling and servicing agreement.

     Funds on deposit in the Custodial Account may be invested in Permitted Investments maturing in general not later than the business day preceding the next distribution date and funds on deposit in the related Certificate Account may be invested in Permitted Investments maturing, in general, no later than the distribution date. Except as otherwise specified in the related prospectus supplement, all income and gain realized from any investment will be for the account of the servicer or the master servicer as additional servicing compensation. The amount of any loss incurred in connection with any such investment must be deposited in the Custodial Account or in the Certificate Account, as the case may be, by the servicer or the master servicer out of its own funds upon realization of the loss.

     With respect to each Buy-Down Mortgage Loan, the subservicer will deposit the related Buy-Down Funds provided to it in a Buy-Down Account which will comply with the requirements described in this prospectus with respect to a Subservicing Account. Unless otherwise specified in the related prospectus supplement, the terms of all Buy-Down Mortgage Loans provide for the contribution of Buy-Down Funds in an amount equal to or exceeding either (i) the total payments to be made from those funds under the related buydown plan or
(ii) if the Buy-Down Funds are to be deposited on a discounted basis, that amount of Buy-Down Funds which, together with investment earnings thereon at a rate as set forth in the AlterNet Seller Guide from time to time will support the scheduled level of payments due under the Buy-Down Mortgage Loan.

     Neither the master servicer nor the depositor will be obligated to add to any discounted Buy-Down Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any insufficiency is not recoverable from the mortgagor or, in an appropriate case, from the subservicer, distributions to certificateholders may be affected. With respect to each Buy-Down Mortgage Loan, the subservicer will withdraw from the Buy-Down Account and remit to the master servicer on or before the date specified in the subservicing agreement described in this prospectus under 'Description of the Certificates -- Payments on Mortgage Collateral' the amount, if any, of the Buy-Down Funds, and, if applicable, investment earnings thereon, for each Buy-Down Mortgage Loan that, when added to the amount due from the mortgagor on the Buy-Down Mortgage Loan, equals the full monthly payment which would be due on the Buy-

Down Mortgage Loan if it were not subject to the buydown plan. The Buy-Down Funds will in no event be a part of the related trust.

     If the mortgagor on a Buy-Down Mortgage Loan prepays the mortgage loan in its entirety during the Buy-Down Period, the subservicer will withdraw from the Buy-Down Account and remit to the mortgagor or any other designated party in accordance with the related buydown plan any Buy-Down Funds remaining in the Buy-Down Account. If a prepayment by a mortgagor during the Buy-Down Period together with Buy-Down Funds will result in full prepayment of a Buy-Down Mortgage Loan, the subservicer will, in most cases, be required to withdraw from the Buy-Down Account and remit to the master servicer the Buy-Down Funds and investment earnings thereon, if any, which together with such prepayment will result in a prepayment in full; provided that Buy-Down Funds may not be available to cover a prepayment under some mortgage loan programs. Any Buy-Down Funds so remitted to the master servicer in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the mortgagor to repay fully the related mortgage loan if the mortgage loan were not subject to the buydown plan.

     Any investment earnings remaining in the Buy-Down Account after prepayment or after termination of the Buy-Down Period will be remitted to the related mortgagor or any other designated party under the Buy-Down Agreement. If the mortgagor defaults during the Buy-Down Period with respect to a Buy-Down Mortgage Loan and the property securing that Buy-Down Mortgage Loan is sold in liquidation either by the master servicer, the primary insurer, the pool insurer under the mortgage pool insurance policy or any other insurer, the subservicer will be required to withdraw from the Buy-Down Account the Buy-Down Funds and all investment earnings thereon, if any, and remit the same to the master servicer or, if instructed by the master servicer, pay the same to the primary insurer or the pool insurer, as the case may be, if the mortgaged property is transferred to that insurer and the insurer pays all of the loss incurred in respect of such default.

  Collection of Payments on Mortgage Securities

     The trustee or the Certificate Administrator, as specified in the related prospectus supplement, will deposit in the Certificate Account all payments on the mortgage securities as they are received after the cut-off date. If the trustee has not received a distribution with respect to any mortgage security by the second business day after the date on which such distribution was due and payable, the trustee will request the issuer or guarantor, if any, of such mortgage security to make such payment as promptly as possible and legally permitted. The trustee may take any legal action against the related issuer or guarantor as is appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of any legal action will be reimbursable to the trustee out of the proceeds of the action and will be retained by the trustee prior to the deposit of any remaining proceeds in the Certificate Account pending distribution thereof to the certificateholders of the affected series. If the trustee has reason to believe that the proceeds of the legal action may be insufficient to cover its projected legal fees and expenses, the trustee will notify the related certificateholders that it is not obligated to pursue any available remedies unless adequate indemnity for its legal fees and expenses is provided by the certificateholders.

WITHDRAWALS FROM THE CUSTODIAL ACCOUNT

     The servicer or the master servicer, as applicable, may, from time to time, make withdrawals from the Custodial Account for various purposes, as specifically described in the related pooling and servicing agreement, which in most cases will include the following:

      to make deposits to the Certificate Account in the amounts and in the manner provided in the pooling and servicing agreement and described in this prospectus under ' -- Payments on Mortgage Collateral';

      to reimburse itself or any subservicer for Advances, or for Servicing Advances, out of late payments, Insurance Proceeds, Liquidation Proceeds, any proceeds in respect of any REO Mortgage Loan or collections on the mortgage loan or contract with respect to which those Advances or Servicing Advances were made;

      to pay to itself or any subservicer unpaid servicing fees and subservicing fees, out of payments or collections of interest on each mortgage loan or contract;

      to pay to itself as additional servicing compensation any investment income on funds deposited in the Custodial Account, any amounts remitted by subservicers as interest on partial prepayments on the mortgage loans or contracts, and, if so provided in the pooling and servicing agreement, any profits realized upon disposition of a mortgaged property acquired by deed in lieu of foreclosure or repossession or otherwise allowed under the pooling and servicing agreement;

      to pay to itself, a subservicer, Residential Funding Corporation, the depositor or the mortgage collateral seller all amounts received with respect to each mortgage loan or contract purchased, repurchased or removed under the terms of the pooling and servicing agreement and not required to be distributed as of the date on which the related purchase price is determined;

      to pay the depositor or its assignee, or any other party named in the related prospectus supplement, all amounts allocable to the Spread, if any, out of collections or payments which represent interest on each mortgage loan or contract, including any mortgage loan or contract as to which title to the underlying mortgaged property was acquired;

      to reimburse itself or any subservicer for any Nonrecoverable Advance, limited by the terms of the pooling and servicing agreement as described in the related prospectus supplement;

      to reimburse itself or the depositor for other expenses incurred for which it or the depositor is entitled to reimbursement, including reimbursement in connection with enforcing any repurchase, substitution or indemnification obligation of any seller, or against which it or the depositor is indemnified under the pooling and servicing agreement;

      to withdraw any amount deposited in the Custodial Account that was not required to be deposited therein; and

      to clear the Custodial Account of amounts relating to the corresponding mortgage loans or contracts in connection with the termination of the trust under the pooling and servicing agreement, as described in 'The Pooling and Servicing Agreement -- Termination; Retirement of Certificates.'

DISTRIBUTIONS

     Beginning on the distribution date in the month next succeeding the month in which the cut-off date occurs, or any other date as may be set forth in the related prospectus supplement, for a series of certificates, distribution of principal and interest, or, where applicable, of principal only or interest only, on each class of certificates entitled to such payments will be made either by the trustee, the master servicer or the Certificate Administrator acting on behalf of the trustee or a paying agent appointed by the trustee. The distributions will be made to the persons who are registered as the holders of the certificates at the close of business on the last business day of the preceding month or on such other day as is specified in the related prospectus supplement.

     Distributions will be made in immediately available funds, by wire transfer or otherwise, to the account of a certificateholder at a bank or other entity having appropriate facilities, if the certificateholder has so notified the trustee, the master servicer, the Certificate Administrator or the paying agent, as the case may be, and the applicable pooling and servicing agreement provides for that form of payment, or by check mailed to the address of the person entitled to such payment as it appears on the certificate register. Except as otherwise provided in the related pooling and servicing agreement, the final distribution in retirement of the certificates will be made only upon presentation and surrender of the certificates at the office or agency of the trustee specified in the notice to the certificateholders. Distributions will be made to each certificateholder in accordance with that holder's percentage interest in a particular class.

  Principal and Interest on the Certificates

     The method of determining, and the amount of, distributions of principal and interest, or, where applicable, of principal only or interest only, on a particular series of certificates will be described in the related prospectus supplement. Distributions of interest on each class of certificates will be made prior to distributions of principal thereon. Each class of certificates, other than classes of strip certificates, may have a different specified interest rate, or pass-through rate, which may be a fixed, variable or adjustable pass-through rate, or any combination of two or more pass-through rates. The related prospectus supplement will specify the pass-through rate or rates for each class, or the initial pass-through rate or rates and the method for determining the pass-through rate or rates.

Unless otherwise specified in the related prospectus supplement, interest on the certificates will accrue during each calendar month and will be payable on the distribution date in the following calendar month. If so specified in the related prospectus supplement, interest on any class of certificates for any distribution date may be limited to the extent of available funds for that distribution date. Unless otherwise specified in the related prospectus supplement, interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     On each distribution date for a series of certificates, the trustee or the master servicer or the Certificate Administrator on behalf of the trustee will distribute or cause the paying agent to distribute, as the case may be, to each holder of record on the last day of the preceding month of a class of certificates, or on such other day as is specified in the related prospectus supplement, an amount equal to the percentage interest represented by the certificate held by that holder multiplied by that class's Distribution Amount.

     In the case of a series of certificates which includes two or more classes of certificates, the timing, sequential order, priority of payment or amount of distributions of principal, and any schedule or formula or other provisions applicable to that determination, including distributions among multiple classes of senior certificates or subordinate certificates, shall be described in the related prospectus supplement. Distributions of principal on any class of certificates will be made on a pro rata basis among all of the certificates of that class unless otherwise set forth in the related prospectus supplement.

     Except as otherwise provided in the related pooling and servicing agreement, on or prior to the 20th day, or, if the 20th day is not a business day, the next business day, of the month of distribution, the master servicer or the Certificate Administrator, as applicable, will determine the amounts of principal and interest which will be passed through to certificateholders on the immediately succeeding distribution date. Prior to the close of business on the business day next succeeding each determination date, the master servicer or the Certificate Administrator, as applicable, will furnish a statement to the trustee with information to be made available to certificateholders by the master servicer or the Certificate Administrator, as applicable, on request, setting forth, among other things, the amount to be distributed on the next succeeding distribution date.

EXAMPLE OF DISTRIBUTIONS

     The following chart provides an example of the flow of funds as it would relate to a hypothetical series of certificates backed by mortgage loans or contracts that are issued, and with a cut-off date occurring, in June 1999:

DATE                                   NOTE                     DESCRIPTION
----                                   ----                     -----------
June 1...............................   (A)   Cut-off date.
June 2-30............................   (B)   Servicers or subservicers, as applicable,
                                              receive any Principal Prepayments and
                                                applicable interest thereon.
June 30..............................   (C)   Record date.
June 2-July 1........................   (D)   The due dates for payments on a mortgage loan
                                              or contract.
July 16..............................   (E)   Servicers or subservicers remit to the master
                                              servicer or servicer, as applicable, scheduled
                                                payments of principal and interest due during
                                                the related Due Period and received or
                                                advanced by them.
July 20..............................   (F)   Determination date.
July 26..............................   (G)   Distribution date.

Succeeding months follow the pattern of (B) through (G), except that for succeeding months, (B) will also include the first day of that month. A series of certificates may have different prepayment periods, Due Periods, cut-off dates, record dates, remittance dates, determination dates and/or distribution dates than those set forth above.

------------

 (A) The initial principal balance of the mortgage pool or contract pool will be the aggregate principal balance of the mortgage loans or contracts at the close of business on June 1 after deducting principal payments due on or before that date. Those principal payments due on or before June 1 and the accompanying interest
                                              (footnotes continued on next page)

(footnotes continued from previous page) payments, and any Principal Prepayments received as of the close of business on June 1 are not part of the mortgage pool or contract pool and will not be passed through to certificateholders.

 (B) Any Principal Prepayments may be received at any time during this period and will be remitted to the master servicer or servicer as described in (E) below for distribution to certificateholders as described in (F) below. When a mortgage loan or contract is prepaid in full, interest on the amount prepaid is collected from the mortgagor only to the date of payment. Partial Principal Prepayments are applied so as to reduce the principal balances of the related mortgage loans or contracts as of the first day of the month in which the payments are made; no interest will be paid to certificateholders from such prepaid amounts for the month in which the partial Principal Prepayments were received.

 (C) Distributions on July 26 -- because July 25, 1999 is not a business day -- will be made to certificateholders of record at the close of business on June 30.

 (D) Scheduled principal and interest payments are due from mortgagors.

 (E) Payments due from mortgagors during the related Due Period will be deposited by the subservicers in Subservicing Accounts or servicers in collection accounts, or will be otherwise managed in a manner acceptable to the rating agencies, as received and will include the scheduled principal payments plus interest on the principal balances immediately prior to those payments. Funds required to be remitted from the Subservicing Accounts or collection accounts to the master servicer or servicer, as applicable, will be remitted on July 16 -- because July 18, 1999 is not a business day -- together with any required Advances by the servicer or subservicers, except that Principal Prepayments in full and Principal Prepayments in part received by subservicers during the month of June will have been remitted to the master servicer or the servicer, as applicable, within five business days of receipt.

 (F) On July 20, the master servicer or servicer will determine the amounts of principal and interest which will be passed through on July 26 to the holders of each class of certificates. The master servicer or servicer will be obligated to distribute those payments due during the related Due Period which have been received from subservicers or servicers prior to and including July 16, as well as all Principal Prepayments received on mortgage loans in June, with interest adjusted to the pass-through rates applicable to the respective classes of certificates and reduced on account of Principal Prepayments as described in clause (B) above. Distributions to the holders of senior certificates, if any, on July 26 may include amounts otherwise distributable to the holders of the related subordinate certificates, amounts withdrawn from any reserve fund and amounts Advanced by the master servicer or the servicer under the circumstances described in 'Subordination' and ' -- Advances.'

 (G) On July 26, the amounts determined on July 20 will be distributed to certificateholders.

     If provided in the related prospectus supplement, the distribution date with respect to any series of certificates as to which the trust includes mortgage securities may be a specified date or dates other than the 25th day of each month in order to allow for the receipt of distributions on the mortgage securities.

ADVANCES

     As to each series of certificates, the master servicer or the servicer will make Advances on or before each distribution date, but only to the extent that the Advances would, in the judgment of the master servicer or the servicer, be recoverable out of late payments by the mortgagors, Liquidation Proceeds, Insurance Proceeds or otherwise.

     The amount of any Advance will be determined based on the amount payable under the mortgage loan as adjusted from time to time and as may be modified as described in this prospectus under ' -- Servicing and Administration of Mortgage Collateral,' and no Advance will be required in connection with any reduction in amounts payable under the Relief Act or as a result of certain actions taken by a bankruptcy court. As specified in the related prospectus supplement with respect to any series of certificates as to which the trust includes mortgage securities, any advancing obligations will be pursuant to the terms of the mortgage securities and may differ from the provisions relating to Advances described in this prospectus.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to related certificateholders. Advances do not represent an obligation of the master servicer or servicer to guarantee or insure against losses. If Advances have been made by the master servicer or servicer from cash being held for future distribution to certificateholders, those funds will be required to be replaced on or before any future distribution date to the extent that funds in the Certificate Account on that distribution date would be less than payments required to be made to certificateholders. Any Advances will be reimbursable to the master servicer or servicer out of recoveries on the related mortgage loans or contracts for which those amounts were advanced, including late payments made by the related mortgagor, any related Liquidation Proceeds and Insurance Proceeds, proceeds of any applicable form of credit enhancement, or proceeds of any mortgage collateral purchased by the depositor, Residential Funding Corporation, a subservicer or a mortgage collateral seller.

     Advances will also be reimbursable from cash otherwise distributable to certificateholders to the extent that the master servicer or servicer shall determine that any Advances previously made are not ultimately recoverable as described in the third preceding paragraph. With respect to any senior/subordinate series, so long as the related subordinate certificates remain outstanding and limited with respect to Special Hazard Losses, Fraud Losses, Bankruptcy Losses and Extraordinary Losses, the Advances may also be reimbursable out of amounts otherwise distributable to holders of the subordinate certificates, if any. The master servicer or the servicer may also be obligated to make Servicing Advances, to the extent recoverable out of Liquidation Proceeds or otherwise, in respect of some taxes and insurance premiums not paid by mortgagors on a timely basis. Funds so advanced will be reimbursable to the master servicer or servicer to the extent permitted by the pooling and servicing agreement.

     The master servicer's or servicer's obligation to make Advances may be supported by another entity, a letter of credit or other method as may be described in the related pooling and servicing agreement. If the short-term or long-term obligations of the provider of the support are downgraded by a rating agency rating the related certificates or if any collateral supporting such obligation is not performing or is removed under the terms of any agreement described in the related prospectus supplement, the certificates may also be downgraded.

PREPAYMENT INTEREST SHORTFALLS

     When a mortgagor prepays a mortgage loan or contract in full between scheduled due dates for the mortgage loan or contract, the mortgagor pays interest on the amount prepaid only to but not including the date on which the Principal Prepayment is made. Similarly, Liquidation Proceeds from a mortgaged property will not include interest for any period after the date on which the liquidation took place.

     If so specified in the related prospectus supplement, to the extent funds are available from the servicing fee, the master servicer or servicer may make an additional payment to certificateholders out of the servicing fee otherwise payable to it with respect to any mortgage loan that prepaid during the related prepayment period equal to the Compensating Interest for that mortgage loan or contract from the date of the prepayment to the related due date. Compensating Interest will be limited to the aggregate amount specified in the related prospectus supplement and may not be sufficient to cover the Prepayment Interest Shortfall. If so disclosed in the related prospectus supplement, Prepayment Interest Shortfalls may be applied to reduce interest otherwise payable with respect to one or more classes of certificates of a series. See 'Yield Considerations' in this prospectus.

FUNDING ACCOUNT

     If so specified in the related prospectus supplement, a pooling and servicing agreement or other agreement may provide for the transfer by the sellers of additional mortgage loans to the related trust after the closing date for the related certificates. Any additional mortgage loans will be required to conform to the requirements set forth in the related pooling and servicing agreement or other agreement providing for such transfer. If a Funding Account is established, all or a portion of the proceeds of the sale of one or more classes of certificates of the related series or a portion of collections on the mortgage loans in respect of principal will be deposited in such account to be released as additional mortgage loans are transferred. Unless otherwise specified in the related prospectus supplement, a Funding Account will be required to be maintained as an Eligible Account. All amounts in the Funding Account will be required to be invested in Permitted Investments and the amount held in the Funding Account shall at no time exceed 25% of the aggregate outstanding principal balance of the certificates. Unless otherwise specified in the related prospectus supplement, the related pooling and servicing agreement or other agreement providing for the transfer of additional mortgage loans will provide that all transfers must be made within 90 days, and that amounts set aside to fund the transfers, whether in a Funding Account or otherwise, and not so applied within the required period of time will be deemed to be Principal Prepayments and applied in the manner described in the prospectus supplement.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, the master servicer or the Certificate Administrator, as applicable, will forward or cause to be forwarded to each certificateholder of record a statement or statements with respect to the related trust setting forth the information described in the related pooling and servicing agreement. Except as otherwise provided in the related pooling and servicing agreement, the information will include the following (as applicable):

      the amount, if any, of the distribution allocable to principal;

      the amount, if any, of the distribution allocable to interest and the amount, if any, of any shortfall in the amount of interest and principal;

      the aggregate unpaid principal balance of the mortgage collateral after giving effect to the distribution of principal on that distribution date;

      the outstanding principal balance or notional amount of each class of certificates after giving effect to the distribution of principal on that distribution date;

      based on the most recent reports furnished by subservicers, the number and aggregate principal balances of any items of mortgage collateral in the related trust that are delinquent (a) one month, (b) two months and (c) three months, and that are in foreclosure;

      the book value of any property acquired by the trust through foreclosure or grant of a deed in lieu of foreclosure;

      the balance of the reserve fund, if any, at the close of business on that distribution date;

      the percentage of the outstanding principal balances of the senior certificates, if applicable, after giving effect to the distributions on that distribution date;

      the amount of coverage under any letter of credit, mortgage pool insurance policy or other form of credit enhancement covering default risk as of the close of business on the applicable determination date and a description of any credit enhancement substituted therefor;

      if applicable, the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount as of the close of business on the applicable distribution date and a description of any change in the calculation of those amounts;

      in the case of certificates benefiting from alternative credit enhancement arrangements described in a prospectus supplement, the amount of coverage under the alternative arrangements as of the close of business on the applicable determination date;

      the servicing fee payable to the master servicer and the subservicer; and

      with respect to any series of certificates as to which the trust includes mortgage securities, any additional information as required under the related pooling and servicing agreement.

     In addition to the information described above, reports to certificateholders will contain any other information as is described in the applicable pooling and servicing agreement, which may include, without limitation, information as to Advances, reimbursements to subservicers, the servicer and the master servicer and losses borne by the related trust.

     In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the Certificate Administrator, as applicable, will furnish a report to each person that was a holder of record of any class of certificates at any time during that calendar year. The report will include information as to the aggregate of amounts reported pursuant to the first two items in the list above for that calendar year or, if the person was a holder of record of a class of certificates during a portion of that calendar year, for the applicable portion of that year.

SERVICING AND ADMINISTRATION OF MORTGAGE COLLATERAL

  General

     The master servicer, the Certificate Administrator or any servicer, as applicable, that is a party to a pooling and servicing agreement, will be required to perform the services and duties specified in the related pooling and servicing agreement. The duties to be performed by the master servicer or servicer will include the customary functions of a servicer, including collection  of payments from  mortgagors;  maintenance  of any primary  mortgage insurance, hazard insurance and other types of insurance; processing of assumptions or substitutions; attempting to cure delinquencies; supervising foreclosures; inspection and management of mortgaged properties under certain circumstances; and maintaining accounting records relating to the mortgage collateral. With respect to any series of certificates for which the trust includes mortgage securities, the master servicer's or Certificate Administrator's servicing and administration obligations will be set forth in the related prospectus supplement.

     Pursuant to each pooling and servicing agreement, the servicer or the master servicer may enter into subservicing agreements with one or more subservicers who will agree to perform certain functions for the servicer or master servicer relating to the servicing and administration of the mortgage loans or contracts included in the trust relating to the subservicing agreement. A subservicer may be an affiliate of the depositor. Under any subservicing agreement, each subservicer will agree, among other things, to perform some or all of the servicer's or the master servicer's servicing obligations, including but not limited to, making Advances to the related certificateholders. The servicer or the master servicer, as applicable, will remain liable for its servicing obligations that are delegated to a subservicer as if the servicer or the master servicer alone were servicing such mortgage loans or contracts.

  Collection and Other Servicing Procedures

     The servicer or the master servicer, directly or through subservicers, as the case may be, will make reasonable efforts to collect all payments called for under the mortgage loans or contracts and will, consistent with the related pooling and servicing agreement and any applicable insurance policy or other credit enhancement, follow the collection procedures as it follows with respect to mortgage loans or contracts serviced by it that are comparable to the mortgage loans or contracts. The servicer or the master servicer may, in its discretion, waive any prepayment charge in connection with the prepayment of a mortgage loan or extend the due dates for payments due on a mortgage note or contract, provided that the insurance coverage for the mortgage loan or contract or any coverage provided by any alternative credit enhancement will not be adversely affected thereby. The master servicer may also waive or modify any term of a mortgage loan so long as the master servicer has determined that the waiver or modification is not materially adverse to any certificateholders, taking into account any estimated loss that may result absent that action. With respect to any series of certificates as to which the trust includes mortgage securities, the master servicer's servicing and administration obligations will be pursuant to the terms of those mortgage securities.

     In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interests of the related certificateholders, the master servicer or servicer may permit modifications of the mortgage loan rather than proceeding with foreclosure. In making this determination, the estimated Realized Loss that might result if the mortgage loan were liquidated would be taken into account. These modifications may have the effect of reducing the mortgage rate or extending the final maturity date of the mortgage loan. Any modified mortgage loan may remain in the related trust, and the reduction in collections resulting from the modification may result in reduced distributions of interest, or other amounts, on, or may extend the final maturity of, one or more classes of the related certificates.

     In connection with any significant partial prepayment of a mortgage loan, the master servicer, to the extent not inconsistent with the terms of the mortgage note and local law and practice, may permit the mortgage loan to be re-amortized so that the monthly payment is recalculated as an amount that will fully amortize its remaining principal amount by the original maturity date based on the original mortgage rate, provided that the re-amortization shall not be permitted if it would constitute a modification of the mortgage loan for federal income tax purposes.

     The master servicer, any servicer or one or more subservicers with respect to a given trust may establish and maintain an escrow account in which mortgagors will be required to deposit amounts sufficient to pay taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items unless, in the case of junior mortgage loans, the mortgagor is required to escrow such amounts pursuant to the senior mortgage documents. Withdrawals from any escrow account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to mortgagors amounts determined to be owed, to pay interest on balances in the escrow account, if required, to repair or otherwise protect the mortgage properties and to clear and terminate such account. The master servicer or any servicer or subservicer, as the case may be, will be responsible for the administration of each such escrow account and will be obligated to make advances to the escrow accounts when a deficiency exists therein. The master servicer, servicer or subservicer will be entitled to reimbursement for any advances from the Custodial Account.

     Other duties and responsibilities of each servicer, the master servicer and the Certificate Administrator are described above under ' -- Payments on Mortgage Collateral.'

  Special Servicing

     If provided for in the related prospectus supplement, the pooling and servicing agreement for a series of certificates may name a Special Servicer. The Special Servicer will be responsible for the servicing of certain delinquent mortgage loans or contracts as described in the prospectus supplement. The Special Servicer may have certain discretion to extend relief to mortgagors whose payments become delinquent. The Special Servicer may be permitted to grant a period of temporary indulgence to a mortgagor or may enter into a liquidating plan providing for repayment by the mortgagor, in each case without the prior approval of the master servicer or the servicer, as applicable. Other types of forbearance typically will require the approval of the master servicer or servicer, as applicable.

     In addition, the master servicer or servicer may enter into various agreements with holders of one or more classes of subordinate certificates or of a class of securities representing interests in one or more classes of subordinate certificates. Under the terms of those agreements, the holder may, with respect to some delinquent mortgage loans:

      instruct the master servicer or servicer to commence or delay foreclosure proceedings, provided that the holder deposits a specified amount of cash with the master servicer or servicer which will be available for distribution to certificateholders if Liquidation Proceeds are less than they otherwise may have been had the master servicer or servicer acted under its normal servicing procedures;

      instruct the master servicer or servicer to purchase the mortgage loans from the trust prior to the commencement of foreclosure proceedings at the purchase price and to resell the mortgage loans to the holder, in which case any subsequent loss with respect to the mortgage loans will not be allocated to the certificateholders;

      become, or designate a third party to become, a subservicer with respect to the mortgage loans so long as (i) the master servicer or servicer has the right to transfer the subservicing rights and obligations of the mortgage loans to another subservicer at any time or (ii) the holder or its servicing designee is required to service the mortgage loans according to the master servicer's or servicer's servicing guidelines; or

      the related prospectus supplement may provide for the other types of special servicing arrangements.

  Enforcement of 'Due-on-Sale' Clauses

     Unless otherwise specified in the related prospectus supplement, when any mortgaged property relating to a mortgage loan or contract, other than an ARM loan, is about to be conveyed by the mortgagor, the master servicer or the servicer, as applicable, directly or through a subservicer, to the extent it has knowledge of such proposed conveyance, generally will be obligated to exercise the trustee's rights to accelerate the maturity of such mortgage loan or contract under any due-on-sale clause applicable thereto. A due-on-sale clause will be enforced only if the exercise of such rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any primary insurance policy or applicable credit enhancement arrangements. See 'Certain Legal Aspects of Mortgage Loans and Contracts -- The Mortgage Loans -- Enforceability of Certain Provisions' and ' -- The Contracts -- `Due-on-Sale' Clauses.'

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


     If the master servicer, servicer or subservicer is prevented from enforcing a due-on-sale clause under applicable law or if the master servicer, servicer or subservicer determines that it is reasonably likely that a legal action would be instituted by the related mortgagor to avoid enforcement of such due-on-sale clause, the master servicer, servicer or subservicer will enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note or contract subject to certain specified conditions. The original mortgagor may be released from liability on a mortgage loan or contract if the master servicer, servicer or subservicer shall have determined in good faith that such release will not adversely affect the collectability of the mortgage loan or contract. An ARM loan may be assumed if it is by its terms assumable and if, in the reasonable judgment of the master servicer, servicer or subservicer, the proposed transferee of the related mortgaged property establishes its ability to repay the loan and the security for the ARM loan would not be impaired by the assumption. If a mortgagor transfers the mortgaged property subject to an ARM loan without consent, such ARM loan may be declared due and payable. Any fee collected by the master servicer, servicer or subservicer for entering into an assumption or substitution of liability agreement or for processing a request for partial release of the mortgaged property generally will be retained by the master servicer, servicer or subservicer as additional servicing compensation. In connection with any assumption, the mortgage rate borne by the related mortgage note or contract may not be altered. Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer, servicer or subservicer may approve such a request if it has determined, exercising its good faith business judgment, that such approval will not adversely affect the security for, and the timely and full collectability of, the related mortgage loan or contract.

REALIZATION UPON DEFAULTED MORTGAGE LOANS OR CONTRACTS

     With respect to a mortgage loan in default, the master servicer or the related subservicer will decide whether to foreclose upon the mortgaged property or write off the principal balance of the mortgage loan or contract as a bad debt. In connection with such decision, the master servicer or the related subservicer will, following usual practices in connection with senior and junior mortgage servicing activities, estimate the proceeds expected to be received and the expenses expected to be incurred in connection with such foreclosure to determine whether a foreclosure proceeding is appropriate. With respect to any junior mortgage loan, following any default, if the senior mortgage holder commences a foreclosure action it is likely that such mortgage loan will be written off as bad debt with no foreclosure proceeding unless foreclosure proceeds for such mortgage loan are expected to at least satisfy the related senior mortgage loan in full and to pay foreclosure costs. Similarly, the expense and delay that may be associated with foreclosing on the mortgagor's beneficial interest in the Mexican trust following a default on a Mexico Mortgage Loan, particularly if eviction or other proceedings are required to be commenced in the Mexican courts, may make attempts to realize on the collateral securing the Mexico Mortgage Loans uneconomical, thus significantly increasing the amount of the loss on the Mexico Mortgage Loan.

     Any acquisition of title and cancellation of any REO Mortgage Loan or REO Contract will be considered for most purposes to be an outstanding mortgage loan or contract held in the trust until it is converted into a Liquidated Mortgage Loan or Liquidated Contract.

     For purposes of calculations of amounts distributable to certificateholders in respect of an REO Mortgage Loan or an REO Contract, the amortization schedule in effect at the time of any acquisition of title, before any adjustment by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period, will be deemed to have continued in effect and, in the case of an ARM loan, the amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date, so long as the REO Mortgage Loan or REO Contract is considered to remain in the trust. If a REMIC election has been made, any mortgaged property so acquired by the trust must be disposed of in accordance with applicable federal income tax regulations and consistent with the status of the trust as a REMIC. To the extent provided in the related pooling and servicing agreement, any income, net of expenses and other than gains described in the second succeeding paragraph, received by the subservicer, servicer or the master servicer on the mortgaged property prior to its disposition will be deposited in the Custodial Account upon receipt and will be available at that time for making payments to certificateholders.

     With respect to a mortgage loan or contract in default, the master servicer or servicer may pursue foreclosure or similar remedies subject to any senior loan positions and certain other restrictions pertaining to junior loans as described under 'Certain Legal Aspects of Mortgage Loans and Contracts' concurrently with pursuing any remedy for a breach of a representation and warranty. However, the master servicer or servicer is not required to continue to pursue both remedies if it determines that one remedy is more likely to result in a greater recovery.

     Upon the first to occur of final liquidation and a repurchase or substitution pursuant to a breach of a representation and warranty, the mortgage loan or contract will be removed from the related trust. The master servicer or servicer may elect to treat a defaulted mortgage loan or contract as having been finally liquidated if substantially all amounts expected to be received in connection therewith have been received. Any additional liquidation expenses relating to the mortgage loan or contract thereafter incurred will be reimbursable to the master servicer, servicer or any subservicer from any amounts otherwise distributable to the related certificateholders, or may be offset by any subsequent recovery related to the mortgage loan or contract. Alternatively, for purposes of determining the amount of related Liquidation
Proceeds to be distributed to certificateholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit enhancement, the master servicer or servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted mortgage loan or contract.

     With respect to some series of certificates, the applicable form of credit enhancement may provide, to the extent of coverage, that a defaulted mortgage loan or contract or REO Mortgage Loan or REO Contract will be removed from the trust prior to its final liquidation. In addition, the master servicer or servicer may have the option to purchase from the trust any defaulted mortgage loan or contract after a specified period of delinquency. If a final liquidation of a mortgage loan or contract resulted in a Realized Loss and within two years thereafter the master servicer or servicer receives a subsequent recovery specifically related to that mortgage loan or contract, in connection with a related breach of a representation or warranty or otherwise, such subsequent recovery shall be distributed to the then-current certificateholders of any outstanding class to which the Realized Loss was allocated, with the amounts to be distributed allocated among such classes in the same proportions as such Realized Loss was allocated, provided that no such distribution shall result in distributions on the certificates of any class in excess of the total amount of the Realized Loss that was allocated to that class. In the case of a series of certificates other than a senior/subordinate series, if so provided in the related prospectus supplement, the applicable form of credit enhancement may provide for reinstatement in accordance with specified conditions if, following the final liquidation of a mortgage loan or contract and a draw under the related credit enhancement, subsequent recoveries are received. If a defaulted mortgage loan or contract or REO Mortgage Loan or REO Contract is not so removed from the trust, then, upon its final liquidation, if a loss is realized which is not covered by any applicable form of credit enhancement or other insurance, the certificateholders will bear the loss. However, if a gain results from the final liquidation of an REO Mortgage Loan or REO Contract which is not required by law to be remitted to the related mortgagor, the master servicer or servicer will be entitled to retain that gain as additional servicing compensation unless the related prospectus supplement provides otherwise. For a description of the Certificate Administrator's, the master servicer's or the servicer's obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the mortgage loans or contracts, see 'Description of Credit Enhancement' and 'Insurance Policies on Mortgage Loans or Contracts.'

     For a discussion of legal rights and limitations associated with the foreclosure of a mortgage loan or contract, see 'Certain Legal Aspects of Mortgage Loans and Contracts.'

     The master servicer or the Certificate Administrator, as applicable, will deal with any defaulted mortgage securities in the manner set forth in the related prospectus supplement.

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


                                 SUBORDINATION

GENERAL

     A senior/subordinate series of certificates will consist of one or more classes of senior certificates and one or more classes of subordinate certificates, as specified in the related prospectus supplement. Subordination of the subordinate certificates of any senior/subordinate series will be effected by the following method, unless an alternative method is specified in the related prospectus supplement. In addition, some classes of senior or subordinate certificates may be senior to other classes of senior or subordinate certificates, as specified in the related prospectus supplement.

     With respect to any senior/subordinate series, the total amount available for distribution on each distribution date, as well as the method for allocating that amount among the various classes of certificates included in the series, will be described in the related prospectus supplement. In most cases, with respect to any series, the amount available for distribution will be allocated first to interest on the senior certificates of that series, and then to principal of the senior certificates up to the amounts described in the related prospectus supplement, prior to allocation of any amounts to the subordinate certificates.

     If so provided in the pooling and servicing agreement, the master servicer or servicer may be permitted, under certain circumstances, to purchase any mortgage loan or contract that is three or more months delinquent in payments of principal and interest, at the repurchase price. Any Realized Loss subsequently incurred in connection with any such mortgage loan may be, under certain circumstances, passed through to the then outstanding certificateholders of the related series in the same manner as Realized Losses on mortgage loans that have not been so purchased, unless that purchase was made upon the request of the holder of the most junior class of certificates of the related series. See 'Description of the Certificates -- Servicing and Administration of Mortgage Collateral -- Special Servicing' above.

     In the event of any Realized Losses not in excess of the limitations described below (other than Extraordinary Losses), the rights of the subordinate certificateholders to receive distributions will be subordinate to the rights of the senior certificateholders and the owner of the Spread and, as to certain classes of subordinated certificates, may be subordinate to the rights of other subordinate certificateholders.

     Except as noted below, Realized Losses will be allocated to the subordinate certificates of the related series until their outstanding principal balances have been reduced to zero. Additional Realized Losses, if any, will be allocated to the senior certificates. If the series includes more than one class of senior certificates, the additional Realized Losses will be allocated either on a pro rata basis among all of the senior certificates in proportion to their respective outstanding principal balances or as otherwise provided in the related prospectus supplement.

     Special Hazard Losses in excess of the Special Hazard Amount will be allocated among all outstanding classes of certificates of the related series, either on a pro rata basis in proportion to their outstanding principal balances, or as otherwise provided in the related prospectus supplement. The respective amounts of other specified types of losses, including Fraud Losses and Bankruptcy Losses, that may be borne solely by the subordinate certificates may be similarly limited to the Fraud Loss Amount and Bankruptcy Amount, and the subordinate certificates may provide no coverage with respect to Extraordinary Losses or other specified types of losses, as described in the related prospectus supplement, in which case those losses would be allocated on a pro rata basis among all outstanding classes of certificates or as otherwise specified in the related prospectus supplement. Each of the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount may be subject to periodic reductions and may be subject to further reduction or termination, without the consent of the certificateholders, upon the written confirmation from each applicable rating agency that the then-current rating of the related series of certificates will not be adversely affected.

     In most  cases,  any  allocation  of a Realized  Loss,  including a Special
Hazard Loss, Fraud Loss or Bankruptcy Loss, to a certificate in a senior/subordinate series will be made by reducing its outstanding principal balance as of the distribution date following the calendar month in which the Realized Loss was incurred.

     The rights of holders of the various classes of certificates of any series to receive distributions of principal and interest is determined by the aggregate outstanding principal balance of each class or, if applicable, the related notional amount. The outstanding principal balance of any certificate will be reduced by all amounts previously distributed on that certificate representing principal, and by any Realized Losses allocated thereto. If there are no Realized Losses or Principal Prepayments on any item of mortgage collateral, the respective rights of the holders of certificates of any series to future distributions generally would not change. However, to the extent described in the related prospectus supplement, holders of senior certificates may be entitled to receive a disproportionately larger amount of prepayments received during specified periods, which will have the effect, absent offsetting losses, of accelerating the amortization of the senior certificates and increasing the respective percentage ownership interest evidenced by the subordinate certificates in the related trust, with a corresponding decrease in the percentage of the outstanding principal balances of the senior certificates, thereby preserving the availability of the subordination provided by the subordinate certificates. In addition, some Realized Losses will be allocated first to subordinate certificates by reduction of their outstanding principal balance, which will have the effect of increasing the respective ownership interest evidenced by the senior certificates in the related trust.

     If so provided in the related prospectus supplement, some amounts otherwise payable on any distribution date to holders of subordinate certificates may be deposited into a reserve fund. Amounts held in any reserve fund may be applied as described under 'Description of Credit Enhancement -- Reserve Funds' and in the related prospectus supplement.

     In lieu of the foregoing provisions, subordination may be effected in the following manner, or in any other manner as may be described in the related prospectus supplement. The rights of the holders of subordinate certificates to receive the Subordinate Amount will be limited to the extent described in the related prospectus supplement. As specified in the related prospectus supplement, the Subordinate Amount may be reduced based upon the amount of losses borne by the holders of the subordinate certificates as a result of the subordination, a specified schedule or other method of reduction as the prospectus supplement may specify.

     With respect to any senior/subordinate series, the terms and provisions of the subordination may vary from those described in this prospectus. Any variation and any additional credit enhancement will be described in the related prospectus supplement.

OVERCOLLATERALIZATION

     If so specified in the related prospectus supplement, interest collections on the mortgage collateral may exceed interest payments on the certificates for the related distribution date. To the extent such excess interest is applied as principal payments on the certificates, the effect will be to reduce the principal balance of the certificates relative to the outstanding balance of the mortgage collateral, thereby creating overcollateralization and additional protection to the certificateholders, as specified in the related prospectus supplement.

                       DESCRIPTION OF CREDIT ENHANCEMENT

GENERAL

     Credit support with respect to each series of certificates may be comprised of one or more of the following components. Each component will have a dollar limit and will provide coverage with respect to Realized Losses that are:

      Defaulted Mortgage Losses;

      Special Hazard Losses;

      Bankruptcy Losses; and

      Fraud Losses.

     Most forms of credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire outstanding principal balance of the certificates and interest thereon. If losses occur that exceed the amount covered by credit support or are of a type that is not covered by the credit support, certificateholders will bear their allocable share of deficiencies. In particular, Defaulted Mortgage Losses, Special Hazard Losses, Bankruptcy Losses and Fraud Losses in excess of the amount of coverage provided therefor and Extraordinary Losses will not be covered. To the extent that the credit enhancement for any series of certificates is exhausted, the certificateholders will bear all further risks of loss not otherwise insured against.

     As described in this prospectus and in the related prospectus supplement,

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
      coverage with respect to Defaulted Mortgage Losses may be provided by a mortgage pool insurance policy,

      coverage with respect to Special Hazard Losses may be provided by a special hazard insurance policy,

      coverage with respect to Bankruptcy Losses may be provided by a bankruptcy bond and coverage with respect to Fraud Losses may be provided by a mortgage pool insurance policy or mortgage repurchase bond.

     In addition, if so specified in the applicable prospectus supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of a reserve fund to cover those losses, in the form of subordination of one or more classes of certificates as described under 'Subordination,' or in the form of a certificate insurance policy, a letter of credit, a mortgage pool insurance policy, surety bonds or other types of insurance policies, other secured or unsecured corporate guarantees or in any other form as may be described in the related prospectus supplement, or in the form of a combination of two or more of the foregoing. Coverage may also be provided by representations made by Residential Funding Corporation or the depositor. If so specified in the related prospectus supplement, limited credit enhancement may be provided to cover Defaulted Mortgage Losses with respect to mortgage loans with LTV ratios at origination of over 80% which are not insured by a primary insurance policy, to the extent that those losses would be covered under a primary insurance policy if obtained, or may be provided in lieu of title insurance coverage, in the form of a corporate guaranty or in other forms described in this section. As described in the pooling and servicing agreement, credit support may apply to all of the mortgage loans or to some mortgage loans contained in a mortgage pool.

     In addition, the credit support may be provided by an assignment of the right to receive cash amounts, a deposit of cash into a reserve fund or other pledged assets, or by banks, insurance companies, guarantees or any combination of credit support identified in the related prospectus supplement.

     Each prospectus supplement will include a description of:

      the amount payable under the credit enhancement arrangement, if any, provided with respect to a series;

      any conditions to payment thereunder not otherwise described in this prospectus;

      the conditions under which the amount payable under the credit support may be reduced and under which the credit support may be terminated or replaced; and

      the material provisions of any agreement relating to the credit support.

     Additionally, each prospectus supplement will contain information with respect to the issuer of any third-party credit enhancement, if applicable. The pooling and servicing agreement or other documents may be modified in connection with the provisions of any credit enhancement arrangement to provide for reimbursement rights, control rights or other provisions that may be required by the credit enhancer. To the extent provided in the applicable pooling and servicing agreement, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the performance of or on the aggregate outstanding principal balance of the mortgage loans covered thereby. See 'Description of Credit Enhancement -- Reduction or Substitution of Credit Enhancement.' If specified in the applicable prospectus supplement, credit support for a series of certificates may cover one or more other series of certificates.

     The descriptions of any insurance policies, bonds or other instruments described in this prospectus or any prospectus supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the actual forms of the policies, copies of which typically will be exhibits to the Form 8-K to be filed with the Securities and Exchange Commission in connection with the issuance of the related series of certificates.

LETTERS OF CREDIT

     If any component of credit enhancement as to any series of certificates is to be provided by a letter of credit, a bank will deliver to the trustee an irrevocable letter of credit. The letter of credit may provide direct coverage with respect to the mortgage collateral. The letter of credit bank, the amount available under the letter of credit with respect to each component of credit enhancement, the expiration date of the letter of credit, and a more detailed description of the letter of credit will be specified in the related prospectus supplement. On or before each distribution date, the letter of credit bank will be required to make payments after notification from the trustee, to be deposited in the related Certificate Account with respect to the coverage provided thereby. The letter of credit may also provide for the payment of Advances.

MORTGAGE POOL INSURANCE POLICIES

     Any insurance policy covering losses on a mortgage collateral pool obtained by the depositor for a trust will be issued by the pool insurer. Each mortgage pool insurance policy, in accordance with the limitations described in this prospectus and in the prospectus supplement, if any, will cover Defaulted Mortgage Losses in an amount specified in the prospectus supplement. As described under ' -- Maintenance of Credit Enhancement,' the master servicer, servicer or Certificate Administrator will use its best reasonable efforts to maintain the mortgage pool insurance policy and to present claims thereunder to the pool insurer on behalf of itself, the trustee and the certificateholders. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted mortgage loans and only upon satisfaction of specified conditions precedent described in the succeeding paragraph. Unless specified in the related prospectus supplement, the mortgage pool insurance policies may not cover losses due to a failure to pay or denial of a claim under a primary insurance policy, irrespective of the reason therefor.

     Each mortgage pool insurance policy will provide that no claims may be validly presented thereunder unless, among other things:

      any required primary insurance policy is in effect for the defaulted mortgage loan and a claim thereunder has been submitted and settled;

      hazard insurance on the property securing the mortgage loan has been kept in force and real estate taxes and other protection and preservation expenses have been paid by the master servicer, servicer or subservicer;

      if there has been physical loss or damage to the mortgaged property, it has been restored to its condition, reasonable wear and tear excepted, at the cut-off date; and

      the insured has acquired good and merchantable title to the mortgaged property free and clear of liens except permitted encumbrances.

     Upon satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the property securing the defaulted mortgage loan at a price equal to its outstanding principal balance plus accrued and unpaid interest at the applicable mortgage rate to the date of purchase and some expenses incurred by the master servicer, servicer or subservicer on behalf of the trustee and certificateholders, or (b) to pay the amount by which the sum of the outstanding principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of some amounts paid or assumed to have been paid under any related primary insurance policy.

     Certificateholders will experience a shortfall in the amount of interest payable on the related certificates in connection with the payment of claims under a mortgage pool insurance policy because the pool insurer is only required to remit unpaid interest through the date a claim is paid rather than through the end of the month in which the claim is paid. In addition, the certificateholders will also experience losses with respect to the related certificates in connection with payments made under a mortgage pool insurance policy to the extent that the master servicer, servicer or subservicer expends funds to cover unpaid real estate taxes or to repair the related mortgaged property in order to make a claim under a mortgage pool insurance policy, as those amounts will not be covered by payments under the policy and will be reimbursable to the master servicer, servicer or subservicer from funds otherwise payable to the certificateholders. If any mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any (see ' -- Special Hazard Insurance Policies' below for risks which are not covered by those policies), from the related hazard insurance policy or applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, the master servicer, servicer or subservicer is not required to expend its own funds to restore the damaged property unless it determines that (a) restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer, servicer or subservicer for its expenses and (b) the expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds.

     A mortgage pool insurance policy and some primary insurance policies will likely not insure against loss sustained by reason of a default arising from, among other things, fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, the mortgage collateral seller or other persons involved in the origination thereof, failure to construct a mortgaged property in accordance with plans and specifications or bankruptcy, unless, if specified in the related prospectus supplement, an endorsement to the mortgage pool insurance policy provides for insurance against that type of loss. Depending upon the nature of the event, a breach of representation made by a mortgage collateral seller may also have occurred. That breach, if it materially and adversely affects the interests of certificateholders and cannot be cured, would give rise to a repurchase obligation on the part of the mortgage collateral seller, as described under 'The Trusts -- Mortgage Collateral Sellers -- Representations with respect to Mortgage Collateral.' However, such an event would not give rise to a breach of a representation and warranty or a repurchase obligation on the part of the depositor or Residential Funding Corporation.

     The original amount of coverage under each mortgage pool insurance policy will be reduced over the life of the related series of certificates by the aggregate amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid includes some expenses incurred by the master servicer, servicer or subservicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. See 'Certain Legal Aspects of Mortgage Loans and Contracts.' Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the related certificateholders. In addition, unless the master servicer or servicer determines that an Advance relating to a delinquent mortgage loan would be recoverable to it from the proceeds of the liquidation of the mortgage loan or otherwise, the master servicer or servicer would not be obligated to make an Advance respecting any delinquency since the Advance would not be ultimately recoverable to it from either the mortgage pool insurance policy or from any other related source. See 'Description of the Certificates -- Advances.'

     Since each mortgage pool insurance policy will require that the property subject to a defaulted mortgage loan be restored to its original condition prior to claiming against the pool insurer, the policy will not provide coverage against hazard losses. As described under 'Insurance Policies on Mortgage Loans or Contracts -- Standard Hazard Insurance on Mortgaged Properties,' the hazard policies covering the mortgage loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries which are significantly less than full replacement cost of those losses. Additionally, no coverage for Special Hazard Losses, Fraud Losses or Bankruptcy Losses will cover all risks, and the amount of any such coverage will be limited. See ' -- Special Hazard Insurance Policies' below. As a result, certain hazard risks will not be insured against and may be borne by certificateholders.

     Contract pools may be covered by pool insurance policies that are similar to the mortgage pool insurance policies described above.

SPECIAL HAZARD INSURANCE POLICIES

     Any insurance policy covering Special Hazard Losses obtained for a trust will be issued by the insurer named in the related prospectus supplement. Each special hazard insurance policy subject to limitations described in this paragraph and in the related prospectus supplement, if any, will protect the related certificateholders from Special Hazard Losses. Aggregate claims under a special hazard insurance policy will be limited to the amount set forth in the related pooling and servicing agreement and will be subject to reduction as described in the related pooling and servicing agreement. A special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the mortgage loan or contract has been kept in force and other protection and preservation expenses have been paid by the master servicer or servicer.

     In accordance with the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to property securing a foreclosed mortgage loan, title to which has been acquired by the insured, and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, servicer or the subservicer, the insurer will pay the lesser of (i) the cost of repair or replacement of the related property or (ii) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage loan or contract at the time of acquisition of the related

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


property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the mortgage rate to the date of claim settlement and certain expenses incurred by the master servicer, servicer or the subservicer with respect to the related property.

     If the property is transferred to a third party in a sale approved by the special hazard insurer, the amount that the special hazard insurer will pay will be the amount under (ii) above reduced by the net proceeds of the sale of the property. If the unpaid principal balance plus accrued interest and some expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount. Restoration of the property with the proceeds described under (i) above will satisfy the condition under each mortgage pool insurance policy or contract pool insurance policy that the property be restored before a claim under the policy may be validly presented with respect to the defaulted mortgage loan or contract secured by the related property. The payment described under (ii) above will render presentation of a claim relating to a mortgage loan or contract under the related mortgage pool insurance policy or contract pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy or contract pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related mortgage loan or contract plus accrued interest and some expenses will not affect the total Insurance Proceeds paid to certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy or contract pool insurance policy.

     To the extent described in the related prospectus supplement, coverage in respect of Special Hazard Losses for a series of certificates may be provided, in whole or in part, by a type of special hazard coverage other than a special hazard insurance policy or by means of a representation of the depositor or Residential Funding Corporation.

BANKRUPTCY BONDS

     In the event of a personal bankruptcy of a mortgagor, a bankruptcy court may establish the value of the mortgaged property of the mortgagor at a Deficient Valuation. The amount of the secured debt could then be reduced to that value, and, thus, the holder of the mortgage loan or contract would become an unsecured creditor to the extent the outstanding principal balance of the mortgage loan or contract, together with any senior mortgage loan in the case of a junior mortgage loan, or contract exceeds the value assigned to the mortgaged property by the bankruptcy court.

     In addition, other modifications of the terms of a mortgage loan or contract can result from a bankruptcy proceeding, including a Debt Service Reduction. See 'Certain Legal Aspects of Mortgage Loans and Contracts -- The Mortgage Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders.' Any bankruptcy policy to provide coverage for Bankruptcy Losses resulting from proceedings under the federal Bankruptcy Code obtained for a trust will be issued by an insurer named in the related prospectus supplement. The level of coverage under each bankruptcy policy will be set forth in the related prospectus supplement.

RESERVE FUNDS

     If so specified in the related prospectus supplement, the depositor will deposit or cause to be deposited in a reserve fund, any combination of cash or Permitted Investments in specified amounts, or any other instrument satisfactory to the rating agency or agencies, which will be applied and maintained in the manner and under the conditions specified in the related prospectus supplement. In the alternative or in addition to that deposit, to the extent described in the related prospectus supplement, a reserve fund may be funded through application of all or a portion of amounts otherwise payable on any related subordinate certificates, from the Spread or otherwise. To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related subordinate certificates, Spread or other cash flows attributable to the related mortgage loans or on reinvestment income, the reserve fund may provide less coverage than initially expected if the cash flows or reinvestment income on which the funding is dependent are lower than anticipated.

     With respect to any series of certificates as to which credit enhancement includes a letter of credit, if so specified in the related prospectus supplement, under specified circumstances the remaining amount of the letter of credit may be drawn by the trustee and deposited in a reserve fund. Amounts in a reserve fund may be

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


distributed to certificateholders, or applied to reimburse the master servicer or servicer for outstanding Advances, or may be used for other purposes, in the manner and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, amounts in a reserve fund may be available only to cover specific types of losses, or losses on specific mortgage loans. Unless otherwise specified in the related prospectus supplement, any reserve fund will not be deemed to be part of the related trust. A reserve fund may provide coverage to more than one series of certificates, if set forth in the related prospectus supplement.

     The trustee will have a perfected security interest for the benefit of the certificateholders in the assets in the reserve fund, unless the assets are owned by the related trust. However, to the extent that the depositor, any affiliate of the depositor or any other entity has an interest in any reserve fund, in the event of the bankruptcy, receivership or insolvency of that entity, there could be delays in withdrawals from the reserve fund and the corresponding payments to the certificateholders. These delays could adversely affect the yield to investors on the related certificates.

     Amounts deposited in any reserve fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of a servicer, the master servicer, the Certificate Administrator or any other person named in the related prospectus supplement.

CERTIFICATE INSURANCE POLICIES; SURETY BONDS

     The depositor may obtain one or more certificate insurance policies or guaranties or one or more surety bonds, or one or more guarantees issued by insurers or other parties acceptable to the rating agency or agencies rating the certificates offered insuring the holders of one or more classes of certificates the payment of amounts due in accordance with the terms of that class or those classes of certificates. Any certificate insurance policy, surety bond or guaranty will have the characteristics described in, and will be in accordance with any limitations and exceptions described in, the related prospectus supplement.

MAINTENANCE OF CREDIT ENHANCEMENT

     If credit enhancement has been obtained for a series of certificates, the master servicer, the servicer or the Certificate Administrator will be obligated to exercise its best reasonable efforts to keep or cause to be kept the credit enhancement in full force and effect throughout the term of the applicable pooling and servicing agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under ' -- Reduction or Substitution of Credit Enhancement.' The master servicer, the servicer or the Certificate Administrator, as applicable, on behalf of itself, the trustee and certificateholders, will be required to provide information required for the trustee to draw under any applicable credit enhancement.

     The master servicer, the servicer or the Certificate Administrator will agree to pay the premiums for each mortgage pool insurance policy, special hazard insurance policy, bankruptcy policy, certificate insurance policy or surety bond, as applicable, on a timely basis, unless the premiums are paid directly by the trust. As to mortgage pool insurance policies generally, if the related insurer ceases to be a Qualified Insurer, the master servicer, the servicer or the Certificate Administrator will use its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement insurance policy or bond with a total coverage equal to the then outstanding coverage of the policy or bond. If the cost of the replacement policy is greater than the cost of the existing policy or bond, the coverage of the replacement policy or bond will, unless otherwise agreed to by the depositor, be reduced to a level so that its premium rate does not exceed the premium rate on the original insurance policy. If a pool insurer ceases to be a Qualified Insurer because it ceases to be approved as an insurer by Freddie Mac or Fannie Mae or any successor entity, the master servicer, the servicer or the Certificate Administrator will review, not less often than monthly, the financial condition of the pool insurer with a view toward determining whether recoveries under the mortgage pool insurance policy or contract pool insurance policy are jeopardized for reasons related to the financial condition of the pool insurer. If the master servicer, the servicer or the Certificate Administrator determines that recoveries are so jeopardized, it will exercise its best reasonable efforts to obtain from another Qualified Insurer a replacement insurance policy as described above, at the same cost limit. Any losses in market value of the certificates associated with any reduction or withdrawal in rating by an applicable rating agency shall be borne by the certificateholders.

     If any property securing a defaulted mortgage loan or contract is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any letter of credit, mortgage pool insurance policy, contract pool insurance policy or any related primary insurance policy, the master servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that restoration will increase the proceeds to one or more classes of certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (ii) that the expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds. If recovery under any letter of credit, mortgage pool insurance policy, contract pool insurance policy, other credit enhancement or any related primary insurance policy is not available because the master servicer has been unable to make the above determinations, has made the determinations incorrectly or recovery is not available for any other reason, the master servicer is nevertheless obligated to follow whatever normal practices and procedures, in accordance with the preceding sentence, that it deems necessary or advisable to realize upon the defaulted mortgage loan and if this determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with the restoration.

REDUCTION OR SUBSTITUTION OF CREDIT ENHANCEMENT

     The amount of credit support provided with respect to any series of certificates and relating to various types of losses incurred may be reduced under specified circumstances. In most cases, the amount available as credit support will be subject to periodic reduction on a non-discretionary basis in accordance with a schedule or formula set forth in the related pooling and servicing agreement. Additionally, in most cases, the credit support may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud Losses may be changed, without the consent of the certificateholders, upon the written assurance from each applicable rating agency that the then-current rating of the related series of certificates will not be adversely affected thereby.

     Furthermore, if the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating of each class of the related certificates may be downgraded to a corresponding level, and, unless otherwise specified in the related prospectus supplement, neither the master servicer, the servicer, the Certificate Administrator nor the depositor will be obligated to obtain replacement credit support in order to restore the rating of the certificates. The master servicer, the servicer or the Certificate Administrator, as applicable, will also be permitted to replace any credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts which would satisfy the downgraded level, provided that the then-current rating of each class of the related series of certificates is maintained. Where the credit support is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to the depositor, the master servicer or any other person that is entitled to the credit support. Any assets so released and any amount by which the credit enhancement is reduced will not be available for distributions in future periods.

            OTHER FINANCIAL OBLIGATIONS RELATED TO THE CERTIFICATES

SWAPS AND YIELD SUPPLEMENT AGREEMENTS

     The trustee on behalf of the trust may enter into interest rate swaps and related caps, floors and collars to minimize the risk to certificateholders of adverse changes in interest rates, and other yield supplement agreements or similar yield maintenance arrangements that do not involve swap agreements or other notional principal contracts.

     An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or 'notional' principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate or, LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate (such as LIBOR) for a floating rate obligation based upon another referenced interest rate (such as U.S. Treasury Bill rates).

     The swap market has grown substantially in recent years with a significant number of banks and financial service firms acting both as principals and as agents utilizing standardized Swap documentation. Caps, floors and collars are more recent innovations, and they are less liquid than other swaps.

     Yield supplement agreements may be entered into to supplement the interest rate or rates on one or more classes of the certificates of any series.

     There can be no assurance that the trust will be able to enter into or offset swaps or enter into yield supplement agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the swaps and yield supplement agreements may provide for termination under some circumstances, there can be no assurance that the trust will be able to terminate a swap or yield supplement agreement when it would be economically advantageous to the trust to do so.

PURCHASE OBLIGATIONS

     Some types of mortgage collateral and classes of certificates of any series, as specified in the related prospectus supplement, may be subject to a purchase obligation. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the related prospectus supplement. A purchase obligation with respect to mortgage collateral may apply to the mortgage collateral or to the related certificates. Each purchase obligation may be a secured or unsecured obligation of its provider, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable certificateholders of the related series. Unless otherwise specified in the related prospectus supplement, each purchase obligation with respect to mortgage collateral will be payable solely to the trustee for the benefit of the certificateholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the certificates to which the obligations relate.

               INSURANCE POLICIES ON MORTGAGE LOANS OR CONTRACTS

     Each mortgage loan or contract will be required to be covered by a hazard insurance policy (as described below) and, at times, a primary insurance policy. In addition, FHA loans and VA loans will be covered by the government mortgage insurance programs described below. The descriptions of any insurance policies contained in this prospectus or any prospectus supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the forms of policies.

PRIMARY INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, and except as described below, (i) each mortgage loan having a LTV ratio at origination of over 80% will be covered by a primary mortgage guaranty insurance policy insuring against default on the mortgage loan up to an amount set forth in the related prospectus supplement, unless and until the principal balance of the mortgage loan is reduced to a level that would produce a LTV ratio equal to or less than 80%, and (ii) the depositor or the related mortgage collateral seller will represent and warrant that, to the best of its knowledge, the mortgage loans are so covered. Alternatively, coverage of the type that would be provided by a primary insurance policy if obtained may be provided by another form of credit enhancement as described herein under 'Description of Credit Enhancement.' However, the foregoing standard may vary significantly depending on the characteristics of the mortgage loans and the applicable underwriting standards. A mortgage loan will not be considered to be an exception to the foregoing standard if no primary insurance policy was obtained at origination but the mortgage loan has amortized to an 80% or less LTV ratio level as of the applicable cut-off date. In most cases, the depositor will have the ability to cancel any primary insurance policy if the LTV ratio of the mortgage loan is reduced to 80% or less (or a lesser specified percentage) based on an appraisal of the mortgaged property after the related closing date or as a result of principal payments that reduce the principal balance of the mortgage loan after the closing date. Junior mortgage loans usually will not be required by the depositor to be covered by a primary mortgage guaranty insurance policy insuring against default on the mortgage loan.

     Pursuant to recently enacted federal legislation, mortgagors with respect to many residential mortgage loans originated after July 1999 will have a right to cancel any private mortgage insurance policy insuring loans when the outstanding principal amount of the mortgage loan has been reduced or is scheduled to have been reduced to 80% or less of the value of the mortgaged property at the time the mortgage loan was originated. The mortgagor's right to cancel the policy is subject to certain conditions, including the condition that no monthly payment has been thirty days or more past due during the twelve months prior to the cancellation date, and no monthly payment has been sixty days or more past due during the twelve months prior to that period. In addition, any requirement for private mortgage insurance will automatically terminate when the scheduled principal balance of the mortgage loan, based on the original amortization schedule for the mortgage loan, is reduced to 78% or less of the value of the mortgaged property at the time of origination, provided the mortgage loan is current.

     In most cases, Mexico Mortgage Loans will have LTV ratios of less than 80% and will not be insured under a primary insurance policy. Primary mortgage insurance or similar credit enhancement on a Mexico Mortgage Loan may be issued by a private corporation or a governmental agency and may be in the form of a guarantee, insurance policy or another type of credit enhancement.

     Mortgage loans which are subject to negative amortization will only be covered by a primary insurance policy if that coverage was required upon their origination, notwithstanding that subsequent negative amortization may cause that mortgage loan's LTV ratio, based on the then-current balance, to subsequently exceed the limits which would have required coverage upon their origination.

     Primary insurance policies may be required to be obtained and paid for by the mortgagor, or may be paid for by the servicer.

     While the terms and conditions of the primary insurance policies issued by one primary mortgage guaranty insurer will usually differ from those in primary insurance policies issued by other primary insurers, each primary insurance policy generally will pay either:

      the insured percentage of the loss on the related mortgaged property;

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


      the entire amount of the loss, after receipt by the primary insurer of good and merchantable title to, and possession of, the mortgaged property; or

      at the option of the primary insurer under certain primary insurance policies, the sum of the delinquent monthly payments plus any Advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any Advances made by the insured until the earlier of (a) the date the mortgage loan would have been discharged in full if the default had not occurred or (b) an approved sale.

     The amount of the loss as calculated under a primary insurance policy covering a mortgage loan will in most cases consist of the unpaid principal amount of such mortgage loan and accrued and unpaid interest thereon and reimbursement of some expenses, less:

      rents or other payments received by the insured (other than the proceeds of hazard insurance) that are derived from the related mortgaged property;

      hazard insurance proceeds received by the insured in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan;

      amounts expended but not approved by the primary insurer;

      claim payments previously made on the mortgage loan; and

      unpaid premiums and other amounts.

     As conditions precedent to the filing or payment of a claim under a primary insurance policy, in the event of default by the mortgagor, the insured will typically be required, among other things, to:

      advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the primary insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

      in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the primary insurance policy (ordinary wear and tear excepted); and

      tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

     For any certificates offered under this prospectus, the master servicer will maintain or cause each subservicer to maintain, as the case may be, in full force and effect and to the extent coverage is available a primary insurance policy with regard to each mortgage loan for which coverage is required under the standard described above unless an exception to such standard applies or alternate credit enhancement is provided as described in the related prospectus supplement; provided that the primary insurance policy was in place as of the cut-off date and the depositor had knowledge of such primary insurance policy.

STANDARD HAZARD INSURANCE ON MORTGAGED PROPERTIES

     The terms of the mortgage loans (other than Cooperative Loans) require each mortgagor to maintain a hazard insurance policy covering the related mortgaged property and providing for coverage at least equal to that of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. Most coverage will be in an amount equal to the lesser of the principal balance of the mortgage loan and, in the case of junior mortgage loans, the principal balance of any senior mortgage loans, or 100% of the insurable value of the improvements securing the mortgage loan. The pooling and servicing agreement will provide that the master servicer or servicer shall cause the hazard policies to be maintained or shall obtain a blanket policy insuring against losses on the mortgage loans. The master servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on those mortgage loans. The ability of the master servicer or servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the master servicer or the servicer by mortgagors or subservicers. If junior mortgage loans are included within any trust, investors should also consider the application of hazard insurance proceeds discussed herein under 'Certain Legal Aspects of Mortgage Loans and Contracts -- The Mortgage Loans --Junior Mortgages, Rights of Senior Mortgagees.'

     The standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, in accordance with the conditions and exclusions specified in each policy. The policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms of which are dictated by respective state laws. These policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of some kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a mortgage loan are located in a federally designated flood area at the time of origination of that mortgage loan, the pooling and servicing agreement typically requires the master servicer or servicer to cause to be maintained for each such mortgage loan serviced, flood insurance, to the extent available, in an amount equal to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

     The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause that in effect requires the related mortgagor at all times to carry insurance of a specified percentage, typically 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the related mortgagor's coverage falls below this specified percentage, this clause usually provides that the insurer's liability in the event of partial loss does not exceed the greater of
(i) the replacement cost of the improvements damaged or destroyed less physical depreciation or (ii) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     Since the amount of hazard insurance that mortgagors are required to maintain on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See 'Subordination' above for a description of when subordination is provided, the protection, limited to the Special Hazard Amount as described in the related prospectus supplement, afforded by subordination, and 'Description of Credit Enhancement -- Special Hazard Insurance Policies' for a description of the limited protection afforded by any special hazard insurance policy against losses occasioned by hazards which are otherwise uninsured against.

     Hazard insurance on the Mexican properties will usually be provided by insurers located in Mexico. The depositor may not be able to obtain as much information about the financial condition of the companies issuing hazard insurance policies in Mexico as it is able to obtain with respect to companies based in the United States. The ability of the insurers to pay claims also may be affected by, among other things, adverse political and economic developments in Mexico.

STANDARD HAZARD INSURANCE ON MANUFACTURED HOMES

     The terms of the pooling and servicing agreement will require the servicer or the master servicer, as applicable, to cause to be maintained with respect to each contract one or more standard hazard insurance policies that provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue the policies in the state in which the manufactured home is located, and in an amount that is not less than the maximum insurable value of the manufactured home or the principal balance due from the mortgagor on the related contract, whichever is less. Coverage may be provided by one or more blanket insurance policies covering losses on the contracts resulting from the absence or insufficiency of individual standard hazard insurance policies. If a manufactured home's location was, at the time of origination of the related contract, within a federally designated flood area, the servicer or the master servicer also will be required to maintain flood insurance.

     If the servicer or the master servicer repossesses a manufactured home on behalf of the trustee, the servicer or the master servicer will either maintain at its expense hazard insurance with respect to the manufactured home or indemnify the trustee against any damage to the manufactured home prior to resale or other disposition.

FHA MORTGAGE INSURANCE

     The Housing Act authorizes various FHA mortgage insurance programs. Some of the mortgage loans may be insured under either Section 203(b), Section 234 or
Section 235 of the Housing Act. Under Section 203(b), FHA insures mortgage loans of up to 30 years' duration for the purchase of one- to four-family dwelling units. Mortgage loans for the purchase of condominium units are insured by FHA under Section 234. Loans insured under these programs must bear interest at a rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD, and may not exceed specified percentages of the lesser of the appraised value of the property and the sales price, less seller-paid closing costs for the property, up to certain specified maximums. In addition, FHA imposes initial investment minimums and other requirements on mortgage loans insured under the Section 203(b) and Section 234 programs.

     Under Section 235, assistance payments are paid by HUD to the mortgagee on behalf of eligible mortgagors for as long as the mortgagors continue to be eligible for the payments. To be eligible, a mortgagor must be part of a family, have income within the limits prescribed by HUD at the time of initial occupancy, occupy the property and meet requirements for recertification at least annually.

     The regulations governing these programs provide that insurance benefits are payable either upon foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted mortgage loan to HUD. The FHA insurance that may be provided under these programs upon the conveyance of the home to HUD is equal to 100% of the outstanding principal balance of the mortgage loan, plus accrued interest, as described below, and certain additional costs and expenses. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment is computed as of the date of the assignment and includes the unpaid principal amount of the mortgage loan plus mortgage interest accrued and unpaid to the assignment date.

     When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance, the insurance payment is equal to the unpaid principal amount of the mortgage loan, adjusted to reimburse the mortgagee for certain tax, insurance and similar payments made by it and to deduct certain amounts received or retained by the mortgagee after default, plus reimbursement not to exceed two-thirds of the mortgagee's foreclosure costs. Any FHA insurance relating to contracts underlying a series of certificates will be described in the related prospectus supplement.

VA MORTGAGE GUARANTY

     The Servicemen's Readjustment Act of 1944, as amended, permits a veteran, or, in certain instances, his or her spouse, to obtain a mortgage loan guaranty by the VA, covering mortgage financing of the purchase of a one- to four-family dwelling unit to be occupied as the veteran's home, at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment from the purchaser and permits the guaranty of mortgage loans with terms, limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a certain dollar limit established by the VA. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Notwithstanding the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only when the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage upon its assignment to the VA.

     Since there is no limit imposed by the VA on the principal amount of a VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a primary mortgage insurance policy may be required by the depositor for VA loans in excess of certain amounts. The amount of any additional coverage will be set forth in the related prospectus supplement. Any VA guaranty relating to contracts underlying a series of certificates will be described in the related prospectus supplement.

                                 THE DEPOSITOR

     The depositor is an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc., which is a wholly-owned subsidiary of General Motors Acceptance Corporation. The depositor was incorporated in the State of Delaware in November 1994. The depositor was organized for the purpose of acquiring mortgage loans and contracts and issuing securities backed by such mortgage loans and contracts. The depositor anticipates that it will in many cases have acquired mortgage loans indirectly through Residential Funding Corporation, which is also an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc. The depositor does not have, nor is it expected in the future to have, any significant assets.

     The certificates do not represent an interest in or an obligation of the depositor. The depositor's only obligations with respect to a series of certificates will be pursuant to limited representations and warranties made by the depositor or as otherwise provided in the related prospectus supplement.

     The depositor maintains its principal office at 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437. Its telephone number is
(612) 832-7000.

                        RESIDENTIAL FUNDING CORPORATION

     Unless   otherwise   specified  in  the  related   prospectus   supplement,
Residential Funding Corporation, an affiliate of the depositor, will act as the master servicer or Certificate Administrator for each series of certificates.

     Residential Funding Corporation buys conventional mortgage loans under several loan purchase programs from mortgage loan originators or sellers nationwide, including affiliates, that meet its seller/servicer eligibility requirements and services mortgage loans for its own account and for others. Residential Funding Corporation's principal executive offices are located at 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437. Its telephone number is (612) 832-7000. Residential Funding Corporation conducts operations from its headquarters in Minneapolis and from offices located primarily in California, Texas and Maryland.

     Residential Funding Corporation's delinquency, foreclosure and loan loss experience as of the end of the most recent calendar quarter for which that information is available on the portfolio of loans for which it acts as master servicer and that were originated under its AlterNet Mortgage Program or similar loan programs will be summarized in each prospectus supplement relating to a mortgage pool for which Residential Funding Corporation will act as master servicer. There can be no assurance that this experience will be representative of the results that may be experienced with respect to any particular series of certificates.

                      THE POOLING AND SERVICING AGREEMENT

     As described in this prospectus under 'Introduction' and 'Description of the Certificates -- General,' each series of certificates will be issued under a pooling and servicing agreement as described in that section. The following summaries describe additional provisions common to each pooling and servicing agreement.

  Servicing Compensation and Payment of Expenses

     Each servicer, the master servicer or the Certificate Administrator, as applicable, will be paid compensation for the performance of its servicing obligations at the percentage per annum described in the related prospectus supplement of the outstanding principal balance of each mortgage loan or contract. Any subservicer will also be entitled to the servicing fee as described in the related prospectus supplement. Except as otherwise provided in the related prospectus supplement, the servicer or the master servicer, if any, will deduct the servicing fee with respect to the mortgage loans or contracts underlying the certificates of a series in an amount to be specified in the related prospectus supplement. The servicing fees may be fixed or variable. In addition, the master servicer, any servicer or the relevant subservicers, if any, will be entitled to servicing compensation in the form of assumption fees, late payment charges or excess proceeds following disposition of property in connection with defaulted mortgage loans or contracts and any earnings on investments held in the Certificate Account or any Custodial Account, to the extent not applied as Compensating Interest. Any Spread retained by a mortgage collateral seller, the master servicer, or any servicer or subservicer will not constitute part of the servicing fee. Notwithstanding the foregoing, with respect to a series of certificates as to which the trust includes mortgage securities, the compensation payable to the master servicer or Certificate Administrator for servicing and administering such mortgage securities on behalf of the holders of such certificates may be based on a percentage per annum described in the related prospectus supplement of the outstanding balance of such mortgage securities and may be retained from distributions of interest thereon, if so specified in the related prospectus supplement. In addition, some reasonable duties of the master servicer may be performed by an affiliate of the master servicer who will be entitled to compensation for performance of those duties.

     The master servicer will pay or cause to be paid some of the ongoing expenses associated with each trust and incurred by it in connection with its responsibilities under the pooling and servicing agreement, including, without limitation, payment of any fee or other amount payable for any alternative credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of subservicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of subservicers and sellers under limited circumstances. In addition, as indicated in the preceding section, the master servicer will be entitled to reimbursements for some of the expenses incurred by it in connection with Liquidated Mortgage Loans and in connection with the restoration of mortgaged properties, such right of reimbursement being prior to the rights of certificateholders to receive any related Liquidation Proceeds, including Insurance Proceeds.

  Evidence as to Compliance

     Each pooling and servicing agreement will provide that the master servicer or Certificate Administrator, as appropriate, will, with respect to each series of certificates, deliver to the trustee, on or before the date in each year specified in the related pooling and servicing agreement, an officer's certificate stating that:

      a review of the activities of the master servicer, or the Certificate Administrator, during the preceding calendar year relating to its servicing  of  mortgage  loans  and  its  performance  under  pooling  and servicing agreements, including the related pooling and servicing agreement, has been made under the supervision of that officer;

      to the best of the officer's knowledge, based on the review, the master servicer or the Certificate Administrator has complied in all material respects with the minimum servicing standards set forth in the Uniform

      Single Attestation Program for Mortgage Bankers and has fulfilled all its obligations under the related pooling and servicing agreement throughout such year, or, if there has been material noncompliance with such servicing standards or a material default in the fulfillment of any such obligation, the statement shall include a description of such noncompliance or specify each default known to the officer and the nature and status thereof; and

      to the best of the officer's knowledge, each subservicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations under its subservicing agreement in all material respects throughout such year, or, if there has been material noncompliance with the servicing standards or a material default in the fulfillment of such obligations, the statement shall include a description of the noncompliance or specify each default, as the case may be, known to the officer and the nature and status thereof.

     In addition, each pooling and servicing agreement will provide that the master servicer or the Certificate Administrator, as the case may be, will cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a report stating its opinion that, on the basis of an examination conducted by such firm substantially in accordance with standards established by the American Institute of Certified Public Accountants, the assertions made regarding compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers during the preceding calendar year are fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of the firm, the accounting standards require it to report. In rendering such statement, the firm may rely, as to matters relating to the direct servicing of mortgage loans by subservicers, on comparable statements prepared in connection with examinations conducted in similar manners.

  Certain Other Matters Regarding Servicing

     Each servicer, the master servicer or the Certificate Administrator, as applicable, may not resign from its obligations and duties under the related pooling and servicing agreement unless each rating agency has confirmed in writing that the resignation will not qualify, reduce or cause to be withdrawn the then current ratings on the certificates except upon a determination that its duties thereunder are no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer or administrator has assumed the servicer's, the master servicer's or the Certificate Administrator's obligations and duties under the related pooling and servicing agreement.

     Each pooling and servicing agreement will also provide that neither the servicer, the master servicer or the Certificate Administrator, nor any director, officer, employee or agent of the master servicer or the depositor, will be under any liability to the trust or the certificateholders for any action taken or for refraining from taking any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment. However, neither the servicer, the master servicer or the Certificate Administrator nor any such person will be protected against any liability that would otherwise be imposed by reason of the failure to perform its obligations in compliance with any standard of care set forth in the pooling and servicing agreement. The servicer, the master servicer or the Certificate Administrator, as applicable, may, in its discretion, undertake any action that it may deem necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties thereto and the interest of the related certificateholders. The legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the trust and the servicer, the master servicer or the Certificate Administrator will be entitled to be reimbursed out of funds otherwise distributable to certificateholders.

     The master servicer will be required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the master servicer in connection with its activities under the pooling and servicing agreement.

     A servicer, the master servicer or the Certificate Administrator may have other business relationships with the company, any mortgage collateral seller or their affiliates.

EVENTS OF DEFAULT

     Events of default under the pooling and servicing agreement for a series of certificates will include:

      any failure by the servicer, if the servicer is a party to the pooling and servicing agreement, or master servicer to make a required deposit to the Certificate Account or, if the master servicer is the paying agent, to distribute to the holders of any class of certificates of that series any required payment which continues unremedied for five days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of certificates of such class evidencing not less than 25% of the aggregate percentage interests constituting that class;

      any failure by the master servicer or Certificate Administrator, as applicable, duly to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement with respect to that series of certificates which continues unremedied for 30 days, or 15 days in the case of a failure to pay the premium for any insurance policy which is required to be maintained under the pooling and servicing agreement, after the giving of written notice of the failure to the master servicer or Certificate Administrator, as applicable, by the trustee or the depositor, or to the master servicer, the Certificate Administrator, the depositor and the trustee by the holders of any class of certificates of that series evidencing not less than 25%, or 33% in the case of a trust including mortgage securities, of the aggregate percentage interests constituting that class; and

      some events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the master servicer or the Certificate Administrator and certain actions by the master servicer or the Certificate Administrator indicating its insolvency or inability to pay its obligations.

     A default under the terms of any mortgage securities included in any trust will not constitute an event of default under the related pooling and servicing agreement.

RIGHTS UPON EVENT OF DEFAULT

     So long as an event of default remains unremedied, either the depositor or the trustee may, and, at the direction of the holders of certificates evidencing not less than 51% of the aggregate voting rights in the related trust, except as otherwise provided for in the related pooling and servicing agreement with respect to the credit enhancer, the trustee shall, by written notification to the master servicer or the Certificate Administrator, as applicable, and to the depositor or the trustee, terminate all of the rights and obligations of the master servicer or the Certificate Administrator under the pooling and servicing agreement, other than any rights of the master servicer or the Certificate
Administrator as certificateholder, covering the trust and in and to the mortgage collateral and the proceeds thereof, whereupon the trustee or, upon notice to the depositor and with the depositor's consent, its designee will succeed to all responsibilities, duties and liabilities of the master servicer or the Certificate Administrator under the pooling and servicing agreement, other than the obligation to purchase mortgage loans under some circumstances, and will be entitled to similar compensation arrangements. If the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint or if it is unable so to act, it shall appoint or petition a court of competent jurisdiction for the appointment of, a Fannie Mae- or Freddie Mac-approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the pooling and servicing agreement, unless otherwise set forth in the pooling and servicing agreement. Pending appointment, the trustee is obligated to act in that capacity. The trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer or the Certificate Administrator under the pooling and servicing agreement.

     No certificateholder will have any right under a pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement, except as otherwise provided for in the related pooling and servicing agreement with respect to the credit enhancer, unless the holder previously has given to the trustee written notice of default and the continuance thereof and unless the holders of certificates of any class evidencing not less than 25% of the aggregate percentage interests constituting that class have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute any proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates covered by the pooling and servicing agreement, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Each pooling and servicing agreement may be amended by the depositor, the master servicer, the Certificate Administrator or any servicer, as applicable, and the trustee, without the consent of the related certificateholders:

      to cure any ambiguity;

      to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error;

      to change the timing and/or nature of deposits in the Custodial Account or the Certificate Account or to change the name in which the Custodial Account is maintained, except that (a) deposits to the Certificate Account may not occur later than the related distribution date, (b) the change may not adversely affect in any material respect the interests of any certificateholder, as evidenced by an opinion of counsel, and (c) the change may not adversely affect the then-current rating of any rated classes of certificates, as evidenced by a letter from each applicable rating agency;

      if an election to treat the related trust as a 'real estate mortgage investment conduit' or, REMIC has been made, to modify, eliminate or add to any of its provisions (a) to the extent necessary to maintain the qualification of the trust as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust, provided that the trustee has received an opinion of counsel to the effect that (1) the action is necessary or desirable to maintain qualification or to avoid or minimize that risk, and (2) the action

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


      will not adversely affect in any material respect the interests of any related certificateholder, or (b) to modify the provisions regarding the transferability of the REMIC residual certificates, provided that the depositor has determined that the change would not adversely affect the applicable ratings of any classes of the certificates, as evidenced by a letter from each applicable rating agency, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC residual certificates to a non-permitted transferee;

      to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement which are not materially inconsistent with its provisions, so long as the action will not adversely affect in any material respect the interests of any certificateholder; or

      to amend any provision that is not material to holders of any class of related certificates.

     The pooling and servicing agreement may also be amended by the depositor, the master servicer, Certificate Administrator or servicer, as applicable, and the trustee, except as otherwise provided for in the related pooling and servicing agreement with respect to the credit enhancer, with the consent of the holders of certificates of each class affected thereby evidencing, in each case, not less than 66% of the aggregate percentage interests constituting that class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the related certificateholders, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on mortgage collateral which are required to be distributed on a certificate of any class without the consent of the holder of the certificate or (ii) reduce the percentage of certificates of any class the holders of which are required to consent to any such amendment unless the holders of all certificates of that class have consented to the change in the percentage.

     Notwithstanding the foregoing, if a REMIC election has been made with respect to the related trust, the trustee will not be entitled to consent to any amendment to a pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the Certificate Administrator, servicer, the depositor or the trustee in accordance with the amendment will not result in the imposition of a tax on the related trust or cause the trust to fail to qualify as a REMIC.

TERMINATION; RETIREMENT OF CERTIFICATES

     The primary obligations created by the pooling and servicing agreement for each series of certificates will terminate upon the payment to the related certificateholders of all amounts held in the Certificate Account or by the master servicer or any servicer and required to be paid to the certificateholders following the earlier of the final payment or other liquidation or disposition, or any Advance with respect thereto, of the last item of mortgage collateral subject thereto and all property acquired upon foreclosure or deed in lieu of foreclosure of any mortgage loan or contract and the purchase by the master servicer, the Certificate Administrator, the servicer or the depositor or, if specified in the related prospectus supplement, by the holder of the REMIC residual certificates (see 'Material Federal Income Tax Consequences' below) from the trust for such series of all remaining mortgage collateral and all property acquired in respect of the mortgage collateral.

     Any option to purchase described in the second item above will be limited to cases in which the aggregate Stated Principal Balance of the remaining mortgage loans is less than or equal to ten percent (10%) of the initial aggregate Stated Principal Balance of the mortgage loans. In addition to the foregoing, the master servicer, the Certificate Administrator or the depositor may have the option to purchase, in whole but not in part, the certificates specified in the related prospectus supplement in the manner described in the related prospectus supplement. Upon the purchase of such certificates or at any time thereafter, at the option of the master servicer, the Certificate Administrator or the depositor, the mortgage collateral may be sold, thereby effecting a retirement of the certificates and the termination of the trust, or the certificates so purchased may be held or resold by the master servicer, the Certificate Administrator or the depositor. Written notice of termination of the pooling and servicing agreement will be given to each certificateholder, and the final distribution will be made only upon surrender and cancellation of the certificates at an office or agency appointed by the trustee which will be specified in the notice of termination. If the certificateholders are permitted to terminate the trust under the applicable pooling and servicing agreement, a penalty may be imposed upon the certificateholders based upon

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


the  fee  that  would  be  foregone  by the  master  servicer,  the  Certificate
Administrator   or  the  servicer,   as  applicable,   because  of  the  related
termination.

     Any purchase described in the preceding paragraph of mortgage collateral and property acquired relating to the mortgage collateral evidenced by a series of certificates shall be made at the option of the master servicer, Certificate Administrator, servicer, depositor or, if applicable, the holder of the REMIC residual certificates at the price specified in the related prospectus supplement. The exercise of that right will effect early retirement of the certificates of that series, but the right of any entity to purchase the mortgage collateral and related property will be in accordance with the criteria, and will be at the price, set forth in the related prospectus supplement. Early termination in this manner may adversely affect the yield to holders of some classes of the certificates. If a REMIC election has been made, the termination of the related trust will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

     In addition to the optional repurchase of the property in the related trust, if so specified in the related prospectus supplement, a holder of the Call Class will have the right, solely at its discretion, to terminate the related trust and thereby effect early retirement of the certificates of the series, on any distribution date after the 12th distribution date following the date of initial issuance of the related series of certificates and until the date when the optional termination rights of the master servicer and the depositor become exercisable. The Call Class will not be offered pursuant to the prospectus supplement. Any such call will be of the entire trust at one time; multiple calls with respect to any series of certificates will not be permitted. In the case of a call, the holders of the certificates will be paid a price equal to the Call Price. To exercise the call, the Call certificateholder must remit to the related trustee for distribution to the certificateholders, funds equal to the Call Price. If those funds are not deposited with the related trustee, the certificates of that series will remain outstanding. In addition, in the case of a trust for which a REMIC election or elections have been made, this termination will be effected in a manner consistent with applicable Federal income tax regulations and its status as a REMIC. In connection with a call by the holder of a Call Certificate, the final payment to the certificateholders will be made upon surrender of the related certificates to the trustee. Once the certificates have been surrendered and paid in full, there will not be any further liability to certificateholders.

THE TRUSTEE

     The trustee under each pooling and servicing agreement will be named in the related prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor and/or its affiliates, including Residential Funding Corporation.

     The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of those circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates evidencing not less than 51% of the aggregate voting rights in the related trust. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                              YIELD CONSIDERATIONS

     The yield to maturity of a certificate will depend on the price paid by the holder for the certificate, the pass-through rate on any certificate entitled to payments of interest, which pass-through rate may vary if so specified in the related prospectus supplement, and the rate and timing of principal payments, including prepayments, defaults, liquidations and repurchases, on the mortgage collateral and the allocation thereof to reduce the principal balance of the certificate or its notional amount, if applicable.

     In general, defaults on mortgage loans and manufactured housing contracts are expected to occur with greater frequency in their early years. The rate of default on refinance, limited documentation or no documentation mortgage loans, and on mortgage loans or manufactured housing contracts with high LTV ratios or combined LTV ratios, as applicable, may be higher than for other types of mortgage loans or manufactured housing contracts. Likewise, the rate of default on mortgage loans or manufactured housing contracts that have been originated pursuant to lower than traditional underwriting standards may be higher than those originated pursuant to traditional standards. A trust may include mortgage loans or contracts that are one month or more

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


delinquent at the time of offering of the related series of certificates. In addition, the rate and timing of prepayments, defaults and liquidations on the mortgage loans or contracts will be affected by the general economic condition of the region of the country or the locality in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. The risk of loss may also be greater on mortgage loans or contracts with LTV ratios or combined LTV ratios greater than 80% and no primary insurance policies. In addition, manufactured homes may decline in value even in areas where real estate values generally have not declined. The yield on any class of certificates and the timing of principal payments on that class may also be affected by modifications or actions that may be approved by the master servicer as described in this prospectus under 'Description of the Certificates -- Servicing and Administration of Mortgage Collateral,' in connection with a mortgage loan or contract that is in default, or if a default is reasonably foreseeable.

     The risk of loss on mortgage loans made on Puerto Rico mortgage loans may be greater than on mortgage loans that are made to mortgagors who are United States residents and citizens or that are secured by properties located in the United States. See 'Certain Legal Aspects of Mortgage Loans and Contracts' in this prospectus.

     Because of the uncertainty, delays and costs that may be associated with realizing on collateral securing the Mexico Mortgage Loans, as well as the additional risks of a decline in the value and marketability of the collateral, the risk of loss with respect to Mexico Mortgage Loans may be greater than with respect to mortgage loans secured by mortgaged properties located in the United States. The risk of loss on mortgage loans made to international borrowers may also be greater than mortgage loans that are made to U.S. borrowers located in the United States. See 'Certain Legal Aspects of Mortgage Loans and Contracts' in this prospectus.

     The application of any withholding tax on payments made by borrowers of Mexico Mortgage Loans residing outside of the United States may increase the risk of default because the borrower may have qualified for the loan on the basis of the lower mortgage payment, and may have difficulty making the increased payments required to cover the withholding tax payments. The application of withholding tax may increase the risk of loss because the applicable taxing authorities may be permitted to place a lien on the mortgaged property or effectively prevent the transfer of an interest in the mortgaged property until any delinquent withholding taxes have been paid.

     To the extent that any document relating to a mortgage loan or contract is not in the possession of the trustee, the deficiency may make it difficult or impossible to realize on the mortgaged property in the event of foreclosure, which will affect the amount of Liquidation Proceeds received by the Trustee. See 'Description of the Certificates -- Assignment of Mortgage Loans' and ' -- Assignment of Contracts' in this prospectus.

     The amount of interest payments with respect to each item of mortgage collateral distributed monthly to holders of a class of certificates entitled to payments of interest will be calculated, or accrued in the case of deferred interest or accrual certificates, on the basis of that class's specified percentage of each payment of interest, or accrual in the case of accrual certificates,  and  will  be  expressed  as  a  fixed,  adjustable  or  variable pass-through rate payable on the outstanding principal balance or notional amount of the certificate, or any combination of pass-through rates, calculated as described in this prospectus and in the related prospectus supplement under 'Description of the Certificates -- Distributions.' Holders of strip certificates or a class of certificates having a pass-through rate that varies based on the weighted average interest rate of the underlying mortgage collateral will be affected by disproportionate prepayments and repurchases of mortgage collateral having higher net interest rates or higher rates applicable to the strip certificates, as applicable.

     The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate because, while interest will accrue on each mortgage loan or contract from the first day of each month, the distribution of interest will be made on the 25th day or, if the 25th day is not a business day, the next succeeding business day, of the month following the month of accrual or, in the case of a trust including mortgage securities, such other day that is specified in the related prospectus supplement.

     A class of certificates may be entitled to payments of interest at a fixed, variable or adjustable pass-through rate, or any combination of pass-through rates, each as specified in the related prospectus supplement. A variable pass-through rate may be calculated based on the weighted average of the Net Mortgage Rates, net of servicing fees and any Spread, of the related mortgage collateral for the month preceding the distribution date. An adjustable pass-through rate may be calculated by reference to an index or otherwise.

     The aggregate payments of interest on a class of certificates, and the yield to maturity thereon, will be affected by the rate of payment of principal on the certificates, or the rate of reduction in the notional amount of certificates entitled to payments of interest only, and, in the case of certificates evidencing interests in ARM loans, by changes in the Net Mortgage Rates on the ARM loans. See 'Maturity and Prepayment Considerations' below. The yield on the certificates will also be affected by liquidations of mortgage loans or contracts following mortgagor defaults and by purchases of mortgage collateral in the event of breaches of representations made for the mortgage collateral by the depositor, the master servicer and others, or conversions of ARM loans to a fixed interest rate. See 'The Trusts -- Representations with Respect to Mortgage Collateral' in this prospectus.

     In general, if a certificate is purchased at a premium over its face amount and payments of principal on the related mortgage collateral occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a class of certificates is purchased at a discount from its face amount and payments of principal on the related mortgage collateral occur at a rate slower than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than assumed. The effect of Principal Prepayments, liquidations and purchases on yield will be particularly significant in the case of a class of certificates entitled to payments of interest only or disproportionate payments of interest. In addition, the total return to investors of certificates evidencing a right to distributions of interest at a rate that is based on the weighted average Net Mortgage Rate of the mortgage collateral from time to time will be adversely affected by principal prepayments on mortgage collateral with mortgage rates higher than the weighted average mortgage rate on the mortgage collateral. In general, mortgage loans or manufactured housing contracts with higher mortgage rates prepay at a faster rate than mortgage loans or manufactured housing contracts with lower mortgage rates. In some circumstances, rapid prepayments may result in the failure of the holders to recoup their original investment. In addition, the yield to maturity on other types of classes of certificates, including accrual certificates, certificates with a pass-through rate that fluctuates inversely with or at a multiple of an index or other classes in a series including more than one class of certificates, may be relatively more sensitive to the rate of prepayment on the related mortgage collateral than other classes of certificates.

     The timing of changes in the rate of principal payments on or repurchases of the mortgage collateral may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the mortgage collateral or a repurchase of mortgage collateral, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of a series of certificates would not be fully offset by a subsequent like reduction or increase in the rate of principal payments.

     When a full prepayment is made on a mortgage loan, the mortgagor is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment, at a daily rate determined by dividing the mortgage rate by 365. Prepayments in full generally will reduce the amount of interest distributed in the following month to holders of certificates entitled to distributions of interest if the resulting Prepayment Interest Shortfall is not covered by Compensating Interest. See 'Description of the Certificates -- Prepayment Interest Shortfalls.' A partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan or contract as of the first day of the month in which the partial prepayment is received. As a result, the effect of a partial prepayment on a mortgage loan or contract will be to reduce the amount of interest distributed to holders of certificates in the month following the receipt of the partial prepayment by an amount equal to one month's interest at the applicable pass-through rate or Net Mortgage Rate, as the case may be, on the prepaid amount if such shortfall is not covered by Compensating Interest. See 'Description of the Certificates -- Prepayment
Interest Shortfalls.' Neither full or partial Principal Prepayments nor Liquidation Proceeds will be distributed until the distribution date in the month following receipt. See 'Maturity and Prepayment Considerations.'

     With respect to some ARM loans, the mortgage rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each mortgage loan or contract usually will be qualified on the basis of the mortgage rate in

                                       57



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


effect at origination. The repayment of any such mortgage loan or contract may thus be dependent on the ability of the mortgagor to make larger monthly payments following the adjustment of the mortgage rate. In addition, the periodic increase in the amount paid by the mortgagor of a Buy-Down Mortgage Loan during or at the end of the applicable Buy-Down Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage under the applicable underwriting guidelines, and may accordingly increase the risk of default with respect to the related mortgage loan.

     For any junior mortgage loans, the inability of the mortgagor to pay off the balance thereof may affect the ability of the mortgagor to obtain refinancing of any related senior mortgage loan, thereby preventing a potential improvement in the mortgagor's circumstances. Furthermore, if so specified in the related prospectus supplement, under the applicable pooling and servicing agreement the master servicer may be restricted or prohibited from consenting to any refinancing of any related senior mortgage loan, which in turn could adversely affect the mortgagor's circumstances or result in a prepayment or default under the corresponding junior mortgage loan.

     The holder of a junior mortgage loan will be subject to a loss of its mortgage if the holder of a senior mortgage is successful in foreclosure of its mortgage and its claim, including any related foreclosure costs, is not paid in full, since no junior liens or encumbrances survive such a foreclosure. Also, due to the priority of the senior mortgage, the holder of a junior mortgage loan may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property. Investors should be aware that any liquidation, insurance or condemnation proceeds received in respect of any junior mortgage loans will be available to satisfy the outstanding balance of such mortgage loans only to the extent that the claims of the holders of the senior mortgages have been satisfied in full, including any related foreclosure costs. For mortgage loans secured by junior liens that have low junior mortgage ratios, foreclosure costs may be substantial relative to the outstanding balance of the mortgage loan, and therefore the amount of any Liquidation Proceeds available to certificateholders may be smaller as a percentage of the outstanding balance of the mortgage loan than would be the case in a typical pool of first lien residential loans. In addition, the holder of a junior mortgage loan may only foreclose on the property securing the related mortgage loan subject to any senior mortgages, in which case the holder must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages.

     The mortgage rates on ARM loans that are subject to negative amortization typically adjust monthly and their amortization schedules adjust less frequently. Because initial mortgage rates are typically lower than the sum of the indices applicable at origination and the related Note Margins, during a period of rising interest rates as well as immediately after origination, the amount of interest accruing on the principal balance of those mortgage loans may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may become deferred interest which will be added to their principal balance and will bear interest at the applicable mortgage rate.

     The addition of any deferred interest to the principal balance of any related class of certificates will lengthen the weighted average life of that class of certificates and may adversely affect yield to holders of those certificates. In addition, with respect to ARM loans that are subject to negative amortization, during a period of declining interest rates, it might be expected that each scheduled monthly payment on such a mortgage loan would exceed the amount of scheduled principal and accrued interest on its principal balance, and since the excess will be applied to reduce the principal balance of the related class or classes of certificates, the weighted average life of those certificates will be reduced and may adversely affect yield to holders thereof.

     If so specified in the related prospectus supplement, a trust may contain GPM Loans or Buy-Down Mortgage Loans that have monthly payments that increase during the first few years following origination. Mortgagors generally will be qualified for such loans on the basis of the initial monthly payment. To the extent that the related mortgagor's income does not increase at the same rate as the monthly payment, such a loan may be more likely to default than a mortgage loan with level monthly payments.

     With respect to Balloon Loans, payment of the Balloon Amount, which, based on the amortization schedule of those mortgage loans, is expected to be a substantial amount, will typically depend on the mortgagor's ability to obtain refinancing of the mortgage loans or to sell the mortgaged property prior to the maturity of the Balloon Loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the mortgagor's financial situation, prevailing mortgage loan interest rates, the mortgagor's equity in the related mortgaged property, tax laws and prevailing

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


general economic conditions. Neither the depositor, the master servicer nor any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

     If credit enhancement for a series of certificates is provided by a letter of credit, insurance policy or bond that is issued or guaranteed by an entity that suffers financial difficulty, such credit enhancement may not provide the level of support that was anticipated at the time an investor purchased its certificate. In the event of a default under the terms of a letter of credit, insurance policy or bond, any Realized Losses on the mortgage collateral not covered by the credit enhancement will be applied to a series of certificates in the manner described in the related prospectus supplement and may reduce an investor's anticipated yield to maturity.

     The related prospectus supplement may set forth other factors concerning the mortgage collateral securing a series of certificates or the structure of such series that will affect the yield on the certificates.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

     As indicated above under 'The Trusts,' the original terms to maturity of the mortgage collateral in a given trust will vary depending upon the type of mortgage collateral included in the trust. The prospectus supplement for a series of certificates will contain information with respect to the types and maturities of the mortgage collateral in the related trust. The prepayment experience, the timing and rate of repurchases and the timing and amount of liquidations with respect to the related mortgage loans or contracts will affect the life and yield of the related series of certificates.

     If the pooling and servicing Agreement for a series of certificates provides for a Funding Account or other means of funding the transfer of additional mortgage loans to the related trust, as described under 'Description of the Certificates -- Funding Account,' and the trust is unable to acquire any additional mortgage loans within any applicable time limit, the amounts set aside for such purpose may be applied as principal distributions on one or more classes of certificates of such series.

     Prepayments on mortgage loans and manufactured housing contracts are commonly measured relative to a prepayment standard or model. The prospectus supplement for each series of certificates may describe one or more prepayment standard or model and may contain tables setting forth the projected yields to maturity on each class of certificates or the weighted average life of each class of certificates and the percentage of the original principal amount of each class of certificates of that series that would be outstanding on specified payment dates for the series based on the assumptions stated in the related prospectus supplement, including assumptions that prepayments on the mortgage collateral are made at rates corresponding to various percentages of the prepayment standard or model. There is no assurance that prepayment of the mortgage loans underlying a series of certificates will conform to any level of the prepayment standard or model specified in the related prospectus supplement.

     The following is a list of factors that may affect prepayment experience:

      homeowner mobility;

      economic conditions;

      changes in mortgagors' housing needs;

      job transfers;

      unemployment;

      mortgagors' equity in the properties securing the mortgages;

      servicing decisions;

      enforceability of due-on-sale clauses;

      mortgage market interest rates;

      mortgage recording taxes;

      solicitations and the availability of mortgage funds; and

      the obtaining of secondary financing by the mortgagor.

     All statistics known to the depositor that have been compiled with respect to prepayment experience on mortgage loans indicate that while some mortgage loans may remain outstanding until their stated maturities, a

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substantial number will be paid prior to their respective stated maturities. The rate of prepayment with respect to conventional fixed-rate mortgage loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans or contracts underlying a series of certificates, the prepayment rate of such mortgage loans or contracts is likely to be higher than if prevailing rates remain at or above the rates borne by those mortgage loans or contracts. The depositor is not aware of any historical prepayment experience with respect to mortgage loans secured by properties located in Mexico or Puerto Rico or with respect to manufactured housing contracts and, accordingly, prepayments on such loans or contracts may not occur at the same rate or be affected by the same factors as more traditional mortgage loans.

     An increase in the amount of the monthly payments owed on a Mexico Mortgage Loan due to the imposition of withholding taxes may increase the risk of prepayment on that loan if alternative financing on more favorable terms are available.

     Typically, junior mortgage loans are not viewed by mortgagors as permanent financing. Accordingly, junior mortgage loans may experience a higher rate of prepayment than typical first lien mortgage loans.

     To the extent that losses on the contracts are not covered by any credit enhancement, holders of the certificates of a series evidencing interests in the contracts will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the manufactured homes, which generally depreciate in value, for recovery of the outstanding principal and unpaid interest of the defaulted contracts. See 'The Trusts -- The Contracts.'

     Unless otherwise specified in the related prospectus supplement, all mortgage loans, other than ARM loans, will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the mortgage loan upon sale or some transfers by the mortgagor of the underlying mortgaged property. Unless the related prospectus supplement indicates otherwise, the master servicer will enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law, provided, however, that the master servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy.

     An ARM loan is assumable, in some circumstances, if the proposed transferee of the related mortgaged property establishes its ability to repay the mortgage loan and, in the reasonable judgment of the master servicer or the related subservicer,  the  security  for the  ARM  loan  would  not be  impaired  by the assumption. The extent to which ARM loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related mortgagors in connection with the sales of the mortgaged properties will affect the weighted average life of the related series of certificates. See 'Description of the Certificates -- Servicing and Administration of Mortgage Collateral -- Enforcement of `Due-on-Sale' Clauses' and 'Certain Legal Aspects of Mortgage Loans and Contracts -- The Mortgage Loans -- Enforceability of Certain Provisions' and ' -- The Contracts' for a description of provisions of each pooling and servicing agreement and legal developments that may affect the prepayment rate of mortgage loans or contracts.

     In addition, some mortgage securities included in a mortgage pool may be backed by underlying mortgage loans having differing interest rates. Accordingly, the rate at which principal payments are received on the related certificates will, to some extent, depend on the interest rates on the underlying mortgage loans.

     Some types of mortgage collateral included in a trust may have characteristics that make it more likely to default than collateral provided for mortgage pass-through certificates from other mortgage purchase programs. The depositor anticipates including in mortgage collateral pools 'limited documentation' and 'no documentation' mortgage loans and contracts, Mexico Mortgage Loans, Puerto Rico mortgage loans and mortgage loans and contracts that were made to international borrowers or that were originated in accordance with lower underwriting standards and which may have been made to mortgagors with imperfect credit histories and prior bankruptcies. Likewise, a trust may include mortgage loans or contracts that are one month or more delinquent at the time of offering of the related series of certificates or are secured by junior liens on the related mortgaged property. Such mortgage collateral may be susceptible to a greater risk of default and liquidation than might otherwise be expected by investors in the related certificates.

     The mortgage loans may be prepaid by the mortgagors at any time without payment of any prepayment fee or penalty, although a portion of the mortgage loans provide for payment of a prepayment charge, which may

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


have a substantial effect on the rate of prepayment. Some states' laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. As a result, it is possible that prepayment charges may not be collected even on mortgage loans that provide for the payment of these charges.

     A servicer may allow the refinancing of a mortgage loan in any trust by accepting prepayments thereon and permitting a new loan to the same borrower secured by a mortgage on the same property, which may be originated by the servicer or the master servicer or any of their respective affiliates or by an unrelated entity. In the event of a refinancing, the new loan would not be included in the related trust and, therefore, the refinancing would have the same effect as a prepayment in full of the related mortgage loan. A servicer or the master servicer may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, servicers or the master servicer may encourage assumption of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans, which may be removed from the related mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust (i) the rate of Principal Prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and (ii) in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

     While most manufactured housing contracts will contain 'due-on-sale' provisions permitting the holder of the contract to accelerate the maturity of the contract upon conveyance by the mortgagor, the master servicer, servicer or subservicer, as applicable, may permit proposed assumptions of contracts where the proposed buyer of the manufactured home meets the underwriting standards described above. Such assumption would have the effect of extending the average life of the contract. FHA loans, FHA contracts, VA loans and VA contracts are not permitted to contain 'due-on-sale' clauses, and are freely assumable.

     Although the mortgage rates on ARM loans will be subject to periodic adjustments, the adjustments generally will:

      not increase or decrease the mortgage rates by more than a fixed percentage amount on each adjustment date;

      not increase the mortgage rates over a fixed percentage amount during the life of any ARM loan; and

      be based on an index, which may not rise and fall consistently with mortgage interest rates, plus the related Gross Margin, which may be different from margins being used at the time for newly originated adjustable rate mortgage loans.

     As a result, the mortgage rates on the ARM loans in a trust at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans. In some rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently low in relation to the then-current mortgage rates on ARM loans that the rate of prepayment may increase as a result of refinancings. There can be no certainty as to the rate of prepayments on the mortgage collateral during any period or over the life of any series of certificates.

     No assurance can be given that the value of the mortgaged property securing a mortgage loan or contract has remained or will remain at the level existing on the date of origination. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans or contracts and any secondary financing on the mortgaged properties in a particular mortgage pool or contract pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. The value of any Mexican property could also be adversely affected by, among other things, adverse political and economic developments in Mexico. In addition, the value of property securing Cooperative Loans and the delinquency rates with respect to Cooperative Loans could be adversely affected if the current favorable tax treatment of cooperative tenant stockholders were to become less favorable. See 'Certain Legal Aspects of Mortgage Loans and Contracts.' In addition, even where values of mortgaged properties generally remain constant, manufactured homes typically depreciate in value.

     To the extent that losses resulting from delinquencies, losses and foreclosures or repossession of mortgaged property with respect to mortgage loans or contracts included in a trust for a series of certificates are not covered

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


by the methods of credit enhancement described in this prospectus under 'Description of Credit Enhancement' or in the related prospectus supplement, the losses will be borne by holders of the certificates of the related series. Even where credit enhancement covers all Realized Losses resulting from delinquency and foreclosure or repossession, the effect of foreclosures and repossessions may be to increase prepayment experience on the mortgage collateral, thus reducing average weighted life and affecting yield to maturity. See 'Yield Considerations.'

     Under some circumstances, the master servicer, a servicer, the depositor or, if specified in the related prospectus supplement, the holders of the REMIC residual certificates may have the option to purchase the mortgage loans in a trust. See 'The Pooling and Servicing Agreement -- Termination; Retirement of Certificates.' Any repurchase will shorten the weighted average lives of the related certificates.

             CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND CONTRACTS

     The following discussion contains summaries of some legal aspects of mortgage loans and manufactured housing contracts that are general in nature. Because these legal aspects are governed in part by state law, which laws may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which the mortgaged properties may be situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans.

THE MORTGAGE LOANS

  General

     The mortgage loans, other than Cooperative Loans and Mexico Mortgage Loans, will be secured by deeds of trust, mortgages or deeds to secure debt depending upon the prevailing practice in the state in which the related mortgaged property is located. In some states, a mortgage, deed of trust or deed to secure debt creates a lien upon the related real property. In other states, the mortgage, deed of trust or deed to secure debt conveys legal title to the property to the mortgagee subject to a condition subsequent, for example, the payment of the indebtedness secured thereby. These instruments are not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to these instruments depends on their terms and in some cases on the terms of separate subordination or inter-creditor agreements, and generally on the order of recordation of the mortgage deed of trust or deed to secure debt in the appropriate recording office.

     There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In some states, three parties may be involved in a mortgage financing when title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the land trustee, as fee owner of the property, executes the mortgage and the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the grantor, who is the borrower/homeowner; the beneficiary, who is the lender; and a third-party grantee called the trustee. Pursuant to a deed of trust, the borrower grants the mortgaged property to the trustee, irrevocably until satisfaction of the debt. A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, typically with a power of sale, until the time when the debt is repaid. The trustee's authority under a deed of trust and the mortgagee's or grantee's authority under a mortgage or a deed to secure debt, as applicable, are governed by the law of the state in which the real property is located, the express provisions of the deed of trust, mortgage or deed to secure debt and, in some deed of trust transactions, the directions of the beneficiary.

  Cooperative Loans

     If specified in the prospectus supplement relating to a series of certificates, the mortgage loans may include Cooperative Loans. Each Cooperative Note evidencing a Cooperative Loan will be secured by a security interest in shares issued by the Cooperative that owns the related apartment building, which is a corporation entitled to

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


be treated as a housing cooperative under federal tax law, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien upon, or grant a security interest in, the Cooperative shares and proprietary leases or occupancy agreements, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation of the agreement, or the filing of the financing statements related thereto, in the appropriate recording office or the taking of possession of the Cooperative shares, depending on the law of the state in which the Cooperative is located. This type of lien or security interest is not, in general, prior to liens in favor of the cooperative corporation for unpaid assessments or common charges.

     In most cases, each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage or mortgages on the Cooperative's building or underlying land, as is typically the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessee, as the case may be, is also responsible for fulfilling the mortgage or rental obligations.

     An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is usually subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of shares of the Cooperative, or in the case of the mortgage loans, the collateral securing the Cooperative Loans.

     Each   Cooperative   is   owned   by    shareholders,    referred   to   as
tenant-stockholders, who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. In most instances, a tenant-stockholder of a Cooperative must make a monthly maintenance payment to the Cooperative under the proprietary lease, which rental payment represents the tenant-stockholder's pro rata share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a Cooperative Note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The lender usually takes possession of the stock certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state or local offices to perfect the lender's interest in its collateral. In accordance with the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the Cooperative Note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See ' -- Foreclosure on Shares of Cooperatives' below.

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


  Tax Aspects of Cooperative Ownership

     In general, a 'tenant-stockholder' (as defined in Section 216(b)(2) of the Internal Revenue Code, of a corporation that qualifies as a 'cooperative housing corporation' within the meaning of Section 216(b)(1) of the Internal Revenue
Code is allowed a deduction for amounts paid or accrued within his or her taxable year to the corporation representing his or her proportionate share of certain interest expenses and real estate taxes allowable as a deduction under
Section 216(a) of the Internal Revenue Code to the corporation under Sections 163 and 164 of the Internal Revenue Code. In order for a corporation to qualify under Section 216(b)(1) of the Internal Revenue Code for its taxable year in which those items are allowable as a deduction to the corporation, the section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Internal Revenue Code must be determined on a year-to-year basis.
Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under this section for any particular year. If a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Internal Revenue Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Internal Revenue Code, the likelihood that this type of failure would be permitted to continue over a period of years appears remote.

  Mexico Mortgage Loans

     If specified in the related prospectus supplement, the mortgage loans may include Mexico Mortgage Loans. See 'The Trusts -- The Mortgage Loans' for a description of the security for the Mexico Mortgage Loans.

  Foreclosure on Mortgage Loans

     Although a deed of trust or a deed to secure debt may also be foreclosed by judicial action, foreclosure of a deed of trust or a deed to secure debt is typically accomplished by a non-judicial sale under a specific provision in the deed of trust or deed to secure debt which authorizes the trustee or grantee, as applicable, to sell the property upon default by the borrower under the terms of the note or deed of trust or deed to secure debt. In addition to any notice requirements contained in a deed of trust or deed to secure debt, in some states, the trustee or grantee, as applicable, must record a notice of default and send a copy to the borrower and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, in some states, the trustee or grantee, as applicable, must provide notice to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust or deed to secure debt is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some states' laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

     Foreclosure of a mortgage usually is accomplished by judicial action. In most cases, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may result from difficulties in locating and serving necessary parties, including borrowers, such as international borrowers, located outside the jurisdiction in which the mortgaged property is located. Difficulties in foreclosing on mortgaged properties owned by international borrowers may result in increased foreclosure costs, which may reduce the amount of proceeds from the liquidation of the related mortgage loan available to be distributed to the certificateholders of the related series. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

     In some states, the borrower has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, in those states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

     In the case of foreclosure under a mortgage, a deed of trust or deed to secure debt, the sale by the referee or other designated officer or by the trustee or grantee, as applicable, is a public sale. However, because of the difficulty a potential buyer at the sale may have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third

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party to purchase the property at a foreclosure  sale.  Rather, it is common for the lender to purchase the property from the trustee or grantee, as applicable, or referee for a credit bid less than or equal to the unpaid principal amount of the loan, accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount and preserves its right against a borrower to seek a deficiency judgment and the remedy is available under state law and the related loan documents. In the same states, there is a statutory minimum purchase price which the lender may offer for the property and generally, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making repairs at its own expense that are necessary to render the property suitable for sale. In most cases, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. In some cases, a deficiency judgment may be pursued in lieu of foreclosure. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of certificates. See 'Description of Credit Enhancement.'

  Foreclosure on Junior Mortgage Loans

     A junior mortgagee may not foreclose on the property securing a junior mortgage loan unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages if the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan. In addition, if the foreclosure by a junior mortgagee triggers the enforcement of a 'due-on-sale' clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees, to avoid a default with respect thereto. Accordingly, if the junior lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust that is being foreclosed. Any remaining proceeds are typically payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are usually payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings. See 'Description of the Certificates -- Realization Upon Defaulted Mortgage Loans or Contracts' in this prospectus.

  Foreclosure on Mexico Mortgage Loans

     Foreclosure on the mortgagor's beneficial interest in the Mexican trust typically is expected to be accomplished by public sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to that beneficial interest or by public auction held by the Mexican trustee pursuant to the Mexico trust agreement. Article 9 of the UCC requires that a sale be conducted in a 'commercially reasonable' manner. Whether a sale has been conducted in a 'commercially reasonable' manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. In most cases, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted. Pursuant to the trust agreement, the lender may direct the Mexican trustee to transfer the mortgagor's beneficial interest in the Mexican trust to the purchaser upon completion of the public sale and notice from the lender. Such purchaser will be entitled to rely on the terms of the Mexico trust agreement to direct the Mexican trustee to transfer the mortgagor's beneficial interest in the Mexican trust into the name of the purchaser or its nominee, or the trust may be terminated and a new trust may be established.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. If there are proceeds remaining, the lender must account to the borrower for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the borrower is usually responsible for the deficiency. However, some states limit

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


the rights of lenders to obtain deficiency judgments. See ' -- Anti-Deficiency Legislation and Other Limitations on Lenders' below. The costs of sale may be substantially higher than the costs associated with foreclosure sales with respect to property located in the United States, and may include transfer taxes, notary public fees, trustee fees, capital gains and other taxes on the proceeds of sale, and the cost of amending or terminating the Mexico trust agreement and preparing a new trust agreement. Additional costs associated with realizing on the collateral may include eviction proceedings, the costs of defending actions brought by the defaulting borrower and enforcement actions. Any such additional foreclosure costs may make the cost of foreclosing on the collateral uneconomical, which may increase the risk of loss on the Mexico Mortgage Loans substantially.

     Where the mortgagor does not maintain its principal residence in the United States, or, if a mortgagor residing in the United States moves its principal residence from the state in which the UCC financing statements have been filed, and the lender, because it has no knowledge of the relocation of the mortgagor or otherwise, fails to refile in the state to which the mortgagor has moved within four months after relocation, or if the mortgagor no longer resides in the United States, the lender's security interest in the mortgagor's beneficial interest in the Mexican trust may be unperfected. In such circumstances, if the mortgagor defaults on the Mexico Mortgage Loan, the Mexico loan agreement will nonetheless permit the lender to terminate the mortgagor's rights to occupy the Mexican property, and the Mexico trust agreement will permit the lender to instruct the Mexican trustee to transfer the Mexican property to a subsequent purchaser or to recognize the subsequent purchaser as the beneficiary of the mortgagor's beneficial interest in the Mexican trust. However, because the lender's security interest in the mortgagor's beneficial interest in the Mexican trust will be unperfected, no assurance can be given that the lender will be successful in realizing on its interest in the collateral under such circumstances. The lender's security interest in the mortgagor's beneficial interest in the Mexican trust is not, for purposes of foreclosing on such collateral, an interest in real property. The depositor either will rely on its remedies that are available in the United States under the applicable UCC and under the Mexico trust agreement and foreclose on the collateral securing a Mexico Mortgage Loan under the UCC, or follow the procedures described below.

     In the case of some Mexico Mortgage Loans, the Mexico trust agreement may permit the Mexican trustee, upon notice from the lender of a default by the borrower, to notify the mortgagor that the mortgagor's beneficial interest in the Mexican trust or the Mexican property will be sold at an auction in accordance with the Mexico trust agreement. Pursuant to the terms of the Mexico trust agreement, the mortgagor may avoid foreclosure by paying in full prior to sale the outstanding principal balance of, together with all accrued and unpaid interest and other amounts owed on, the Mexico Mortgage Loan. At the auction, the Mexican trustee may sell the mortgagor's beneficial interest in the Mexican trust to a third party, sell the Mexican property to another trust established to hold title to such property, or sell the Mexican property directly to a Mexican citizen.

     The depositor is not aware of any other mortgage loan programs involving mortgage loans that are secured in a manner similar to the Mexico Mortgage Loans. As a result, there may be uncertainty and delays in the process of attempting to realize on the mortgage collateral and gaining possession of the mortgaged property, and the process of marketing the mortgagor's beneficial interest in the Mexican trust to persons interested in purchasing a Mexican property may be difficult.

  Foreclosure on Mortgaged Properties Located in the Commonwealth of Puerto Rico

     Under the laws of the Commonwealth of Puerto Rico the foreclosure of a real estate mortgage usually follows an ordinary 'civil action' filed in the Superior Court for the district where the mortgaged property is located. If the defendant does not contest the action filed, a default judgment is rendered for the plaintiff and the mortgaged property is sold at public auction, after publication of the sale for two weeks, by posting written notice in three public places in the municipality where the auction will be held, in the tax collection office and in the public school of the municipality where the mortgagor resides, if known. If the residence of the mortgagor is not known, publication in one of the newspapers of general circulation in the Commonwealth of Puerto Rico must be made at least once a week for two weeks. There may be as many as three public sales of the mortgaged property. If the defendant contests the foreclosure, the case may be tried and judgment rendered based on the merits of the case.

     There are no redemption rights after the public sale of a foreclosed property under the laws of the Commonwealth of Puerto Rico. Commonwealth of Puerto Rico law provides for a summary proceeding for the foreclosure of a mortgage, but it is very seldom used because of concerns regarding the validity of those actions.

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


The process may be expedited if the mortgagee can obtain the consent of the defendant to the execution of a deed in lieu of foreclosure.

     Under Commonwealth of Puerto Rico law, in the case of the public sale upon foreclosure of a mortgaged property that (a) is subject to a mortgage loan that was obtained for a purpose other than the financing or refinancing of the acquisition, construction or improvement of the property and (b) is occupied by the mortgagor as his principal residence, the mortgagor of the property has a right to be paid the first $1,500 from the proceeds obtained on the public sale of the property. The mortgagor can claim this sum of money from the mortgagee at any time prior to the public sale or up to one year after the sale. This payment would reduce the amount of sales proceeds available to satisfy the mortgage loan and may increase the amount of the loss.

  Foreclosure on Shares of Cooperatives

     The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant-stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, in accordance with restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by the tenant-stockholder.

     In most cases, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate the lease or agreement if the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also typically provide that if the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares and assigning the proprietary lease. This approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. In most cases, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

     Because of the nature of Cooperative Loans, lenders do not require the tenant-stockholder (i.e., the borrower) to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

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


     A foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code, or UCC, and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a 'commercially reasonable' manner. Whether a sale has been conducted in a 'commercially reasonable' manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. In most instances, a sale conducted according to the usual practice of creditors selling similar collateral in the same area will be considered reasonably conducted.

     Where the  lienholder  is the junior  lienholder,  any  foreclosure  may be delayed until the junior lienholder obtains actual possession of such Cooperative shares. Additionally, if the lender does not have a first priority perfected security interest in the Cooperative shares, any foreclosure sale would be subject to the rights and interests of any creditor holding senior interests in the shares. Also, a junior lienholder may not be able to obtain a recognition agreement from a Cooperative since many cooperatives do not permit subordinate financing. Without a recognition agreement, the junior lienholder will not be afforded the usual lender protections from the Cooperative which are generally provided for in recognition agreements.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See ' -- Anti-Deficiency Legislation and Other Limitations on Lenders' below.

  Rights of Redemption

     In some states, after sale pursuant to a deed of trust, or a deed to secure debt or foreclosure of a mortgage, the borrower and foreclosed junior lienors or other parties are given a statutory period, typically ranging from six months to two years, in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right, should be distinguished from statutory rights of redemption. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust or a deed to secure debt. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.

  Anti-Deficiency Legislation and Other Limitations on Lenders

     Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust, a mortgagee under a mortgage or a grantee under a deed to secure debt. In some states, including California, statutes limit the right of the beneficiary, mortgagee or grantee to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the Mortgage Note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust or deed to secure debt, even if obtainable under applicable law, may be of little value to the beneficiary, grantee or mortgagee if there are no trust assets against which the deficiency judgment may be executed. Some state statutes require the beneficiary, grantee or mortgagee to exhaust the security afforded under a deed of trust, deed to secure debt or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.

     In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting

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


this election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in some states, statutory provisions limit any deficiency judgment against the borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary, grantee or mortgagee from obtaining a large deficiency judgment against the borrower as a result of low or no bids at the judicial sale.

     Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was not conducted in a commercially reasonable manner.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its collateral and/or enforce a deficiency judgment. For example, under the federal bankruptcy law, all actions against the debtor, the debtor's property and any co-debtor are automatically stayed upon the filing of a bankruptcy petition. Moreover, a court having federal bankruptcy jurisdiction may permit a debtor through its Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default relating to a mortgage loan on the debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule, even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. In most cases, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified under a plan confirmed under Chapter 13, as opposed to Chapter 11, except with respect to mortgage payment arrearages, which may be cured within a reasonable time period. Courts with federal bankruptcy jurisdiction similarly may be able to modify the terms of a Cooperative Loan.

     Certain tax liens arising under the Internal Revenue Code may, in some circumstances, have priority over the lien of a mortgage, deed to secure debt or deed of trust. This may have the effect of delaying or interfering with the enforcement of rights with respect to a defaulted mortgage loan.

     In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

     Some of the mortgage loans may be High Cost Loans. Purchasers or assignees of any High Cost Loan, including any trust, could be liable for all claims and subject to all defenses arising under any applicable law that the borrower could assert against the originator of the High Cost Loan. Remedies available to the borrower include monetary penalties, as well as recission rights if the appropriate disclosures were not given as required.

  Enforceability of Certain Provisions

     Unless the prospectus supplement indicates otherwise, the mortgage loans contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982, or Garn-St Germain Act, preempts state constitutional, statutory and case law that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in

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
accordance with their terms, subject to limited exceptions. The Garn-St Germain Act does 'encourage' lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan under a due-on-sale clause.

     The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

     Upon foreclosure, courts have imposed general equitable principles. These equitable principles are designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, including the borrower failing to adequately maintain the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust, deeds to secure debt or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a deed to secure a debt or a mortgagee having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

  Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, or Title V, provides that state usury limitations shall not apply to some types of residential first mortgage loans, including Cooperative Loans, originated by some lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision, or OTS is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to impose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

     Usury limits may apply to junior mortgage loans in many states and Mexico Mortgage Loans. Any applicable usury limits in effect at origination will be reflected in the maximum mortgage rates on ARM loans, which will be set forth in the related prospectus supplement.

     Unless otherwise described in the related prospectus supplement, each seller of a mortgage collateral, or another specified party, will have represented that each mortgage loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the mortgage rates on the mortgage loans will be subject to applicable usury laws as in effect from time to time.

  Alternative Mortgage Instruments

     Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders, have historically been subjected to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law.

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These difficulties were alleviated substantially as a result of the enactment of
Title VIII of the Garn-St Germain Act, or Title VIII. Title VIII provides that, notwithstanding any state law to the contrary;

      state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to the origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the OTS, with respect to origination of alternative mortgage instruments by federal savings and loan associations.

     Title VIII also provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Some states have taken this action.

  Junior Mortgages; Rights of Senior Mortgagees

     The mortgage loans included in the trust may be junior to other mortgages, deeds to secure debt or deeds of trust held by other lenders. Absent an intercreditor agreement, the rights of the trust, and therefore the certificateholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor. The sale of the mortgaged property may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in certain cases, either reinstates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure the default and bring the senior loan current thereby reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage, deed to secure debt or deed of trust, or an intercreditor agreement, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage, deed to secure debt or deed of trust do not require notice of default to the junior mortgagee, the lack of any notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

     The standard form of the mortgage, deed to secure debt or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, deed to secure debt or deed of trust, in the order the mortgagee determines. Thus, if improvements on the property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

     Another provision sometimes found in the form of the mortgage, deed to secure debt or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage, deed to secure debt or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage or deed of trust. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages, deeds to secure debt or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the

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mortgagor.  All  sums so  expended  by a  senior  mortgagee  become  part of the indebtedness secured by the senior mortgage. Also, since most senior mortgages require the related mortgagor to make escrow deposits with the holder of the senior mortgage for all real estate taxes and insurance premiums, many junior mortgagees will not collect and retain the escrows and will rely upon the holder of the senior mortgage to collect and disburse the escrows.

THE CONTRACTS

  General

     A contract evidences both (a) the obligation of the mortgagor to repay the loan evidenced thereby and (b) the grant of a security interest in the manufactured home to secure repayment of the loan. Certain aspects of both features of the contracts are described below.

  Security Interests in Manufactured Homes

     The law governing perfection of a security interest in a manufactured home varies from state to state. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payments of a fee to the state motor vehicle authority, depending on state law. In some non-title states, perfection pursuant to the provisions of the UCC is required. The lender, the servicer or the master servicer may effect the notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a contract is registered. If the master servicer, the servicer or the lender fails to effect the notation or delivery, or files the security interest under the wrong law, for example, under a motor vehicle title statute rather than under the UCC, in a few states, the certificateholders may not have a first priority security interest in the manufactured home securing a contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must record a mortgage, deed of trust or deed to secure debt, as applicable, under the real estate laws of the state where the manufactured home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. Unless otherwise provided in the related prospectus supplement, substantially all of the contracts will contain provisions prohibiting the mortgagor from permanently attaching the manufactured home to its site. So long as the mortgagor does not violate this agreement and a court does not hold that the manufactured home is real property, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the seller's security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site or if a court determines that a manufactured home is real property, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by the mortgage collateral seller and transferred to the depositor. In certain cases, the master servicer or the servicer, as applicable, may be required to perfect a security interest in the manufactured home under applicable real estate laws. If the real estate recordings are not required and if any of the foregoing events were to occur, the only recourse of the certificateholders would be against the mortgage collateral seller pursuant to its repurchase obligation for breach of representations or warranties.

     The depositor will assign its security interests in the manufactured homes to the trustee on behalf of the certificateholders. See 'Description of the Certificates -- Assignment of the Contracts' in this prospectus. Unless otherwise specified in the related prospectus supplement, if a manufactured home is governed by the applicable motor vehicle laws of the relevant state neither the depositor nor the trustee will amend the certificates of title to identify the trustee as the new secured party. Accordingly, the depositor or any other entity as may be specified in the prospectus supplement will continue to be named as the secured party on the certificates of title relating to the manufactured homes. However, there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest may not be held effective against subsequent purchasers of a

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


manufactured home or subsequent lenders who take a security interest in the manufactured home or creditors of the assignor.

     If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered and if steps are not taken to re-perfect the trustee's security interest in the state, the security interest in the manufactured home will cease to be perfected. While in many circumstances the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation, there can be no assurance that the trustee will be able to do so.

     When a mortgagor under a contract sells a manufactured home, the trustee, or the servicer or the master servicer on behalf of the trustee, must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related lien before release of the lien.

     Under the laws of most states, liens for repairs performed on a manufactured home take priority over a perfected security interest. The applicable mortgage collateral seller typically will represent that it has no knowledge of any liens with respect to any manufactured home securing payment on any contract. However, the liens could arise at any time during the term of a contract. No notice will be given to the trustee or certificateholders if a lien arises and the lien would not give rise to a repurchase obligation on the part of the party specified in the pooling and servicing agreement.

     To the extent that manufactured homes are not treated as real property under applicable state law, contracts generally are 'chattel paper' as defined in the UCC in effect in the states in which the manufactured homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the pooling and servicing agreement, the master servicer or the depositor, as the case may be, will transfer physical possession of the contracts to the trustee or its custodian. In addition, the master servicer will make an appropriate filing of a financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. Unless otherwise specified in the related prospectus supplement, the contracts will not be stamped or marked otherwise to reflect their assignment from the depositor to the trustee. Therefore, if a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trustee's interest in the contracts could be defeated. To the extent that manufactured homes are treated as real property under applicable state law, contracts will be treated in a manner similar to that described above with regard to mortgage loans. See ' -- The Mortgage Loans' above.

  Enforcement of Security Interests in Manufactured Homes

     The servicer or the master servicer on behalf of the trustee, to the extent required by the related pooling and servicing agreement, may take action to enforce the trustee's security interest with respect to contracts in default by repossession and sale of the manufactured homes securing the defaulted contracts. So long as the manufactured home has not become subject to real estate law, a creditor generally can repossess a manufactured home securing a contract by voluntary surrender, by 'self-help' repossession that is 'peaceful' or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The debtor may also have a right to redeem the manufactured home at or before resale.

     Certain statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment. For a discussion of deficiency judgments, see ' -- The Mortgage Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders' above.

  Consumer Protection Laws

     If the transferor of a consumer credit contract is also the seller of goods that give rise to the transaction, and, in certain cases, related lenders and assignees, the 'Holder-in-Due-Course' rule of the Federal Trade Commission is intended to defeat the ability of the transferor to transfer the contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of the contract to all claims and defenses that the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the mortgagor also may be able to assert the rule to set off remaining amounts due as a

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


defense against a claim brought against the mortgagor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

  'Due-on-Sale' Clauses

     The contracts, in general, prohibit the sale or transfer of the related manufactured homes without the consent of the depositor, the master servicer or the servicer and permit the acceleration of the maturity of the contracts by the depositor, the master servicer or the servicer upon any sale or transfer that is not consented to. Unless otherwise specified in the related prospectus supplement, the depositor, the master servicer or the servicer generally will permit most transfers of manufactured homes and not accelerate the maturity of the related contracts. In certain cases, the transfer may be made by a delinquent mortgagor in order to avoid a repossession proceeding with respect to a manufactured home.

     In the case of a transfer of a manufactured home after which the depositor desires to accelerate the maturity of the related contract, the depositor's ability to do so will depend on the enforceability under state law of the 'due-on-sale' clause. The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of 'due-on-sale' clauses applicable to the manufactured homes. In some states the depositor or the master servicer may be prohibited from enforcing a 'due-on-sale' clause in respect of certain manufactured homes.

  Applicability of Usury Laws

     Title V provides that, subject to certain conditions, state usury limitations shall not apply to any loan that is secured by a first lien on certain kinds of manufactured housing. For a discussion of Title V, see ' -- The Mortgage Loans -- Applicability of Usury Laws' above. Unless otherwise specified in the related pooling and servicing agreement, each mortgage collateral seller, or another specified party, will represent that all of the contracts comply with applicable usury laws.

ENVIRONMENTAL LEGISLATION

     Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or CERCLA, and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, or Conservation Act amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. For a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the mortgaged property. The Conservation Act provides that 'merely having the capacity to influence, or unexercised right to control' operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the mortgagor's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of substantially all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured

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


creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other federal and state laws in some circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. These cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust and reduce the amounts otherwise distributable to the holders of the related series of certificates. Moreover, some federal statutes and some states by statute impose an Environmental Lien. All subsequent liens on that property are usually subordinated to an Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to an Environmental Lien could be adversely affected.

     Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the depositor nor any master servicer will be required by any agreement to undertake any of these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any mortgaged property or any casualty resulting from the presence or effect of contaminants. However, the master servicer will not be obligated to foreclose on any mortgaged property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to certificateholders of the related series.

     Except as otherwise specified in the applicable prospectus supplement, at the time the mortgage loans or contracts were originated, no environmental assessment or a very limited environment assessment of the mortgaged properties will have been conducted.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Relief Act a borrower who enters military service after the origination of the borrower's mortgage loan or contract, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan or contract, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Air Force, Army, Marines, Navy, National Guard, Reserves or Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military.

     Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan or contract, no information can be provided as to the number of mortgage loans or contracts that may be affected by the Relief Act. With respect to mortgage loans or contracts included in a trust, application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer or the master servicer, as applicable, to collect full amounts of interest on the mortgage collateral. Any shortfall in interest collections  resulting  from  the  application  of the  Relief  Act  or  similar legislation or regulations, which would not be recoverable from the related mortgage loans or contracts, would result in a reduction of the amounts distributable to the holders of the related certificates, and would not be covered by Advances or any form of credit enhancement provided in connection with the related series of certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer or the master servicer, as applicable, to foreclose on an affected mortgage loan or contract during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, if the Relief Act or similar legislation or regulations applies to any mortgage loan or contract which goes into default, there may be delays in payment and losses on the related certificates in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans or contracts resulting from similar legislation or regulations may result in delays in payments or losses to certificateholders of the related series.

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


DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states. Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations, or RICO, statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties 'known to have an alleged interest in the property,' including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, 'reasonably without cause to believe' that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

NEGATIVE AMORTIZATION LOANS

     A recent case held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980, or DIDMC, and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The court did not address the applicability of the Alternative Mortgage Transaction Parity Act of 1982, which authorizes a lender to make residential mortgage loans that provide for negative amortization. As a result, the enforceability of compound interest on mortgage loans that provide for negative amortization is unclear. The case, which was decided by the First Circuit Court of Appeals, is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a discussion of the material federal income tax consequences of the purchase, ownership and disposition of the certificates. This discussion is directed solely to certificateholders that hold the certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which, including banks, insurance companies and foreign investors) may be subject to special rules. In addition, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns, including those filed by any REMIC or other issuer, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice
(i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the

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


consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus or in a prospectus supplement. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the certificates. See 'State and Other Tax Consequences.' Certificateholders are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the certificates offered hereunder.

     The following discussion addresses REMIC certificates representing interests in a trust, or a portion thereof, which the master servicer or Certificate Administrator, as applicable, will covenant to elect to have treated as a REMIC under Sections 860A through 860G or REMIC Provisions of the Internal Revenue Code. The prospectus supplement for each series of certificates will indicate whether a REMIC election or elections will be made for the related trust and, if that election is to be made, will identify all 'regular interests' and 'residual interests' in the REMIC. If a REMIC election will not be made for a trust, the federal income consequences of the purchase, ownership and disposition of the related certificates will be described in the related prospectus supplement. For purposes of this tax discussion, references to a 'certificateholder' or a 'holder' are to the beneficial owner of a certificate.

     If a REMIC election is not made upon the issuance of a particular series because, for example, a grantor trust structure is being used, an opinion of counsel relating to the tax consequences of that structure will be filed prior to the initial sale of the related certificates. Furthermore, the tax discussion relating to that structure will be provided in the prospectus supplement for that series.

     The following discussion is based in part upon the OID regulations and in part upon the REMIC regulations. The OID regulations, which are effective with respect to debt instruments issued on or after April 4, 1994, do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities similar to the certificates.

REMICS

  Classification of REMICs

     Upon the issuance of each series of REMIC certificates, Thacher Proffitt & Wood, Orrick, Herrington & Sutcliffe LLP or Stroock & Stroock & Lavan LLP, counsel to the depositor, will deliver their opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement or trust agreement, the related trust, or each applicable portion of the trust, will qualify as a REMIC and the REMIC certificates offered with respect thereto will be considered to evidence ownership of 'regular interests,' or REMIC regular certificates or 'residual interests,' or REMIC residual certificates in that REMIC within the meaning of the REMIC Provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for that status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation under Treasury regulations, and the related REMIC certificates may not be accorded the status or given the tax treatment described in this prospectus under 'Material Federal Income Tax
Consequences.' Although the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no regulations have been issued. Any relief, moreover, may be accompanied by sanctions, including the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement or trust agreement with respect to each REMIC will include provisions designed to maintain the trust's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust as a REMIC will be terminated.

  Characterization of Investments in REMIC Certificates

     In general, the REMIC certificates will be 'real estate assets' within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code and assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the same proportion that the assets of the REMIC underlying the certificates would be so treated. Moreover, if

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


95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC regular certificates and income allocated to the class of REMIC residual certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as 'real estate assets' within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code. In addition, the REMIC regular certificates will be 'qualified mortgages' within the meaning of
Section 860G(a)(3)(C) of the Internal Revenue Code if transferred to another REMIC on its startup day in exchange for regular or residual interests in that REMIC. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Internal Revenue Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The master servicer or the Certificate Administrator, as applicable, will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage collateral, payments on mortgage collateral held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage collateral, or whether those assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage collateral for purposes of all of the foregoing sections. In addition, in some instances mortgage collateral may not be treated entirely as assets described in the foregoing sections. If so, the related prospectus supplement will describe the mortgage collateral that may not be so treated. The REMIC regulations do provide, however, that payments on mortgage collateral held pending distribution are considered part of the mortgage collateral for purposes of Section 856(c)(4)(A) of the Internal Revenue Code.

  Tiered REMIC Structures

     For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust as REMICs for federal income tax purposes. Upon the issuance of this type of series of REMIC certificates, Thacher Proffitt & Wood, Orrick, Herrington & Sutcliffe LLP or

Stroock & Stroock & Lavan LLP, counsel to the depositor, will deliver their opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement or trust agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of REMIC regular certificates or REMIC residual certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC certificates will be 'real estate assets' within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code, and 'loans secured by an interest in real property' under Section 7701(a)(19)(C) of the Internal Revenue Code, and whether the income on the certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue Code, the tiered REMICs will be treated as one REMIC.

  Taxation of Owners of REMIC Regular Certificates

     General

     Except as otherwise stated in this discussion, REMIC regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC regular certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC regular certificates under an accrual method.

     Original Issue Discount

     Some REMIC regular certificates may be issued with 'original issue discount' within the meaning of Section 1273(a) of the Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount typically will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to that income. In addition,

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


Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to REMIC regular certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Internal Revenue Code requires that a prepayment assumption be used with respect to mortgage collateral held by a REMIC in computing the accrual of original issue discount on REMIC regular certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of the discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC regular certificate must be the same as that used in pricing the initial offering of the REMIC regular certificate. The prepayment assumption used by the master servicer or the Certificate Administrator, as applicable, in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor, the master servicer nor the Certificate Administrator will make any representation that the mortgage collateral will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of REMIC regular certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the date of their initial issuance, or the closing date, the issue price for that class will be treated as the fair market value of the class on the closing date. Under the OID regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than 'qualified stated interest.' Qualified stated interest includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a 'qualified floating rate,' an 'objective rate,' a combination of a single fixed rate and one or more 'qualified floating rates' or one 'qualified inverse floating rate,' or a combination of 'qualified floating rates' that generally does not operate in a manner that accelerates or defers interest payments on a REMIC regular certificate.

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of the original issue discount will vary according to the characteristics of the REMIC regular certificates. If the original issue discount rules apply to the certificates, the related prospectus supplement will describe the manner in which the rules will be applied by the master servicer or the Certificate Administrator, as applicable, with respect to those certificates in preparing information returns to the certificateholders and the Internal Revenue Service, or IRS.

     Some classes of the REMIC regular certificates may provide for the first interest payment with respect to their certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the 'accrual period' (as defined below) for original issue discount is each monthly period that begins or ends on a distribution date, in some cases, as a consequence of this 'long first accrual period,' some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC regular certificate will reflect the accrued interest. In these cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the closing date is treated as part of the overall cost of the REMIC regular certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the REMIC regular certificate. However, the OID regulations state that all or some

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


portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID regulations and whether that election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC regular certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC regular certificate, by multiplying (i) the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption, by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC regular certificate. Under the OID regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called 'teaser' interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of the de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC regular certificate. The OID regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See ' -- Market Discount' for a description of that election under the OID regulations.

     If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the 'daily portions' of original issue discount for each day during its taxable year on which it held the REMIC regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as follows.

     As to each 'accrual period,' that is, unless otherwise stated in the related prospectus supplement, each period that begins or ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during that accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC regular certificate, if any, in future periods and (B) the distributions made on the REMIC regular certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of the REMIC regular certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC regular certificate will be received in future periods based on the mortgage collateral being prepaid at a rate equal to the prepayment assumption and (2) using a discount rate equal to the original yield to maturity of the certificate. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage collateral being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC regular certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to that certificate in prior accrual periods, and reduced by the amount of any distributions made on that REMIC regular certificate in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     The OID regulations suggest that original issue discount with respect to securities that represent multiple uncertificated REMIC regular interests, in which ownership interests will be issued simultaneously to the same buyer and which may be required under the related pooling and servicing agreement to be transferred together, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount with respect to securities that represent the ownership of multiple uncertificated REMIC regular interests will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated in the related prospectus supplement, treating all

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


uncertificated regular interests as a single debt instrument as set forth in the OID regulations, so long as the pooling and servicing agreement requires that the uncertificated regular interests be transferred together.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to that certificate. However, each daily portion will be reduced, if the cost is in excess of its 'adjusted issue price,' in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on the REMIC regular certificate. The adjusted issue price of a REMIC regular certificate on any given day equals (i) the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day, plus (ii) the daily portions of original issue discount for all days during the accrual period prior to that day minus (iii) any principal payments made during the accrual period prior to that day with respect to the certificate.

     Market Discount

     A certificateholder that purchases a REMIC regular certificate at a market discount, that is, in the case of a REMIC regular certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC regular certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Internal Revenue Code such a certificateholder generally will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

     A  certificateholder  may  elect  to  include  market  discount  in  income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID regulations permit a certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If the election were made with respect to a REMIC regular certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See ' -- Premium.' Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

     However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal Revenue Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC regular certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See ' -- Original Issue Discount.' This treatment may result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC regular certificates should accrue, at the certificateholder's option:

      on the basis of a constant yield method,

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


      in the case of a REMIC regular certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC regular certificate as of the beginning of the accrual period, or in the case of a REMIC regular certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC regular certificate at the beginning of the accrual period.

Moreover, the prepayment assumption used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect those regulations might have on the tax treatment of a REMIC regular certificate purchased at a discount in the secondary market.

     To the extent that REMIC regular certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of that Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     In addition, under Section 1277 of the Internal Revenue Code, a holder of a REMIC regular certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium

     A REMIC regular certificate purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC regular certificate may elect under Section 171 of the Internal Revenue Code to amortize that premium under the constant yield method over the life of the certificate. If made, this election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related REMIC regular certificate, rather than as a separate interest deduction. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See ' -- Market Discount.' The conference committee report states that the same rules that apply to accrual of market discount, which rules will require use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code.

     Realized Losses

     Under Section 166 of the Internal Revenue Code, both corporate holders of the REMIC regular certificates and noncorporate holders of the REMIC regular certificates that acquire those certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more Realized Losses on the mortgage collateral. However, it appears that a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until the holder's certificate becomes wholly worthless -- until its outstanding principal balance has been reduced to zero -- and that the loss will be characterized as a short-term capital loss.

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

     Each holder of a REMIC regular certificate will be required to accrue interest and original issue discount with respect to that certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage collateral or the underlying certificates until it can be established that any reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC regular certificate could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a REMIC regular certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a Realized Loss, ultimately will not be realized, the law is unclear with respect to the timing and character of the loss or reduction in income.

  Taxation of Owners of REMIC Residual Certificates

     General

     As residual interests, the REMIC residual certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC residual certificates were treated for federal income tax purposes as direct ownership interests in the mortgage collateral or as debt instruments issued by the REMIC.

     A holder of a REMIC residual certificate generally will be required to report its daily portion of the taxable income or, in accordance with the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC residual certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a '30 days per month/90 days per quarter/360 days per year' convention unless otherwise disclosed in the related prospectus supplement. The daily amounts will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC residual certificateholder by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described in this prospectus in ' -- Taxable Income of the REMIC' and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC residual certificates will be 'portfolio income' for purposes of the taxation of taxpayers in accordance with limitations under Section 469 of the Internal Revenue Code on the deductibility of 'passive losses.'

     A holder of a REMIC residual certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income or net loss of the REMIC for each day that it holds the REMIC residual certificate. These daily portions generally will equal the amounts of taxable income or net loss determined as described above. The committee report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce, or increase, the income or loss of a REMIC residual certificateholder that purchased the REMIC residual certificate from a prior holder of such certificate at a price greater than, or less than, the adjusted basis (as defined below) that REMIC residual certificate would have had in the hands of an original holder of that Certificate. The REMIC regulations, however, do not provide for any such modifications.

     Any payments received by a REMIC residual certificateholder in connection with the acquisition of that REMIC residual certificate will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that any payment would be includible in income immediately upon its receipt, the IRS might assert that the payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC residual certificates should consult their tax advisors concerning the treatment of these payments for income tax purposes.

     The amount of income REMIC residual certificateholders will be required to report, or the tax liability associated with that income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC residual certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC residual certificates or unrelated deductions against which income may be offset, subject to the rules relating to 'excess inclusions' and 'noneconomic' residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC residual certificateholders may exceed the cash distributions received by the REMIC

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
residual certificateholders for the corresponding period may significantly adversely affect the REMIC residual certificateholders after-tax rate of return.

  Taxable Income of the REMIC

     The taxable income of the REMIC will equal the income from the mortgage collateral and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of Realized Losses to REMIC regular certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by the amortization of any premium received on issuance, on the REMIC regular certificates, and any other class of REMIC certificates constituting 'regular interests' in the REMIC not offered hereby, amortization of any premium on the mortgage collateral, bad debt deductions with respect to the mortgage collateral and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purpose, the master servicer or the Certificate Administrator, as applicable, intends to treat the fair market value of the mortgage collateral as being equal to the aggregate issue prices of the REMIC regular certificates and REMIC residual certificates. The aggregate basis will be allocated among the mortgage collateral collectively and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under ' -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount.' Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the master servicer or the Certificate Administrator, as applicable, may be required to estimate the fair market value of those interests in order to determine the basis of the REMIC in the mortgage collateral and other property held by the REMIC.

     Subject to the possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage collateral that it holds will be equivalent to the method of accruing original issue discount income for REMIC regular certificateholders -- under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires collateral at a market discount must include the discount in income currently, as it accrues, on a constant interest basis. See ' -- Taxation of Owners of REMIC Regular

Certificates' above, which describes a method of accruing discount income that is analogous to that required to be used by a REMIC as to mortgage collateral with market discount that it holds.

     An item of mortgage collateral will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than or greater than its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. It is anticipated that each REMIC will elect under Section 171 of the Internal Revenue Code to amortize any premium on the mortgage collateral. Premium on any item of mortgage collateral to which the election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC regular certificates, including any other class of REMIC certificates constituting 'regular interests' in the REMIC not offered hereby, equal to the deductions that would be allowed if the REMIC regular certificates, including any other class of REMIC certificates constituting 'regular interests' in the REMIC not offered hereby, were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under ' -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount,' except that the de minimis rule and the adjustments for subsequent holders of REMIC regular certificates, including any other class of certificates constituting 'regular interests' in the REMIC not offered hereby, described therein will not apply.

     If a class of REMIC regular certificates is issued at an Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC regular certificates of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under

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
a constant yield method in a manner analogous to the method of accruing original issue discount described above under ' -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount.'

     As a general rule, the taxable income of the REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See ' -- Prohibited Transactions and Other Possible REMIC Taxes' below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Internal Revenue Code, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to the holders of REMIC residual certificates, subject to the limitation of Section 67 of the Internal Revenue Code. See ' -- Possible Pass-Through of Miscellaneous Itemized Deductions.' If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

  Basis Rules, Net Losses and Distributions

     The adjusted basis of a REMIC residual certificate will be equal to the amount paid for that REMIC residual certificate, increased by amounts included in the income of the related certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the related certificateholder.

     A REMIC residual certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC residual certificateholder's adjusted basis in its REMIC residual certificate as of the close of that calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, in accordance with the same limitation, may be used only to offset income from the REMIC residual certificate. The ability of REMIC residual certificateholders to deduct net losses in accordance with additional limitations under the Internal Revenue Code, as to which the certificateholders should consult their tax advisors.

     Any distribution on a REMIC residual certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC residual certificate. holders of REMIC residual certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC residual certificates will not be sufficiently large that distributions will be treated as nontaxable returns of capital. Their bases in the REMIC residual certificates will initially equal the amount paid for such REMIC residual certificates and will be increased by their allocable shares of taxable income of the trust. However, their basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC residual certificateholders. To the extent the REMIC residual certificateholders initial bases are less than the distributions to the REMIC residual certificateholders, and increases in the initial bases either occur after distributions or, together with their initial bases, are less than the amount of the distributions, gain will be recognized to the REMIC residual certificateholders on those distributions and will be treated as gain from the sale of their REMIC residual certificates.

     The effect of these rules is that a certificateholder may not amortize its basis in a REMIC residual certificate, but may only recover its basis through distributions, through the deduction of its share of any net losses of the REMIC or upon the sale of its REMIC residual certificate. See ' -- Sales of REMIC Certificates.' For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder in order to reflect any difference between the cost of the REMIC residual certificate to its holder and the adjusted basis the REMIC residual certificate would have had in the hands of the original holder, see ' -- General.'

  Excess Inclusions

     Any 'excess inclusions' with respect to a REMIC residual certificate will be subject to federal income tax in all events.

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

     In general, the 'excess inclusions' with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of (i) the sum of the daily portions of REMIC taxable income allocable to the REMIC residual certificate over (ii) the sum of the 'daily accruals' (as defined below) for each day during that quarter that the REMIC residual certificate was held by the REMIC residual certificateholder. The daily accruals of a REMIC residual certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the 'adjusted issue price' of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the 'long-term Federal rate' in effect on the closing date. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC residual certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made with respect to the REMIC residual certificate before the beginning of that quarter. The issue price of a REMIC residual certificate is the initial offering price to the public, excluding bond houses, brokers and underwriters, at which a substantial amount of the REMIC residual certificates were sold. If less than a substantial amount of a particular class of REMIC residual certificates is sold for cash on or prior to the closing date, the issue price of that class will be treated as the fair market value of that class on the closing date. The 'long-term Federal rate' is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC residual certificateholders, an excess inclusion:

      will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

      will be treated as 'unrelated business taxable income' to an otherwise tax-exempt organization and will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors.

     See, however, ' -- Foreign Investors in REMIC certificates.'

     Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer's excess inclusions; provided, however, that for purposes of (ii), alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC residual certificates, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the Internal Revenue Code, excluding any net capital gain, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and some cooperatives; the REMIC regulations currently do not address this subject.

     Noneconomic REMIC Residual Certificates

     Under the REMIC regulations, transfers of 'noneconomic' REMIC residual certificates will be disregarded for all federal income tax purposes if 'a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.' If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the 'noneconomic' REMIC residual certificate. The REMIC regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the 'applicable Federal rate' for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate, which rate is computed and published monthly by the IRS) on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes

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
accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement or trust agreement that are intended to reduce the possibility of any transfer being disregarded. The restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor also is required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of the REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by that purchaser.

     The related prospectus supplement will disclose whether offered REMIC residual certificates may be considered 'noneconomic' residual interests under the REMIC regulations. Any disclosure that a REMIC residual certificate will not be considered 'noneconomic' will be based upon some assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered 'noneconomic' for purposes of the above-described rules. See ' -- Foreign Investors in REMIC Certificates' for additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons.

     Mark-to-Market Rules

     The mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate acquired on or after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a REMIC residual certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC residual certificates.

     Possible Pass-Through of Miscellaneous Itemized Deductions

     Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless otherwise stated in the related prospectus supplement, fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

     With respect to REMIC residual certificates or REMIC regular certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to the individual's, estate's or trust's share of fees and expenses will be added to the gross income of that holder and
(ii) the individual's, estate's or trust's share of fees and expenses will be treated as a miscellaneous itemized deduction allowable in accordance with the limitation of Section 67 of the Internal Revenue Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over that amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC certificateholders that are in accordance with the limitations of either Section 67 or Section 68 of the Internal Revenue Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in the holder's gross income. Accordingly, the REMIC certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Any prospective investors should consult with their tax advisors prior to making an investment in these certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations

     If a REMIC residual certificate is transferred to a Disqualified Organization, a tax would be imposed in an amount, determined under the REMIC regulations, equal to: the product of

     (1) the present value, discounted using the 'applicable Federal rate' for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the certificate, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer; and

     (2) the  highest   marginal   federal   income  tax  rate   applicable   to
         corporations.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. This tax generally would be imposed on the transferor of the REMIC residual certificate, except that where the transfer is through an agent for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

      residual interests in the entity are not held by Disqualified Organizations; and

      information necessary for the application of the tax described herein will be made available.

     Restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, including provisions:

     (1) requiring any transferee of a REMIC residual certificate to provide an affidavit representing that it is not a Disqualified Organization and is not acquiring the REMIC residual certificate on behalf of a Disqualified Organization, undertaking to maintain that status and agreeing to obtain a similar affidavit from any person to whom it shall transfer the REMIC residual certificate;

     (2) providing that any transfer of a REMIC residual certificate to a Disqualified Organization shall be null and void; and

     (3) granting to the master servicer the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any REMIC residual certificate that shall become owned by a Disqualified Organization despite (1) and (2) above.

     In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on the entity equal to the product of (i) the amount of excess inclusions on the REMIC residual certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization and (ii) the highest marginal federal income tax rate imposed on corporations. A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in the Pass-Through Entity furnishes to that Pass-Through Entity
(i) the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder or (ii) a statement under penalties of perjury that the record holder is not a Disqualified Organization. For taxable years beginning after December 31, 1997, notwithstanding the preceding two sentences, in the case of a REMIC residual certificate held by an 'electing large partnership,' all interests in such partnership shall be treated as held by Disqualified Organizations, without regard to whether the record holders of the partnership furnish statements described in the preceding sentence, and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partners.

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

     Sales of REMIC Certificates

     If a REMIC Certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC regular certificate generally will equal the cost of that REMIC regular certificate to that certificateholder, increased by income reported by the certificateholder with respect to that REMIC regular certificate, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the REMIC regular certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC residual certificate will be determined as described under ' -- Taxation of Owners of REMIC Residual Certificates -- Basis Rules, Net Losses and Distributions.' Except as described below, any gain or loss generally will be capital gain or loss.

     Gain from the sale of a REMIC regular certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to the REMIC regular certificate had income accrued thereon at a rate equal to 110% of the 'applicable federal rate', which is typically a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate, which rate is computed and published monthly by the IRS, determined as of the date of purchase of the REMIC regular certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to the sale. In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the REMIC regular certificate at a market discount will be taxable as ordinary income to the extent of any accrued and previously unrecognized market discount that accrued during the period the certificate was held. See ' -- Taxation of Owners of REMIC Regular Certificates -- Discount.'

     REMIC certificates will be 'evidences of indebtedness' within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a 'conversion transaction' within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate 'applicable Federal rate', which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     If the seller of a REMIC residual certificate reacquires the certificate, any other residual interest in a REMIC or any similar interest in a 'taxable mortgage pool' (as defined in Section 7701(i) of the Internal Revenue Code) within six months of the date of the sale, the sale will be subject to the 'wash sale' rules of Section 1091 of the Internal Revenue Code. In that event, any loss realized by the REMIC residual certificateholders on the sale will not be deductible, but instead will be added to the REMIC residual certificateholders adjusted basis in the newly-acquired asset.

     Prohibited Transactions and Other Possible REMIC Taxes

     The Internal Revenue Code imposes a prohibited transactions tax, which is a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions a prohibited transaction means the disposition of an item of mortgage collateral, the receipt of income from a source other than an item of mortgage collateral or other Permitted Investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage collateral for temporary investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a contributions tax, which is a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement or trust agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

     REMICs also are subject to federal income tax at the highest corporate rate on 'net income from foreclosure property,' determined by reference to the rules applicable to real estate investment trusts. 'Net income from foreclosure property' generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any REMIC will recognize 'net income from foreclosure property' subject to federal income tax.

     Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on 'net income from foreclosure property' or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer, the Certificate Administrator or the trustee in either case out of its own funds, provided that the master servicer, the Certificate Administrator or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer's, the Certificate Administrator's or the trustee's obligations, as the case may be, under the related pooling and servicing agreement or trust agreement and relating to compliance with applicable laws and regulations. Any tax not borne by the master servicer or the trustee will be payable out of the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     Termination

     A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment from the mortgage collateral or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last distribution on the REMIC residual certificate is less than the certificateholder's adjusted basis in the certificate, the certificateholder should be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

     Reporting and Other Administrative Matters

     Solely for purposes of the administrative provisions of the Internal Revenue Code, the REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, the master servicer or the Certificate Administrator, as applicable, will file REMIC federal income tax returns on behalf of the related REMIC and will act as the 'tax matters person' for the REMIC in all respects, and may hold a nominal amount of REMIC residual certificates.

     As the tax matters person, the master servicer or the Certificate Administrator, as applicable, will have the authority to act on behalf of the REMIC and the REMIC residual certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC residual certificateholders will be required to report the REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the master servicer, or the Certificate Administrator, as applicable, as tax matters person, and the IRS concerning any REMIC item.

     Adjustments made to the REMIC tax return may require a REMIC residual certificateholders to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of the certificateholder's return. No REMIC will be registered as a tax shelter under Section 6111 of the Internal Revenue Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports are required to be sent to individual holders of REMIC regular Interests and the IRS; holders of REMIC regular certificates that are corporations, trusts, securities dealers and other non-individuals will be provided interest and original issue discount income information and the information in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC regular certificate issued with original issue discount to disclose on its face information including the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to the REMIC residual certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, typically on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder's purchase price that the master servicer, or the Certificate Administrator, as applicable, will not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See ' -- Taxation of Owners of REMIC Regular Certificates -- Market Discount.'

     The responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the Certificate Administrator. Certificateholders may request any information with respect to the returns described in Section 1.6049-7(e)(2) of the Treasury regulations. Any request should be directed to the master servicer or Certificate Administrator, as applicable, at Residential Funding Corporation, 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437.

     Backup Withholding with Respect to REMIC Certificates

     Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the 'backup withholding tax' under Section 3406 of the Internal Revenue Code at a rate of 31% if recipients of payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates

     A REMIC regular certificateholder that is not a United States person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC regular certificate will not be subject to United States federal income or withholding tax on a distribution on a REMIC regular certificate, provided that the holder complies to the extent necessary with certain identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of the certificateholder. For these purposes, United States person means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, except, in the case of a partnership, to the extent provided in regulations, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Internal Revenue Code), and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person notwithstanding the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a REMIC residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     Unless otherwise stated in the related prospectus supplement, transfers of REMIC residual certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement or trust agreement.

     New Withholding Regulations

     The Treasury Department has issued New Regulations. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their tax advisors regarding the New Regulations.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in 'Material Federal Income Tax Consequences,' potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the certificates offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the certificates offered hereby.

                              ERISA CONSIDERATIONS

     Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, or ERISA, impose fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans, subject to ERISA, or Plans, and on bank collective investment funds and insurance company general and separate accounts in which those Plans are invested. Section 4975 of the Internal Revenue Code imposes essentially the same prohibited transaction restrictions on Tax-Favored Plans.

     Some employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA) and, if no election has been under Section 410(d) of the Internal Revenue Code, church plans (as defined in Section 3(33) of ERISA), are not subject to the ERISA requirements discussed in this prospectus. Accordingly, assets of these plans may be invested in certificates without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any plan that is a tax-qualified plan and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

     In addition to ERISA rules imposing general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investment be made in accordance with the documents governing the Plan, Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving 'plan assets' of Plans and Tax-Favored Plans, or ERISA plans, and Parties in Interest, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed under Section 502(i) of ERISA or Section 4975 of the Internal Revenue Code, unless a statutory or administrative exemption is available with respect to any transaction of this sort.

ERISA PLAN ASSET REGULATIONS

     An investment of ERISA plan assets in certificates may cause the underlying mortgage loans, mortgage securities or any other assets included in a trust to be deemed 'plan assets' of the Plan. The U.S. Department of Labor, or DOL, has promulgated regulations at 29 C.F.R. Section 2510.3-101 or, DOL Regulations, concerning whether or not an ERISA plan's assets would be deemed to include an interest in the underlying assets of an entity, including a trust, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code, when ERISA plan assets are used to acquire an 'equity interest,' such as a certificate, in that entity.

     Because of the factual nature of some of the rules in the DOL Regulations, ERISA plan assets either may be deemed to include an interest in the assets of an entity, including a trust, or may be deemed merely to include an ERISA plan's interest in the instrument evidencing such equity interest, such as a certificate. Therefore, neither ERISA plans nor such entities should acquire or hold certificates in reliance upon the availability of any exception under the DOL Regulations. For purposes of this section, the term 'ERISA plan assets' or 'assets of an ERISA plan' has the meaning specified in the DOL Regulations and includes an undivided interest in the underlying assets of some entities in which a ERISA plan invests.

     The prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code may apply to a trust and cause the depositor, the master servicer, the Certificate Administrator, any servicer, any subservicer, the trustee, the obligor under any credit enhancement mechanism or certain affiliates of those entities to be considered or become Parties in Interest with respect to an investing ERISA plan or of an ERISA plan holding an interest in such an entity. If so, the acquisition or holding of certificates by or on behalf of the investing ERISA plan could also give rise to a prohibited transaction under ERISA and/or Section 4975 of the Internal Revenue Code, unless some statutory or administrative exemption is available. Certificates acquired by an ERISA plan would be assets of that plan. Under the DOL Regulations, a trust, including the mortgage loans, Agency Securities or any other assets held in the trust, may also be deemed to be assets of each ERISA plan that acquires certificates. Special caution should be exercised before ERISA plan assets are used to acquire a certificate in those circumstances, especially if, with respect to the ERISA plan assets, the depositor, the master servicer, the Certificate Administrator, any servicer, any subservicer, the trustee, the obligor under any credit enhancement mechanism or an affiliate thereof either
(i) has investment discretion with respect to the investment of the ERISA plan assets; or (ii) has authority or responsibility to give, or regularly gives, investment advice with respect to ERISA plan assets for a fee under an agreement or understanding that any advice will serve as a primary basis for investment decisions with respect to the ERISA plan assets.

     Any person who has discretionary authority or control respecting the management or disposition of ERISA plan assets, and any person who provides investment advice with respect to the ERISA plan assets for a fee (in the manner described above), is a fiduciary of the investing ERISA plan. If the mortgage loans, contracts, Agency Securities or any other assets held in a trust were to constitute ERISA plan assets, then any party exercising management or discretionary control with respect to those ERISA plan assets may be deemed to be a 'fiduciary,' and thus subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code, with respect to any investing ERISA plan. In addition, if the mortgage loans, contracts, Agency Securities or any other assets held in a trust were to constitute ERISA plan assets, then the acquisition or holding of certificates by, on behalf of a ERISA plan assets or with ERISA plan assets, as well as the operation of such trust, may constitute or result in a prohibited transaction under ERISA and the Internal Revenue Code.

PROHIBITED TRANSACTION EXEMPTION

     The DOL has issued an individual exemption, prohibited transaction exemption, or PTE, 94-29, 59 Fed. Reg. 14674 (March 29, 1994), as amended by PTE 97-34, 62 Fed. Reg. 39021 (July 21, 1997), to Residential Funding Corporation and certain of its affiliates, which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on the prohibited transactions

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pursuant  to Section  4975(a)  and (b) of the  Internal  Revenue  Code,  certain transactions, among others, relating to the servicing and operation of pools of certain secured obligations, including mortgage loans, contracts or Agency Securities, which are held in a trust and the purchase, sale and holding of pass-through certificates issued by that trust as to which (i) the depositor or any of its affiliates is the sponsor if any entity which has received from the DOL an individual prohibited transaction exemption which is similar to the exemption is the sole underwriter, a manager or co-manager of the underwriting syndicate or a seller or placement agent, or (ii) the depositor or an affiliate is the underwriter or placement agent, provided that the conditions of the exemption are satisfied. For purposes of this section, the term underwriter includes (a) the depositor and certain of its affiliates, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the depositor and certain of its affiliates, (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of certificates, or (d) any entity which has received an exemption from the DOL relating to certificates which is substantially similar to the exemption.

     The exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of certificates to be eligible for exemptive relief thereunder. First, the acquisition of certificates by an ERISA plan or with ERISA plan assets must be on terms that are at least as favorable to the ERISA plan as they would be in an arm's-length transaction with an unrelated party. Second, the exemption only applies to certificates evidencing  rights and  interests  that are not  subordinated  to the rights and interests evidenced by the other certificates of the same trust. Third, the certificates at the time of acquisition by an ERISA plan or with ERISA plan assets must be rated in one of the three highest generic rating categories by Standard & Poor's, a division of McGraw Hill Companies, Inc., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc., or the exemption rating agencies. Fourth, the trustee cannot be an affiliate of any other member of the restricted group which consists of any underwriter, the depositor, the master servicer, the Certificate Administrator, any servicer, any subservicer, the trustee and any mortgagor with respect to assets of a trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the related trust as of the date of initial issuance of the certificates. Fifth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer, the Certificate Administrator, any servicer and any subservicer must represent not more than reasonable compensation for that person's services under the related pooling and servicing agreement or trust agreement and reimbursement of that person's reasonable expenses in connection therewith. Sixth, the exemption states that the investing ERISA plan or ERISA plan assets investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. In addition, except as otherwise specified in the related prospectus supplement, the exemptive relief afforded by the exemption may not apply to any certificates where the related trust contains a swap or Mexico Mortgage Loans.

     The   exemption   also   requires   that  each  trust  meet  the  following
requirements:

      the trust must consist solely of assets of the type that have been included in other investment pools;

      certificates evidencing interests in those other investment pools must have been rated in one of the three highest categories of one of the exemption rating agencies for at least one year prior to the acquisition of certificates by or on behalf of an ERISA plan or with ERISA plan assets in reliance upon the exemption; and

      certificates in the other investment pools must have been purchased by investors other than ERISA plans for at least one year prior to any acquisition of certificates by or on behalf of an ERISA plan or with ERISA plan assets in reliance upon the exemption.

     A fiduciary of or other investor of ERISA plan assets contemplating purchasing a certificate must make its own determination that the general conditions described above will be satisfied with respect to that certificate.

     If the general conditions of the exemption are satisfied, the exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect

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


acquisition or disposition in the secondary market of certificates by or with ERISA plan assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA for the acquisition or holding of a certificate by or with ERISA plan assets of an excluded plan by any person who has discretionary authority or renders investment advice with respect to ERISA plan assets of the excluded plan. For purposes of the certificates, an excluded plan is a ERISA plan sponsored by any member of the restricted group.

     If specific conditions of the exemption are also satisfied, the exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and
(b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c)(1)(E) of the Internal Revenue Code, in connection with the following:

     (1) the direct or indirect sale, exchange or transfer of certificates in the initial issuance of certificates between the depositor or an underwriter and an ERISA plan when the person who has discretionary authority or renders investment advice with respect to the investment of the relevant ERISA plan assets in the certificates is:

         (a) a mortgagor with respect to 5% or less of the fair market value of the assets of a trust; or

         (b) an affiliate of such a person.

     (2) the direct or indirect acquisition or disposition in the secondary market of certificates by an ERISA plan or with ERISA plan assets; and

     (3) the holding of certificates by an ERISA plan or with ERISA plan assets.

     Additionally, if specific conditions of the exemption are satisfied, the exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the mortgage pools or contract pools. The depositor expects that the specific conditions of the exemption required for this purpose will be satisfied with respect to the certificates so that the exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the mortgage pools and contract pools, provided that the general conditions of the exemption are satisfied.

     The exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, if those restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing ERISA plan, or an ERISA plan holding interests in the investing entity holding ERISA plan assets, by virtue of providing services to the ERISA plan or the ERISA plan assets, or by virtue of having specified relationships to such a person, solely as a result of the ERISA plan's ownership of certificates.

     Before purchasing a certificate, a fiduciary or other investor of ERISA plan assets should itself confirm that (a) the certificates constitute 'certificates' for purposes of the exemption and (b) the specific and general conditions described in the exemption and the other requirements in the exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the exemption, the fiduciary or other ERISA plan assets investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates with ERISA plan assets.

     Any fiduciary or other ERISA plan assets investor that proposes to purchase certificates on behalf of an ERISA plan or with ERISA plan assets should consult with its counsel with respect to the potential applicability of ERISA and the Internal Revenue Code to that investment and the availability of the exemption or any other DOL prohibited transaction exemption in connection therewith. In particular, in connection with a contemplated purchase of certificates representing a beneficial ownership interest in a pool of single-family residential first or second mortgage loans or Agency Securities, the fiduciary or other ERISA plan assets investor should consider the availability of the exemption or prohibited transaction class exemption 83-1, or PTCE 83-1, for some transactions involving mortgage pool investment trusts. However, PTCE 83-1 does not provide exemptive relief with respect to certificates evidencing interests in trusts which include mortgage loans secured by third or more junior liens, contracts or Cooperative Loans or some types of mortgage securities, or which contain a swap. In

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


addition, the fiduciary or other ERISA plan assets investor should consider the availability of other class exemptions granted by the DOL, which provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of Section 4975 of the Internal Revenue Code, including Sections I and III of PTCE 95-60, regarding transactions by insurance company general accounts. The related prospectus supplement may contain additional information regarding the application of the exemption, PTCE 83-1, PTCE 95-60 or other DOL class exemptions with respect to the certificates offered thereby. There can be no assurance that any of these exemptions will apply with respect to any particular ERISA plan's or other ERISA plan assets investor's investment in the certificates or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with this form of investment.

INSURANCE COMPANY GENERAL ACCOUNTS

     In addition to any exemptive relief that may be available under PTCE 95-60 for the purchase and holding of the certificates by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Internal Revenue Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by Section 4975 of the Internal Revenue Code, for transactions involving an insurance company general account.

     The 401(c) Regulations are to provide guidance for the purpose of determining, in cases where insurance policies or annuity contracts supported by an insurer's general account are issued to or for the benefit of a ERISA plan on or before December 31, 1998, which general account assets constitute ERISA plan assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA or Section 4975 of the Internal Revenue Code on the basis of a claim that the assets of an insurance company general account constitute ERISA plan assets, unless (i) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account that support insurance policies or annuity contracts issued to a ERISA plan after December 31, 1998 or issued to ERISA plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as ERISA plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as ERISA plan assets of any ERISA plan invested in a separate account. Insurance companies contemplating the investment of general account assets in the certificates should consult with their legal counsel with respect to the applicability of Sections I and III of PTCE 95-60 and Section 401(c) of ERISA, including the general account's ability to continue to hold the certificates after the date which is 18 months after the date the 401(c) Regulations become final.

REPRESENTATIONS FROM INVESTING PLANS

     The exemptive relief afforded by the exemption will not apply to the purchase, sale or holding of any class of subordinate certificates or REMIC residual certificates. To the extent certificates are subordinate certificates or the related trust contains a swap or Mexico Mortgage Loan, except as otherwise specified in the related prospectus supplement, transfers of those certificates to an ERISA plan, to a trustee or other person acting on behalf of any ERISA plan, or to any other person using ERISA plan assets to effect the acquisition, will not be registered by the trustee unless the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel satisfactory to the depositor, the trustee and the master servicer, which opinion will not be at the expense of the depositor, the trustee or the master servicer, that the purchase of the certificates by or on behalf of the ERISA plan or with ERISA plan assets is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or
Section 4975 of the Internal Revenue Code and will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the pooling and servicing agreement.

     In lieu of an opinion of counsel, except as otherwise specified in the related prospectus supplement, the transferee may provide a certification of facts substantially to the effect that the purchase of the certificates by or on behalf of the ERISA plan or with ERISA plan assets is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code,

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


will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the pooling and servicing agreement, and the following conditions are met: (a) the source of funds used to purchase the certificates is an 'insurance company general account' (as that term is defined in PTCE 95-60), and (b) the conditions in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of the certificates.

TAX-EXEMPT INVESTORS

     A Tax-Exempt Investor nonetheless will be subject to federal income taxation to the extent that its income is 'unrelated business taxable income,' or UBTI, within the meaning of Section 512 of the Internal Revenue Code. All 'excess inclusions' of a REMIC allocated to a REMIC residual certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See 'Material Federal Income Tax Consequences -- Taxation of Owners of REMIC Residual Certificates -- Excess Inclusions.'

CONSULTATION WITH COUNSEL

     There can be no assurance that the exemption or any other DOL exemption will apply with respect to any particular ERISA plan that acquires the certificates or, even if all of the conditions specified therein were satisfied, that the exemption would apply to all transactions involving a trust. Prospective ERISA plan investors should consult with their legal counsel concerning the impact of ERISA and the Internal Revenue Code and the potential consequences to their specific circumstances prior to making an investment in the certificates.

     Any  fiduciary  or other  investor of ERISA plan  assets  that  proposes to acquire  or hold  certificates  on behalf of an ERISA  plan or with  ERISA  plan
assets   should   consult  with  its  counsel  with  respect  to  the  potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment and the exemption and the availability of exemptive relief under PTCE 83-1, Sections I and III of PTCE 95-60 or any other DOL class exemption.

                            LEGAL INVESTMENT MATTERS

     Each class of certificates offered hereby and by the related prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one rating agency. If so specified in the related prospectus supplement, classes that are, and continue to be, rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization will constitute 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created under or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for those entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any of these entities with respect to 'mortgage related securities,' these securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Certain States enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in 'mortgage related securities,' or require the sale or other disposition of the securities, so long as the contractual commitment was made or the securities acquired prior to the enactment of the legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with 'mortgage related securities' without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in these securities, and national banks may purchase these securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. SS24 (Seventh), subject in each case to any regulations that the applicable federal regulatory authority may prescribe.

     The 1998 Policy Statement was adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration, or NCUA and the OTS with an effective date of May 26, 1998. The 1998 Policy Statement rescinded a 1992 policy statement that had required, prior to

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purchase,  a depository  institution to determine whether a mortgage  derivative product that it was considering acquiring was high-risk, and, if so, required that the proposed acquisition would reduce the institution's overall interest rate risk. The 1998 Policy Statement eliminates constraints on investing in
certain  'high-risk'   mortgage  derivative  products  and  substitutes  broader
guidelines for evaluating and monitoring investment risk.

     The OTS has issued Thrift Bulletin 13a, entitled 'Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,' or TB 13a, which is effective as of December 1, 1998 and applies to thrift institutions regulated by the OTS. One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position to conduct (i) a pre-purchase portfolio sensitivity analysis for any 'significant transaction' involving securities or financial derivatives, and (ii) a pre-purchase price sensitivity analysis of any 'complex security' or financial derivative. For the purposes of TB 13a, 'complex security' includes, among other things, any collateralized mortgage obligation or REMIC security, other than any 'plain vanilla' mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). One or more classes of certificates offered hereby and by the related prospectus supplement may be viewed as 'complex securities.' The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of 'complex securities with high price sensitivity' be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

     Prospective investors in the certificates, including in particular the classes of certificates that do not constitute 'mortgage related securities' for purposes of SMMEA, should consider the matters discussed in the following paragraph.

     There may be other restrictions on the ability of some investors either to purchase some classes of certificates or to purchase any class of certificates representing more than a specified percentage of the investors' assets. The depositor will make no representations as to the proper characterization of any class of certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.

                                USE OF PROCEEDS

     Substantially all of the net proceeds to be received from the sale of certificates will be applied by the depositor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the mortgage collateral underlying the certificates or will be used by the depositor for general corporate purposes. The depositor expects that it will make additional sales of securities similar to the certificates from time to time, but the timing and amount of any additional offerings will be dependent upon a number of factors, including the volume of mortgage loans, contracts or mortgage securities purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.

                            METHODS OF DISTRIBUTION

     The certificates offered hereby and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from that sale.

     The depositor intends that certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of the following methods:

      by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters by placements by the depositor with institutional investors through dealers; and

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


      by direct placements by the depositor with institutional investors.

     In addition, if specified in the related prospectus supplement, a series of certificates may be offered in whole or in part in exchange for the mortgage collateral, and other assets, if applicable, that would comprise the trust securing the certificates.

     If underwriters are used in a sale of any certificates, other than in connection with an underwriting on a best efforts basis, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. These underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as described in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be set forth on the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the related prospectus supplement.

     In connection with the sale of the certificates, underwriters may receive compensation from the depositor or from purchasers of the certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the certificates may be deemed to be underwriters in connection with the certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all of the certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of certificates of that series.

     The depositor anticipates that the certificates offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be 'underwriters' within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of certificates. Holders of certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

                                 LEGAL MATTERS

     Certain legal matters, including certain federal income tax matters, will be passed upon for the depositor by Thacher Proffitt & Wood, New York, New York, Orrick, Herrington & Sutcliffe LLP, New York, New York or by Stroock & Stroock & Lavan LLP, as specified in the prospectus supplement.

                             FINANCIAL INFORMATION

     The depositor has determined that its financial statements are not material to the offering made hereby. The certificates do not represent an interest in or an obligation of the depositor. The depositor's only obligations with respect to a series of certificates will be to repurchase certain items of mortgage collateral upon any breach of limited representations and warranties made by the depositor, or as otherwise provided in the applicable prospectus supplement.

                             ADDITIONAL INFORMATION

     The depositor has filed the registration statement with the Securities and Exchange Commission. The depositor is also subject to some of the information requirements of the Securities Exchange Act of 1934, as amended, or Exchange Act, and, accordingly, will file reports thereunder with the Securities and Exchange Commission. The registration statement and the exhibits thereto, and reports and other information filed by the depositor pursuant to the Exchange Act can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048 and electronically through the Securities and Exchange Commission's Electronic Data Gathering, Analysis and Retrieval System at the Securities and Exchange Commission's Web Site (http://www.sec.gov).

     Copies of Ginnie Mae's information statement and annual report can be obtained by writing or calling the United States Department of Housing and Urban Development, 451-7th Street S.W., Room 6210, Washington, D.C. 20410-9000 (202-708-3649). Copies of Freddie Mac's most recent offering circular for Freddie Mac Certificates, Freddie Mac's information statement and most recent supplement to such information statement and any quarterly report made available by Freddie Mac can be obtained by writing or calling the Investor Relations
Department of Freddie Mac at Post Office Box 4112, Reston, Virginia 22090 (outside the Washington, D.C. metropolitan area, telephone 800-424-5401, ext. 8160; within the Washington, D.C. metropolitan area, telephone 703-759-8160). Copies of Fannie Mae's most recent prospectus for Fannie Mae Certificates and Fannie Mae's annual report and quarterly financial statements, as well as other financial information, are available from the Director of Investor Relations of Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-537-7115). The depositor does not, and will not, participate in the preparation of Ginnie Mae's information statements or annual reports, Freddie Mac's offering circulars, information statements or any supplements thereto or any of its quarterly reports or Fannie Mae's prospectuses or any of its reports, financial statements or other information and, accordingly, makes no representations as to the accuracy or completeness of the information set forth therein.

                         REPORTS TO CERTIFICATEHOLDERS

     Monthly reports which contain information concerning the trust fund for a series of certificates will be sent by or on behalf of the master servicer, the Certificate Administrator or the trustee to each holder of record of the certificates of the related series. See 'Description of the Certificates -- Reports to Certificateholders.' Reports forwarded to holders will contain financial information that has not been examined or reported upon by an independent certified public accountant. The depositor will file with the Securities and Exchange Commission those periodic reports relating to the trust for a series of certificates as are required under the Exchange Act.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The SEC allows the depositor to 'incorporate by reference' the information filed with the SEC by the depositor, under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, that relates to the trust fund for the certificates. This means that the depositor can disclose important information to any investor by referring the investor to these documents. The information incorporated by reference is an important part of this prospectus, and information filed by the depositor with the SEC that relates to the trust fund for the certificates will automatically update and supersede this information. Documents that may be incorporated by reference with respect to a particular series of certificates include an insurer's financials, a certificate policy, mortgage pool policy, computational materials, collateral term sheets, the related pooling and servicing agreement and amendments thereto, other documents on Form 8-K and
Section 13(a), 13(c), 14 or 15(d) of Exchange Act as may be required in connection with the related trust fund.

     The depositor will provide or cause to be provided without charge to each person to whom this prospectus and related prospectus supplement is delivered in connection with the offering of one or more classes of the related series of certificates, upon written or oral request of that person, a copy of any or all reports incorporated herein by reference, in each case to the extent the reports relate to one or more of the classes of the related series of certificates, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Residential Asset Securities Corporation, 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437, or by telephone at (612) 832-7000.

                                    GLOSSARY

     1998 POLICY STATEMENT -- The revised supervisory statement listing the guidelines for investments in 'high risk mortgage securities', and adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration, or NCUA and the OTS with an effective date of May 26, 1998.

     401(C)  REGULATIONS -- The  regulations  the DOL is required to issue under
Section 401(c) of ERISA, which were published in proposed form on December 22, 1997.

     ADVANCE -- As to any mortgage loan and any distribution date, an amount equal to the scheduled payments of principal (other than any Balloon Amount in the case of a Balloon Loan) and interest at the applicable pass-through rate which were delinquent as of the close of business on the business day preceding the determination date on the mortgage loans.

     AGENCY SECURITIES -- Any securities issued by Freddie Mac, Fannie Mae or Ginnie Mae. Such Agency Securities may represent whole or partial interests in pools of (1) mortgage loans or contracts or (2) Agency Securities. Unless otherwise set forth in the related prospectus supplement, all Ginnie Mae securities will be backed by the full faith and credit of the United States. None of the Freddie Mac securities or Fannie Mae securities will be backed, directly or indirectly, by the full faith and credit of the United States. Agency Securities may be backed by fixed or adjustable rate mortgage loans or other types of mortgage loans or contracts specified in the related prospectus supplement.

     ALTERNET MORTGAGE PROGRAM -- Residential Funding Corporation's mortgage loan origination program for sub-prime mortgage loans.

     ALTERNET PROGRAM SELLER -- A mortgage collateral seller that participates in the AlterNet Mortgage Program.

     BALLOON AMOUNT -- The full outstanding principal balance on a Balloon Loan due and payable on the maturity date.

     BALLOON LOANS -- Mortgage loans or contracts with level monthly payments of principal and interest based on a 30 year amortization schedule, or such other amortization schedule as specified in the related prospectus supplement, and having original or modified terms to maturity shorter than the term of the related amortization schedule.

     BANKRUPTCY AMOUNT -- The amount of Bankruptcy Losses that may be borne solely by the subordinate certificates of the related series.

     BANKRUPTCY LOSSES -- A Realized Loss attributable to certain actions which may be taken by a bankruptcy court in connection with a mortgage loan or contract, including a reduction by a bankruptcy court of the principal balance of or the mortgage rate on a mortgage loan or an extension of its maturity.

     BUY-DOWN ACCOUNT -- As to a Buydown Mortgage Loan, the custodial account where Buydown Funds are deposited.

     BUY-DOWN FUNDS -- As to a Buydown Mortgage Loan, the amount contributed by the seller of the Mortgaged Property or another source and placed in the Buydown Account.

     BUY-DOWN MORTGAGE LOAN -- A mortgage loan subject to a temporary buydown plan.

     BUY-DOWN PERIOD -- The early years of the term of or Buy-Down Mortgage Loan when payments will be less than the scheduled monthly payments on the Mortgage Loan, the resulting difference to be made up from the Buy-Down Funds.

     CALL CERTIFICATE -- Any certificate evidencing an interest in a Call Class.

     CALL CLASS -- A class of certificates under which the holder will have the right, at its sole discretion, to terminate the related trust, resulting in early retirement of the certificates of the series.

     CALL PRICE -- In the case of a call with respect to a Call Class, a price equal to 100% of the principal balance of the related certificates as of the day of that purchase plus accrued interest at the applicable pass-through rate.

     CERTIFICATE ACCOUNT -- An account established and maintained by the master servicer in the name of the trustee for the benefit of the holders of each series of certificates, for the disbursement of payments on the mortgage loans evidenced by each series of certificates.

     CERTIFICATE ADMINISTRATOR -- In addition to or in lieu of the master servicer for a series of certificates, the related prospectus supplement may identify a Certificate Administrator for the trust, which will have administrative responsibilities with respect to such trust. The Certificate Administrator may be an affiliate of the depositor or the master servicer.

     COMPENSATING INTEREST -- With respect to any mortgage loan or contract that prepaid in full and, if so specified in the related prospectus supplement, in part, during the related prepayment period an additional payment made by the master servicer, to the extent funds are available from the servicing fee, equal to the amount of interest at the mortgage rate, less the servicing fee and Spread, if any, for that mortgage loan or contract from the date of the prepayment to the next date on which a monthly payment on the related mortgage loan would have been due.

     CONVERTIBLE MORTGAGE LOAN -- ARM loans which allow the mortgagors to convert the adjustable rates on those mortgage loans to a fixed rate at one or more specified periods during the life of the mortgage loans, in most cases not later than ten years subsequent to the date of origination.

     COOPERATIVE -- With respect to a Cooperative Loan, the corporation that owns the related apartment building.

     COOPERATIVE LOANS -- Cooperative apartment loans evidenced by Cooperative Notes secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

     COOPERATIVE NOTES -- A promissory note with respect to a Cooperative Loan.

     CREDIT SCORES -- A measurement of the relative degree of risk a borrower represents to a lender obtained from credit reports utilizing, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.

     CUSTODIAL ACCOUNT -- The custodial account or accounts created and maintained pursuant to the pooling and servicing agreement in the name of a depository institution, as custodian for the holders of the certificates, for the holders of certain other interests in mortgage loans serviced or sold by the master servicer and for the master servicer, into which the amounts shall be deposited directly. Any such account or accounts shall be an Eligible Account.

     DEBT SERVICE REDUCTION -- Modifications of the terms of a mortgage loan resulting from a bankruptcy proceeding, including a reduction in the amount of the monthly payment on the related mortgage loan, but not any permanent forgiveness of principal.

     DEFAULTED MORTGAGE LOSSES -- A Realized Loss attributable to the mortgagor's failure to make any payment of principal or interest as required under the mortgage note or contract, but not including Special Hazard Losses, Extraordinary Losses or other losses resulting from damage to a mortgaged property, Bankruptcy Losses or Fraud Losses.

     DEFICIENT VALUATION -- In connection with the personal bankruptcy of a mortgagor, the difference between the outstanding principal balance of the first and junior lien mortgage loans or contracts and a lower value established by the bankruptcy court.

     DESIGNATED SELLER TRANSACTION -- A transaction in which the mortgage loans are provided by an unaffiliated seller described in the prospectus supplement.

     DIRECT PUERTO RICO MORTGAGE -- With respect to any Puerto Rico Mortgage Loan, a Mortgage to secure a specific obligation for the benefit of a specified person.

     DISQUALIFIED ORGANIZATION -- For these purposes means:

      the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code, any organization described in Section 1381(a)(2)(C) of the Code an 'electing large partnership' (as described in Section 775 of the Code) or any other person so designated by the trustee based upon an opinion of counsel that the holding of an ownership interest in a REMIC certificate by that person may cause the related trust or any person having an ownership interest in the REMIC certificate, other than such person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a REMIC certificate to that person.

     DISTRIBUTION AMOUNT -- As to a class of certificates for any distribution date will be the portion, if any, of the amount to be distributed to that class for that distribution date of principal, plus, if the class is entitled to payments of interest on that distribution date, interest accrued during the related interest accrual period at the applicable pass-through rate on the principal balance or notional amount of that class specified in the applicable prospectus supplement, less certain interest shortfalls, which will include:

      any deferred interest added to the principal balance of the mortgage loans and/or the outstanding balance of one or more classes of certificates on the related due date;

      any other interest shortfalls, including, without limitation, shortfalls resulting from application of the Relief Act or similar legislation or regulations as in effect from time to time, allocable to certificateholders which are not covered by advances or the applicable credit enhancement; and

      Prepayment Interest Shortfalls not covered by Compensating Interest, in each case in an amount that is allocated to that class on the basis set forth in the prospectus supplement.

     DUE PERIOD -- As to any distribution date, the period starting on the second day of the month prior to such distribution date, and ending on the first day of the month of such distribution date, or such other period as specified in the related prospectus supplement.

     ELIGIBLE ACCOUNT -- An account acceptable to the applicable rating agency.

     ENDORSABLE PUERTO RICO MORTGAGE -- As to any Puerto Rico Mortgage Loan, a mortgage to secure an instrument transferable by endorsement.

     ENVIRONMENTAL LIEN -- A lien imposed by federal or state statute, for any cleanup costs incurred by a state on the property that is the subject of the cleanup costs.

     EXTRAORDINARY   LOSSES  --  Realized   Losses   occasioned  by  war,  civil
insurrection, certain governmental actions, nuclear reaction and certain other risks.

     FUNDING ACCOUNT -- An account established for the purpose of funding the transfer of additional mortgage loans into the related trust.

     FRAUD LOSS AMOUNT -- The amount of Fraud Losses that may be borne solely by the subordinate certificates of the related series.

     FRAUD LOSSES -- A Realized Loss incurred on defaulted mortgage loans or contracts as to which there was fraud in the origination of the mortgage loans.

     GPM LOAN -- A mortgage loan pursuant to which the monthly payments by the mortgagor during the early years of the mortgage are less than the amount of interest that would otherwise be payable thereon, with the interest not so paid added to the outstanding principal balance of such mortgage loan.

     GROSS MARGIN -- With respect to an ARM loan, the fixed percentage set forth in the related mortgage note, which when added to the related index, provides the mortgage rate for the ARM loan.

     HIGH COST LOANS -- Mortgage loans that are subject to the special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Homeownership and Equity Protection Act of 1994, which were originated on or after October 1, 1995, are not mortgage loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of prescribed levels.

     INSURANCE PROCEEDS -- Proceeds of any special hazard insurance policy, bankruptcy bond, mortgage pool insurance policy, primary insurance policy and any title, hazard or other insurance policy or guaranty covering any mortgage loan in the mortgage pool together with any payments under any letter of credit.

     ISSUE PREMIUM -- As to a class of REMIC Regular Certificates, the issue price in excess of the stated redemption price of that class.

     LIQUIDATED CONTRACT -- A defaulted contract for which the related mortgaged property has been sold by the related trust and all recoverable Liquidation Proceeds and Insurance Proceeds have been received.

     LIQUIDATED MORTGAGE LOAN -- A defaulted mortgage loan for which the related mortgaged property has been sold by the related trust and all recoverable Liquidation Proceeds and Insurance Proceeds have been received.

     LIQUIDATION PROCEEDS -- Amounts collected by the subservicer in connection with the liquidation of a mortgage loan, by foreclosure or otherwise.

     MARK-TO-MARKET REGULATIONS -- The final regulations of the IRS, released on December 24, 1996, relating to the requirement that a securities dealer mark to market securities held for sale to customers.

     MEXICO MORTGAGE LOAN -- A mortgage loan secured by a beneficial interest in a trust, the principal asset of which is residential real property located in Mexico.

     NET MORTGAGE RATE -- As to a mortgage loan, the mortgage rate net of servicing fees, other administrative fees and any Excess Spread or Excluded Spread.

     NONRECOVERABLE ADVANCE -- Any Advance previously made which the Master Servicer has determined to not be ultimately recoverable from Liquidation Proceeds, Insurance Proceeds or otherwise.

     NOTE MARGIN -- Amounts advanced by the master servicer or related subservicer to cover taxes, insurance premiums or similar expenses as to any mortgaged property. With respect to an ARM loan, the fixed percentage set forth in the related mortgage note, which when added to the related index, provides the mortgage rate for the ARM loan.

     PARTIES IN INTEREST -- With respect to an ERISA plan, persons who are either 'parties in interest' within the meaning of ERISA or 'disqualified persons' within the meaning of the Code, because they have specified relationships to the ERISA plan.

     PASS-THROUGH ENTITY -- Any regulated investment company, real estate investment trust, trust, partnership or other entities described in Section
860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

     PERMITTED INVESTMENTS -- United States government securities and other investment grade obligations specified in the related pooling and servicing agreement.

     PREPAYMENT INTEREST SHORTFALL -- With respect to a mortgage loan that is subject to a mortgagor prepayment or liquidation, the amount that equals the difference between a full month's interest due with respect to that mortgage loan and the amount of interest paid or recovered with respect thereto.

     PRINCIPAL PREPAYMENTS -- Any principal payments received with respect to a mortgage loan, in advance of the scheduled due date and not accompanied by a payment of interest for any period following the date of payment.

     QUALIFIED INSURER -- As to a mortgage pool insurance policy, special hazard insurance policy, bankruptcy policy, certificate insurance policy or surety bond, an insurer qualified under applicable law to transact the insurance business or coverage as applicable.

     REALIZED LOSS -- As to any defaulted mortgage loan that is finally liquidated, the amount of loss realized, if any, will equal the portion of the Stated Principal Balance remaining after application of all amounts recovered, net of amounts reimbursable to the master servicer for related Advances and expenses, towards interest and principal owing on the mortgage loan. With respect to a mortgage loan the principal balance of which has been reduced in connection with bankruptcy proceedings, the amount of the reduction will be treated as a Realized Loss.

     REO CONTRACT -- A contract where title to the related mortgaged property has been obtained by the trustee or its nominee on behalf of certificateholders of the related series.

     REO MORTGAGE LOAN -- A mortgage loan where title to the related mortgaged property has been obtained by the trustee or its nominee on behalf of certificateholders of the related series.

     SERVICING ADVANCES -- Amounts advanced on any mortgage loan to cover taxes, insurance premiums or similar expenses.

     SPECIAL HAZARD AMOUNT -- The amount of Special Hazard Losses that may be allocated to the subordinate certificates of the related series.

     SPECIAL HAZARD LOSSES -- A Realized Loss incurred, to the extent that the loss was attributable to (i) direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (ii) any shortfall in insurance proceeds for partial damage due to the application of the co-insurance clauses contained in hazard insurance policies. The amount of the Special Hazard Loss is limited to he lesser of the cost of repair or replacement of the mortgaged property; any loss above that amount would be a Defaulted Mortgage Loss or other applicable type of loss. Special Hazard Losses does not include losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, chemical contamination or waste by the mortgagor.

     SPECIAL SERVICER -- A special servicer named pursuant to the pooling and servicing agreement for a series of certificates, which will be responsible for the servicing of delinquent loans.

     SPREAD -- A portion of interest due with respect to the mortgage loans or mortgage securities transferred as part of the assets of the related trust.

     STATED PRINCIPAL BALANCE -- As to any mortgage loan as of any date of determination, its principal balance as of the cut-off date, after application of all scheduled principal payments due on or before the cut-off date, whether received or not, reduced by all amounts allocable to principal that are distributed to certificateholders on or before the date of determination, and as further reduced to the extent that any Realized Loss has been allocated to any certificates on or before that date.

     SUBORDINATE AMOUNT -- A specified portion of subordinated distributions with respect to the mortgage loans, allocated to the holders of the subordinate certificates as set forth in the related prospectus supplement.

     SUBSERVICING ACCOUNT -- An account established and maintained by a subservicer which meets the requirements described in the AlterNet Seller Guide and is otherwise acceptable to the master servicer.

     TAX-EXEMPT INVESTOR -- Tax-qualified retirement plans described in Section 401(a) of the Code and on individual retirement accounts described in Section 408 of the Code.

     TAX-FAVORED PLANS -- An ERISA plan which is exempt from federal income taxation under Section 501(a) of the Code or is an individual retirement plan or annuity described in Section 408 of the Code.

                            STATEMENT OF DIFFERENCES


The registered trademark symbol shall be expressed as...................    'r'
The section symbol shall be expressed as................................    'SS'

                    RESIDENTIAL ASSET SECURITIES CORPORATION

                                  $216,089,000

                MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES
                                SERIES 1999-RS5

                             PROSPECTUS SUPPLEMENT

                             PRUDENTIAL SECURITIES
                   RESIDENTIAL FUNDING SECURITIES CORPORATION

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE CLASS A CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

WE REPRESENT THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ONLY AS OF THE DATES ON THEIR RESPECTIVE COVERS.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until March 19, 2000.